AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON JULY 18, 1997.

                                                      REGISTRATION NO. 333-_____
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                            ------------------------

                                    FORM S-4
                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933
                            ------------------------
                            SOVEREIGN BANCORP, INC.
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

          PENNSYLVANIA                             6720                        23-2453088
(STATE OR OTHER JURISDICTION OF        (PRIMARY STANDARD INDUSTRIAL          (IRS EMPLOYER
 INCORPORATION OR ORGANIZATION)        CLASSIFICATION CODE NUMBER)        IDENTIFICATION NO.)

                            ------------------------

                            1130 BERKSHIRE BOULEVARD
                         WYOMISSING, PENNSYLVANIA 19610
                                 (610) 320-8400
              (ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER,
       INCLUDING AREA CODE, OF REGISTRANT'S PRINCIPAL EXECUTIVE OFFICES)
                            ------------------------

                                  JAY S. SIDHU
                     PRESIDENT AND CHIEF EXECUTIVE OFFICER
                            SOVEREIGN BANCORP, INC.
                            1130 BERKSHIRE BOULEVARD
                         WYOMISSING, PENNSYLVANIA 19610
                                 (610) 320-8400
           (NAME, ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER,
                   INCLUDING AREA CODE, OF AGENT FOR SERVICE)
                            ------------------------

                                   Copies to:

   JOSEPH M. HARENZA, ESQUIRE                      OMER S. J. WILLIAMS, ESQUIRE
    DAVID W. SWARTZ, ESQUIRE                         THACHER PROFFITT & WOOD
         STEVENS & LEE                                TWO WORLD TRADE CENTER
     111 NORTH SIXTH STREET                          NEW YORK, NEW YORK 10048
          P.O. BOX 679
  READING, PENNSYLVANIA 19603

                            ------------------------

    APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: As soon as practicable after the Registration Statement becomes effective.

    If the Securities being registered on this Form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box: / /
                            ------------------------

                        CALCULATION OF REGISTRATION FEE

=================================================================================================================================
                                                                      PROPOSED               PROPOSED
             TITLE OF EACH CLASS                AMOUNT TO BE      MAXIMUM OFFERING      MAXIMUM AGGREGATE          AMOUNT OF
       OF SECURITIES TO BE REGISTERED           REGISTERED(1)      PRICE PER UNIT         OFFERING PRICE      REGISTRATION FEE(2)
---------------------------------------------------------------------------------------------------------------------------------
                                                 35,448,210
Common Stock, no par value (and associated         shares
  stock purchase rights)(3)..................   (with rights)      Not applicable         Not applicable            $111,193
=================================================================================================================================

(1) Based on the maximum number of shares of the Registrant's common stock that may be issued in connection with the proposed merger (the "Merger") of Bankers Corp. ("Bankers") with and into the Registrant. In accordance with Rule 416, this Registration Statement shall also register any additional shares of the Registrant's common stock which may become issuable to prevent dilution resulting from stock splits, stock dividends or similar transactions as provided by the agreement relating to the Merger.

(2) Estimated solely for purposes of calculating the registration fee. Computed, in accordance with Rule 457(f)(1), on the basis of the closing sale price of the common stock of Bankers on July 17, 1997 of $29 and based on 12,378,184 shares of Bankers common stock outstanding and unexercised options to purchase 274,755 shares of Bankers common stock. Pursuant to Rule 457(b), the required fee is reduced by the $63,073 filing fee paid at the time of filing preliminary proxy materials in connection with this transaction on May 1, 1997.

(3) Prior to the occurrence of certain events, the stock purchase rights will not be evidenced separately from the common stock.

                            ------------------------

    THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                                     [LOGO]


                            SOVEREIGN BANCORP, INC.
                            1130 BERKSHIRE BOULEVARD
                         WYOMISSING, PENNSYLVANIA 19610

                                 July 21, 1997

Dear Shareholder:

     You are cordially invited to attend a special meeting of the shareholders of Sovereign Bancorp, Inc. ("Sovereign") which will be held at The Sheraton Berkshire Inn, located at Route 422 West, Papermill Road Exit, Wyomissing, Pennsylvania, at 10:00 a.m., local time, on August 28, 1997.

     At the special meeting, shareholders will be asked to approve and adopt an Agreement and Plan of Merger providing for the merger of Bankers Corp. with and into Sovereign. This combination will create a banking services company with over $12 billion in total assets and leading geographic markets in Pennsylvania and New Jersey. Your Board of Directors believes that the combination of Bankers Corp. with Sovereign represents a unique and major opportunity to bring substantial benefits to both organizations.

     The proposed merger is described in the accompanying Joint Proxy Statement/Prospectus and its annexes. Please read all of these materials carefully.

     SOVEREIGN'S BOARD OF DIRECTORS HAS DETERMINED THAT THE MERGER IS IN THE BEST INTERESTS OF SOVEREIGN AND ITS SHAREHOLDERS. ACCORDINGLY, THE BOARD HAS, BY UNANIMOUS VOTE OF ALL DIRECTORS, APPROVED THE MERGER AND RECOMMENDS THAT YOU VOTE IN FAVOR OF THE MERGER AT THE SPECIAL MEETING.

     Because of the significance of these matters to Sovereign, your participation in the special meeting, in person or by proxy, is especially important. We hope you will be able to attend the meeting. However, whether or not you anticipate attending in person, we urge you to complete, sign and return the enclosed proxy card promptly to ensure that your shares will be represented at the special meeting. If you attend the special meeting, you will, of course, be entitled to vote in person.

     Thank you very much for your continued interest and support. We look forward to seeing you at the meeting.

                                        Sincerely,


                                        /s/ Richard E. Mohn
                                        ----------------------------------------
                                        Richard E. Mohn
                                        Chairman of the Board


                                        /s/ Jay S. Sidu
                                        ----------------------------------------
                                        Jay S. Sidhu
                                        President and Chief Executive Officer

                            SOVEREIGN BANCORP, INC.
                            1130 BERKSHIRE BOULEVARD
                         WYOMISSING, PENNSYLVANIA 19610
                                 (610) 320-8400

                            ------------------------

                   NOTICE OF SPECIAL MEETING OF SHAREHOLDERS
                         TO BE HELD ON AUGUST 28, 1997

                            ------------------------

     NOTICE IS HEREBY GIVEN that a Special Meeting of Shareholders (including any adjournment or postponement, the "Sovereign Special Meeting") of SOVEREIGN BANCORP, INC. ("Sovereign") will be held at The Sheraton Berkshire Inn, located at Route 422 West, Papermill Road Exit, Wyomissing, Pennsylvania, at 10:00 a.m., local time, on Thursday, August 28, 1997, to consider the following matters:

          1. To vote on the approval and adoption of the Agreement and Plan of Merger dated February 5, 1997 (the "Merger Agreement"), between Sovereign and Bankers Corp. ("Bankers"), providing for the Merger of Bankers with and into Sovereign (the "Merger"). Pursuant to the Merger Agreement, if the average value of a share of common stock, no par value, of Sovereign (the "Sovereign Common Stock"), determined in accordance with the Merger Agreement over a fifteen-day period immediately prior to the effective date of the Merger (the "Sovereign Market Value") is between $9.17 and $13.75, then each share of common stock, $.01 par value, of Bankers ("Bankers Common Stock"), other than shares owned by Sovereign, Bankers or any subsidiary of Bankers, will be converted into and become the right to receive such number of shares of Sovereign Common Stock, and corresponding percentage of Sovereign stock purchase rights, as shall equal $25.50 in value based on the Sovereign Market Value as of the effective date of the Merger. If, however, the Sovereign Market Value as of the effective date of the Merger is less than $9.17 or greater than $13.75, shareholders of Bankers will be entitled to receive a fixed number of shares of Sovereign Common Stock, as follows: if the Sovereign Market Value as of the effective date of the Merger is less than $9.17 per share, each share of Bankers Common Stock will be converted into 2.782 shares of Sovereign Common Stock, and corresponding percentage of Sovereign stock purchase rights, and (ii) if the Sovereign Market Value as of the effective date of the Merger is greater than $13.75 per share, each share of Bankers Common Stock will be converted into 1.854 shares of Sovereign Common Stock, and corresponding percentage of Sovereign stock purchase rights. In addition, as further described in the accompanying Joint Proxy Statement/Prospectus, in the event that Bankers elects to terminate the Merger Agreement as a result of a decline in the price of Sovereign Common Stock to $8.59 or less in the absence of a specified decline in the weighted average prices of a comparable group of fifteen thrift holding companies, Sovereign can override such termination by increasing the number of shares issuable in exchange for each share of Bankers Common Stock from 2.782 shares to such number of shares of Sovereign Common Stock as shall have an aggregate value of $23.90 based on the Sovereign Market Value as of the date immediately preceding the effective date of the Merger. Sovereign will pay cash to Bankers shareholders in lieu of issuing fractional shares of Sovereign Common Stock.

          2. To vote on adjournment of the Sovereign Special Meeting, if necessary, to permit further solicitation of proxies in the event there are not sufficient votes at the time of the Sovereign Special Meeting to constitute a quorum or approve the Merger Agreement.

          3. To consider such other matters as may properly be brought before the Sovereign Special Meeting.

     Only those Sovereign shareholders of record at the close of business on July 11, 1997, shall be entitled to notice of, and to vote at, the Sovereign Special Meeting.

     Each share of Sovereign Common Stock outstanding will entitle the holder thereof to one vote on each matter which may properly come before the Sovereign Special Meeting.

                                        By order of the Board of Directors


                                        /s/ Lawrence M. Thompson, Jr.
                                        ----------------------------------------
                                        Lawrence M. Thompson, Jr.
                                        Secretary
July 21, 1997

   PLEASE COMPLETE, DATE AND SIGN THE ENCLOSED PROXY AND MAIL IT PROMPTLY IN THE ENCLOSED RETURN ENVELOPE. IF YOU ATTEND THE SOVEREIGN SPECIAL MEETING, YOU MAY VOTE IN PERSON EVEN IF YOU HAVE PREVIOUSLY RETURNED YOUR PROXY CARD.

[LOGO]


                                 July 21, 1997

Dear Shareholder:

     You are cordially invited to attend the annual meeting of shareholders (the "Bankers Annual Meeting") of Bankers Corp. ("Bankers") to be held on Thursday, August 28, 1997, at 10:30 a.m., local time, at the Woodbridge Hilton, 120 Wood Ave. South, Metro Park, Islen, New Jersey.

     At the Bankers Annual Meeting, shareholders will consider and vote upon (i) the election of two directors to serve on the Bankers Board of Directors for a term of three years each, (ii) the ratification of the appointment of the firm of KPMG Peat Marwick LLP as independent auditors of Bankers for the year ending December 31, 1997 and (iii) the Agreement and Plan of Merger dated February 5, 1997 (the "Merger Agreement"), between Bankers and Sovereign Bancorp, Inc. ("Sovereign"), providing for the merger of Bankers with and into Sovereign (the "Merger") and the conversion of each outstanding share of common stock, $.01 par value per share, of Bankers (other than shares, if any, then owned by Sovereign, Bankers or any subsidiary of Bankers) into shares of common stock, no par value, of Sovereign ("Sovereign Common Stock") and corresponding percentage of Sovereign stock purchase rights, based on an exchange ratio to be determined in accordance with the Merger Agreement, all as more fully described in the accompanying Joint Proxy Statement/Prospectus. Sovereign will pay cash to Bankers shareholders in lieu of issuing fractional shares of Sovereign Common Stock. Completion of the Merger is subject to certain conditions, including the approval of the Merger Agreement by the shareholders of Bankers and Sovereign and the approval of the Merger by various regulatory agencies.

     The attached Joint Proxy Statement/Prospectus contains important information concerning the Merger. We urge you to give it your careful attention. Also attached is a copy of the Bankers Annual Report to Shareholders and Form 10-K for the fiscal year ended December 31, 1996.

     The Board of Directors of Bankers has carefully considered and approved the Merger Agreement and believes that the Merger is in the best interests of Bankers and its shareholders. ACCORDINGLY, YOUR BOARD OF DIRECTORS HAS UNANIMOUSLY APPROVED AND RECOMMENDS THAT YOU VOTE FOR APPROVAL OF THE MERGER AGREEMENT, FOR THE PROPOSED SLATE OF DIRECTORS NAMED HEREIN AND FOR THE RATIFICATION OF THE APPOINTMENT OF INDEPENDENT AUDITORS.

     YOUR VOTE IS IMPORTANT REGARDLESS OF THE NUMBER OF SHARES YOU OWN. WHETHER OR NOT YOU PLAN TO ATTEND THE BANKERS ANNUAL MEETING, THE BOARD OF DIRECTORS OF BANKERS URGES YOU TO COMPLETE, SIGN, DATE AND RETURN THE ENCLOSED PROXY CARD PROMPTLY IN THE ENCLOSED POSTAGE-PAID ENVELOPE. THIS WILL NOT PREVENT YOU FROM VOTING IN PERSON AT THE BANKERS ANNUAL MEETING BUT WILL ASSURE THAT YOUR VOTE IS COUNTED IF YOU ARE UNABLE TO ATTEND. IF YOU ARE A SHAREHOLDER WHOSE SHARES ARE NOT REGISTERED IN YOUR OWN NAME, YOU WILL NEED ADDITIONAL DOCUMENTATION FROM YOUR RECORD HOLDER IN ORDER TO VOTE PERSONALLY AT THE BANKERS ANNUAL MEETING.

     On behalf of the Board of Directors and our employees, I wish to thank you for your continued support. We appreciate your interest.

                                         Sincerely yours,


                                         /s/ Joseph P. Gemmell
                                         ---------------------------------------
                                         Joseph P. Gemmell
                                         Chairman, President and Chief
                                         Executive Officer

    210 Smith Street, Perth Amboy, NJ 08861 o Telephone: 908/442-4100 o Fax:
                                  908/442-8244
                                   Since 1869

                                 BANKERS CORP.
                                210 SMITH STREET
                         PERTH AMBOY, NEW JERSEY 08861
                            ------------------------
                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                         TO BE HELD ON AUGUST 28, 1997
                            ------------------------

    NOTICE IS HEREBY GIVEN that the Annual Meeting of Shareholders (including any adjournment or postponement, the "Bankers Annual Meeting") of Bankers Corp. ("Bankers"), a New Jersey corporation, will be held on Thursday, August 28, 1997, at 10:30 a.m., local time, at 120 Wood Ave. South, Metro Park, Islin, New Jersey, to consider and vote upon the following matters, all as more fully described in the accompanying Joint Proxy Statement/Prospectus:

        1. The election of two directors for a term of three years each.

        2. The ratification of the appointment of the firm of KPMG Peat Marwick LLP as independent auditors of Bankers for the year ending December 31, 1997.

        3. The approval and adoption of the Agreement and Plan of Merger dated February 5, 1997 (the "Merger Agreement"), between Bankers and Sovereign Bancorp, Inc. ("Sovereign"), which is attached as Annex A to the accompanying Joint Proxy Statement/Prospectus, providing for the merger of Bankers with and into Sovereign (the "Merger"). Pursuant to the Merger Agreement, if the average value of a share of common stock, no par value, of Sovereign (the "Sovereign Common Stock"), determined in accordance with the Merger Agreement over a fifteen-day period immediately prior to the effective date of the Merger (the "Sovereign Market Value") is between $9.17 and $13.75, then each share of common stock, $.01 par value, of Bankers ("Bankers Common Stock"), other than shares owned by Sovereign, Bankers or any subsidiary of Bankers, will be converted into and become the right to receive such number of shares of Sovereign Common Stock, and corresponding percentage of Sovereign stock purchase rights, as shall equal $25.50 in value based on the Sovereign Market Value as of the effective date of the Merger. If, however, the Sovereign Market Value as of the effective date of the Merger is less than $9.17 or greater than $13.75, shareholders of Bankers will be entitled to receive a fixed number of shares of Sovereign Common Stock, as follows: if the Sovereign Market Value as of the effective date of the Merger is less than $9.17 per share, each share of Bankers Common Stock will be converted into 2.782 shares of Sovereign Common Stock, and corresponding percentage of Sovereign stock purchase rights, and (ii) if the Sovereign Market Value as of the effective date of the Merger is greater than $13.75 per share, each share of Bankers Common Stock will be converted into 1.854 shares of Sovereign Common Stock, and corresponding percentage of Sovereign stock purchase rights. In addition, as further described in the accompanying Joint Proxy Statement/Prospectus, in the event that Bankers elects to terminate the Merger Agreement as a result of a decline in the price of Sovereign Common Stock to $8.59 or less in the absence of a specified decline in the weighted average prices of a comparable group of fifteen thrift holding companies, Sovereign can override such termination by increasing the number of shares issuable in exchange for each share of Bankers Common Stock from 2.782 shares to such number of shares of Sovereign Common Stock as shall have an aggregate value of $23.90 based on the Sovereign Market Value as of the date immediately preceding the effective date of the Merger. Sovereign will pay cash to Bankers shareholders in lieu of issuing fractional shares of Sovereign Common Stock.

        4. The adjournment of the Bankers Annual Meeting, if necessary, to permit further solicitation of proxies in the event there are not sufficient votes at the time of the Bankers Annual Meeting to constitute a quorum or approve the Merger Agreement.

        5. The transaction of such other business as may properly be brought before the Bankers Annual Meeting.

    The Board of Directors of Bankers has determined that an affirmative vote on each proposal to be considered at the Bankers Annual Meeting is in the best interests of Bankers and its shareholders and unanimously recommends a vote "FOR" each proposal.

    The Board of Directors of Bankers has fixed the close of business on July 3, 1997 as the record date for determining shareholders entitled to notice of, and to vote at, the Bankers Annual Meeting. A list of shareholders entitled to vote at the Bankers Annual Meeting will be available for inspection at Bankers Corp., 210 Smith Street, Perth Amboy, New Jersey, for a period of ten days prior to the Bankers Annual Meeting and also will be available for inspection at the Bankers Annual Meeting.

    PLEASE DO NOT SEND IN ANY CERTIFICATES FOR YOUR SHARES AT THIS TIME.

                                          BY ORDER OF THE BOARD OF DIRECTORS

                                          /s/ Margaret L. Paronich
                                          --------------------------------------
                                          Margaret L. Paronich, Corporate
                                          Secretary
Perth Amboy, New Jersey
July 21, 1997

       IF YOU HAVE ANY QUESTIONS, PLEASE CALL BANKERS AT (908) 442-4100.
                        Attention: Margaret L. Paronich

                   SOVEREIGN BANCORP, INC. AND BANKERS CORP.

                             JOINT PROXY STATEMENT

                            ------------------------
                             SOVEREIGN BANCORP, INC.

                                   PROSPECTUS
                            ------------------------

     This Joint Proxy Statement/Prospectus ("Proxy Statement/Prospectus") is being furnished to shareholders of Sovereign Bancorp, Inc. ("Sovereign"), a Pennsylvania corporation, and to shareholders of Bankers Corp. ("Bankers"), a New Jersey corporation, in connection with the solicitation of proxies by the respective Boards of Directors of Sovereign and Bankers for use at the Special Meeting of Shareholders of Sovereign to be held on August 28, 1997 (including any adjournments or postponements thereof, the "Sovereign Special Meeting") and the Annual Meeting of Shareholders of Bankers to be held on August 28, 1997 (including any adjournments or postponements thereof, the "Bankers Annual Meeting" and, together with the Sovereign Special Meeting, the "Meetings").

     This Proxy Statement/Prospectus relates to up to 35,448,210 shares of common stock, no par value, of Sovereign ("Sovereign Common Stock") which may be issued upon the merger of Bankers with and into Sovereign (the "Merger"), pursuant to an Agreement and Plan of Merger, dated February 5, 1997 (the "Merger Agreement"). In the Merger, each outstanding share of common stock, par value $0.01 per share, of Bankers ("Bankers Common Stock") (other than shares, if any, then owned by Sovereign, Bankers or any subsidiary of Bankers ("Excluded Shares")), will be converted into and become the right to receive such number of shares of Sovereign Common Stock, and corresponding percentage of Sovereign stock purchase rights, as shall equal $25.50 divided by the average of the mean between the closing high bid and low asked prices of a share of Sovereign Common Stock (as reported on the Nasdaq National Market) for the 15 consecutive trading days immediately preceding the effective date (the "Effective Date") of the Merger (the "Sovereign Market Value"), provided that the Sovereign Market Value as of the Effective Date is between $9.17 and $13.75 per share. If, however, the Sovereign Market Value is less than $9.17 per share or greater than $13.75 per share, shareholders of Bankers will be entitled to receive a fixed number of shares of Sovereign Common Stock, and corresponding percentage of Sovereign stock purchase rights, as follows: if the Sovereign Market Value is less than $9.17 per share, each share of Bankers Common Stock (other than Excluded Shares) will be converted into 2.782 shares of Sovereign Common Stock, and corresponding percentage of Sovereign stock purchase rights, and if the Sovereign Market Value is greater than $13.75 per share, each share of Bankers Common Stock will be converted into 1.854 shares of Sovereign Common Stock, and corresponding percentage of Sovereign stock purchase rights. In addition, as further described herein, in the event that Bankers elects to terminate the Merger Agreement as a result of a decline in the price of Sovereign Common Stock to $8.59 or less in the absence of a specified decline in the weighted average prices of a comparable group of fifteen thrift holding companies, Sovereign can override such termination by increasing the number of shares issuable in exchange for each share of Bankers Common Stock from 2.782 shares to such number of shares of Sovereign Common Stock as shall have an aggregate value of $23.90 based on the Sovereign Market Value as of the date immediately preceding the Effective Date. The number of shares of Sovereign Common Stock into which each share of Bankers Common Stock (other than Excluded Shares) will be converted in the Merger will be further adjusted to prevent dilution in the event of any stock split, reclassification or other similar event. Sovereign will pay cash to Bankers shareholders in lieu of issuing fractional shares of Sovereign Common Stock.

                            ------------------------

         THE DATE OF THIS PROXY STATEMENT/PROSPECTUS IS JULY 21, 1997.

                                                        (Continued on next page)

(Continued from previous page)

     This Proxy Statement/Prospectus constitutes both the proxy statement of each of Sovereign and Bankers relating to (i) the solicitation of proxies by their respective Boards of Directors for use at the Meetings to be held for the purpose of considering and voting upon a proposal to approve the Merger Agreement and (ii) the prospectus of Sovereign with respect to the Sovereign Common Stock to be issued in the Merger. Sovereign Common Stock is quoted on the Nasdaq National Market. On July 18, 1997, the last sale price of Sovereign Common Stock as reported on the Nasdaq National Market (symbol: SVRN) was $________.

     This Proxy Statement/Prospectus is also being furnished to holders of Bankers Common Stock in connection with the solicitation of proxies to be used at the Bankers Annual Meeting to elect two directors for a term of three years each and to ratify the appointment of independent auditors of Bankers for the year ending December 31, 1997. For convenience of reference, matters common to both Sovereign and Bankers are addressed first in this Proxy Statement/Prospectus. Matters relating to the other matters to be considered at the Bankers Annual Meeting can be found in this Proxy Statement/Prospectus under the caption "BANKERS ANNUAL MEETING -- OTHER MATTERS."

     This Proxy Statement/Prospectus and the accompanying form of proxy are first being mailed on or about July 21, 1997.

     THE SHARES OF SOVEREIGN COMMON STOCK OFFERED HEREBY HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROXY STATEMENT/PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

     THE SHARES OF SOVEREIGN COMMON STOCK OFFERED HEREBY ARE NOT SAVINGS ACCOUNTS, DEPOSITS OR OTHER OBLIGATIONS OF A BANK OR SAVINGS ASSOCIATION AND ARE NOT INSURED BY THE FEDERAL DEPOSIT INSURANCE CORPORATION OR ANY OTHER GOVERNMENTAL AGENCY.

                               TABLE OF CONTENTS

                                                                                                             PAGE
                                                                                                           ---------
AVAILABLE INFORMATION.....................................................................................      2
INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE...........................................................      3
SUMMARY...................................................................................................      4
  The Companies...........................................................................................      4
  The Meetings............................................................................................      4
  The Merger..............................................................................................      6
  Interests of Certain Persons in the Merger..............................................................      9
  Certain Related Transactions............................................................................     10
  Comparison of Shareholder Rights........................................................................     10
  Comparative Per Common Share Data.......................................................................     11
  Recent Developments.....................................................................................     13
SELECTED FINANCIAL DATA...................................................................................     15
PRO FORMA COMBINED FINANCIAL INFORMATION..................................................................     19
  Pro Forma Unaudited Combined Condensed Balance Sheet as of March 31, 1997...............................     19
  Pro Forma Unaudited Combined Condensed Statements of Income for the Three Months Ended March 31, 1997
     and 1996 and the Years Ended December 31, 1996, 1995 and 1994........................................     21
THE MEETINGS..............................................................................................     26
  Date, Time and Place....................................................................................     26
  Matters To Be Considered at the Meetings................................................................     26
  Votes Required..........................................................................................     26
  Voting of Proxies.......................................................................................     27
  Revocability of Proxies.................................................................................     28
  Record Date; Stock Entitled to Vote; Quorum.............................................................     28
  Solicitation of Proxies.................................................................................     28
THE MERGER................................................................................................     29
  Background of and Reasons for the Merger; Recommendations of the Boards of
     Directors............................................................................................     29
  Terms of the Merger.....................................................................................     32
  Opinions of Financial Advisors..........................................................................     34
  Effective Date of the Merger............................................................................     45
  Exchange of Bankers Stock Certificates..................................................................     45
  Conditions to the Merger................................................................................     46
  Subsidiary Bank Merger..................................................................................     47
  Regulatory Approvals....................................................................................     47
  Representations and Warranties..........................................................................     48
  Business Pending the Merger.............................................................................     48
  Dividends...............................................................................................     49
  No Solicitation of Transactions.........................................................................     50
  Amendment; Waivers......................................................................................     50
  Termination; Effect of Termination......................................................................     50
  Management and Operations after the Merger..............................................................     52
  Employee Benefits and Severance.........................................................................     53
  Accounting Treatment....................................................................................     53

                                                                                                              PAGE
                                                                                                            ---------
  Certain Federal Income Tax Consequences.................................................................     54
  Expenses................................................................................................     55
  Resale of Sovereign Common Stock........................................................................     55
  No Dissenters' Rights of Appraisal......................................................................     55
  Dividend Reinvestment Plan..............................................................................     55
INTERESTS OF CERTAIN PERSONS IN THE MERGER................................................................     56
  Stock Options...........................................................................................     56
  Indemnification; Directors and Officers Insurance.......................................................     56
  Consulting Agreement....................................................................................     56
  Employment Agreement....................................................................................     57
  Special Termination Agreements..........................................................................     57
  Outside Directors' Deferred Compensation Plan...........................................................     58
  Sovereign Bank Board of Directors.......................................................................     58
CERTAIN RELATED TRANSACTIONS..............................................................................     59
  Stock Option Agreement..................................................................................     59
INFORMATION WITH RESPECT TO SOVEREIGN.....................................................................     61
  General.................................................................................................     61
  Market Price of and Dividends on Sovereign Common Stock and Related Shareholder Matters.................     61
INFORMATION WITH RESPECT TO BANKERS.......................................................................     62
  General.................................................................................................     62
  Market Price of and Dividends on Bankers Common Stock and Related Shareholder Matters...................     62
DESCRIPTION OF SOVEREIGN CAPITAL SECURITIES...............................................................     63
  Common Stock............................................................................................     63
  Preferred Stock.........................................................................................     64
  Shareholder Rights Plan.................................................................................     67
  Special Charter and Pennsylvania Corporate Law Provisions...............................................     67
COMPARISON OF SHAREHOLDER RIGHTS..........................................................................     69
  Directors...............................................................................................     69
  Shareholder Meetings....................................................................................     70
  Action by Shareholders Without a Meeting................................................................     71
  Inspection Rights.......................................................................................     71
  Shareholder Rights Plan.................................................................................     72
  Antitakeover Provisions.................................................................................     72
  Required Shareholder Vote...............................................................................     73
  Amendment of Bylaws.....................................................................................     75
  Mandatory Tender Offer Provision........................................................................     75
  Dissenters' Rights......................................................................................     75
  Dividends...............................................................................................     76
  Voluntary Dissolution...................................................................................     76
  Preemptive Rights.......................................................................................     76
ADJOURNMENT...............................................................................................     77
BANKERS ANNUAL MEETING -- OTHER MATTERS...................................................................     77
  General.................................................................................................     77

                                                                                                             PAGE
                                                                                                           ---------
  Security Ownership of Certain Beneficial Owners.........................................................     78
  Stock Ownership of Management...........................................................................     79
  Election of Directors...................................................................................     80
  Information with Respect to Nominees and Continuing Directors...........................................     81
  Nominees for Election as Directors......................................................................     81
  Continuing Directors....................................................................................     81
  Board and Committee Meetings............................................................................     82
  Directors' Compensation.................................................................................     82
  Compensation Committee Report on Executive Compensation.................................................     83
  Compensation Committee Interlocks and Insider Participation.............................................     84
  Performance Graph.......................................................................................     85
  Executive Compensation..................................................................................     86
  Employment Agreement....................................................................................     86
  Special Termination Agreement...........................................................................     87
  Incentive Stock Option Plan and Long-Term Incentive Stock Benefit Plan..................................     87
  Retirement Plan.........................................................................................     88
  Supplemental Retirement Plan............................................................................     89
  Certain Relationships and Related Transactions..........................................................     89
  Compliance With Section 16(a) of the Securities Exchange Act of 1934....................................     89
RATIFICATION OF BANKERS' INDEPENDENT AUDITORS.............................................................     90
EXPERTS...................................................................................................     90
LEGAL MATTERS.............................................................................................     90
OTHER MATTERS.............................................................................................     91
SHAREHOLDER PROPOSALS.....................................................................................     91
ANNEXES
A. Agreement and Plan of Merger between Sovereign Bancorp, Inc. and Bankers Corp., dated February 5,
      1997................................................................................................    A-1
B. Stock Option Agreement.................................................................................    B-1
C. Opinion of Ryan, Beck & Co., Inc.......................................................................    C-1
D. Opinion of Alex. Brown & Sons Incorporated.............................................................    D-1

     NO PERSONS HAVE BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATIONS OTHER THAN THOSE CONTAINED IN THIS PROXY STATEMENT/PROSPECTUS IN CONNECTION WITH THE SOLICITATION OF PROXIES OR THE OFFERING OF SECURITIES MADE HEREBY AND, IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATION MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY SOVEREIGN OR BANKERS. THIS PROXY STATEMENT/PROSPECTUS DOES NOT CONSTITUTE AN OFFER TO SELL, OR A SOLICITATION OF AN OFFER TO BUY, ANY SECURITIES, OR THE SOLICITATION OF A PROXY, IN ANY JURISDICTION TO OR FROM ANY PERSON TO WHOM IT IS NOT LAWFUL TO MAKE ANY SUCH OFFER OR SOLICITATION IN SUCH JURISDICTION. NEITHER THE DELIVERY OF THIS PROXY STATEMENT/PROSPECTUS NOR ANY DISTRIBUTION OF SECURITIES MADE HEREUNDER SHALL, UNDER ANY CIRCUMSTANCES, CREATE AN IMPLICATION THAT THERE HAS BEEN NO CHANGE IN THE AFFAIRS OF SOVEREIGN OR BANKERS SINCE THE DATE HEREOF OR THAT THE INFORMATION HEREIN IS CORRECT AS OF ANY TIME SUBSEQUENT TO ITS DATE.

     All information concerning Sovereign and its subsidiaries contained herein, incorporated herein by reference or supplied herewith, has been furnished by Sovereign, and all information concerning Bankers and its subsidiaries contained herein, incorporated herein by reference or supplied herewith, has been furnished by Bankers.

                             AVAILABLE INFORMATION

     Sovereign and Bankers are each subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and, in accordance therewith, file reports, proxy statements and other information with the Securities and Exchange Commission (the "Commission"). The reports, proxy statements and other information filed by Sovereign and Bankers with the Commission can be inspected and copied at the offices of the Commission at Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549, and at the Commission's regional offices located at Seven World Trade Center, New York, New York 10048, and Citicorp Center, 500 West Madison Avenue, Suite 1400, Chicago, Illinois 60661-2511. Copies of such material also can be obtained from the Public Reference Section of the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549, at prescribed rates, and from the web site that the Commission maintains at http://www.sec.gov.

     Sovereign has filed with the Commission a Registration Statement on Form S-4 (together with any amendments thereto, the "Registration Statement") under the Securities Act of 1933, as amended (the "Securities Act"), with respect to the Sovereign Common Stock to be issued pursuant to the Merger Agreement. This Proxy Statement/Prospectus does not contain all the information set forth in the Registration Statement and the exhibits thereto. Such additional information may be obtained from the Commission's principal office in Washington, D.C. Statements contained in this Proxy Statement/Prospectus or in any document incorporated in this Proxy Statement/Prospectus by reference or supplied herewith as to the contents of any contract or other document referred to herein or therein are not necessarily complete, and, in each instance, reference is made to the copy of such contract or other document filed as an exhibit to the Registration Statement or such other document, each such statement being qualified in all respects by such reference.

                INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

     The following documents filed with the Commission by Sovereign (File No. 0-16533) pursuant to the Exchange Act are incorporated by reference in this Proxy Statement/Prospectus:

          1. Sovereign's Annual Report on Form 10-K for the year ended December 31, 1996 (as amended on July 10, 1997).

          2. Sovereign's Quarterly Report on Form 10-Q for the quarter ended March 31, 1997 (as amended on July 10, 1997).

          3. Sovereign's Current Reports on Form 8-K dated February 5, 1997, February 6, 1997, February 13, 1997, March 18, 1997 and June 17, 1997.

          4. Sovereign's Registration Statement on Form 8-A, filed August 14, 1989, pursuant to which Sovereign registered certain stock purchase rights under the Exchange Act and any amendments or reports filed for the purpose of updating such Registration Statement.

     The following documents filed with the Commission by Bankers (File No. 0-18187) pursuant to the Exchange Act are incorporated by reference in this Proxy Statement/Prospectus:

          1. Bankers' Annual Report on Form 10-K for the year ended December 31, 1996.

          2. Bankers' Quarterly Report on Form 10-Q for the quarter ended March 31, 1997.

          3. Bankers' Current Report on Form 8-K dated February 11, 1997 and March 11, 1997.

     In addition, all documents filed by Sovereign and Bankers pursuant to
Section 13(a), 13(c), 14 and 15(d) of the Exchange Act subsequent to the date of this Proxy Statement/Prospectus and prior to the date of the Meetings shall be deemed to be incorporated by reference in this Proxy Statement/Prospectus and to be a part hereof from the dates of filing of such documents or reports. Any statement contained herein or in a document all or a portion of which is incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Proxy Statement/Prospectus to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as modified or superseded, to constitute a part of this Proxy Statement/Prospectus.

     THIS PROXY STATEMENT/PROSPECTUS INCORPORATES DOCUMENTS BY REFERENCE WHICH ARE NOT PRESENTED HEREIN OR DELIVERED HEREWITH. SUCH DOCUMENTS (OTHER THAN EXHIBITS TO SUCH DOCUMENTS UNLESS SUCH EXHIBITS ARE SPECIFICALLY INCORPORATED BY REFERENCE) ARE AVAILABLE, WITHOUT CHARGE, TO ANY PERSON, INCLUDING ANY BENEFICIAL OWNER, TO WHOM THIS PROXY STATEMENT/PROSPECTUS IS DELIVERED, ON WRITTEN OR ORAL REQUEST. DOCUMENTS RELATING TO SOVEREIGN MAY BE REQUESTED FROM SOVEREIGN BANCORP, INC., 1130 BERKSHIRE BOULEVARD, WYOMISSING, PENNSYLVANIA 19610 (TELEPHONE NUMBER (610) 320-8400), ATTENTION: LAWRENCE M. THOMPSON, JR., SECRETARY. DOCUMENTS RELATING TO BANKERS MAY BE REQUESTED FROM BANKERS CORP., 210 SMITH STREET, PERTH AMBOY, NEW JERSEY 08861 (TELEPHONE NUMBER (908) 442-4100), ATTENTION: MARGARET L. PARONICH, CORPORATE SECRETARY. IN ORDER TO ENSURE DELIVERY OF THE DOCUMENTS PRIOR TO THE APPLICABLE MEETING REQUESTS SHOULD BE RECEIVED BY AUGUST 21, 1997.

                                    SUMMARY

     The following is a summary of certain information contained elsewhere in this Proxy Statement/ Prospectus. Reference is made to, and this summary is qualified in its entirety by, the more detailed information contained or incorporated by reference in this Proxy Statement/Prospectus and the Annexes hereto. A copy of the Merger Agreement (excluding exhibits thereto) is set forth in Annex A to this Proxy Statement/Prospectus and reference is made thereto for a complete description of the terms of the Merger. Shareholders of Sovereign and Bankers are urged to read carefully this entire Proxy Statement/Prospectus, including the Annexes hereto.

     Except as otherwise specifically indicated, all ratios and share data relating to Sovereign and all share price information relating to the Merger Agreement have been adjusted to reflect Sovereign's 6-for-5 stock split effected on March 14, 1997 (the "Stock Split").

THE COMPANIES

  Sovereign

     Sovereign, a Pennsylvania business corporation, is the holding company for Sovereign Bank, a federal savings bank ("Sovereign Bank"). At March 31, 1997, Sovereign and its subsidiaries had total consolidated assets, deposits and shareholders' equity of approximately $10.3 billion, $5.7 billion and $512 million, respectively. The primary operating entity of Sovereign is Sovereign Bank. Sovereign Bank's primary business consists of attracting deposits from its network of 134 community banking offices, and originating commercial, consumer and residential mortgage loans and home equity lines of credit in the communities served by those offices. Those offices are located largely in the Pennsylvania counties of Berks, Lancaster, Bucks, Montgomery, Philadelphia, Lehigh and Northampton, the New Jersey counties of Essex, Mercer, Ocean, Monmouth and Union and New Castle county in Delaware.

     The principal executive offices of Sovereign are located at 1130 Berkshire Boulevard, Wyomissing, Pennsylvania 19610, and its telephone number is (610) 320-8400. For further information concerning Sovereign and its subsidiaries, see "AVAILABLE INFORMATION," "INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE," "SELECTED FINANCIAL DATA," "INFORMATION WITH RESPECT TO SOVEREIGN" and "DESCRIPTION OF SOVEREIGN CAPITAL SECURITIES."

  Bankers

     Bankers, a New Jersey corporation, is the holding company for Bankers Savings, a New Jersey state-chartered stock savings bank ("Bankers Savings"). At March 31, 1997, Bankers had total consolidated assets, deposits and shareholders' equity of approximately $2.5 billion, $1.7 billion and $198 million, respectively. The sole active subsidiary of Bankers is Bankers Savings, which has 15 branches located in Middlesex, Monmouth and Ocean counties, New Jersey. Bankers Savings is principally engaged in the business of taking deposits and making residential mortgage loans, extending home equity lines of credit and making consumer and commercial loans.

     The principal executive offices of Bankers are located at 210 Smith Street, Perth Amboy, New Jersey 08861, and its telephone number is (908) 442-4100. For additional information concerning Bankers, see "AVAILABLE INFORMATION," "INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE," "SELECTED FINANCIAL DATA" and "INFORMATION WITH RESPECT TO BANKERS."

THE MEETINGS

  General

     The Sovereign Special Meeting will be held at The Sheraton Berkshire Inn, located at 422 West, Papermill Road Exit, Wyomissing, Pennsylvania, at 10:00 a.m., local time, on August 28, 1997.

     The Bankers Annual Meeting will be held at the Woodbridge Hilton, located at 120 Wood Ave. South, Metro Park, Islin, New Jersey, at 10:30 a.m., local time, on August 28, 1997.

  Record Dates

     The record date for the Sovereign Special Meeting is July 11, 1997 (the "Sovereign Record Date"). The record date for the Bankers Annual Meeting is July 3, 1997 (the "Bankers Record Date"). Only shareholders of record at the close of business on the Sovereign Record Date or the Bankers Record Date, as applicable, will be entitled to receive notice of, and to vote at, the Meetings.

  Matters to be Considered at the Meetings

     Sovereign. At the Sovereign Special Meeting, holders of Sovereign Common Stock will consider and vote upon a proposal to approve and adopt the Merger Agreement attached as Annex A to this Proxy Statement/Prospectus and incorporated herein by reference. In addition, shareholders of Sovereign are being asked to approve a proposal to adjourn the Sovereign Special Meeting, if necessary, to permit further solicitation of proxies in the event there are not sufficient votes at the Sovereign Special Meeting to constitute a quorum or approve the Merger Agreement (the "Sovereign Adjournment Proposal"). Shareholders will also consider and vote upon any other matter that may properly come before the Sovereign Special Meeting.

     Bankers. At the Bankers Annual Meeting, holders of Bankers Common Stock will consider and vote upon a proposal to approve and adopt the Merger Agreement attached as Annex A to this Proxy Statement/Prospectus and incorporated herein by reference. Shareholders of Bankers will also consider and vote upon the election of two directors to serve for a term of three years each and the ratification of the appointment of independent auditors for the year ending December 31, 1997. See "BANKERS ANNUAL MEETING -- OTHER MATTERS." In addition, shareholders of Bankers are being asked to approve a proposal to adjourn the Bankers Annual Meeting, if necessary, to permit further solicitation of proxies in the event there are not sufficient votes at the Bankers Annual Meeting to constitute a quorum or approve the Merger Agreement (the "Bankers Adjournment Proposal"). Shareholders will also consider and vote upon any other matter that may properly come before the Bankers Annual Meeting.

     See "THE MEETINGS -- Matters to be Considered at the Meetings."

  Votes Required

     Sovereign. Shareholders entitled to cast at least a majority of the votes which all shareholders are entitled to cast on the Sovereign Record Date must be represented in person or by proxy at the Sovereign Special Meeting for a quorum to be present for purposes of voting on the Merger Agreement and the other matters to be considered at the Sovereign Special Meeting. The approval and adoption of the Merger Agreement and the approval of the Sovereign Adjournment Proposal will each require the affirmative vote of a majority of the votes cast at the Sovereign Special Meeting. On the Sovereign Record Date, directors and executive officers of Sovereign owned approximately 2,836,000 shares of Sovereign Common Stock, or approximately 4.0% of the then outstanding shares of Sovereign Common Stock; it is expected that all or substantially all of these shares will be voted in favor of the Merger Agreement.

     Bankers. Shareholders entitled to cast at least a majority of the votes which all shareholders are entitled to cast on the Bankers Record Date must be represented in person or by proxy at the Bankers Annual Meeting for a quorum to be present for purposes of voting on the Merger Agreement and on the other matters to be considered at the Bankers Annual Meeting. The approval and adoption of the Merger Agreement, the ratification of the appointment of independent auditors and the approval of the Bankers Adjournment Proposal will each require the affirmative vote of a majority of the votes cast, in person or by proxy, at the Bankers Annual Meeting. Directors are elected by a plurality of the votes cast in person or by proxy at the Bankers Annual Meeting. Accordingly, the two nominees who receive the greatest number of votes cast at the Bankers Annual Meeting will be elected as directors. Each holder of shares of Bankers Common Stock outstanding on the Bankers Record Date will be entitled to one vote for each share held of record (except for shares held in excess of the Limit, as described below) on each matter to be considered at the Bankers Annual Meeting. As provided in Bankers' Certificate of Incorporation, record holders of Bankers Common Stock who beneficially own in excess of 10% of the outstanding shares of Bankers Common Stock (the "Limit") are not entitled to any vote with respect to shares held in excess of the Limit. A person or entity is deemed to beneficially own shares owned by an affiliate of, as well as persons acting in concert with, such person or entity. Bankers' Certificate of Incorporation authorizes the Board of Directors of Bankers to construe and apply the provisions regarding the Limit and to make all determinations necessary or desirable to implement such provisions.

     The directors and executive officers of Bankers have agreed to vote all shares of Bankers Common Stock that they own on the Bankers Record Date in favor of the approval and adoption of the Merger Agreement. On the Bankers Record Date, directors and executive officers of Bankers owned approximately 2,615,841 shares of Bankers Common Stock, or approximately 20.7% of the then outstanding shares of Bankers Common Stock.

     See "THE MEETINGS -- Votes Required."

THE MERGER

  Recommendations of the Boards of Directors

     Sovereign. The Board of Directors of Sovereign believes that the terms of the Merger are fair and in the best interests of the shareholders of Sovereign and has unanimously approved the Merger Agreement. The Board of Directors of Sovereign unanimously recommends that the shareholders of Sovereign approve the Merger Agreement.

     Bankers. The Board of Directors of Bankers believes that the terms of the Merger are fair and in the best interests of the shareholders of Bankers and has unanimously approved the Merger Agreement. The Board of Directors of Bankers unanimously recommends that the shareholders of Bankers approve the Merger Agreement.

  Terms of the Merger

     At the Effective Date of the Merger, each outstanding share of Bankers Common Stock (other than Excluded Shares) will be automatically converted into, and become the right to receive, such number of shares of Sovereign Common Stock, and corresponding percentage of Sovereign stock purchase rights, as shall equal $25.50 divided by the average of the mean between the closing high bid and low asked prices of a share of Sovereign Common Stock (as reported on the Nasdaq National Market) for the 15 consecutive trading days immediately preceding the Effective Date (the "Sovereign Market Value"), provided that such Sovereign Market Value as of the Effective Date is between $9.17 and $13.75 per share. If, however, the Sovereign Market Value as of the Effective Date is less than $9.17 per share or greater than $13.75 per share, shareholders of Bankers will be entitled to receive a fixed number of shares of Sovereign Common Stock, and corresponding percentage of Sovereign stock purchase rights, as described in the following paragraphs:

     If, on the Effective Date, the Sovereign Market Value is less than $9.17 per share, each outstanding share of Bankers Common Stock (other than Excluded Shares) will be converted into and become the right to receive 2.782 shares of Sovereign Common Stock and corresponding percentage of Sovereign stock purchase rights.

     If, on the Effective Date, the Sovereign Market Value is greater than $13.75 per share, each outstanding share of Bankers Common Stock (other than Excluded Shares) will be converted into and become the right to receive 1.854 shares of Sovereign Common Stock and corresponding percentage of Sovereign stock purchase rights.

     In addition, in the event that Bankers elects to terminate the Merger Agreement as a result of a decline in the price of Sovereign Common Stock to $8.59 or less in the absence of a specified decline in the weighted average prices of a comparable group of fifteen thrift holding companies, Sovereign can override such election by increasing the number of shares issuable in exchange for each share of Bankers Common Stock from 2.782 shares to such number of shares of Sovereign Common Stock as shall have an aggregate value of $23.90 based on the Sovereign Market Value as of the date immediately preceding the Effective Date. See "THE MERGER -- Termination; Effect of Termination."

     The number of shares of Sovereign Common Stock issuable in exchange for shares of Bankers Common Stock (as finally determined, the "Exchange Ratio") will be further adjusted to prevent dilution in the event of additional stock splits, reclassifications or other similar events.

     Sovereign will in all events pay cash to Bankers shareholders in lieu of issuing fractional shares of Sovereign Common Stock.

     In connection with the Merger, all outstanding options to purchase shares of Bankers Common Stock under Bankers' preexisting employee and director stock option plans will be converted on the Effective Date into options to acquire that number of shares of Sovereign Common Stock equal to the number of shares of Bankers Common Stock covered by the option multiplied by the applicable Exchange Ratio, and the exercise price for a whole share of Sovereign Common Stock shall be the stated exercise price for such option divided by the applicable Exchange Ratio, such shares to be issuable upon exercise in accordance with the terms of the respective plans and grant agreements of Bankers under which they were issued. See "THE MERGER -- Terms of the Merger."

     The Effective Date will be designated by Sovereign and will occur within the thirty-day period following the first day on which all conditions precedent are fulfilled or waived. See "THE MERGER -- Effective Date of the Merger."

     The Merger Agreement permits Bankers to pay its regular quarterly cash dividend in an amount not to exceed $.16 per share. See "THE MERGER -- Dividends."

     In connection with the Merger, Bankers Savings will merge with and into Sovereign Bank as soon as practicable following the Merger, pursuant to a Bank Plan of Merger (the "Bank Plan of Merger") dated February 5, 1997 (the "Bank Merger"). See "THE MERGER -- Subsidiary Bank Merger."

  Opinions of Financial Advisors

     Ryan, Beck & Co., Inc. ("Ryan, Beck") has rendered its oral opinion as of February 5, 1997, and its written opinion, dated July 18, 1997, to the Board of Directors of Sovereign that, as of the respective dates of such opinions, and subject to the assumptions and considerations set forth therein, the Exchange Ratio is fair from a financial point of view to the holders of Sovereign Common Stock. A copy of the opinion of Ryan, Beck, dated July 18, 1997, is attached hereto as Annex C.

     Alex. Brown & Sons Incorporated ("Alex. Brown") has rendered its written opinion, dated February 5, 1997, and updated as of July 18, 1997, to the Board of Directors of Bankers that, as of the respective dates of such opinions, and subject to the assumptions and considerations set forth therein, the consideration to be received is fair from a financial point of view to the holders of Bankers Common Stock. A copy of the opinion of Alex. Brown, dated July 18, 1997, is attached hereto as Annex D.

     Sovereign has agreed to pay fees to Ryan, Beck for services in connection with the Merger, a substantial portion of which is contingent upon completion of the Merger. Bankers has agreed to pay fees to Alex. Brown for its services in connection with the Merger, a substantial portion of which is contingent upon completion of the Merger.

     For information on the assumptions made, matters considered and limits of the reviews by Ryan, Beck and Alex. Brown, see "THE MERGER -- Opinions of Financial Advisors."

  Exchange of Certificates

     After the Effective Date, Sovereign will send to Bankers shareholders transmittal materials for use in effecting the exchange of their certificates representing whole shares of Bankers Common Stock for certificates representing shares of Sovereign Common Stock. Sovereign will pay holders of Bankers Common Stock cash in lieu of issuing fractional shares of Sovereign Common Stock. See "THE MERGER -- Exchange of Bankers Stock Certificates."

  Conditions to the Merger; Regulatory Approvals

     The obligations of Sovereign and Bankers to complete the Merger are subject to various conditions usual and customary in transactions similar to the Merger, including, without limitation, obtaining requisite regulatory approvals and obtaining approvals of the shareholders of both Sovereign and Bankers. Application has been made to obtain required regulatory approvals. No assurance can be given that all required approvals will be received or as to the timing or conditions of such approvals. See "THE MERGER --Regulatory Approvals." The obligation of Sovereign to complete the Merger is also subject to certain other conditions, including, among other things, receipt of an opinion from Sovereign's independent auditors to the effect that the Merger will be treated as a pooling of interests for financial accounting purposes. No assurances can be given that all such conditions will be met. See "THE MERGER -- Conditions to the Merger."

  No Solicitation of Transactions

     Bankers has agreed in the Merger Agreement that, during the term of the Merger Agreement, neither it nor any of its subsidiaries, affiliates or representatives will solicit or engage in any discussions with any person other than Sovereign concerning any acquisition of Bankers or any of its subsidiaries, except that Bankers may respond to inquiries from analysts, regulatory authorities and shareholders in the ordinary course of business. See "THE MERGER -- No Solicitation of Transactions."

  Termination; Effect of Termination

     The Merger Agreement may be terminated at any time prior to the Effective Date by mutual consent of Sovereign and Bankers or by either party if (i) the other party breaches any representation, warranty, covenant or other obligation contained in the Merger Agreement which results in a Material Adverse Effect (as defined in the Merger Agreement; see "THE MERGER -- Conditions to the Merger") to the nonbreaching party, and such breach has not or cannot be cured within thirty days from the date written notice of such breach was given to such party committing the breach, (ii) the closing date (the "Closing Date," which, under the terms of the Merger Agreement, is the same date as the Effective Date) of the Merger shall not have occurred by November 30, 1997 or (iii) either party is notified by a regulatory authority that a necessary approval is unlikely to be granted unless the failure of such occurrence shall be due to the failure of the party seeking to terminate the Merger Agreement to perform or observe any agreements required to be performed by such party by the Effective Date.

     In addition, Bankers may terminate the Merger Agreement if both (a) the Sovereign Market Value on the Determination Date (i.e., the date immediately preceding the Closing Date) is less than $8.59 and (b) the quotient obtained by dividing the Sovereign Market Value as of the Determination Date by $11.46 (being the closing sale price of Sovereign Common Stock immediately preceding public announcement of the Merger) is less than the quotient obtained by dividing the weighted average closing price per share (the "Index Price") of the common stocks of a group of 15 specified thrift holding companies (the "Index Group") on the Determination Date by $31.90 (being the Index Price on February 4, 1997) and subtracting 0.15 from such latter number; provided, however, that if Bankers elects to terminate the Merger Agreement in accordance with these provisions, such termination will not occur if Sovereign elects to increase the Exchange Ratio to an amount which equals the quotient obtained by dividing $23.90 by the Sovereign Market Value on the Determination Date.

     See "THE MERGER -- Termination; Effect of Termination."

  Management and Operations after the Merger

     The Board of Directors and executive officers of Sovereign in office immediately prior to completion of the Merger will remain as Sovereign's Board of Directors and executive officers upon completion of the Merger. The Board of Directors and executive officers of Sovereign Bank in office immediately prior to completion of the Bank Merger will remain as Sovereign Bank's Board of Directors and executive officers, except that, upon completion of the Bank Merger, Joseph P. Gemmell, Chairman of the Board of Directors, President and Chief Executive Officer of Bankers, will become a director of Sovereign Bank until the 1998 annual reorganization meeting of the Board of Directors of Sovereign Bank. Sovereign has agreed to use its best efforts to cause Mr. Gemmell to be renominated as a director of Sovereign Bank for election at the 1998 and 1999 annual reorganization meetings of Sovereign Bank, respectively, and to vote its shares of Sovereign Bank in favor of such election at such meetings. See "THE MERGER -- Subsidiary Bank Merger," "-- Management and Operations after the Merger" and "-- Employee Benefits and Severance."

  Accounting Treatment and Certain Federal Income Tax Consequences

     The Merger is intended to qualify as a pooling of interests for financial accounting purposes and is expected to constitute a tax-free reorganization for federal income tax purposes. It is a condition to completion of the Merger that Sovereign receive an opinion from its independent auditors that the Merger will be treated as a pooling of interests for financial accounting purposes and that both parties receive an opinion from Sovereign's counsel that the Merger will constitute a tax-free reorganization for federal income tax purposes. As of the date of this Proxy Statement/Prospectus, Sovereign has no reason to believe that its independent auditors or its counsel will be unable to deliver such opinions. See "THE MERGER -- Certain Federal Income Tax Consequences," "-- Accounting Treatment" and "-- Conditions to the Merger."

  No Dissenters' Rights of Appraisal

     Record holders of Sovereign Common Stock and Bankers Common Stock will not be entitled to dissenters' rights enabling such holders to obtain a cash payment for the "fair value" of their shares in connection with the matters to be acted on at the Meetings. See "THE MERGER -- No Dissenters' Rights of Appraisal" and "COMPARISON OF SHAREHOLDER RIGHTS -- Dissenters' Rights."

INTERESTS OF CERTAIN PERSONS IN THE MERGER

     Certain directors and executive officers of Bankers are the holders of stock options to acquire Bankers Common Stock, which will be converted into options to acquire Sovereign Common Stock. See "INTERESTS OF CERTAIN PERSONS IN THE MERGER -- Stock Options."

     Mr. Joseph P. Gemmell, the Chairman of the Board, President and Chief Executive Officer of Bankers, is a party to an employment agreement with Bankers which provides, among other things, that upon his voluntary or involuntary termination of employment following a "change in control" of Bankers (which would include the Merger) he would be entitled to receive a lump-sum severance payment determined in accordance with his agreement. Assuming a change in control occurred on June 30, 1997, followed by Mr. Gemmell's termination of employment, he would receive severance payments, including the value of non-cash benefits, having a present value of approximately $2,420,000, under his employment agreement. In addition, in connection with the Merger Agreement, Mr. Gemmell entered into a consulting agreement with Sovereign Bank pursuant to which Mr. Gemmell will provide consulting services for a period of three years following the Effective Date for an annual retainer of $150,000. Mr. Gemmell will also be appointed to the Sovereign Bank Board of Directors following the Effective Date. See "INTERESTS OF CERTAIN PERSONS IN THE MERGER -- Employment Agreement."

     Howard S. Garfield, II, Senior Vice President and Chief Financial Officer of Bankers, Michael Ghabrial, Senior Vice President and Chief of Operations of Bankers, and Margaret Paronich, Senior Vice President and Corporate Secretary of Bankers, are each parties to special termination agreements with Bankers which provide that if, at any time following a "change in control" of Bankers (which would include the Merger), the executive's employment is terminated without cause or the executive resigns for specified events of good reason, the executive will be entitled to receive a lump-sum severance payment equal to three times the executive's highest annual base salary paid for the three previous years. Assuming a change in control occurred on June 30, 1997, followed by termination of the executive's employment without cause or the executive's resignation for one of the specified events of good reason, Messrs. Garfield and Ghabrial and Ms. Paronich would receive severance payments, including the value of non-cash benefits, of approximately $360,923, $318,345 and $273,747, respectively. See "INTERESTS OF CERTAIN PERSONS IN THE MERGER -- Special Termination Agreements."

     Each director of Bankers will be entitled to an immediate lump-sum payment equal to the present value of his benefit under the Bankers Savings Outside Directors' Deferred Compensation Plan. Also, Sovereign has agreed to indemnify persons who served as directors and officers of Bankers and Bankers Savings to the same extent as such persons would be indemnified by Bankers or Bankers Savings as of the date of the Merger Agreement. See "INTERESTS OF CERTAIN PERSONS IN THE MERGER -- Indemnification; Directors and Officers Insurance" and "-- Outside Directors Deferred Compensation Plan."

CERTAIN RELATED TRANSACTIONS

     As a condition to Sovereign entering into the Merger Agreement, Bankers granted Sovereign an option under certain circumstances to purchase up to 2,463,258 shares of Bankers Common Stock pursuant to a Stock Option Agreement, dated February 5, 1997 (the "Stock Option Agreement"), a copy of which is included as Annex B to this Proxy Statement/Prospectus. The option may be exercised by Sovereign only upon the occurrence of specified events that have the potential for a third party to effect an acquisition of control of Bankers prior to the termination of the Merger Agreement. The exercise price per share to purchase Bankers Common Stock under the Stock Option Agreement is equal to the lower of $22.50 or the lowest price per share that a person or group, other than Sovereign or an affiliate of Sovereign, paid or offers to pay for Bankers Common Stock upon the occurrence of one of the specified events that triggers the ability of Sovereign to exercise the option. None of such triggering events has occurred as of the date hereof. Acquisitions of shares of Bankers Common Stock pursuant to an exercise of the option would be subject to prior regulatory approval under certain circumstances. See "CERTAIN RELATED TRANSACTIONS -- Stock Option Agreement."

     The directors and executive officers of Bankers have agreed not to sell their shares of Bankers Common Stock and to vote such shares in favor of the Merger Agreement. See "THE MEETINGS -- Votes Required."

     The Stock Option Agreement and the agreements of Bankers' directors and executive officers to vote in favor of the Merger may have the effect of precluding or discouraging persons who might now or prior to the Effective Date be interested in acquiring all of or a significant interest in Bankers from considering or proposing such an acquisition, even if such persons were prepared to pay a higher price per share for Bankers Common Stock than the price per share being paid by Sovereign under the Merger Agreement, or might result in a potential acquiror proposing to pay a lower price per share to acquire Bankers than it might otherwise have proposed to pay. See "CERTAIN RELATED TRANSACTIONS -- Stock Option Agreement."

COMPARISON OF SHAREHOLDER RIGHTS

     Sovereign is a Pennsylvania corporation subject to the provisions of the Pennsylvania Business Corporation Law of 1988, as amended (the "Pennsylvania BCL"). Bankers is a New Jersey corporation subject to the provisions of the New Jersey Business Corporation Act (the "New Jersey

BCA"). Upon completion of the Merger, shareholders of Bankers will become shareholders of Sovereign, and their rights as such will be governed by Sovereign's Articles of Incorporation and Bylaws and by the Pennsylvania BCL. The rights of shareholders of Sovereign are different in certain respects from the rights of shareholders of Bankers. The most significant of these differences include the following: the absence of the ability of shareholders of Sovereign to call a special meeting of shareholders (under New Jersey law, shareholders owning 10% or more of all shares entitled to vote at a meeting may petition the court to order, for good cause shown, a special meeting of shareholders); the ability of Sovereign shareholders to remove directors without cause (directors of Bankers can be removed only for cause and only by the affirmative vote of holders of at least 80% of Bankers' total voting power); broader indemnification rights generally available to directors, officers and employees of Sovereign as a Pennsylvania business corporation; the adoption by Sovereign of a shareholder rights plan, pursuant to which holders of Sovereign Common Stock are entitled under certain circumstances relating to an attempt to acquire control of Sovereign to acquire Sovereign Common Stock or stock of a potential acquiror at a substantially reduced price (Bankers has not adopted a similar shareholder rights plan); the existence of a provision in Bankers' Certificate of Incorporation prohibiting record holders of Bankers Common Stock who beneficially own in excess of 10% of the outstanding shares of Bankers Common Stock from voting shares held in excess of such 10% limit (Sovereign's Articles of Incorporation do not include a similar limitation); and certain statutory provisions of Pennsylvania law and of Sovereign's Articles of Incorporation designed to deter a nonnegotiated attempt to obtain control of Sovereign. See "COMPARISON OF SHAREHOLDER RIGHTS."

COMPARATIVE PER COMMON SHARE DATA

     The following table sets forth certain unaudited comparative per share data relating to book value per common share, cash dividends declared per common share and income from continuing operations per common share (i) on an historical basis for Sovereign and Bankers, (ii) on a pro forma basis per share of Sovereign Common Stock to reflect completion of the Merger and (iii) on an equivalent pro forma basis per share of Bankers Common Stock to reflect completion of the Merger. The pro forma information has been prepared giving effect to the Merger using the pooling of interests accounting method. For a description of the effect of pooling of interests accounting, see "THE MERGER -- Accounting Treatment." The following equivalent per share data assume an Exchange Ratio of 1.854 shares of Sovereign Common Stock for each share of Bankers Common Stock (based on a closing sale price per share for Sovereign Common Stock in excess of $13.75); the Exchange Ratio is subject to adjustment based on the Sovereign Market Value as of the Effective Date. See "THE MERGER -- Terms of the Merger." This information should be read in conjunction with the consolidated financial statements of Sovereign and Bankers, including the notes thereto, incorporated by reference in this Proxy Statement/Prospectus, and the other financial data appearing elsewhere in this Proxy Statement/Prospectus. See "INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE" and "AVAILABLE INFORMATION."

     The following information is not necessarily indicative of the results of operations of future periods or future combined financial position.

                                                                           AT MARCH 31, 1997  AT DECEMBER 31, 1996
                                                                           -----------------  --------------------
Book Value Per Common Share:
Historical:
  Sovereign..............................................................      $    6.56           $     6.57
  Bankers................................................................          15.98                15.58
Pro Forma(1):
  Pro forma per share of Sovereign Common Stock..........................           6.99                 7.01
  Equivalent pro forma per share of Bankers Common Stock.................          12.96                13.00

                                                       FOR THE THREE MONTHS     FOR THE YEAR ENDED DECEMBER 31,
                                                               ENDED            -------------------------------
                                                          MARCH 31, 1997          1996       1995       1994
                                                     -------------------------  ---------  ---------  ---------
Cash Dividends Paid Per Common Share:
Historical:
  Sovereign........................................           $0.023             $0.076     $0.078     $0.095
  Bankers..........................................            0.160              0.600      0.500      0.367
Pro Forma(2):
  Pro forma per share of Sovereign Common Stock....            0.023              0.076      0.078      0.095
  Equivalent pro forma per share of Bankers Common
     Stock.........................................            0.043              0.141      0.145      0.176
Income from Continuing Operations Per Common Share:
Historical:
  Sovereign........................................           $ 0.12             $ 0.59     $ 0.82     $ 0.74
  Bankers..........................................             0.56               1.90       1.51       1.56
Pro Forma(3):
  Pro forma per share of Sovereign Common Stock....             0.16               0.69       0.82       0.77
  Equivalent pro forma per share of Bankers Common
     Stock.........................................             0.30               1.28       1.52       1.43

------------------
(1) Pro forma book value per share of Sovereign Common Stock was calculated by dividing total pro forma combined shareholders' equity amounts as of the applicable date by the sum of (i) the total shares of Sovereign Common Stock outstanding as of the applicable date assuming conversion of all Sovereign's outstanding 6 1/4% Cumulative Convertible Preferred Stock, Series B ("Series B Preferred Stock"), or 77,734,600 shares at March 31, 1997 and 77,390,600 shares at December 31, 1996, respectively, and (ii) the total shares of Bankers Common Stock outstanding as of the applicable date, 12,378,184 at March 31, 1997 and December 31, 1996, respectively, multiplied by an Exchange Ratio of 1.854 shares of Sovereign Common Stock for each share of Bankers Common Stock. Equivalent pro forma book value per share of Bankers Common Stock represents the pro forma book value per share of Sovereign Common Stock multiplied by an Exchange Ratio of 1.854. The Exchange Ratio is subject to adjustment based on the Sovereign Market Value as of the Effective Date. See "THE MERGER -- Terms of the Merger."

(2) Sovereign pro forma dividends per share represent historical dividends paid by Sovereign. Bankers pro forma equivalent dividends per share represent such amounts multiplied by an Exchange Ratio of 1.854 shares of Sovereign Common Stock for each share of Bankers Common Stock. The Exchange Ratio is subject to adjustment based on the Sovereign Market Value as of the Effective Date. See "THE MERGER -- Terms of the Merger."

(3) Sovereign pro forma income from continuing operations per common share represents historical net income from continuing operations for Sovereign and Bankers combined on the assumption that Sovereign and Bankers had been combined for the periods presented on a pooling of interests basis, divided by the number of shares of Sovereign Common Stock which will be issued and outstanding following completion of the Merger based on an Exchange Ratio of
    1.854 shares of Sovereign Common Stock for each share of Bankers Common Stock. Bankers equivalent pro forma income from continuing operations per common share represents such amounts multiplied by an Exchange Ratio of
    1.854 shares of Sovereign Common Stock for each share of Bankers Common Stock. The Exchange Ratio is subject to adjustment based on the Sovereign Market Value as of the Effective Date. See "THE MERGER -- Terms of the Merger."

  Market Value of Securities

     The following table sets forth the market value per share of Sovereign Common Stock, the market value per share of Bankers Common Stock and the equivalent market value per share of Bankers Common Stock on February 4, 1997 (the last business day preceding public announcement of the Merger) and July 18, 1997 (the latest practicable trading day before the printing of this Proxy Statement/Prospectus). The equivalent market value per share of Bankers Common Stock indicated in the table is based upon the Exchange Ratio applicable on the specified date (2.125 at February 4, 1997 and 1.854 at July 18, 1997) multiplied by the closing sale price of Sovereign Common Stock on the specified date. The Exchange Ratio is subject to adjustment based on the Sovereign Market Value as of the Effective Date. See "THE MERGER -- Terms of the Merger."

     The historical market values per share of Sovereign Common Stock and Bankers Common Stock and the historical market value of Sovereign Common Stock used to determine the equivalent market value per share of Bankers Common Stock are the per share last sale prices on February 4, 1997, and July 18, 1997, respectively, as reported on the Nasdaq National Market with respect to both Sovereign Common Stock and Bankers Common Stock.

                                                                                           BANKERS
                                                                                  -------------------------
                                                                      SOVEREIGN                 EQUIVALENT
                                                                     HISTORICAL   HISTORICAL   MARKET VALUE
                                                                     ----------   ----------   ------------
February 4, 1997...................................................  $    11.50   $    24.25   $      25.50
July 18, 1997......................................................

     For information concerning cash dividends paid by Sovereign, see "INFORMATION WITH RESPECT TO SOVEREIGN -- Market Price of and Dividends on Sovereign Common Stock and Related Shareholder Matters."

RECENT DEVELOPMENTS

     On July 2, 1997 Sovereign Bank entered into an Asset Purchase Agreement with Fleet Financial Group, Inc. and certain of its affiliates ("Fleet") to purchase certain assets of Fleet's automobile finance division. Fleet's automobile finance division consists principally of loan portfolios and related assets acquired by Fleet in connection with Fleet's 1995 acquisition of Shawmut National Corp. and Fleet's 1996 acquisition of NatWest Bancorp. The assets consist principally of (i) approximately $2.0 billion of indirect automobile loans, other indirect consumer loans, dealer floor plan loans and loans to automobile leasing companies at 98.7% of principal amount or a cash purchase price of approximately $1.964 billion (less approximately $65 million of certain assumed liabilities), and (ii) miscellaneous furniture, fixtures and equipment for approximately $1 million in cash.

     At April 30, 1997, the combined weighted average maturity and weighted average coupon of the portfolios of indirect automobile loans, other indirect consumer loans and the loans to automobile leasing companies was approximately 36 months and 8.3%, respectively. Chargeoffs for these loan portfolios from January 1, 1997 through April 30, 1997 amounted to approximately 0.61% of the aggregate principal balance of these loans on an annualized basis, and approximately 4.48% of the loans were 30 days or more past due. At April 30, 1997, the weighted average coupon of the portfolio of dealer floor plan loans was 8.47%. There were no chargeoffs in the portfolio of dealer floor plan loans from January 1, 1997 through April 30, 1997 and none of the floor plan loans were delinquent. Sovereign intends to use $19.2 million of the $36 million discount for initial loan loss reserves.

     As part of the transaction, Sovereign has agreed to offer employment to approximately 180 employees of Fleet's automobile finance division. Sovereign, during a transition period, is also leasing certain Fleet owned or leased facilities in Melville, New York and Hartford, Connecticut.

     Sovereign expects that its new automobile finance division will serve over 2,000 automotive dealerships and 225,000 customers principally throughout New Jersey, New York, Pennsylvania and several New England states.

     The transaction will be treated as a purchase for financial accounting purposes and, after taking into account loan loss reserves, will result in approximately $10 million of goodwill. Fleet and its affiliates have the obligation, if Sovereign so elects, to cause Fleet to sell a portfolio of approximately $325 million aggregate principal amount of loans to Bankers, or an affiliate of Bankers, or, with the consent of Fleet, to others. The transaction is subject to approval of the Office of Thrift Supervision ("OTS") and is expected to close in the third quarter, 1997.

     Historical pro forma financial information giving effect to the transaction described above is not presented herein because the assets and liabilities acquired by Sovereign would not constitute a "significant subsidiary" of Sovereign, as such term is defined in the Securities and Exchange Commission's accounting regulations, and because reliable, meaningful historic, Shawmut, NatWest and Fleet financial information is not available.

     Based on Sovereign's due diligence review, Sovereign expects that its new automotive finance division will result in earnings per share accretion of $0.02 in 1997, $0.08 in 1998, $0.12 in 1999 and $0.18 in 2000, after giving pro forma effect to Sovereign's combination with Bankers.

                            SELECTED FINANCIAL DATA

     The following tables set forth (i) certain historical consolidated summary financial data for Sovereign (ii) certain historical consolidated summary financial data for Bankers and (iii) certain unaudited pro forma combined selected financial data giving effect to the Merger assuming that shareholders of Bankers will receive 1.854 shares of Sovereign Common Stock for each share of Bankers Common Stock they own. These data are derived from, and should be read in conjunction with, among other things, the consolidated financial statements and supplemental consolidated financial statements of Sovereign, including the notes thereto, incorporated by reference in this Proxy Statement/Prospectus, and the pro forma combined financial information, including the notes thereto, appearing elsewhere in this Proxy Statement/Prospectus. See "INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE," "AVAILABLE INFORMATION" and "PRO FORMA COMBINED FINANCIAL INFORMATION." Interim unaudited data for the three months ended March 31, 1997 and 1996 reflects, in the opinion of management, all adjustments (consisting of normal recurring adjustments) necessary for a fair presentation of such data. Results for the three months ended March 31, 1997, are not necessarily indicative of results which may be expected for any other interim period or for the year as a whole.

                      SOVEREIGN SELECTED FINANCIAL DATA(1)

                                               AT OR FOR
                                           THE THREE MONTHS
                                            ENDED MARCH 31,                          YEAR ENDED DECEMBER 31,
                                       ------------------------   -------------------------------------------------------------
                                           1997         1996          1996         1995         1994        1993       1992(2)
                                       -----------   ----------   -----------   ----------   ----------  ----------  ----------
                                                          (DOLLARS IN THOUSANDS, EXCEPT PER SHARE DATA)
BALANCE SHEET DATA
Total assets.......................... $10,284,394   $9,008,377   $10,041,359   $8,715,307   $7,117,565  $5,353,536  $4,169,604
Loans.................................   6,563,717    5,425,065     6,649,537    5,142,140    4,800,484   3,271,623   2,691,166
Allowance for possible loan losses....     (50,537)     (39,997)      (46,093)     (40,938)     (42,640)    (41,210)    (33,561)
Investment and mortgage-backed
  securities available-for-sale.......     559,599      394,075       494,997      901,308      104,767           0           0
Investment and mortgage-backed
  securities held-to-maturity.........   2,756,105    2,701,720     2,487,615    2,117,062    1,855,360   1,743,472   1,065,384
Deposits..............................   5,736,579    5,503,141     5,606,333    5,606,853    4,506,483   3,615,119   3,389,460
Borrowings............................   3,733,718    2,770,241     3,862,194    2,553,761    2,194,325   1,372,780     433,437
Shareholders' equity..................     510,286      481,463       508,839      468,617      341,873     293,300     251,909
SUMMARY STATEMENT OF OPERATIONS DATA
Total interest income.................  $  175,060    $ 151,769    $  665,489    $ 537,380    $ 389,076   $ 317,414   $ 235,910
Total interest expense................     113,373       94,932       423,594      340,570      212,189     168,719     139,059
                                        ----------    ---------    ----------    ---------    ---------   ---------   ---------
Net interest income...................      61,687       56,837       241,895      196,810      176,887     148,695      96,851
Provision for possible loan losses....       8,700          800        11,416        2,650        5,992      11,090      12,757
                                        ----------    ---------    ----------    ---------    ---------   ---------   ---------
Net interest income after provision
  for possible loan losses............      52,987       56,037       230,479      194,160      170,895     137,605      84,094
                                        ----------    ---------    ----------    ---------    ---------   ---------   ---------
Other income..........................       7,367        8,328        44,163       32,197       18,704      19,372      14,846
Other expenses........................      44,102       36,792       171,075      135,280      109,870      95,825      64,033
Non-recurring SAIF assessment.........           0            0        27,818            0            0           0           0
                                        ----------    ---------    ----------    ---------    ---------   ---------   ---------
Income before income taxes and
  cumulative effect of change in
  accounting principle................      16,252       27,573        75,749       91,077       79,729      61,152      34,907
Income tax provision..................       7,045       10,387        29,935       30,671       29,830      23,013      14,553
                                        ----------    ---------    ----------    ---------    ---------   ---------   ---------
Income before cumulative effect of
  change in accounting principle......       9,207       17,186        45,814       60,406       49,899      38,139      20,354
Cumulative effect of change in
  accounting principle................           0            0             0            0            0       4,800           0
Net income............................  $    9,207    $  17,186    $   45,814    $  60,406    $  49,899   $  42,939   $  20,354
                                        ----------    ---------    ----------    ---------    ---------   ---------   ---------
                                        ----------    ---------    ----------    ---------    ---------   ---------   ---------
Net income applicable to common stock.  $    7,645    $  15,624    $   39,564    $  55,717    $  49,899   $  42,939   $  20,354
                                        ----------    ---------    ----------    ---------    ---------   ---------   ---------
                                        ----------    ---------    ----------    ---------    ---------   ---------   ---------
SHARE DATA (3)
Common shares outstanding at end of
  period (in thousands)...............      65,761       63,123        65,417       60,253       60,321      55,296      54,486
Preferred shares outstanding at end of
  period (in thousands)...............       2,000        2,000         2,000        2,000            0           0           0
Earnings per common and common
  equivalent share:
  Before cumulative effect of change
    in accounting principle...........  $     0.12    $    0.22    $     0.59    $    0.82    $    0.74   $    0.57   $    0.40
  After cumulative effect of change in
    accounting principle..............        0.12         0.22          0.59         0.82         0.74        0.65        0.40
Book value per common and common
  equivalent share at end of
  period(4)...........................        6.56         6.41          6.57         6.49         5.67        5.30        4.62
Common share price at end of period...          12            9-5/16       10-15/16      8-1/16       5-7/8       9           5-1/8
Dividends paid per common share.......       0.023        0.019         0.076        0.078        0.095       0.083       0.055
Dividend payout ratio.................       19.22%        8.67%        12.91%        9.53%       12.85%      14.54%      13.80%
Return on average assets..............        0.78         0.79          0.49         0.76         0.80        0.90        0.59
Return on average stockholders'
  equity..............................       15.34        14.23          9.37        14.91        15.71       15.75        9.70
Equity to assets......................        4.96         5.34          5.07         5.38         4.80        5.48        6.04

------------------
(1) The acquisitions of First State Financial Services, Inc. ("First State") in February 1997, Valley Federal Savings ("Valley Federal") in November 1993 and Charter Bancorp, Inc. ("Charter") in November 1994 were each accounted for as a pooling of interests, and accordingly, the consolidated financial statements have been restated to include the accounts of First State, Valley Federal and Charter for all periods presented.

(2) The acquisition of Harmonia Bancorp, Inc. ("Harmonia") was accounted for as a purchase at the close of business on December 31, 1992. Sovereign's consolidated balance sheet at December 31, 1992 includes Harmonia. Sovereign's 1992 consolidated results of operations do not include Harmonia's results.

(3) All per share data have been adjusted to reflect all stock dividends and stock splits declared or effected through the date of this Proxy Statement/Prospectus, including the Stock Split.

(4) Book Value is calculated using equity divided by common shares and assuming conversion of all outstanding shares of Series B Preferred Stock. As of the date of this Proxy Statement/Prospectus, the conversion rate for Sovereign's Series B Preferred Stock is 5.9868 shares of Sovereign Common Stock for each share of Series B Preferred Stock.

                        BANKERS SELECTED FINANCIAL DATA

                                         AT OR FOR
                                      THE THREE MONTHS                           AT OR FOR THE
                                      ENDED MARCH 31,                       YEAR ENDED DECEMBER 31,
                                   ----------------------  ----------------------------------------------------------
                                      1997        1996        1996        1995        1994        1993      1992(2)
                                   ----------  ----------  ----------  ----------  ----------  ----------  ----------
                                                      (DOLLARS IN THOUSANDS, EXCEPT PER SHARE DATA)
BALANCE SHEET DATA
Total assets.....................  $2,541,672  $1,915,528  $2,459,784  $1,901,915  $1,756,717  $1,622,262  $1,509,010
Total loans, net.................   1,570,751   1,326,705   1,665,638   1,313,259   1,220,855   1,117,419   1,013,871
Mortgage and asset-backed
  securities, net................     842,309     437,807     681,518     460,574     396,198     330,732     299,530
Securities available for sale....      33,600      34,128      34,181           0           0           0       4,906
Investment securities............      44,411      65,759      25,961      66,831      82,271     117,804     126,987
Total Deposits...................   1,642,231   1,633,665   1,629,062   1,631,254   1,453,534   1,375,989   1,339,720
Short-term borrowings............     668,805      72,457     614,090      67,245     115,766      68,952           0
Total shareholders' equity.......     197,796     187,899     192,877     186,938     172,005     161,126     152,392
SUMMARY STATEMENT OF
  OPERATIONS DATA
Total interest income............  $   43,595  $   34,410  $  153,105  $  129,265  $  106,602  $  100,965  $  112,728
Total interest expense...........      26,752      19,400      90,879      73,818      51,123      47,840      58,594
                                   ----------  ----------  ----------  ----------  ----------  ----------  ----------
Net interest income..............      16,843      15,010      62,226      55,447      55,479      53,125      54,134
Provisions for loan losses.......      (1,150)       (900)     (3,950)     (5,500)     (3,970)     (2,040)     (5,600)
                                   ----------  ----------  ----------  ----------  ----------  ----------  ----------
Net interest income after
  provision for loan losses......      15,693      14,110      58,276      49,947      51,509      51,085      48,534
                                   ----------  ----------  ----------  ----------  ----------  ----------  ----------
Total other income...............         684         527       2,141         739       1,683       3,894       5,890
                                   ----------  ----------  ----------  ----------  ----------  ----------  ----------
Total other expense..............       5,207       4,936      22,591      19,999      21,130      21,444      19,883
                                   ----------  ----------  ----------  ----------  ----------  ----------  ----------
Income before tax expense and
  cumulative effect of accounting
  changes........................      11,170       9,701      37,826      30,687      32,062      33,535      34,541
Income tax expense...............       4,057       3,494      13,501      10,683      11,058      12,067      12,326
                                   ----------  ----------  ----------  ----------  ----------  ----------  ----------
Income before cumulative effect
  of accounting changes..........  $    7,113  $    6,207  $   24,325  $   20,004  $   21,004  $   21,468  $   22,215
                                   ----------  ----------  ----------  ----------  ----------  ----------  ----------
                                   ----------  ----------  ----------  ----------  ----------  ----------  ----------
Net income.......................  $    7,113  $    6,207  $   24,325  $   20,004  $   21,004  $   21,468  $   20,357
                                   ----------  ----------  ----------  ----------  ----------  ----------  ----------
                                   ----------  ----------  ----------  ----------  ----------  ----------  ----------
SHARE DATA (1)
Earnings (fully diluted) (3)
  Before cumulative effect of
    change in accounting
    principle....................  $     0.56  $     0.47  $     1.90  $     1.51  $     1.56  $     1.56  $     1.50
  After cumulative effect of
    change in accounting
    principle....................        0.56        0.47        1.90        1.51        1.56        1.56        1.38
Book value per common share......       15.98       14.69       15.58       14.47       13.30       12.22       11.19
Common stock closing price at
  year-end.......................      24.875      16.875      20.125       16.25      13.375       13.75       11.23
Return on average assets.........        1.15%       1.31%       1.13%       1.11%       1.25%       1.38%       1.48%
Return on average equity.........       14.66       13.30       13.04       11.23       12.56       14.09       15.18
Average equity to average
  assets.........................        7.82        9.85        8.65        9.87        9.99        9.76        9.75
Equity to assets at period end...        7.78        9.81        7.84        9.83        9.79        9.93       10.10
Interest rate spread for
  period.........................        2.27        2.66        2.48        2.64        3.03        3.14        3.24
Net yield on average interest-
  earning assets.................        2.75        3.23        2.96        3.16        3.42        3.52        3.72
Non-performing assets to total
  assets at period end...........        1.20        1.59        1.18        1.71        2.05        2.50        2.77
Average interest-earning assets
  to average interest-bearing
  liabilities....................        1.11x       1.13x       1.11x       1.12x       1.12x       1.12x       1.12x
Other expenses to average
  assets.........................        0.84%       1.04%       1.05%       1.11%       1.26%       1.37%       1.32%
Net interest income, after
  provision for loan losses, to
  other expenses.................        3.01        2.86        2.58x       2.50x       2.44x       2.38x       2.44x
Number of full service offices...          15          14          15          14          14          13          13

------------------
(1) Per share data and closing price are computed and/or restated to give effect to the 10% stock dividend declared in November 1992, the 2-for-1 stock split declared in October 1993 and the 20% stock dividend declared in June 1994.
(2) The 1992 results are before the cumulative effect of change in accounting principles resulting from adoption of SFAS No. 109 and No. 106 in 1992.
(3) Primary and fully diluted earnings per share are the same for all periods presented, except for 1992 when primary earnings per share exceeded fully diluted earnings per share by $.01.

                  PRO FORMA COMBINED SELECTED FINANCIAL DATA*

                                     AT OR FOR
                                  THE THREE MONTHS                             AT OR FOR THE
                                  ENDED MARCH 31,                         YEAR ENDED DECEMBER 31,
                              ------------------------  ------------------------------------------------------------
                                 1997         1996         1996         1995         1994        1993        1992
                              -----------  -----------  -----------  -----------  ----------  ----------  ----------
                                                   (DOLLARS IN THOUSANDS, EXCEPT PER SHARE DATA)
Total assets................  $12,825,775  $10,923,905  $12,503,355  $10,617,222  $8,874,282  $6,975,798  $5,678,614
Loans, net..................    8,083,931    6,711,773    8,269,082    6,414,461   5,978,699   4,347,832   3,671,476
Investment securities and
  mortgage-backed
  securities................    4,235,733    3,633,489    3,726,484    3,545,775   2,438,596   2,192,008   1,496,807
Deposits....................    7,378,810    7,136,806    7,235,823    7,238,107   5,960,017   4,991,108   4,729,180
Borrowings..................    4,500,097    2,842,698    4,476,284    2,621,006   2,310,091   1,441,732     433,437
Shareholders' equity........      707,791      669,362      703,928      655,555     513,878     454,426     404,301
Interest income.............      218,655      186,179      818,594      666,645     495,678     418,379     348,638
Interest expense............      140,125      114,332      514,473      414,388     263,312     216,559     197,653
                              -----------  -----------  -----------  -----------  ----------  ----------  ----------
Net interest income before
  provision for loan
  losses....................       78,530       71,847      304,121      252,257     232,366     201,820     150,985
Provision for loan losses...        9,850        1,700       15,366        8,150       9,962      13,130      18,357
                              -----------  -----------  -----------  -----------  ----------  ----------  ----------
Net interest income after
  provision for loan
  losses....................       68,680       70,147      288,755      244,107     222,404     188,690     132,628
Other income................        8,051        8,855       46,304       32,936      20,387      23,266      20,736
Other expenses..............       49,309       41,728      221,484      155,279     131,000     117,269      83,916
                              -----------  -----------  -----------  -----------  ----------  ----------  ----------
Income before income taxes
  and cumulative effect of
  change in accounting
  method....................       27,422       37,274      113,575      121,764     111,791      94,687      69,448
Income taxes................       11,102       13,881       43,436       41,354      40,888      35,080      26,879
                              -----------  -----------  -----------  -----------  ----------  ----------  ----------
Net income before cumulative
  effect of change in
  accounting method.........       16,320       23,393       70,139       80,410      70,903      59,607      42,569
Cumulative effect of change
  in accounting method......            0            0            0            0           0       4,800       1,858
                              -----------  -----------  -----------  -----------  ----------  ----------  ----------
Net income..................  $    16,320  $    23,393  $    70,139  $    80,410  $   70,903  $   64,407  $   40,711
                              -----------  -----------  -----------  -----------  ----------  ----------  ----------
                              -----------  -----------  -----------  -----------  ----------  ----------  ----------
Earnings per common share...  $      0.16  $      0.23  $      0.69  $      0.82  $     0.77  $     0.64  $     0.54
                              -----------  -----------  -----------  -----------  ----------  ----------  ----------
                              -----------  -----------  -----------  -----------  ----------  ----------  ----------
Dividends per common
  share.....................  $     0.023  $     0.019  $     0.076  $     0.078  $    0.095  $    0.083  $    0.055
                              -----------  -----------  -----------  -----------  ----------  ----------  ----------
                              -----------  -----------  -----------  -----------  ----------  ----------  ----------

------------------
*See "PRO FORMA COMBINED FINANCIAL INFORMATION."

                    PRO FORMA COMBINED FINANCIAL INFORMATION

     The following tables set forth selected unaudited pro forma financial data reflecting the Merger. The pro forma information has been prepared assuming that shareholders of Bankers will receive in the Merger 1.854 shares of Sovereign Common Stock for each share of Bankers Common Stock they own (based on a closing sale price per share of Sovereign Common Stock in excess of $13.75). The Exchange Ratio is subject to adjustment based on the Sovereign Market Value as of the Effective Date. See "THE MERGER -- Terms of the Merger." The pro forma financial information included in this Proxy Statement/Prospectus is presented for illustrative purposes only. Such pro forma financial information does not necessarily reflect what the actual results of Sovereign would be following completion of the Merger.

     The following pro forma information does not give effect to any potential cost savings or any merger-related expenses which may be realized or incurred as a result of the Merger. See "THE MERGER -- Management and Operations After the Merger."

PRO FORMA UNAUDITED COMBINED CONDENSED BALANCE SHEET AS OF MARCH 31, 1997

     The following unaudited pro forma combined condensed balance sheet information reflects (i) the historical consolidated balance sheets of Sovereign and Bankers as of March 31, 1997 and (ii) the pro forma combined condensed balance sheet of Sovereign as of such date, after giving effect to the Merger. The Merger has been reflected as a pooling of interests effective as of March 31, 1997. The unaudited information should be read in conjunction with the historical consolidated financial statements of Sovereign and Bankers, including the notes thereto, incorporated by reference in this Proxy Statement/Prospectus. See "INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE" and "AVAILABLE INFORMATION."

              PRO FORMA UNAUDITED COMBINED CONDENSED BALANCE SHEET
                              AS OF MARCH 31, 1997
                                 (IN THOUSANDS)

                                                                                         SOVEREIGN
                                                                        PRO                 AND
                                                                       FORMA              BANKERS
                                                  SOVEREIGN           BANKERS           ADJUSTMENTS             COMBINED
                                                 -----------         ----------         -----------            -----------
Cash and amounts due from depository
  institutions..............................     $   106,168         $   12,964                                $   119,132
Investment and mortgage-backed securities...       3,315,704            920,320           $   (291)(2)           4,235,733
Loans.......................................       6,563,717          1,577,988                                  8,141,705
Allowance for possible loan losses..........         (50,537)            (7,237)                                   (57,774)
Goodwill and other intangible assets........         110,795              3,169                                    113,964
Other assets................................         238,547             34,468                                    273,015
                                                 -----------         ----------           --------             -----------
Total assets................................     $10,284,394         $2,541,672               (291)            $12,828,775
                                                 -----------         ----------           --------             -----------
                                                 -----------         ----------           --------             -----------
Deposits....................................       5,736,579          1,642,231                                  7,378,810
Borrowings..................................       3,831,292            668,805                                  4,500,097
Other liabilities...........................         206,237             32,840                                    239,077
                                                 -----------         ----------           --------             -----------
Total liabilities...........................       9,774,108          2,343,876                                 12,117,984
Preferred stock.............................          96,446                  0                  0                  96,446
Common stock(1).............................         299,161            101,281            (25,501)(2),(3)         374,941
Unallocated common stock held by ESOP.......         (33,091)              (150)               150(3)              (33,091)
Treasury stock..............................            (149)           (25,060)            25,060(3)                 (149)
Unrecognized gain on investments............           1,926               (932)                 0                     994
Retained earnings...........................         145,993            122,657                  0                 268,650
                                                 -----------         ----------           --------             -----------
Total shareholders' equity..................         510,286            197,796               (291)                707,791
                                                 -----------         ----------           --------             -----------
Total liabilities and shareholders'
  equity....................................     $10,284,394         $2,541,672           $   (291)            $12,825,775
                                                 -----------         ----------           --------             -----------
                                                 -----------         ----------           --------             -----------

------------------
(1) Sovereign Common Stock has no par value; accordingly, amounts shown include surplus.

(2) Represents cancellation of Sovereign's investment in Bankers Common Stock.

(3) Represents cancellation of treasury shares of Bankers and termination of Bankers' Employee Stock Ownership Plan.

PRO FORMA UNAUDITED COMBINED CONDENSED STATEMENTS OF INCOME FOR THE THREE MONTHS ENDED MARCH 31, 1997 AND 1996 AND THE YEARS ENDED DECEMBER 31, 1996, 1995 AND 1994

     The following unaudited pro forma combined condensed statements of income reflect the historical consolidated statements of income of Sovereign and Bankers, as indicated below, for each period presented and the pro forma combined condensed statements of income of Sovereign, after giving effect to the Merger. The Merger has been reflected as a pooling of interests. See "THE MERGER -- Accounting Treatment." The pro forma combined condensed statements of income for the three months ended March 31, 1997 and 1996 and the years ended December 31, 1996, 1995 and 1994 were prepared on the assumption that the Merger had been effected as of the beginning of the applicable three-month or annual period for Sovereign or Bankers, as the case may be. The unaudited information should be read in conjunction with the historical consolidated financial statements of Sovereign and Bankers, including the notes thereto, incorporated by reference in this Proxy Statement/Prospectus. See "INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE" and "AVAILABLE INFORMATION."

            PRO FORMA UNAUDITED COMBINED CONDENSED INCOME STATEMENT
                   FOR THE THREE MONTHS ENDED MARCH 31, 1997
                     (IN THOUSANDS, EXCEPT PER SHARE DATA)

                                                                                      SOVEREIGN
                                                                                         AND
                                                                                       BANKERS
                                                               SOVEREIGN    BANKERS    COMBINED
                                                               ---------    -------   ---------
Interest income ............................................    $175,060    $43,595    $218,655
Interest expense ...........................................     113,373     26,752     140,125
                                                                --------    -------    --------
Net interest income ........................................      61,687     16,843      78,530
Provision for possible loan losses .........................       8,700      1,150       9,850
                                                                --------    -------    --------
Net interest income after provision for possible loan losses      52,987     15,693      68,680
                                                                --------    -------    --------
Other non-interest income ..................................       7,367        684       8,051
Non-interest expense .......................................      44,102      5,207      49,309
                                                                --------    -------    --------
Income before taxes ........................................      16,252     11,170      27,422
Income taxes ...............................................       7,045      4,057      11,102
Net income .................................................    $  9,207    $ 7,113    $ 16,320
                                                                --------    -------    --------
                                                                --------    -------    --------
Earnings per share .........................................    $   0.12    $  0.56    $   0.16
                                                                --------    -------    --------
                                                                --------    -------    --------

            PRO FORMA UNAUDITED COMBINED CONDENSED INCOME STATEMENT
                   FOR THE THREE MONTHS ENDED MARCH 31, 1996
                     (IN THOUSANDS, EXCEPT PER SHARE DATA)

                                                                                      SOVEREIGN
                                                                                         AND
                                                                                       BANKERS
                                                               SOVEREIGN    BANKERS    COMBINED
                                                               ---------    -------   ---------
Interest income ............................................    $151,769    $34,410    $186,179
Interest expense ...........................................      94,932     19,400     114,332
                                                                --------    -------    --------
Net interest income ........................................      56,837     15,010      71,847
Provision for possible loan losses .........................         800        900       1,700
                                                                --------    -------    --------
Net interest income after provision for possible loan losses      56,037     14,110      70,147
                                                                --------    -------    --------
Other non-interest income ..................................       8,328        527       8,855
Non-interest expense .......................................      36,792      4,936      41,728
                                                                --------    -------    --------
Income before taxes ........................................      27,573      9,701      37,274
Income taxes ...............................................      10,387      3,494      13,881
                                                                --------    -------    --------
Net income .................................................    $ 17,186    $ 6,207    $ 23,393
                                                                --------    -------    --------
                                                                --------    -------    --------
Earnings per share .........................................    $   0.22    $  0.47    $   0.23
                                                                --------    -------    --------
                                                                --------    -------    --------

            PRO FORMA UNAUDITED COMBINED CONDENSED INCOME STATEMENT
                      FOR THE YEAR ENDED DECEMBER 31, 1996
                     (IN THOUSANDS, EXCEPT PER SHARE DATA)

                                                                                                     SOVEREIGN
                                                                                                        AND
                                                                                                      BANKERS
                                                                   SOVEREIGN         BANKERS          COMBINED
                                                                   ---------         --------         --------
Interest income................................................     $665,489         $153,105         $818,594
Interest expense...............................................      423,594           90,879          514,473
                                                                    --------         --------         --------
Net interest income............................................      241,895           62,226          304,121
Provision for possible loan losses.............................       11,416            3,950           15,366
                                                                    --------         --------         --------
Net interest income after provision for possible loan losses...      230,479           58,276          288,755
                                                                    --------         --------         --------
Other non-interest income......................................       44,163            2,141           46,304
Non-interest expense...........................................      198,893           22,591          221,484
                                                                    --------         --------         --------
Income before taxes............................................       75,749           37,826          113,575
Income taxes...................................................       29,935           13,501           43,436
                                                                    --------         --------         --------
Net income.....................................................     $ 45,814         $ 24,325         $ 70,139
                                                                    --------         --------         --------
                                                                    --------         --------         --------
Earnings per share.............................................     $   0.59         $   1.90         $   0.69
                                                                    --------         --------         --------
                                                                    --------         --------         --------

            PRO FORMA UNAUDITED COMBINED CONDENSED INCOME STATEMENT
                      FOR THE YEAR ENDED DECEMBER 31, 1995
                     (IN THOUSANDS, EXCEPT PER SHARE DATA)

                                                                                                   SOVEREIGN
                                                                                                      AND
                                                                                                    BANKERS
                                                                   SOVEREIGN       BANKERS          COMBINED
                                                                   ---------       --------         --------
Interest income ...............................................    $537,380        $129,265        $666,645
Interest expense ..............................................     340,570          73,818         414,388
                                                                   --------        --------        --------
Net interest income ...........................................     196,810          55,447         252,257
Provision for possible loan losses ............................       2,650           5,500           8,150
                                                                   --------        --------        --------
Net interest income after provision for possible loan losses...     194,160          49,947         244,107
                                                                   --------        --------        --------
Other non-interest income .....................................      32,197             739          32,936
Non-interest expense ..........................................     135,280          19,999         155,279
                                                                   --------        --------        --------
Income before taxes ...........................................      91,077          30,687         121,764
Income taxes ..................................................      30,671          10,683          41,354
                                                                   --------        --------        --------
Net income ....................................................    $ 60,406        $ 20,004        $ 80,410
                                                                   --------        --------        --------
                                                                   --------        --------        --------
Earnings per share ............................................    $   0.82        $   1.51        $   0.82
                                                                   --------        --------        --------
                                                                   --------        --------        --------

            PRO FORMA UNAUDITED COMBINED CONDENSED INCOME STATEMENT
                      FOR THE YEAR ENDED DECEMBER 31, 1994
                     (IN THOUSANDS, EXCEPT PER SHARE DATA)

                                                                                             SOVEREIGN
                                                                                                AND
                                                                                              BANKERS
                                                                 SOVEREIGN      BANKERS       COMBINED
                                                                 ---------      --------     ---------
Interest income ..............................................    $389,076      $106,602      $495,678
Interest expense .............................................     212,189        51,123       263,312
                                                                  --------      --------      --------
Net interest income ..........................................     176,887        55,479       232,366
Provision for possible loan losses ...........................       5,992         3,970         9,962
                                                                  --------      --------      --------
Net interest income after provision for possible loan losses..     170,895        51,509       222,404
                                                                  --------      --------      --------
Other non-interest income ....................................      18,704         1,683        20,387
Non-interest expense .........................................     109,870        21,130       131,000
                                                                  --------      --------      --------
Income before taxes ..........................................      79,729        32,062       111,791
Income taxes .................................................      29,830        11,058        40,888
                                                                  --------      --------      --------
Net income ...................................................    $ 49,899      $ 21,004      $ 70,903
                                                                  --------      --------      --------
                                                                  --------      --------      --------
Earnings per share .........................................      $   0.74      $   1.56      $   0.77
                                                                  --------      --------      --------
                                                                  --------      --------      --------

                                  THE MEETINGS

DATE, TIME AND PLACE

     Sovereign. The Sovereign Special Meeting will be held at The Sheraton Berkshire Inn, located at Route 422 West, Papermill Road Exit, Wyomissing, Pennsylvania, at 10:00 a.m. local time, on August 28, 1997.

     Bankers. The Bankers Annual Meeting will be held at the Woodbridge Hotel, located at 120 Wood Ave. South, Metro Park, Islen, New Jersey, at 10:30 a.m. local time, on August 28, 1997.

MATTERS TO BE CONSIDERED AT THE MEETINGS

     Sovereign. At the Sovereign Special Meeting, holders of Sovereign Common Stock will be asked to consider and vote upon the approval and adoption of the Merger Agreement and the approval of the Sovereign Adjournment Proposal. Shareholders may also consider and vote upon such other matters as may properly be brought before the Sovereign Special Meeting.

     THE BOARD OF DIRECTORS OF SOVEREIGN HAS, BY UNANIMOUS VOTE, APPROVED THE MERGER AGREEMENT AND RECOMMENDS A VOTE FOR APPROVAL AND ADOPTION OF THE MERGER AGREEMENT. THE BOARD OF DIRECTORS HAS ALSO, BY UNANIMOUS VOTE, APPROVED, AND RECOMMENDS A VOTE FOR APPROVAL OF, THE SOVEREIGN ADJOURNMENT PROPOSAL.

     Bankers. At the Bankers Annual Meeting, holders of Bankers Common Stock will be asked to consider and vote upon the approval and adoption of the Merger Agreement and the approval of the Bankers Adjournment Proposal. In addition, holders of Bankers Common Stock will be asked to elect two directors for a term of three years each and to ratify the appointment of KPMG Peat Marwick LLP as independent auditors of Bankers for the year ending December 31, 1997. Shareholders may also consider such other matters as may properly be brought before the Bankers Annual Meeting.

     THE BOARD OF DIRECTORS OF BANKERS HAS, BY UNANIMOUS VOTE, APPROVED THE MERGER AGREEMENT AND RECOMMENDS A VOTE FOR APPROVAL AND ADOPTION OF THE MERGER AGREEMENT. THE BOARD OF DIRECTORS HAS ALSO, BY UNANIMOUS VOTE, APPROVED, AND RECOMMENDS A VOTE FOR THE ELECTION, AS DIRECTORS, OF THE NOMINEES OF THE BOARD OF DIRECTORS, FOR THE RATIFICATION OF THE APPOINTMENT OF INDEPENDENT AUDITORS AND FOR APPROVAL OF THE BANKERS ADJOURNMENT PROPOSAL.

VOTES REQUIRED

     Sovereign. The approval and adoption of the Merger Agreement and the approval of the Sovereign Adjournment Proposal will each require the affirmative vote of a majority of the votes cast in person or by proxy at the Sovereign Special Meeting.

     Holders of record of Sovereign Common Stock on the Sovereign Record Date are each entitled to one vote per share on each matter to be voted on at the Sovereign Special Meeting.

     As of the Sovereign Record Date, directors and executive officers of Sovereign and their affiliates beneficially owned and were entitled to vote 2,836,000 shares of Sovereign Common Stock, which represents approximately 4.0% of the shares of Sovereign Common Stock outstanding on the Sovereign Record Date. Each Sovereign director has indicated his or her present intention to vote the Sovereign Common Stock so owned by him or her for approval of the Merger Agreement and the Sovereign Adjournment Proposal. As of the Sovereign Record Date, Sovereign and its subsidiaries, as fiduciaries, custodians or agents, did not have sole or shared voting power with respect to any shares of Sovereign Common Stock.

     Bankers. The approval and adoption of the Merger Agreement, the ratification of the appointment of independent auditors and the approval of the Bankers Adjournment Proposal will each require the affirmative vote of a majority of the votes cast in person or by proxy at the Bankers Annual Meeting. Directors are elected by a plurality of the votes cast in person or by proxy at the Bankers Annual Meeting. Accordingly, the two nominees who receive the greatest number of votes cast at the Bankers Annual Meeting will be elected as directors.

     Each holder of shares of Bankers Common Stock outstanding on the Bankers Record Date will be entitled to one vote for each share held of record (except for shares held in excess of the Limit, as defined below) on each matter to be considered at the Bankers Annual Meeting. As provided in Bankers' Certificate of Incorporation, record holders of Bankers Common Stock who beneficially own in excess of 10% of the outstanding shares of Bankers Common Stock (the "Limit") are not entitled to any vote with respect to shares held in excess of the Limit. A person or entity is deemed to beneficially own shares owned by an affiliate of, as well as persons acting in concert with, such person or entity. Bankers' Certificate of Incorporation authorizes the Board of Directors of Bankers to construe and apply the provisions regarding the Limit and to make all determinations necessary or desirable to implement such provisions.

     As of the Bankers Record Date, directors and executive officers of Bankers and their affiliates beneficially owned and were entitled to vote 2,615,841 shares of Bankers Common Stock, which represents approximately 20.7% of the shares of Bankers Common Stock outstanding on the Bankers Record Date. Each Bankers director and executive officer has agreed to vote the Bankers Common Stock so owned by him or her for approval and adoption of the Merger Agreement.

VOTING OF PROXIES

     Shares represented by all properly executed proxies received in time for the Meetings will be voted at such Meetings in the manner specified therein by the holders thereof. In the case of Sovereign, properly executed proxies that do not contain voting instructions will be voted in favor of the Merger Agreement and in favor of the Sovereign Adjournment Proposal. In the case of Bankers, properly executed proxies that do not contain voting instructions will be voted in favor of the Merger Agreement, in favor of the election, as directors, of the nominees of the Board of Directors, in favor of the ratification of the appointment of independent auditors and in favor of the Bankers Adjournment Proposal.

     Sovereign and Bankers each intend to count shares of Sovereign Common Stock or Bankers Common Stock, as the case may be, present in person at the Meetings but not voting, and shares of Sovereign Common Stock or Bankers Common Stock, as the case may be, for which they have received proxies but with respect to which holders of shares have abstained on any matter, as present at the Meetings for purposes of determining the presence or absence of a quorum for the transaction of business.

     Under Pennsylvania law, Sovereign's Articles of Incorporation and the rules of the National Association of Securities Dealers, Inc. ("NASD") applicable to Sovereign, the affirmative vote of a majority of all votes cast in person or by proxy at the Sovereign Special Meeting is required to approve the Merger Agreement and the Sovereign Adjournment Proposal. The abstention from voting with respect to any proposal by any shareholder who is present in person or by proxy at the Sovereign Special Meeting will not constitute or be counted as a "vote cast" for purposes of the Sovereign Special Meeting. In addition, under the applicable rules of the New York Stock Exchange and the NASD, brokers and/or members, as the case may be, who hold shares in street name for customers who are the beneficial owners of such shares are prohibited from giving a proxy to vote such customers' shares with respect to the approval and adoption of the Merger Agreement or approval of the Sovereign Adjournment Proposal in the absence of specific instructions from such customers ("broker non-votes"). Broker non-votes also will not constitute or be counted as "votes cast" for purposes of the Sovereign Special Meeting.

     Under New Jersey law, Bankers' Certificate of Incorporation and the rules of the NASD applicable to Bankers, the affirmative vote of a majority of votes cast in person or by proxy at the Bankers Annual Meeting is required to approve the Merger Agreement, the ratification of the appointment of independent auditors and the Bankers Adjournment Proposal. Abstentions and broker non-votes relating to shares of Bankers Common Stock will not constitute or be counted as "votes cast" for purposes of the Bankers Annual Meeting. Directors are elected by a plurality of the votes cast in person or by proxy at the Bankers Annual Meeting. Accordingly, the two nominees who receive the greatest number of votes cast at the Bankers Annual Meeting will be elected as directors.

     It is not expected that any matter other than those referred to herein will be brought before either of the Meetings. If, however, other matters are properly presented for a vote, the persons named as proxies will vote in accordance with their judgment with respect to such matters.

REVOCABILITY OF PROXIES

     The grant of a proxy on the enclosed Sovereign or Bankers form does not preclude a Sovereign shareholder or a Bankers shareholder from voting in person. A Sovereign shareholder or a Bankers shareholder may revoke a proxy at any time prior to its exercise by filing with the Secretary of Sovereign (in the case of a Sovereign shareholder) or the Secretary of Bankers (in the case of a Bankers shareholder) a duly executed revocation of proxy, by submitting a duly executed proxy bearing a later date or by appearing at the applicable Meeting and voting in person at such Meeting. Attendance at the applicable Meeting will not, in and of itself, constitute revocation of a proxy.

RECORD DATE; STOCK ENTITLED TO VOTE; QUORUM

     Sovereign. Only holders of record of Sovereign Common Stock on the Sovereign Record Date will be entitled to notice of, and to vote at, the Sovereign Special Meeting. On the Sovereign Record Date, 70,012,292 shares of Sovereign Common Stock were issued and outstanding and held by approximately 9,700 holders of record.

     Shareholders entitled to cast at least a majority of the votes which all shareholders are entitled to cast on the Sovereign Record Date must be present in person or by proxy at the Sovereign Special Meeting in order for a quorum to be present for purposes of voting on approval of the Merger Agreement and the Sovereign Adjournment Proposal.

     Bankers. Only holders of record of Bankers Common Stock on the Bankers Record Date will be entitled to notice of, and to vote at, the Bankers Annual Meeting. On the Bankers Record Date, 12,391,848 shares of Bankers Common Stock were issued and outstanding and held by approximately 1,000 holders of record.

     Shareholders entitled to cast at least a majority of the votes which all shareholders are entitled to cast on the Bankers Record Date must be present in person or by proxy at the Bankers Special Meeting in order for a quorum to be present for purposes of voting on approval of the Merger Agreement and the other matters to be considered at the Bankers Annual Meeting.

SOLICITATION OF PROXIES

     Each of Sovereign and Bankers will bear the cost of the solicitation of proxies from its own shareholders, except that Sovereign and Bankers will share equally the cost of printing this Proxy Statement/Prospectus and, under the Merger Agreement, Sovereign has agreed to bear the expense of the proxy solicitor engaged by Bankers. In addition to solicitation by mail, the directors, officers and employees of each of Sovereign and Bankers and their subsidiaries may solicit proxies from shareholders of such company by telephone or telegram or in person. Arrangements will also be made with brokerage houses and other custodians, nominees and fiduciaries for the forwarding of solicitation material to the beneficial owners of stock held of record by such persons, and Sovereign and Bankers will reimburse such custodians, nominees and fiduciaries for their reasonable out-of-pocket expenses in connection therewith.

     Georgeson & Co., Inc. will assist in the solicitation of proxies by Sovereign for a fee of $8,000, plus reasonable out-of-pocket expenses. Corporate Investor Communications, Inc. will assist in the solicitation of proxies by Bankers for a fee of $4,500, plus reasonable out-of-pocket expenses.

     BANKERS SHAREHOLDERS SHOULD NOT SEND STOCK CERTIFICATES WITH THEIR PROXY CARDS. AS DESCRIBED BELOW UNDER THE CAPTION "THE MERGER -- EXCHANGE OF BANKERS STOCK CERTIFICATES," EACH BANKERS SHAREHOLDER WILL BE PROVIDED WITH MATERIALS FOR EXCHANGING SHARES OF BANKERS COMMON STOCK AS PROMPTLY AS PRACTICABLE AFTER THE EFFECTIVE DATE.

                                   THE MERGER

BACKGROUND OF AND REASONS FOR THE MERGER; RECOMMENDATIONS OF THE BOARDS OF DIRECTORS

  Background of the Merger

     The Board of Directors of Bankers, and management, with their significant equity position in Bankers, have focused on enhancing shareholder value since Bankers Savings' conversion to a stock company in March 1990 and the formation of Bankers as the publicly-owned holding company for Bankers Savings. After the conversion, management's strategy was to grow Bankers through the acquisition of other financial institutions or branches thereof in order to take advantage of Bankers' strong capital position and highly efficient operations. Though the strategy met with initial success, it became apparent that, as the industry recapitalized and market multiples for bank stocks improved, merger and acquisition activity would be stock rather than cash based. Because Bankers was a thrift, it had historically traded at lower multiples than commercial banks, which resulted in a significant disadvantage in merger and acquisition activity. As the result, Bankers experienced curtailed growth, and earnings for the years 1993 through 1995 were flat. This caused the Board of Directors of Bankers to consider an alternate strategy involving the possible sale of Bankers. Unfortunately, a premature announcement of discussions that Bankers was having with Summit Bancorp was made in October 1994, and, subsequently, because of changing market conditions and other factors, both parties mutually agreed to discontinue discussions. As a result, Bankers' coverage by the major brokerage analysts was dropped on the basis that Bankers no longer traded on fundamentals but, rather, on acquisition speculation. In spite of continuing efforts, including the retention of Alex. Brown as its buy-side advisor, Bankers continued to be unsuccessful with its strategy to acquire other financial institutions or branches thereof.

     In August 1996, the Board of Directors of Bankers requested Alex. Brown to, among other things, review and analyze the various strategic alternatives available to Bankers, including, but not limited to, maintaining or modifying Bankers' existing business plan in pursuit of a long-term internal growth strategy or pursuing a possible merger partner or sale of Bankers.

     In September 1996, upon completion of this strategic alternatives review, the Board of Directors of Bankers engaged Alex. Brown to serve as Bankers' financial advisor to embark upon a process designed to lead to a possible sale of Bankers to a third party. In this context, the Board of Directors of Bankers authorized Alex. Brown to identify potential merger partners and acquirors of Bankers and to prepare and distribute information packages to those parties that expressed interest in reviewing the Bankers acquisition opportunity in order to obtain expressions of interest as to a potential transaction with Bankers.

     Beginning in October 1996, Alex. Brown contacted a total of 12 national and super-regional banks and thrifts headquartered in New Jersey, Pennsylvania, California, Massachusetts, North Carolina and New York that were identified by Alex. Brown as parties potentially interested in acquiring or merging with Bankers and as the most likely candidates to pay a high premium to acquire or merge with Bankers. Of these 12, nine entered into confidentiality agreements with Bankers and were furnished with information packages. In November 1996, Bankers received written or oral preliminary indications of interest from seven of these parties and subsequently selected three parties, Sovereign, a regional bank (the "Regional") and a mutual thrift (the "Mutual"), as potential transaction candidates. The preliminary indication of interest from each party was for an acquisition transaction in which the shareholders of Bankers would receive either common or preferred stock, cash or a combination thereof. In each case, the preliminary indication of interest was subject to, among other things, the completion of an on-site due diligence review of Bankers. Sovereign's preliminary indication of interest was $23.50 per share in a 100% stock transaction; the Regional's preliminary indication of interest was $21.50 per share in a 100% stock transaction; and the Mutual's preliminary indication of interest was $24.00 per share in a 50% stock and 50% cash transaction, which would have required the Mutual to convert to the stock form either prior to or simultaneously with the Mutual's acquisition of Bankers.

     During December 1996 and January 1997, meetings were held with the three interested parties to address specific questions regarding the information package that they had been provided and as to other information regarding Bankers that they might require. The Chief Executive Officer and the Head of Strategic Planning of the Regional met with Mr. Gemmell of Bankers and a representative of Alex. Brown on December 11, 1996; the Chief Executive Officer and the Chief Financial Officer of the Mutual, together with a representative of the financial advisor of the Mutual, met with Mr. Gemmell of Bankers and a representative of Alex. Brown on December 11 and December 27, 1996; and the Chief Executive Officer of Sovereign, together with a representative of Ryan, Beck, met with Mr. Gemmell, another representative of Bankers and a representative of Alex. Brown on January 29, 1997. Each of the parties was given the opportunity to resubmit its proposal on the basis that its initial indication of interest was one of three being considered and at this point was not high enough for Bankers to grant it an exclusive right to submit another proposal. All three parties subsequently indicated higher indications but, again, none was high enough to be considered preemptive. Sovereign's preliminary indication was revised to $25.50 per share; the Regional's preliminary indication was revised to $23.00 per share; and the Mutual's preliminary indication was revised to $25.50 per share. Consequently, all three parties were given the opportunity to perform due diligence reviews of and related management interviews with Bankers. The Mutual conducted its due diligence on January 7, 8 and 9, 1997; the Regional conducted its due diligence on January 21, 22, and 23, 1997; and Sovereign conducted its due diligence on February 1 and 2, 1997. Each of the three parties that conducted due diligence confirmed its revised preliminary indication of value after due diligence. However, prior to February 3, 1997, the Mutual elected to withdraw from the acquisition process.

     Based upon its evaluation of the two final proposals, on February 3, 1997, the Board of Directors of Bankers authorized senior management of Bankers and Alex. Brown to proceed with the negotiation of an acquisition agreement with Sovereign on the basis that Sovereign had furnished the bid with the highest value. On February 5, 1997, after consideration of the strategic alternatives available to Bankers and reviewing the fairness of the offer, the Bankers Board of Directors approved the acquisition of Bankers by Sovereign and authorized the execution and delivery by Bankers of the Merger Agreement.

  Sovereign's Reasons for the Merger

     Sovereign's acquisition strategy consists of identifying financial institutions with business philosophies that are similar to those of Sovereign, which operate in strong markets that are geographically compatible with Sovereign, are financially sound and can be acquired at reasonable cost. Acquisitions are also evaluated in terms of asset quality, interest rate risk, potential operating efficiencies and management capabilities.

     In determining the terms of its offer for Bankers and whether to enter into the Merger Agreement, Sovereign's Board of Directors considered a number of factors, including the following: (i) the financial condition, operating results and future prospects of Sovereign and Bankers, (ii) historical pro forma financial information on the Merger, including, among other things, pro forma book value and earnings per share information, dilution analysis and capital ratio impact information, (iii) a comparison of the price being paid in this Merger to other comparable financial institution mergers, based on, among other things, multiples of book value and earnings, (iv) the historical trading prices for Bankers Common Stock and Sovereign Common Stock and (v) the recommendation of Ryan, Beck, Sovereign's financial advisor, as to the fairness, from a financial point of view, of the Exchange Ratio to the holders of Sovereign Common Stock.

     In the view of Sovereign's Board of Directors, the Merger is a strategic acquisition for Sovereign that significantly enhances Sovereign's central New Jersey franchise.

     In approving the transaction, the Sovereign Board of Directors did not specifically identify any one factor or group of factors as being more significant than any other factor in the decision making process, although individual directors may have given one or more factors more weight than other factors.

     The emphasis of the Sovereign Board of Directors' discussion in considering the transaction, however, was on the financial aspects of the transaction, particularly (i) the strategic fit and enhanced franchise value discussed above, including pro forma market share information relating to deposits in Monmouth, Ocean and Middlesex counties, New Jersey, (ii) perceived opportunities to reduce operating expenses relating to Bankers' operations, (iii) the ability to increase Sovereign's capital base thereby increasing operating flexibility, (iv) Bankers' asset quality, (v) the absence of earnings per share dilution and the accretion to tangible book value, (vi) pricing provisions of the Merger Agreement, which provide for a fixed price of $25.50 in value of Sovereign Common Stock for each share of Bankers Common Stock in the event Sovereign Common Stock is trading between $9.17 and $13.75 per share and a fixed exchange ratio in the event Sovereign Common Stock is trading outside such range and
(vii) a right, in the event that Bankers elects to terminate the Merger Agreement as a result of a decline in the Sovereign Market Value to $8.59 per share or less in the absence of a specified decline in the average price of a comparable group of fifteen thrift holding companies, to override such termination by increasing the number of shares of Sovereign Common Stock issuable in the Merger to a number of shares having an aggregate value of $23.90 based on the Sovereign Market Value as of the date immediately preceding the Effective Date.

  Bankers' Reasons for the Merger

     The Board of Directors of Bankers believes that the Merger will enable all holders of Bankers Common Stock to realize significant value when compared to the market value per share and book value per share of Bankers Common Stock prior to the announcement of the transaction. The market value per share of Bankers Common Stock, as represented by the closing sale price on July 18, 1997, as reported on the Nasdaq National Market, was $__________, and the stated book value per share of Bankers Common Stock as of March 31, 1997 was $15.98. See "-- Opinions of Financial Advisors" and "INTERESTS OF CERTAIN PERSONS IN THE MERGER."

     In reaching its determination that the Merger is fair to, and in the best interests of, Bankers and its shareholders, the Board of Directors of Bankers considered a number of factors, both from a short-term and longer-term perspective, including, but not limited to, the following:

          (i) the Bankers Board of Directors' familiarity with and review of the business, financial condition, results of operations and future prospects, including, but not limited to, the potential growth, development, productivity and profitability of Bankers;

          (ii) the current and prospective environment in which Bankers operates, including national and local economic conditions, the competitive environment for savings and other financial institutions generally, the increased regulatory burden on financial institutions generally, the trend toward consolidation in the financial services industry and the likely effect of the foregoing factors on Bankers' potential growth, development, productivity and profitability;

          (iii) pro forma financial information on the Merger, including, among other things, the pro forma book value and earnings per share to Bankers' shareholders;

          (iv) a comparison of the price being paid in the Merger to that paid in other comparable thrift mergers;

          (v) the tax free nature of the transaction to Bankers shareholders (see, generally, "-- Certain Federal Income Tax Consequences");

          (vi) the historical trading prices for Bankers Common Stock and Sovereign Common Stock;

          (vii) the price protection afforded to Bankers' shareholders due to the method of calculation of the Exchange Ratio and the ability of Bankers to terminate the Merger Agreement under certain circumstances if the Sovereign Market Value is less than $8.59 per share;

          (viii) Bankers' alternatives to the Merger, including the range of possible values of those alternatives and the timing and likelihood of actually receiving those values;

          (ix) the extensive process followed by Alex. Brown to obtain acquisition proposals and preliminary bids and the conclusion that Sovereign's bid was more favorable than any of the other indications of interest from the other companies that also conducted due diligence examinations of Bankers;

          (x) the presentation of Alex. Brown to the Bankers Board of Directors on February 5, 1997 and Alex. Brown's opinion that, as of such date, the consideration to be received by the shareholders of Bankers is fair to the shareholders of Bankers from a financial point of view;

          (xi) the expectations that the Merger would provide holders of Bankers Common Stock with an opportunity to receive a premium over the then current market and book value of such stock and that the consideration received by Bankers shareholders in the Merger would constitute a favorable premium compared to expected future values of Bankers Common Stock under a variety of circumstances and assumptions;

          (xii) the review by the Board with its legal and financial advisors of the provisions of the Merger Agreement, the Stock Option Agreement and other related documents; and

          (xiii) the compatibility of the respective business and management philosophies of Sovereign and Bankers.

     The foregoing does not purport to be a complete list of the matters considered by the Board of Directors of Bankers in approving the Merger. In approving the Merger, the Bankers Board of Directors did not identify any one factor or group of factors as being more important or significant than any other factor in the decision making process, although individual directors may have given one or more factors more weight than other factors.

  Recommendation of the Sovereign Board of Directors

     THE BOARD OF DIRECTORS OF SOVEREIGN BELIEVES THAT THE TERMS OF THE MERGER ARE FAIR TO, AND IN THE BEST INTERESTS OF, SOVEREIGN AND ITS SHAREHOLDERS AND HAS UNANIMOUSLY APPROVED THE MERGER AGREEMENT. THE BOARD OF DIRECTORS OF SOVEREIGN UNANIMOUSLY RECOMMENDS THAT THE SHAREHOLDERS OF SOVEREIGN APPROVE THE MERGER AGREEMENT.

  Recommendation of the Bankers Board of Directors

     THE BOARD OF DIRECTORS OF BANKERS BELIEVES THAT THE TERMS OF THE MERGER ARE FAIR TO, AND IN THE BEST INTERESTS OF, BANKERS AND ITS SHAREHOLDERS AND HAS UNANIMOUSLY APPROVED THE MERGER AGREEMENT. THE BOARD OF DIRECTORS OF BANKERS UNANIMOUSLY RECOMMENDS THAT THE SHAREHOLDERS OF BANKERS APPROVE THE MERGER AGREEMENT.

TERMS OF THE MERGER

     Upon completion of the Merger, the separate legal existence of Bankers will cease. All property, rights, powers, duties, obligations, debts and liabilities of Bankers will automatically be taken and deemed to be transferred to and vested in Sovereign, in accordance with Pennsylvania and New Jersey law. Sovereign, as the surviving corporation, will be governed by the Articles of Incorporation and Bylaws of Sovereign in effect immediately prior to completion of the Merger. The directors and executive officers of Sovereign prior to the Merger will continue, in their respective capacities, as the directors and executive officers of Sovereign after the Merger.

     Upon completion of the Merger, each outstanding share of Sovereign Common Stock and related stock purchase rights will continue to be outstanding as an identical share of Sovereign Common Stock and related stock purchase rights. Under the Merger Agreement, each outstanding share of Bankers Common Stock on the Effective Date (other than Excluded Shares) will be converted into and become the right to receive such number of shares of Sovereign Common Stock, and corresponding percentage of Sovereign stock purchase rights, as shall equal $25.50 divided by the average of the mean between the closing high bid and low asked prices of a share of Sovereign Common Stock (as reported on the

Nasdaq National Market) for the 15 consecutive trading days immediately preceding the Effective Date of the Merger (the "Sovereign Market Value"), provided that such Sovereign Market Value as of the Effective Date is between $9.17 and $13.75 per share. If, however, the Sovereign Market Value as of the Effective Date is less than $9.17 per share or greater than $13.75 per share, shareholders of Bankers will be entitled to receive a fixed number of shares of Sovereign Common Stock, and corresponding percentage of Sovereign stock purchase rights, as described in the following paragraphs:

     If, on the Effective Date, the Sovereign Market Value is less than $9.17 per share, each outstanding share of Bankers Common Stock (other than Excluded Shares) will be converted into and become the right to receive 2.782 shares of Sovereign Common Stock, and corresponding percentage of Sovereign stock purchase rights.

     If, on the Effective Date, the Sovereign Market Value is greater than $13.75 per share, each outstanding share of Bankers Common Stock (other than Excluded Shares) will be converted into and become the right to receive 1.854 shares of Sovereign Common Stock, and corresponding percentage of Sovereign stock purchase rights.

     In addition, in the event that Bankers elects to terminate the Merger Agreement as a result of a decline in the price of Sovereign Common Stock to $8.59 or less in the absence of a specified decline in the weighted average prices of a comparable group of fifteen thrift holding companies, Sovereign can override such election by increasing the number of shares issuable in exchange for each share of Bankers Common Stock from 2.782 shares to such number of shares of Sovereign Common Stock as shall have an aggregate value of $23.90 based on the Sovereign Market Value as of the date immediately preceding the Effective Date. See "-- Termination; Effect of Termination."

     The number of shares of Sovereign Common Stock issuable in exchange for shares of Bankers Common Stock (as finally determined, the "Exchange Ratio") will be further adjusted to prevent dilution in the event of additional stock splits, reclassifications or other similar events.

     Shareholders of Bankers will receive cash in lieu of fractional shares of Sovereign Common Stock. See "-- Exchange of Bankers Stock Certificates."

     As of the Bankers Record Date, directors and executive officers of Bankers and/or Bankers Saving have been granted options to purchase 274,755 shares of Bankers Common Stock (the "Management Options"). On the Effective Date, each Management Option, whether or not such Management Option is exercisable on the Effective Date, will cease to be outstanding and will be converted on the Effective Date into and become an option to acquire that number of shares of Sovereign Common Stock equal to the number of shares of Bankers Common Stock covered by the Management Option multiplied by the Exchange Ratio, at an exercise price equal to the present stated exercise price of such option divided by the Exchange Ratio. Shares issuable upon the exercise of such options to acquire Sovereign Common Stock will be issuable in accordance with the terms of the respective plans and grant agreements of Bankers under which they were issued.

     Neither the Merger nor consummation of the Bank Merger will require Sovereign, Bankers or any subsidiary of either to distribute to depositors the liquidation account established by Bankers Savings in connection with its conversion from mutual to stock form.

     The Sovereign Common Stock and cash to be received by the holders of Bankers Common Stock (including the holders of options to acquire Bankers Common Stock) in exchange for each share (other than Excluded Shares) of Bankers Common Stock (including shares subject to options) are referred to herein as the "Merger Consideration."

OPINIONS OF FINANCIAL ADVISORS

  Opinion of Sovereign's Financial Advisor

     On December 18, 1996, Sovereign retained Ryan, Beck to advise Sovereign on the acquisition of Bankers. Ryan, Beck is regularly engaged in the valuation of banks, bank holding companies, savings and loan associations and savings and loan holding companies in connection with mergers, acquisitions and other securities-related transactions. Ryan, Beck has knowledge of, and experience with, the New Jersey banking market and banking organizations operating in that market, and was selected by Sovereign because of its knowledge of, experience with, and reputation in the financial services industry.

     In its capacity as Sovereign's financial advisor, Ryan, Beck participated in the negotiations with respect to the pricing and other terms and conditions of the Merger, but the decision as to whether to acquire Bankers and the final pricing of the Merger was ultimately made by the Board of Directors of Sovereign. Ryan, Beck rendered its oral opinion to the Sovereign Board on February 5, 1997 and rendered its formal written opinion on July 18, 1997, that the Exchange Ratio is "fair" to Sovereign's shareholders from a financial point of view. No limitations were imposed by the Sovereign Board upon Ryan, Beck with respect to the investigations made or procedures followed by it in arriving at its opinion.

     THE FULL TEXT OF THE OPINION OF RYAN, BECK DATED AS OF JULY 18, 1997, WHICH SETS FORTH ASSUMPTIONS MADE AND MATTERS CONSIDERED, IS ATTACHED AS ANNEX C TO THIS PROXY STATEMENT/PROSPECTUS. SHAREHOLDERS OF SOVEREIGN ARE URGED TO READ THIS OPINION IN ITS ENTIRETY. RYAN, BECK'S OPINION IS DIRECTED ONLY TO THE EXCHANGE RATIO AND DOES NOT CONSTITUTE A RECOMMENDATION TO ANY SOVEREIGN SHAREHOLDER AS TO HOW SUCH SHAREHOLDER SHOULD VOTE AT THE SOVEREIGN SPECIAL MEETING. THE SUMMARY OF THE OPINION OF RYAN, BECK SET FORTH IN THIS PROXY STATEMENT/PROSPECTUS IS QUALIFIED IN ITS ENTIRETY BY REFERENCE TO THE FULL TEXT OF SUCH OPINION. RYAN, BECK'S ORAL OPINION AS OF FEBRUARY 5, 1997 WAS TO THE SAME EFFECT AS ITS WRITTEN OPINION.

     In connection with its analysis, Ryan, Beck: (i) reviewed the Merger Agreement and related documents; (ii) reviewed this Proxy Statement/Prospectus;
(iii) reviewed Sovereign's Annual Reports to Shareholders and Annual Reports on Form 10-K for the years ended December 31, 1996, 1995, and 1994, and Sovereign's Quarterly Reports on Form 10-Q for the periods ended March 31, 1997, September 30, 1996, June 30, 1996 and March 31, 1996; (iv) reviewed Bankers' financial statements for the years ended December 31, 1996, 1995, and 1994, and Bankers' Quarterly Reports on Form 10-Q for the periods ended March 31, 1997, September 30, 1996, June 30, 1996 and March 31, 1996; (v) reviewed the historical stock prices and trading volume of Sovereign's Common Stock; (vi) reviewed the historical stock prices and trading volume of Bankers' Common Stock; (vii) as more particularly described below, reviewed the publicly available financial data of thrift organizations which Ryan, Beck deemed generally comparable to Sovereign; (viii) as more particularly described below, reviewed the publicly available financial data of thrift organizations which Ryan, Beck deemed generally comparable to Bankers; (ix) as more particularly described below, reviewed the terms of recent acquisitions of thrift organizations which Ryan, Beck deemed generally comparable to Bankers; and (x) conducted such other studies, analyses, inquiries and examinations as Ryan, Beck deemed appropriate. Ryan, Beck also reviewed certain projections provided by Bankers for the year ending December 31, 1997 and met with certain members of Bankers' senior management to discuss Bankers' past and current business operations, financial condition, strategic plan and future prospects. Ryan, Beck also reviewed Sovereign's budget for the year ending December 31, 1997, and met with certain members of Sovereign's senior management to discuss Sovereign's past and current business operations, financial condition, strategic plan and future prospects.

     In connection with its review, Ryan, Beck relied upon and assumed, without independent verification, the accuracy and completeness of the financial and other information regarding Sovereign and Bankers provided to Ryan, Beck by Sovereign and Bankers and their representatives. Ryan, Beck is not an expert in the evaluation of allowances for loan losses. Therefore, Ryan, Beck has not assumed any responsibility for making an independent evaluation of the adequacy of the allowances for loan losses as set forth on Bankers' and Sovereign's balance sheets at March 31, 1997, and Ryan, Beck assumed such allowances were adequate and complied fully with applicable law, regulatory policy and sound banking practice as of the date of such financial statements. Ryan, Beck has reviewed certain historical financial data and financial projections (and the assumptions and bases therefor) provided by Sovereign and Bankers. Ryan, Beck assumed that such forecasts and projections reflected the best currently available estimates and judgments of the respective managements. In certain instances, for the purposes of its analyses, Ryan, Beck made adjustments to such financial and operating forecasts which in Ryan, Beck's judgment were appropriate under the circumstances. Ryan, Beck was not retained to nor did it make any independent evaluation or appraisal of the assets or liabilities of Sovereign or Bankers nor did Ryan, Beck review any loan files of Sovereign or Bankers or their respective subsidiaries. Ryan, Beck also assumed that the Merger in all respects is, and will be, undertaken and consummated in compliance with all laws and regulations that are applicable to Sovereign and Bankers.

     The preparation of a fairness opinion on a transaction such as the Merger involves various determinations as to the most appropriate and relevant methods of financial analysis and the application of those methods to the particular circumstances and, therefore, the opinion of Ryan, Beck is not readily susceptible to summary description. In arriving at its opinion, Ryan, Beck performed a variety of financial analyses. Ryan, Beck believes that its analyses must be considered as a whole and the consideration of portions of such analyses and the factors considered therein, without considering all factors and analyses, could create an incomplete view of the analyses and the process underlying Ryan, Beck's opinion. No one of the analyses was assigned a greater significance than any other.

     The projections furnished to Ryan, Beck were prepared by the respective managements of Sovereign and Bankers. Sovereign and Bankers do not publicly disclose internal management projections of the type provided to Ryan, Beck in connection with the review of the Merger. Such projections were not prepared with a view towards public disclosure. The public disclosure of such projections could be misleading since the projections were based on numerous variables and assumptions which are inherently uncertain, including, without limitation, factors related to general economic and competitive conditions. Accordingly, actual results could vary significantly from those set forth in such projections.

     In its analyses, Ryan, Beck made numerous assumptions with respect to industry performance, business and economic conditions, and other matters, many of which are beyond the control of Sovereign or Bankers. Any estimates contained in Ryan, Beck's analyses are not necessarily indicative of future results or values, which may be significantly more or less favorable than such estimates. Estimates of values of companies do not purport to be appraisals nor do they necessarily reflect the prices at which companies or their securities may actually be sold.

     The following is a brief summary of the analyses and procedures performed by Ryan, Beck in the course of arriving at its opinion.

     Analysis of Selected Publicly Traded Companies: Ryan, Beck compared Bankers' financial data as of December 31, 1996 to a peer group of thirteen selected thrifts located in the New England and Mid Atlantic regions of the United States with assets between $1.5 billion and $5.0 billion. The peer group consisted of ALBANK Financial Corporation, CFX Corporation, Commonwealth Bancorp, Inc., Greater New York Savings Bank, Haven Bancorp, Inc., JSB Financial, Inc., ML Bancorp, Inc., New York Bancorp, Inc., RCSB Financial, Inc., Reliance Bancorp, Inc., TR Financial Corp., Roslyn Bancorp, Inc. and Webster Financial Corporation. Ryan, Beck deemed this group to be generally comparable to Bankers. At or for the twelve months ended December 31, 1996, Bankers had tangible equity to tangible assets of 7.72%, a return on average assets of 1.21% adjusted to exclude the one-time SAIF assessment, a return on average equity of 13.99% adjusted to exclude the one-time SAIF assessment, a net interest margin of 3.03%, a ratio of non-interest expenses to average assets of 1.04%, a ratio of non-performing loans to total loans of 2.12%, a ratio of non-performing assets to total assets of 1.63%, a ratio of loan loss reserves to non-performing loans of 18.65%, and an efficiency ratio of

37.40%. These ratios were compared to the median ratios of the thirteen selected thrift organizations, which were, as calculated, a tangible equity to tangible assets ratio of 7.09%, a return on average assets of 0.93% adjusted to exclude the one-time SAIF assessment, a return on average equity of 11.33% adjusted to exclude the one-time SAIF assessment, a net interest margin of 3.50%, a ratio of non-interest expense to average assets of 2.09%, a ratio of non-performing loans to total loans of 0.95%, a ratio of non-performing assets to total assets of 0.65%, a ratio of loan loss reserves to non performing loans of 125.39%, and an efficiency ratio of 55.16%. Ryan, Beck noted that the performance of Bankers as measured by return on average assets and return on average equity exceeded that of the peer group and that Bankers' efficiency ratio, non-interest expenses to average assets, and loan loss reserves to non-performing loans were significantly less than that of the peer group.

     Ryan, Beck also compared Sovereign's financial data as of December 31, 1996 with that of a group of thirteen selected thrift organizations with assets between $5.5 billion and $20 billion for which public trading and pricing information was available. The peer group consisted of Commercial Federal Corporation, TCF Financial Corp., Collective Bancorp, Inc., First Financial Corp., Long Island Bancorp, Inc., Washington Federal, Inc., Astoria Financial Corporation, Coast Savings Financial, BankUnited Corp., GreenPoint Financial Corp., Charter One Financial, Glendale Federal Bank, FSB, and Dime Bancorp, Inc. Ryan, Beck deemed this group to be generally comparable to Sovereign. At or for the twelve months ending December 31, 1996, Sovereign (balance sheet ratios are pro-forma for the then pending acquisition of First State Financial Services) had tangible equity to tangible assets of 3.90%, a return on average assets of 0.78% adjusted to exclude the one-time SAIF assessment, a return on average equity of 15.14% adjusted to exclude the one-time SAIF assessment, a dividend yield of 0.69%, a net interest margin of 2.56%, an efficiency ratio of 49.77%, a ratio of non-performing assets to total assets of 0.51% and a ratio of reserves to non-performing loans of 121.03%. These ratios were compared to the median ratios of the thirteen selected thrift organizations, which were, as calculated, a tangible equity to tangible assets ratio of 6.58%, a return on average assets ratio of 1.03% adjusted to exclude the one-time SAIF assessment, a return on average equity ratio of 15.71% adjusted to exclude the one-time SAIF assessment, a dividend yield of 1.64%, a net interest margin of 2.92%, an efficiency ratio of 49.92%, a ratio of non-performing assets to total assets of 1.02% and a ratio of reserves to non-performing loans of 101.44%. Using a ten day average trading price for Sovereign's Common Stock, its price to latest twelve month earnings adjusted to exclude the one-time SAIF assessment was 12.30 times, price to book value was 175.66% and price to tangible book value was 248.67%. The peer group's median price to latest twelve month earnings was 13.74 times, price to book value was 170.43% and price to tangible book value was 188.54%.

     Analysis of Selected Transactions: Ryan, Beck compared Bankers' financial data at or for the twelve months ended December 31, 1996 with that of a group of seven selected thrift organizations being acquired in announced transactions since September 30, 1995 and for which pricing data pertaining to the transactions was publicly available. The criteria for this group was thrifts with assets between $1.0 billion and $5 billion, with a return on average assets greater than 0.65% and a tangible equity to tangible assets ratio of less than 10%. The peer group of acquired organizations consisted of DS Bancor, Inc., Walden Bancorp, Inc., North Side Savings Bank, TAC Bancshares, Leader Financial Corp., Bankers First Corp. and Boston Bancorp. Ryan, Beck deemed this group to be generally comparable to Bankers. The median ratios of the seven selected companies, as calculated, represented a 7.97% tangible equity to tangible assets ratio, a non-performing assets to assets ratio of 0.91%, an annualized year-to-date return on average assets of 1.14% and an annualized year-to-date return on average equity of 13.44%. These ratios were compared to Bankers' ratios, which were, as calculated, a 7.71% tangible equity to tangible assets ratio, a non-performing assets to assets ratio of 1.11%, a SAIF adjusted return on average assets of 1.12%, and a SAIF adjusted return on average equity of 12.46%.

     Ryan, Beck also calculated certain ratios based on the $25.50 of Sovereign Common Stock to be received for each share of Bankers Common Stock based upon an average Sovereign stock price, as defined, between $9.17 and $13.75 per share (as adjusted for the Stock Split). The median ratios for the comparable transactions, as calculated, represented a price to fully diluted book value of 168.46%, a price to fully diluted tangible book value of 170.07%, a price to latest twelve month earnings of 13.05 times and a core deposit premium of 7.98%. The imputed value of Bankers based on the median multiples of the above mentioned acquisition peer group was $26.25 based on price to fully diluted book value, $26.04 based on price to fully diluted tangible book value, $26.62 based on price to latest twelve month earnings and $25.49 based on the core deposit premium to tangible book value.

     No company or transaction used in the Analysis of Selected Publicly Traded Companies and Transactions sections is identical to Bankers, Sovereign or the Merger. Accordingly, an analysis of the results of the foregoing is not mathematical; rather it involves complex considerations and judgments concerning differences in financial and operating characteristics of the companies involved and other factors that could affect the trading values of the securities of the company or companies to which they are being compared.

     Impact Analysis: Ryan, Beck analyzed the Merger in terms of its effect on Sovereign's projected earnings per share, current book value, tangible book value, and capital ratios. Ryan, Beck based its analysis on Sovereign and Bankers' projected 1997 and 1998 earnings and certain assumptions with respect to cost savings and other synergies from the Merger. Based upon the stand alone earnings projections provided by Sovereign and Bankers and a Sovereign stock price of $11.46 per share (adjusted for the Stock Split), the analysis showed that the Merger would be accretive to Sovereign's estimated 1997 earnings per share by approximately 1.37% and accretive to 1998 earnings per share by approximately 2.01%. Based upon Sovereign and Bankers' December 31, 1996 financial statements (Sovereign's December 31, 1996 financial statements were pro-forma for the pending acquisition of First State Financial Services), the Merger would be accretive to fully diluted book value per share by approximately 0.18%, and would be accretive to Sovereign's fully diluted tangible book value by approximately 7.11%. Sovereign's pro-forma total equity to total assets would increase from 4.98% to 5.40%, its tangible equity to tangible assets would increase from 3.90% to 4.51%, and its intangible assets to total equity would be reduced from 22.69% to 17.34%. The actual results achieved may vary from the projected results and the variations may be material.

     Discounted Dividend Analysis: Using a discounted dividend analysis, Ryan, Beck estimated the net present value of the future dividend streams that Bankers could produce in perpetuity. Projection ranges for Bankers' five-year balance sheet and income statement were provided by Bankers' management. Management's projections were based upon various factors and assumptions, many of which are beyond the control of Bankers. These projections are, by their nature, forward-looking and may differ materially from the actual values or actual future results which may be significantly more or less favorable than suggested by such projections. In producing a range of per share Bankers values, Ryan, Beck utilized the following assumptions: discount rates range from 14.0% to 16.0%, terminal price/earnings multiples range from 9.0x to 10.0x (which when applied to terminal year estimated earnings produces a value which approximates the net present value of the dividends in perpetuity, given certain assumptions regarding growth rates and discount rates) and earnings that include estimated savings in Bankers' non-interest expense equal to 16.21% in 1997 and 40.0% in 1998, with an assumed 5% growth in synergies in years thereafter. The discounted dividend analysis produced a range of net present values per share of Bankers Common Stock from $27.60 to $31.81. These analyses do not purport to be indicative of actual values or expected values or an appraisal range of the shares of Bankers Common Stock. Ryan, Beck noted that the discounted dividend analysis is a widely used valuation methodology, but noted that it relies on numerous assumptions, including expense savings levels, dividend payout rates, terminal values and discount rates, the future values of which may be significantly more or less than such alternatives.

     In connection with its written opinion dated as of July 18, 1997, Ryan, Beck confirmed the appropriateness of its reliance on the analyses used to render its February 5, 1997 oral opinion by performing procedures to update certain of such analyses and by reviewing the assumptions and conclusions contained in its opinion.

     RYAN, BECK'S WRITTEN OPINION DATED JULY 18, 1997 WAS BASED SOLELY UPON THE INFORMATION AVAILABLE TO IT AND THE ECONOMIC, MARKET AND OTHER CIRCUMSTANCES AS THEY EXISTED AS OF THE DATE OF SUCH OPINION. RYAN, BECK DID NOT EXPRESS ANY OPINION AS TO THE PRICE OR RANGE OF PRICES AT WHICH

SOVEREIGN COMMON STOCK MIGHT TRADE SUBSEQUENT TO THE MERGER. EVENTS OCCURRING AFTER SUCH DATE COULD MATERIALLY AFFECT THE ASSUMPTIONS AND CONCLUSIONS CONTAINED IN SUCH OPINION. RYAN, BECK HAS NOT UNDERTAKEN TO REAFFIRM OR REVISE ITS OPINION OR OTHERWISE COMMENT UPON ANY EVENTS OCCURRING AFTER THE DATE HEREOF.

     The opinion of Ryan, Beck that the Exchange Ratio is fair to Sovereign's shareholders from a financial point of view does not include situations in which Bankers elects to terminate the Merger Agreement as a result of a decline in the price of Sovereign Common Stock to $8.59 or less in the absence of a specified decline in the weighted average price of a group of fifteen comparable thrift holding companies. Under such circumstances, Sovereign can override such termination by increasing the number of shares of Sovereign Common Stock issuable for each share of Bankers Common Stock from 2.782 shares to such number of shares of Sovereign Common Stock having an aggregate market value of $23.90 based on the Sovereign Market Value as of the date immediately preceding the Effective Date. Whether or not Sovereign would agree to increase the Exchange Ratio would have to be evaluated by Sovereign's Board of Directors at the time of any such termination by Bankers based on the facts and circumstances existing at that time. In connection with any such evaluation by Sovereign's Board of Directors, Ryan, Beck would reevaluate the transaction to determine whether the revised Exchange Ratio was fair to Sovereign's shareholders from a financial point of view. Ryan, Beck has been advised by Sovereign that it would be requested to update its opinion under such circumstances and that, in the event that Ryan, Beck is unable to deliver an opinion under such circumstances and Sovereign nonetheless elects to override Bankers' termination of the Merger Agreement and proceed with the Merger, Sovereign would resolicit its shareholders to advise them of such facts. See "THE MERGER -- Termination; Effect of Termination."

     The summary set forth above does not purport to be a complete description, but is a brief summary of the material analyses and procedures performed by Ryan, Beck in the course of arriving at its opinion.

     With regard to Ryan, Beck's services in connection with the Merger Agreement, Sovereign has agreed to pay Ryan, Beck an advisory fee of $250,000. A portion of Ryan, Beck's advisory fee equal to $50,000 was paid upon execution of the definitive agreement and the remainder will be paid at the time of the closing of the merger. In addition, Sovereign has agreed to reimburse Ryan, Beck for its reasonable out-of-pocket expenses, which shall not exceed $5,000 without the prior consent of Sovereign. Sovereign has also agreed to indemnify Ryan, Beck and certain related persons against certain liabilities, including liabilities under federal securities law, incurred in connection with its services. The amounts of Ryan, Beck's fees were determined by negotiation between Sovereign and Ryan, Beck. On March 19, 1997, Sovereign's subsidiary Sovereign Capital Trust I issued $100 million of 9.00% Subordinated Capital Income Securities. Ryan, Beck acted as a co-manager on this transaction.

     Ryan, Beck has previously represented Sovereign in various investment banking transactions including issuing a fairness opinion with respect to Sovereign's acquisition of Charter FSB Bancorp on November 1, 1994 and representing Sovereign in the sale of its English Village and Pottsville branch offices in November, 1995. Additionally, Ryan, Beck has represented various financial institutions which have been acquired by Sovereign, including the acquisition of Colonial State Bank on November 16, 1995, West Jersey Bancshares on May 31, 1996 and Harmonia Bancorp on January 15, 1993.

     Ryan, Beck's research department actively follows Sovereign and regularly produces earnings estimates on Sovereign. Additionally, Ryan, Beck's trading department maintains a trading market in Sovereign's Common Stock.

     Ryan, Beck acted as co-manager of Bankers' conversion from mutual to stock form in March, 1990. Additionally, Ryan, Beck has previously acted as investment banker to Bankers in transactions involving the potential sale of Bankers. However, Ryan, Beck provided no services to Bankers in this transaction. Ryan, Beck's research department actively follows Bankers and regularly produces earnings estimates on Bankers. Additionally, Ryan, Beck's trading department maintains a trading market in Bankers' common stock.

     As of January 31, 1997, Ryan, Beck did not have a material position in either Sovereign Common Stock or Bankers Common Stock.

  Opinion of Bankers' Financial Advisor

     Pursuant to a letter agreement dated September 3, 1996, Bankers retained Alex. Brown to act as Bankers' financial advisor in connection with the Merger, including rendering its opinion to the Board of Directors of Bankers as to the fairness, from a financial point of view, of the consideration payable to Bankers' shareholders. Alex. Brown has provided, and continues to provide, certain other financial advisory services to Bankers. Alex. Brown was selected to act as Bankers' financial advisor based upon its qualifications, expertise and reputation, as well as Alex. Brown's prior investment banking relationship and familiarity with Bankers. Alex. Brown regularly publishes research reports regarding the financial services industry and the businesses and securities of publicly owned companies in that industry.

     On February 5, 1997, at the meeting at which the Bankers Board of Directors approved and adopted the Merger Agreement, Alex. Brown delivered a written opinion to the Bankers Board of Directors that, as of such date, the consideration to be received by the shareholders of Bankers was fair to the shareholders of Bankers from a financial point of view. Pursuant to the Merger Agreement, each share of Bankers Common Stock (other than Excluded Shares) will be converted into and exchangeable for that number of shares of Sovereign Common Stock to be determined by dividing $25.50 by the Sovereign Market Value. The Exchange Ratio is subject to certain adjustments (as set forth in the Merger Agreement) which include, but are not limited to, a provision that (i) if the Sovereign Market Value is greater than $13.75 (as adjusted for the Stock Split), the Exchange Ratio will be 1.854 (as adjusted for the Stock Split) and (ii) if the Sovereign Market Value is less than $9.17 (as adjusted for the Stock Split), the Exchange Ratio will be 2.782 (as adjusted for the Stock Split). No limitations were imposed by the Bankers Board of Directors upon Alex. Brown with respect to the investigations made or procedures followed by it in rendering its opinion. Alex. Brown also delivered an updated opinion dated July 18, 1997 which is substantially identical to the February 5, 1997 opinion.

     THE FULL TEXT OF THE ALEX. BROWN OPINION, WHICH SETS FORTH ASSUMPTIONS MADE, MATTERS CONSIDERED AND LIMITS ON THE REVIEW UNDERTAKEN, IS ATTACHED HERETO AS ANNEX D AND IS INCORPORATED HEREIN BY REFERENCE. BANKERS SHAREHOLDERS ARE URGED TO READ THE ALEX. BROWN OPINION IN ITS ENTIRETY. ALEX. BROWN'S OPINION IS DIRECTED ONLY TO THE CONSIDERATION TO BE RECEIVED BY THE SHAREHOLDERS OF BANKERS AND DOES NOT CONSTITUTE A RECOMMENDATION AS TO HOW SUCH SHAREHOLDERS SHOULD VOTE AT THE BANKERS ANNUAL MEETING. THE FOLLOWING SUMMARY OF THE ALEX. BROWN OPINION IS QUALIFIED IN ITS ENTIRETY BY REFERENCE TO THE FULL TEXT OF THE OPINION.

     In rendering its opinion, Alex. Brown (i) reviewed the Merger Agreement, certain publicly available business and financial information concerning Bankers and Sovereign and certain internal financial analyses and forecasts for Bankers and Sovereign prepared by their respective managements; (ii) held discussions with members of senior management of Bankers and Sovereign regarding the past and current business operations, financial condition and future prospects of their organizations; (iii) reviewed the reported price and trading activity for Bankers Common Stock and Sovereign Common Stock and compared certain financial and stock market information for each of Bankers and Sovereign with similar information for certain other financial institutions, the securities of which are publicly traded; (iv) reviewed the financial terms of certain recent business combinations in the financial institutions industry which Alex. Brown deemed comparable in whole or in part; and (v) performed such other studies and analyses as Alex. Brown considered appropriate.

     Alex. Brown relied without independent verification upon the accuracy and completeness of all of the financial and other information reviewed by and discussed with it for purposes of its opinion. With respect to the financial forecasts reviewed by Alex. Brown in rendering its opinion, Alex. Brown assumed that such financial forecasts were reasonably prepared on bases reflecting the best currently available estimates and judgments of the respective managements of each of Bankers and Sovereign as to the future financial performance of Bankers and Sovereign. Alex. Brown did not make an independent evaluation or appraisal of the assets or liabilities of Bankers or Sovereign nor was it furnished with any such appraisal.

     The summary set forth below, while not purporting to be a complete description, sets forth all material factors considered and analyses performed by Alex. Brown. The preparation of a fairness opinion involves various determinations as to the most appropriate and relevant methods of financial analysis and the application of these methods to the particular circumstances and, therefore, such an opinion is not readily susceptible to summary description. Accordingly, Alex. Brown believes that its analyses must be considered as a whole and that selecting portions of its analyses and of the factors considered by it, without considering all analyses and factors, would create an incomplete view of the evaluation process underlying its opinion. No one of the analyses performed by Alex. Brown was assigned a greater significance than any other. In performing its analyses, Alex. Brown made numerous assumptions with respect to industry performance, business and economic conditions and other matters, many of which are beyond Bankers' or Sovereign's control. The analyses performed by Alex. Brown are not necessarily indicative of actual values or future results, which may be significantly more or less favorable than suggested by such analyses. Additionally, analyses relating to the values of businesses do not purport to be appraisals or to reflect the prices at which businesses actually may be sold.

     No company used in the analysis of selected publicly traded companies nor any transaction used in the analysis of selected precedent transactions summarized below is identical to Bankers or the Merger. Accordingly, such analyses must take into account differences in the financial and operating characteristics of the selected companies and the selected transactions and other factors that would affect the public trading value and acquisition value of the selected companies and the selected transactions, respectively.

     The opinion of Alex. Brown that the Exchange Ratio is fair to Bankers' shareholders from a financial point of view includes situations in which Bankers elects to terminate the Merger Agreement as a result of a decline in the price of Sovereign Common Stock to $8.59 or less in the absence of a specified decline in the weighted average price of a group of fifteen comparable thrift holding companies and Sovereign overrides such termination by increasing the number of shares of Sovereign Common Stock issuable for each share of Bankers Common Stock from 2.782 shares to such number of shares of Sovereign Common Stock having an aggregate market value of $23.90 based on the Sovereign Market Value as of the date immediately preceding the Effective Date. The opinion of Alex. Brown does not cover situations in which Bankers does not elect to terminate the Merger Agreement under circumstances in which it would have the right to do so as a result of such a decline in the price of Sovereign Common Stock. It is anticipated that, if the price of Sovereign Common Stock declines to $8.59 or less under circumstances giving Bankers the right to terminate the Merger Agreement, Alex. Brown would meet with the Board of Directors of Bankers to determine a course of action and consider rendering a new fairness opinion in the event that Sovereign did not elect to increase the Exchange Ratio as described above and Bankers did not elect to terminate the Merger Agreement. See "THE MERGER -- Termination; Effect of Termination."

     Analysis of Selected Publicly Traded Companies. In preparing its opinion, Alex. Brown, using publicly available information, compared selected financial information, including book value, tangible book value, latest twelve months ("LTM") earnings, 1997 estimated earnings, 1998 estimated earnings, asset quality ratios and loan loss reserve levels, for Bankers and selected peer groups of thrift institutions.

     The first peer group was comprised of selected thrift institutions in the United States that possessed asset bases between $1 billion and $5 billion (the "Bankers National Peer Group"). This peer group was then segmented into those thrift institutions headquartered in the Mid-Atlantic Region (New Jersey, New York, Pennsylvania, Maryland and Delaware) (the "Bankers Regional Peer

Group"). The Bankers Regional Peer Group included ALBANK Financial Corporation
(NY), Commonwealth Bancorp, Inc. (PA), Dime Community Bancorp, Inc. (NY), The Greater New York Savings Bank (NY), Haven Bancorp, Inc. (NY), JSB Financial, Inc. (NY), Maryland Federal Bancorp (MD), ML Bancorp, Inc. (PA), New York Bancorp Inc. (NY), Ocean Financial Corp. (NJ), PennFed Financial Services, Inc.
(NJ), Queens County Bancorp, Inc. (NY), RCSB Financial, Inc. (NY), Reliance Bancorp, Inc. (NY), TR Financial Corp. (NY), WSFS Financial Corporation (DE) and York Financial Corp. (PA). As of February 4, 1997, the relative multiples implied by the market price of Bankers Common Stock and the mean market multiples implied by the market prices of the common stock of the companies in the Bankers National Peer Group and Bankers Regional Peer Group, respectively, to such selected financial data was: to LTM earnings (excluding the effect of non-recurring SAIF insurance charges), 11.9x for Bankers and 13.9x and 13.2x for the Bankers National Peer Group and Bankers Regional Peer Group, respectively; to 1997 I/B/E/S (Institutional Brokerage Estimation Service) estimated earnings per share, 11.5x for Bankers and 12.1x and 12.9x for the Bankers National Peer Group and Bankers Regional Peer Group, respectively; to stated book value, 156% for Bankers and 147% and 132% for the Bankers National Peer Group and Bankers Regional Peer Group, respectively; to tangible book value, 158% for Bankers and 159% and 142% for the Bankers National Peer Group and Bankers Regional Peer Group, respectively; and to total assets, 12.2% for Bankers and 12.1% and 13.8% for the Bankers National Peer Group and Bankers Regional Peer Group, respectively.

     Alex. Brown also compared certain financial information relating to Sovereign to corresponding information from a peer group comprised of selected thrift institutions in the United States that possessed asset bases between $5 billion and $20 billion (the "Sovereign National Peer Group"). This peer group was also segmented into those thrift institutions headquartered in the Mid-Atlantic Region (New Jersey, New York, Pennsylvania, Maryland and Delaware) (the "Sovereign Regional Peer Group"), which included Astoria Financial Corporation (NY), Collective Bancorp, Inc. (NJ), Dime Bancorp, Inc. (NY), GreenPoint Financial Corp. (NY) and Long Island Bancorp, Inc. (NY). As of February 4, 1997, the relative multiples implied by the market price of Sovereign Common Stock and the mean market multiples implied by the market prices of the common stock of the companies in the Sovereign National Peer Group and Sovereign Regional Peer Group, respectively, to such selected financial data was: to LTM earnings (excluding the effect of non-recurring SAIF insurance charges), 12.0x for Sovereign and 17.2x and 16.8x for the Sovereign National Peer Group and Sovereign Regional Peer Group, respectively; to 1997 I/B/E/S estimated earnings per share, 10.6x for Sovereign and 13.9x and 14.5x for the Sovereign National Peer Group and Sovereign Regional Peer Group, respectively; to stated book value, 173% for Sovereign and 190% and 169% for the Sovereign National Peer Group and Sovereign Regional Peer Group, respectively; to tangible book value, 225% for Sovereign and 211% and 203% for the Sovereign National Peer Group and Sovereign Regional Peer Group, respectively; and to total assets, 8.7% for Sovereign and 13.8% and 14.0% for the Sovereign National Peer Group and Sovereign Regional Peer Group, respectively.

     Analysis of Selected Acquisition Transactions. In preparing its opinion, Alex. Brown analyzed certain selected merger and acquisition transactions for thrift institutions based upon the acquisition price relative to stated book value, tangible book value, LTM earnings, forward one year earnings (based on I/B/E/S estimates) and total assets, and the market price and core deposit premiums based upon the acquisition price. The market price premium was calculated based on a comparison of the acquisition price and the market price of the selling institution's common stock one month prior to the announcement of the acquisition. The analysis included a review and comparison of the mean multiples represented by a sample of recently effected or pending nationwide thrift institution acquisitions having a transaction value greater than $200 million and less than $750 million which were announced since January 1, 1994 (a total of 22 transactions) ("National Transactions"), as segmented into: (i) transactions in which the selling institution was headquartered in the Mid-Atlantic Region (4) ("Regional Transactions"); (ii) transactions in which the selling institution achieved a return on average assets ("ROAA") between 1.0% and 1.5% in the year of its announced acquisition (6) ("Profitability Segmented Transactions"); and (iii) transactions announced on or after January 1, 1996 (6) ("Most Recent Transactions"). Bankers' annualized ROAA was 1.21% for the 12 months ended December 31, 1996 (excluding the effect of the non-recurring SAIF insurance charge incurred in the third quarter of 1996). The parties to the National Transactions were as follows: First FSLA-Rochester/HSBC Holdings Plc; North Side Savings Bank/North Fork Bancorp; Center Financial Corp./ First Union Corp.; Home Financial Corp./First Union Corp.; TAC Bancshares/NationsBank Corp.; Leader Financial Corp./Union Planters Corp.; Bell Bancorp/Standard Federal Bank; N.S. Bancorp/MAF Bancorp; Boston Bancorp/Bank of Boston; Brooklyn Bancorp/Republic New York; SFFed Corp/MacAndrews & Forbes; CSF Holdings/NationsBank Corp.; First Fed Michigan/Charter One Financial; Loyola Capital Corp./Crestar Financial; Columbia First FSB/First Union Corp.; Coral Gables Fedcorp/First Union Corp.; America Savings of Florida/First Union Corp.; Great Lakes Bancorp/TCF Financial Corp.; Anchor Bancorp, Inc./Dime Bancorp; Sacramento Savings Bank/First Interstate; NBB Bancorp, Inc./Fleet Financial Group; and Germantown Savings Bank/CoreStates Financial Corp.

     The relative multiples implied by the Exchange Ratio ($25.50 implied per share value to Bankers shareholders as of February 4, 1997) and each of the selected acquisition transaction segmentations, respectively, are provided in the following table:

                                              PURCHASE PRICE TO:
                                          ----------------------------
                                                                                                   CORE
                                          BOOK      TNG. BOOK                LTM       FORWARD    DEPOSIT    MARKET
TRANSACTION GROUP                         VALUE       VALUE      ASSETS      EPS       EPS(1)     PREMIUM    PREMIUM
-----------------                         -----       -----      ------      ----      -------    -------    -------
CONSIDERATION ($25.50 PER SHARE)          163.7%      166.5%      13.1%      12.5x      12.1x       8.5%      22.5%

Selected Acquisition Transactions:
(A) NATIONAL-MEAN                         147.2%      153.9%      13.0%      14.3x      14.9x       6.7%      27.9%
      High                                192.5%      192.5%      27.8%      27.6x      24.2x      18.5%      63.2%
      Low                                 106.0%      106.0%       6.6%      10.9x       8.5x       2.8%      -3.4%

(B) REGIONAL-MEAN                         145.6%      153.0%      10.5%      12.6x      13.6x       5.4%      21.8%
      High                                168.5%      170.1%      13.7%      14.5x      20.9x       8.0%      29.2%
      Low                                 110.3%      136.3%       6.6%      11.4x       8.5x       2.8%      16.5%

(C) PROFITABILITY SEGMENTED-MEAN          166.4%      168.8%      16.4%      13.6x      14.7x      10.0%      25.3%
      High                                192.5%      192.5%      20.9%      14.8x      20.9x      18.5%      57.6%
      Low                                 139.4%      139.4%      12.8%      11.8x      11.2x       4.8%       7.8%

(D) MOST RECENT-MEAN                      161.3%      166.3%      14.5%      13.8x      12.1x       8.6%      24.6%
      High                                192.5%      192.5%      27.8%      15.1x      14.0x      18.5%      50.8%
      Low                                 106.0%      106.0%       8.9%      11.8x      11.2x       3.6%      -3.4%

------------------
(1) Forward one year earnings per share based on I/B/E/S estimates.

     Historical Stock Price Performance. Alex. Brown reviewed and analyzed the weekly closing per share market prices and trading volume for Bankers Common Stock and Sovereign Common Stock from January 1, 1995 to January 31, 1997. Alex. Brown also reviewed the weekly closing per share market prices of Bankers Common Stock and Sovereign Common Stock and compared the movement of such weekly closing prices with the movement of the NASDAQ Bank Index (the "NBI") and the Standard & Poors 500 Index (the "S&P 500") during the period between January 1, 1995 and January 31, 1997. Alex. Brown noted that, on a relative basis, Bankers underperformed Sovereign, the NBI and the S&P 500 and that Sovereign outperformed the S&P 500 but slightly underperformed the NBI over this period. Alex. Brown further noted that over the six month period between August 1, 1996 and January 31, 1997, both Bankers and Sovereign outperformed the NBI and the S&P 500 and that Bankers underperformed Sovereign though the prices of Bankers Common Stock and Sovereign

Common Stock exhibited similar directional trends. The data that Alex. Brown used in making these comparisons are summarized below.

                                                        1/1/95-      8/1/96-
                                                        1/31/97      1/31/97
                                                       ---------     -------
Bankers..............................................    +65.9%      +25.9%
Sovereign............................................    +84.3%      +40.0%
NBI..................................................    +88.9%      +24.4%
S&P 500..............................................    +70.6%      +18.7%


     Alex. Brown also reviewed the weekly closing per share market prices of Bankers Common Stock and Sovereign Common Stock and compared the movement of such closing prices with the movement of a composite average consisting of each company's regional peer group over the period from January 1, 1995 through January 31, 1997. Alex. Brown noted that, on a relative basis, Bankers slightly underperformed its peer group over this period, increasing 65.9% in price versus a 72.9% increase for the Bankers Regional Peer Group. Sovereign's underperformance versus its peer group was slightly more pronounced, as Sovereign increased 84.3% versus a 138.1% increase for the Sovereign Regional Peer Group. Alex. Brown also noted that the average weekly trading volume of Bankers Common Stock and Sovereign Common Stock during the period between January 1, 1995 and January 31, 1997 was approximately 147,400 shares and 997,900 shares, respectively, and that Sovereign would issue approximately 23.5 million shares to Bankers shareholders in the Merger (based on the Exchange Ratio as of February 4, 1997).

     Contribution Analysis. Alex. Brown determined the contribution by Bankers of key historical balance sheet items (including assets, loans, deposits, stated equity and tangible equity) and selected historical and estimated income statement items (including LTM net income, 1997 I/B/E/S estimated earnings and 1998 I/B/E/S estimated earnings) to the resulting pro forma entity, as compared to the ownership percentage of the pro forma entity's common stock that would be received by Bankers shareholders in the aggregate as a result of the acquisition (based on the Exchange Ratio as of February 4, 1997).

     The relative levels of contribution by Bankers in these selected areas and the level of pro forma ownership that would be received by current Bankers shareholders in aggregate are presented in the following table:

                                                                     BANKERS
BALANCE SHEET ITEMS                                                CONTRIBUTION
-------------------                                                ------------
  Assets.............................................................  19.7%
  Loans..............................................................  20.0%
  Deposits...........................................................  22.5%
  Equity.............................................................  27.8%
  Tangible Equity....................................................  32.9%

INCOME STATEMENT ITEMS
----------------------
  LTM Net Income.....................................................  27.5%
  I/B/E/S 1997E Earnings.............................................  25.2%
  I/B/E/S 1998E Earnings.............................................  25.1%

  Bankers pro forma ownership of Sovereign...........................  26.2%


     Pro Forma Combined Earnings Analysis. Alex. Brown analyzed certain pro forma effects of the Merger. Based on such analysis, Alex. Brown computed the resulting accretion or dilution to the combined company's earnings per share estimate for the calendar years ending December 31, 1997 and December 31, 1998 pursuant to the Merger after taking into account the assumed potential cost savings and other synergies that Bankers and Sovereign could achieve if the Merger were consummated and before taking into account non-recurring costs relating to the Merger. Alex. Brown noted that after taking into account potential cost savings and other synergies and before taking into account certain non-recurring costs relating to the Merger, the Merger would be approximately 0.4% dilutive and 1.2% accretive to the combined company's earnings per share estimate for the calendar years ending December 31, 1997 and December 31, 1998, respectively. Alex. Brown also noted that on a pro forma basis, before certain non-recurring costs relating to the Merger, the Merger would be approximately 2.2% accretive to the combined company's fully-diluted book value per share and 9.8% accretive to the combined company's fully-diluted tangible book value per share as of December 31, 1996. There can be no assurance that the combined company will be able to realize cost savings and synergies in the amounts assumed, or at all, following the Merger.

     Impact on Bankers Shareholders. Based on the Exchange Ratio as of February 4, 1997, Alex. Brown calculated the expected effect of the transaction to the current holders of Bankers Common Stock as described below. On a pro forma basis, 1998 estimated earnings per equivalent share of Bankers Common Stock would be $2.70 if the Merger were consummated, representing a 7.6% increase from Bankers' stand alone 1998 estimated earnings per share (from Bankers management) of $2.51. Fully-diluted book value per share on a pro forma basis as of December 31, 1996 would be $14.39 per equivalent share of Bankers Common Stock, representing a 5.6% decline from Bankers' stand alone fully-diluted book value of $15.25. Dividends per equivalent share of Bankers Common Stock would decrease 72.2% from Bankers' stand alone dividend of $0.64 per share to $0.18 per current share of Bankers Common Stock on a pro forma basis. These pro forma values and their resulting implications to current Bankers shareholders are based on historical Bankers and Sovereign financials and the assumption that the combined entity will realize certain cost savings and synergies in calendar year 1998 and do not reflect any adjustments for restructuring costs that may be incurred. The values discussed above are not necessarily indicative of actual values, which may be significantly more or less than such estimates.

     Discounted Dividend Analysis. Using discounted cash flow analysis, Alex. Brown estimated the present value of Bankers' future dividend stream on a per share basis over a five year period under the assumption that Bankers would perform in accordance with management's forecasts, and certain variants thereof. Alex. Brown also estimated the terminal value per share of Bankers Common Stock at the end of the five year period by applying LTM earnings acquisition multiples (12 to 14 times) currently being received by thrift institutions which are generating profitability ratios similar to those projected by Bankers' management for the calendar year ending December 31, 2001. The range of multiples used reflected a variety of scenarios regarding the growth and profitability prospects of Bankers. The dividend streams and terminal value were then discounted to present value using discount rates ranging from 14% to 16%, which reflect different assumptions regarding the required rates of returns of holders or prospective buyers of Bankers Common Stock. Alex. Brown noted that the discounted dividend stream analysis indicated a reference range of between $20.50 and $25.50 per share of Bankers Common Stock. The foregoing reference range was based in part on the application of economic and financial models and is not necessarily indicative of actual value, which may be significantly more or less than such estimates.

     Compensation of Financial Advisor. Pursuant to the terms of a letter agreement dated September 3, 1996, Bankers has paid Alex. Brown a fee of $200,000 for acting as its financial advisor in connection with the Merger, including rendering its opinion. In addition, and assuming that the per share consideration paid to Bankers shareholders is $25.50 at the consummation of the Merger, Bankers has agreed to pay Alex. Brown a fee of 0.90% of the aggregate consideration received by Bankers shareholders in the Merger less the fees already paid to Alex. Brown. This fee is payable to Alex. Brown upon consummation of the Merger, and is estimated to be approximately $2.9 million. Whether or not the Merger is consummated, Bankers also has agreed to reimburse Alex. Brown for its reasonable out-of-pocket expenses incurred in connection with rendering financial advisory services and to indemnify Alex. Brown and certain related persons for certain costs, expenses, losses, claims, damages and liabilities related to or arising out of its rendering of services under its engagement as financial advisor.

EFFECTIVE DATE OF THE MERGER

     Under the Merger Agreement, the Effective Date is the date determined by Sovereign, in its sole discretion, upon five days prior written notice to Bankers, but in no event shall the Effective Date be later than 30 days after the last condition precedent to the completion of the Merger set forth in the Merger Agreement has been fulfilled or waived. The parties presently expect that the Effective Date will occur on or about August 29, 1997. See "-- Conditions to the Merger."

     On or prior to the Effective Date, Articles of Merger between Sovereign and Bankers will be filed with the Pennsylvania Department of State and the New Jersey Secretary of State, and each such document will set forth the Effective Date. The Merger Agreement may be terminated by either party if, among other reasons, the Merger closing does not occur on or before November 30, 1997 and the terminating party is not in breach of or has not failed to perform or observe any of the agreements under the Merger Agreement to be performed or observed by it. See "-- Termination; Effect of Termination."

EXCHANGE OF BANKERS STOCK CERTIFICATES

     The conversion of Bankers Common Stock into Sovereign Common Stock will occur automatically at the Effective Date. As soon as practicable after the Effective Date, Sovereign, or a bank or trust company designated by Sovereign, in the capacity of exchange agent (the "Exchange Agent"), will send a transmittal form to each Bankers shareholder of record. The transmittal form will contain instructions with respect to the surrender of certificates representing Bankers Common Stock to be exchanged for Sovereign Common Stock. Under the Merger Agreement, certificates representing shares of Sovereign Common Stock and checks for cash in lieu of fractional shares must be mailed to former shareholders of Bankers as soon as reasonably possible, but in no event later than 15 business days following the receipt of certificates representing former shares of Bankers Common Stock (except in the case of share certificates containing a restrictive legend or with respect to which stop transfer instructions pertain) duly endorsed.

     BANKERS SHAREHOLDERS SHOULD NOT FORWARD BANKERS STOCK CERTIFICATES TO THE EXCHANGE AGENT UNTIL THEY HAVE RECEIVED TRANSMITTAL FORMS. BANKERS SHAREHOLDERS SHOULD NOT RETURN STOCK CERTIFICATES WITH THE ENCLOSED PROXY CARD.

     Until the certificates representing Bankers Common Stock are surrendered for exchange after completion of the Merger, holders of such certificates will not receive, and will not be paid dividends on, the Sovereign Common Stock into which such shares have been converted. When such certificates are surrendered, any unpaid dividends will be paid without interest. For all other purposes, however, each certificate which represents shares of Bankers Common Stock outstanding at the Effective Date (other than Excluded Shares) will be deemed to evidence ownership of and the right to receive the shares of Sovereign Common Stock (and cash in lieu of fractional shares) into which those shares have been converted by virtue of the Merger. Neither Sovereign nor Bankers will be liable to any holder of shares of Bankers Common Stock for any amount paid in good faith to a public official pursuant to any applicable abandoned property, escheat or similar law.

     All shares of Sovereign Common Stock issued upon conversion of shares of Bankers Common Stock shall be deemed to have been issued in full satisfaction of all rights pertaining to such shares of Bankers Common Stock, subject, however, to Sovereign's obligation to pay any dividends or make any other distributions with a record date on or prior to the Effective Date, which may have been declared or made by Bankers on such shares of Bankers Common Stock in accordance with the Merger Agreement and which remain unpaid at the Effective Date.

     No fractional shares of Sovereign Common Stock will be issued to any shareholder of Bankers upon completion of the Merger. For each fractional share that would otherwise be issued, Sovereign will pay by check an amount equal to the product obtained by multiplying the fractional share interest to which such holder would otherwise be entitled by the Sovereign Market Value.

CONDITIONS TO THE MERGER

     The obligations of Sovereign and Bankers to effect the Merger are subject to various conditions, which include, among other customary provisions for transactions of this type, the following:

          (a) the Merger Agreement shall have been duly approved by the holders of Sovereign Common Stock and Bankers Common Stock;

          (b) all necessary governmental approvals for the Merger shall have been obtained, and all waiting periods required by law or imposed by any governmental authority with respect to the Merger shall have expired (see "-- Regulatory Approvals");

          (c) there shall not be any order, decree or injunction in effect preventing the completion of the transactions contemplated by the Merger Agreement;

          (d) there shall have been delivered to each of Sovereign and Bankers an opinion of counsel that, among other things, the Merger will be treated for federal income tax purposes as a "reorganization" within the meaning of
     Section 368(a) of the Internal Revenue Code of 1986, as amended (the "Code") (see "-- Certain Federal Income Tax Consequences"); and

          (e) there shall not have been any material adverse effect on the consolidated assets, financial condition or results of operations of the other since December 31, 1996, except for any material adverse effect caused by any change in the value of the respective investment portfolios of Sovereign or Bankers resulting from a change in interest rates generally or any change occurring after the date of the Merger Agreement in any federal or state law, rule or regulation or in GAAP, which change affects banking institutions generally, including any change affecting the Bank Insurance Fund (the "BIF") or the Savings Association Insurance Fund (the "SAIF") of the Federal Deposit Insurance Corporation (a "Material Adverse Effect").

     In addition, Sovereign's obligation to effect the Merger is subject to, among others, the following additional conditions:

          (a) Sovereign shall have received an opinion from its independent certified public accountant that the Merger will be treated as a pooling of interests for financial accounting purposes (see "-- Accounting Treatment");

          (b) the results of any "phase I environmental audit" that Sovereign shall have had performed at its expense at any physical location owned or occupied by Bankers or Bankers Savings shall be reasonably satisfactory to Sovereign; provided that (i) any such environmental audit was commenced prior to March 22, 1997, (ii) Sovereign elects to terminate the Merger Agreement within 15 days of receiving the results of any environmental audit and (iii) Sovereign cannot terminate the Merger Agreement in accordance with the applicable section thereof unless the results of such audit results in a Material Adverse Effect; as of March 22, 1997, no such environmental audit had been commenced;

          (c) neither the Merger nor the Bank Merger shall require Sovereign, Bankers or any subsidiary to distribute to depositors the liquidation account established by Bankers Savings in connection with the conversion of Bankers Savings from mutual to stock form; and

          (d) with respect to each pension plan of Bankers subject to Title IV of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), the present value of the accrued benefits of such plan do not, as of the Effective Date, exceed the then current value of the assets of such plan allocable to such accrued benefits and no amounts shall have been contributed by Bankers or any Bankers subsidiary to any such pension plan in the year preceding the Effective Date.

     Except for the requirements of shareholder approval, regulatory approvals and the absence of any order, decree or injunction preventing the transactions contemplated by the Merger Agreement, each of the conditions described above may be waived in the manner and to the extent described in "--Amendment; Waivers" herein. Sovereign does not, however, anticipate waiving the condition that it receive an opinion from its independent auditors that the Merger will be treated as a pooling of interests for financial accounting purposes. As of the date of this Proxy Statement/Prospectus, Sovereign has no reason to believe that it will not receive such an opinion from its independent auditors.

SUBSIDIARY BANK MERGER

     In connection with the Merger, Sovereign Bank and Bankers Savings entered into the Bank Plan of Merger. Pursuant to the Bank Plan of Merger, concurrently with or as soon as practicable after completion of the Merger, Bankers Savings will merge with and into Sovereign Bank, with Sovereign Bank surviving. Sovereign and Bankers anticipate that the Bank Merger will be completed concurrently with the completion of the Merger.

REGULATORY APPROVALS

     The Bank Merger is subject to the prior approval of the OTS under the Bank Merger Act and the OTS regulations adopted thereunder. An application for approval of the Bank Merger was filed with the OTS on or about May 1, 1997. The OTS deemed the application complete by letter dated July 2, 1997. Under applicable OTS regulations, the OTS will review the financial, managerial, competitive, legal, disclosure, accounting and tax aspects of the transaction, as well as the insurance risk to the BIF and the SAIF and the convenience and needs of the community to be served. In addition, the OTS may not approve any proposed acquisition (i) which would result in a monopoly or which would be in furtherance of any combination or conspiracy to monopolize or to attempt to monopolize the savings and loan business in any part of the United States or
(ii) which in any section of the country may have the effect of substantially lessening competition or tending to create a monopoly or which in any other manner would be in restraint of trade, unless the OTS finds that the anticompetitive effects of the proposed acquisition are clearly outweighed in the public interest by the probable effect of the proposed acquisition in meeting the convenience and needs of the community to be served.

     In addition, the OTS has the responsibility by statute and regulation to review the performance of all involved institutions in meeting their responsibilities under the Community Reinvestment Act ("CRA"), which includes the record of performance of the existing institutions in meeting the credit needs of the entire community, including low- and moderate-income neighborhoods. Both Bankers Savings and Sovereign Bank received ratings of "satisfactory" in their last CRA examinations. No protest of the Merger has been filed with the OTS under the CRA as of the date of this Proxy Statement/Prospectus.

     The Bank Merger also requires the approval of the New Jersey Department of Banking. An application was filed with the New Jersey Department of Banking on or about May 1, 1997. In connection with its review of the application, the Department may conduct such investigation as it deems necessary.

     Because Bankers is presently a bank holding company and Sovereign is not, and will not be after the Merger, and because the Bank Merger is expected to be completed concurrently with the Merger, Sovereign has requested confirmation from the Federal Reserve Bank of New York that no application is necessary under the Bank Holding Company Act in connection with the Merger. Sovereign has received such confirmation in the past in similar transactions.

     There can be no assurance that the regulatory authorities described above will approve the Bank Merger, and, if approved, there can be no assurance as to the date of such approvals. The Bank Merger may not be consummated until 30 days (15 days if the Attorney General does not object) after the date of the OTS approval, during which time the Department of Justice has the opportunity to challenge the Bank Merger on antitrust grounds. The commencement of an antitrust action by the Department of Justice would stay the effectiveness of OTS approval unless a court specifically orders otherwise. In reviewing the Bank Merger, the Department of Justice could analyze the Bank Merger's effect on competition differently than the OTS, and thus it is possible that the Department of Justice could reach a different conclusion than the OTS regarding the Bank Merger's competitive effects. Failure of the

Department of Justice to object to the Bank Merger does not prevent the filing of antitrust actions by private persons.

REPRESENTATIONS AND WARRANTIES

     The Merger Agreement contains customary representations and warranties relating to, among other things, (a) the corporate organization of Sovereign, Sovereign Bank, Bankers and Bankers Savings; (b) the capital structure of Sovereign and Bankers; (c) the due authorization, execution, delivery, performance and enforceability of the Merger Agreement and the Bank Plan of Merger; (d) consents or approvals of regulatory authorities or third parties necessary to complete the Merger and the Bank Merger; (e) the consistency of financial statements with generally accepted accounting principles and, where appropriate, applicable regulatory accounting principles; (f) the absence of material adverse changes, since December 31, 1996, in the consolidated assets, business, financial condition or results of operations of Sovereign or Bankers;
(g) the filing of tax returns and payment of taxes; (h) the absence of undisclosed material pending or threatened litigation; (i) compliance with applicable laws and regulations; (j) retirement and other employee plans and matters relating to ERISA; (k) the quality of title to assets and properties;
(l) the maintenance of adequate insurance; (m) the absence of undisclosed brokers' or finders' fees; (n) the absence of material environmental violations, actions or liabilities; (o) the consistency of the allowance for loan losses with generally accepted accounting principles and all applicable regulatory criteria; (p) the accuracy of information supplied by Sovereign and Bankers in connection with the Registration Statement on Form S-4 filed with the Commission in connection with the issuance of Sovereign Common Stock in the Merger, this Proxy Statement/Prospectus and all applications filed with regulatory authorities for approval of the Merger and the Bank Merger; and (q) documents filed with the Commission and the accuracy of information contained therein.

     The Merger Agreement also contains other representations and warranties by Bankers relating to, among other things, (a) certain contracts relating to employment, consulting and benefits matters; (b) the validity and binding nature of loans reflected as assets in the financial statements of Bankers; (c) the inapplicability of certain antitakeover provisions of New Jersey law to the Merger; and (d) transactions with affiliates.

BUSINESS PENDING THE MERGER

     Pursuant to the Merger Agreement, Sovereign and Bankers have each agreed to use their best efforts to preserve their business organizations intact, to maintain good relationships with employees and to preserve the goodwill of customers and others with whom business relationships exist. In addition, Bankers has agreed to conduct its business and to engage in transactions only in the ordinary course of business, consistent with past practice, except as otherwise required by the Merger Agreement or with the written consent of Sovereign.

     In addition, Bankers has agreed in the Merger Agreement that neither it nor Bankers Savings may, without the written consent of Sovereign, among other things, (i) change its certificate of incorporation, charter or bylaws; (ii) change the number of authorized or issued shares of its capital stock, except for the possible issuance of up to 363,804 shares of Bankers Common Stock upon the exercise of then outstanding stock options; (iii) grant options or similar rights with respect to its capital stock or any securities convertible into its capital stock; (iv) split, combine or reclassify any shares of its capital stock; (v) declare, set aside or pay any dividend or other distribution in respect of its capital stock, except as otherwise specifically set forth in the Merger Agreement (see "-- Dividends"); (vi) grant any severance pay, except in accordance with written policies or written agreements in effect on the date of the Merger Agreement (see "-- Employee Benefits and Severance"), or enter into or amend any employment agreement; (vii) grant any pay increase except for routine periodic increases in accordance with past practice; (viii) engage in any merger, acquisition or similar transaction; (ix) dispose of any assets other than in the ordinary course of business; (x) change any accounting practices, except as may be required by generally accepted accounting principles (without regard to any optional early adoption date); (xi) implement any new employee benefit or welfare plan, or amend any such plan, unless such amendment does not result in an increase in cost except as expressly permitted by the Merger Agreement; (xii) purchase any security for its investment portfolio not rated "A" or higher by either Standard & Poor's Corporation or Moody's Investor Services, Inc.; (xiii) make, enter into, renew, extend, modify or compromise any transaction (including loans and commitments to lend) with any affiliate of Bankers; (xiv) enter into any interest rate swap or similar arrangement; (xv) take any action which would give rise to a right of payment to any individual under any employment agreement;
(xvi) intentionally and knowingly take any action that would preclude the treatment of the Merger as a pooling of interests for financial accounting purposes; (xvii) make any loan or other credit facility commitment to any borrower in excess of $1,000,000, or compromise, extend, renew or modify any such loan or commitment outstanding in excess of $1,000,000; (xviii) waive, release, grant or transfer any rights of value, or modify or change in any material respect any existing agreement to which Bankers or any Bankers subsidiary is a party, other than in the ordinary course of business, consistent with past practice; (xix) take any action which would cause any of the representations and warranties of Bankers set forth in the Merger Agreement to be untrue or the conditions set forth in the Merger Agreement to be unsatisfied; or (xx) agree to do any of the foregoing.

     Bankers has also agreed in the Merger Agreement, among other things, (i) to permit Sovereign, if Sovereign elects to do so at its own expense, to cause a "phase I environmental audit" to be performed at any physical site owned or occupied by Bankers or any subsidiary of Bankers; (ii) to permit a representative of Sovereign to attend committee meetings of the management of Bankers and Bankers Savings, and to reasonably consider Sovereign's requests that its representatives be permitted to attend meetings of Bankers' Board of Directors or Executive Committee; (iii) if Sovereign requests and agrees to bear the expense, to retain a proxy solicitor in connection with the solicitation of Bankers shareholder approval of the Merger Agreement; (iv) if Sovereign requests, to cause its independent certified public accountants to perform a review of its unaudited consolidated financial statements as of the end of any calendar quarter, in accordance with Statement of Auditing Standards No. 36, and to issue their report on such financial statements; (v) if Sovereign requests, to use its best efforts to obtain an extension of any contract with an outside service bureau or other vendor of services to Bankers or any Bankers subsidiary, on terms and conditions mutually acceptable to Bankers and Sovereign; (vi) to submit the Merger Agreement to its shareholders for approval at a meeting to be held as soon as practicable, and use its best efforts to cause its Board of Directors to unanimously recommend approval of the Merger Agreement to Bankers' shareholders; (vii) to provide to Sovereign copies of the minutes of all meetings of the Board of Directors of Bankers and its subsidiaries, and of any of their respective committees or of any senior management committee; and (viii) to approve the Bank Merger as sole shareholder of Bankers Savings.

     Sovereign and Bankers have jointly agreed, among other things, (i) to prepare all applications for, and use their best efforts to obtain, all required regulatory consents; (ii) to take all actions necessary to complete the transactions contemplated by the Merger Agreement; (iii) to maintain adequate insurance; (iv) to maintain accurate books and records; (v) to file all tax returns and pay all taxes when due; (vi) to cooperate with each other and use their best efforts to identify those persons who may be deemed to be affiliates of Bankers; (vii) to agree upon the form and substance of any press release or public disclosure related to the Merger Agreement, the Merger and the Bank Merger; and (viii) to deliver to the other copies of all securities documents when filed.

DIVIDENDS

     The Merger Agreement permits Bankers to pay a regular quarterly cash dividend not to exceed $.16 per share of Bankers Common Stock outstanding. Bankers agreed in the Merger Agreement to cause, as promptly as practicable, the regular quarterly dividend record dates and payment dates with respect to Bankers Common Stock to be the same as Sovereign's regular quarterly dividend record dates and payment dates with respect to Sovereign Common Stock. The Merger Agreement provides that nothing contained therein shall be construed to permit shareholders of Bankers to receive two dividends either from Bankers or Sovereign in any quarter or to deny or prohibit shareholders of

Bankers from receiving one dividend from Bankers or Sovereign in any quarter. Bankers Savings may pay cash dividends sufficient to permit payment of the dividends permitted to be paid by Bankers. No other dividends may be paid by Bankers or Bankers Savings without the prior written consent of Sovereign.

NO SOLICITATION OF TRANSACTIONS

     The Merger Agreement provides that, during the term of the Merger Agreement, Bankers shall not, nor shall it permit any Bankers subsidiary or any other affiliate of Bankers or any officer, director or employee of any of them, or any investment banker, attorney, accountant or other representative retained by Bankers, any Bankers subsidiary or any other Bankers affiliate to, directly or indirectly, solicit, encourage, initiate or engage in discussions or negotiations with, or respond to requests for information, inquiries, or other communications from, any person other than Sovereign concerning the fact of, or the terms and conditions of, the Merger Agreement, or concerning any acquisition of Bankers, any Bankers subsidiary, or any assets or business thereof, except that Bankers' officers may respond to inquiries from analysts, regulatory authorities and holders of Bankers Common Stock in the ordinary course of business. The Merger Agreement provides that Bankers shall notify Sovereign immediately if any such discussions or negotiations are sought to be initiated with Bankers by any person other than Sovereign or if any such requests for information, inquiries, proposals or communications are received from any person other than Sovereign.

     The directors and executive officers of Bankers have executed a letter agreement containing provisions similar to those described above relating to Bankers, and such directors and executive officers have also agreed not to sell their shares of Bankers Common Stock and to vote such shares of Bankers Common Stock in favor of the Merger Agreement. A copy of the form of letter agreement executed by the directors and executive officers of Bankers is included as
Exhibit 1 to the Merger Agreement attached hereto as Annex A.

AMENDMENT; WAIVERS

     Subject to applicable law, at any time prior to the consummation of the transactions contemplated by the Merger Agreement, Sovereign and Bankers may (a) amend the Merger Agreement, (b) extend the time for the performance of any of the obligations or other acts of Sovereign and Bankers required in the Merger Agreement, (c) waive any inaccuracies in the representations and warranties contained in the Merger Agreement or (d) waive compliance with any of the agreements or conditions contained in the Merger Agreement

TERMINATION; EFFECT OF TERMINATION

     The Merger Agreement may be terminated on or at any time prior to the Effective Date, which Sovereign and Bankers presently anticipate to occur on or about August 29, 1997, (a) by the mutual written consent of Sovereign and Bankers; or (b) by Sovereign or Bankers (i) if there shall have been any breach of any representation, warranty, covenant or other obligation of Sovereign which results in a Material Adverse Effect with respect to Sovereign, on the one hand, or of Bankers which results in a Material Adverse Effect with respect to Bankers, on the other hand, and such breach cannot be, or shall not have been, remedied within 30 days after receipt by such other party of notice in writing specifying the nature of such breach and requesting that it be remedied; (ii) if the Closing Date shall not have occurred on or before November 30, 1997, unless the failure of such occurrence shall be due to the failure of the party seeking to terminate the Merger Agreement to perform or observe its agreements set forth in the Merger Agreement required to be performed or observed by such party on or before the Effective Date; or (iii) if either party has been informed in writing by any banking agency or department of any federal or state government whose approval or consent has been requested that such approval or consent is unlikely to be granted, unless the failure of such occurrence shall be due to the failure of the party seeking to terminate the Merger Agreement to perform or observe its agreements set forth in the Merger Agreement and required to be performed or observed by such party on or before the Effective Date.

     In addition, the Merger Agreement may be terminated by Bankers Board of Directors at its sole option, if both:

          (a) the Sovereign Market Value as of the Determination Date (i.e., the date immediately preceding the Closing Date) is less than $8.59; and

          (b) the quotient obtained by dividing the Sovereign Market Value as of the close of business on the Determination Date by $11.46 (being the closing sale price of Sovereign Common Stock immediately prior to public announcement of the Merger) (the "Sovereign Ratio") is less than the quotient obtained by dividing the weighted average closing price per share (the "Index Price") of the common stocks of a group of fifteen specified thrift holding companies (the "Index Group"), which are identified below, on the Determination Date by $31.90 (being the Index Price on February 4,
     1997) and subtracting 0.15 from such latter number (after such subtraction, the "Index Ratio");

provided, however, that the Merger Agreement would not be so terminated if Sovereign elects, at its sole option, to increase the Exchange Ratio as set forth in the Merger Agreement and as illustrated below. There can be no assurance that the Bankers Board of Directors would exercise its right to terminate the Merger Agreement if a Termination Event (i.e., the conditions described above) exists, and if the Bankers Board of Directors does elect to so terminate the Merger Agreement, there can be no assurance that Sovereign will elect to increase the Exchange Ratio as provided in the Merger Agreement and as illustrated below.

     Certain possible effects of the above provisions of the Exchange Ratio may be illustrated by the following three scenarios:

          (1) If the Sovereign Market Value on the Determination Date is not less than $8.59, there would be no Termination Event and no adjustment to the Exchange Ratio.

          (2) If the Sovereign Market Value on the Determination Date is less than $8.59, but the Sovereign Ratio is equal to or greater than the Index Ratio, there would be no Termination Event and no increase in the Exchange Ratio.

          (3) If the Sovereign Market Value on the Determination Date is less than $8.59 and the Sovereign Ratio is less than the Index Ratio, there would be a Termination Event and the Bankers Board of Directors could, at its sole option, elect to terminate the Merger Agreement; provided that Sovereign could, at its sole option, override such termination by electing to increase the Exchange Ratio to equal the quotient obtained by dividing $23.90 by the Sovereign Market Value on the Determination Date.

     The above scenarios are for illustrative purposes only and are not intended to, and do not, reflect the value of the Sovereign Common Stock that may actually be received by holders of Bankers Common Stock in the Merger, nor do they reflect all possible termination/increase scenarios.

     Bankers shareholders should be aware that the Sovereign Market Value as of the Determination Date, on which the occurrence of a Termination Event and the subsequent increase, if any, in the Exchange Ratio may be determined, will be based on the average of the closing sale prices of Sovereign Common Stock during a 15-day trading period ending on the Determination Date. Accordingly, because the market price of Sovereign Common Stock between the Determination Date and the Effective Date, as well as on the date certificates representing shares of Sovereign Common Stock are delivered in exchange for shares of Bankers Common Stock following consummation of the Merger, will fluctuate and possibly decline, the value of the Sovereign Common Stock actually received by holders of Bankers Common Stock may be more or less than (i) the Sovereign Market Value on the Determination Date, or (ii) the value of the Sovereign Common Stock on the Closing Date resulting from the Exchange Ratio or any possible adjustment to the Exchange Ratio as illustrated above.

     The Index Group consists of fifteen thrift holding companies selected by Sovereign and Bankers as being directly relevant for purposes of distinguishing changes in Sovereign's stock prices that are unique from those reflective of general changes in comparable companies. The fifteen thrift holding companies are GreenPoint Financial Corp., Charter One Financial, Dime Bancorp, Inc., TCF Financial Corp., Glendale Federal Bank, FSB, Washington Federal, Inc., First Financial Corp., Long Island Bancorp, Inc., Bank United Corp., Astoria Financial Corporation, Peoples Heritage Financial Group, Coast Savings Financial, Commercial Federation Corporation, Collective Bancorp, Inc. and Downey Financial Corp. If Sovereign or any company belonging to the Index Group undergoes a reclassification, recapitalization, split-up, combination, exchange of shares or similar transaction between February 4, 1997 and the Determination Date, the prices of Sovereign Common Stock or such other common stocks shall be appropriately adjusted. In the event the common stock of any such company ceases to be publicly traded or there has been an announcement of a proposal for the acquisition or sale of such company, such company will be removed from the Index Group and the weights will be redistributed proportionately for purposes of determining whether there has been a Termination Event.

     It is not possible to know whether a Termination Event will occur until after the Determination Date. The Bankers Board of Directors has made no decision as to whether it would exercise its right to terminate the Merger Agreement if there is a Termination Event. In considering whether to exercise its termination right in such situation, the Bankers Board of Directors would, consistent with its fiduciary duties, take into account all relevant facts and circumstances that exist at such time and would consult with its financial advisors and legal counsel. Approval of the Merger Agreement by the shareholders of Bankers at the Bankers Annual Meeting will confer on the Bankers Board of Directors the power, consistent with its fiduciary duties, to elect to consummate the Merger in the event of a Termination Event whether or not there is any increase in the Exchange Ratio and without any further action by, or resolicitation of, the shareholders of Bankers. If the Bankers Board of Directors elects to exercise its termination right, Bankers must give Sovereign prompt notice of that decision on the Closing Date. Sovereign has the option, in its sole discretion, to increase the Exchange Ratio in the manner set forth in the Merger Agreement and as illustrated above and thereby avoid such termination of the Merger Agreement. Sovereign is under no obligation to increase the Exchange Ratio, and there can be no assurance that Sovereign would elect to increase the Exchange Ratio if the Bankers Board of Directors were to exercise its right to terminate the Merger Agreement as set forth above. Any such decision would be made by Sovereign in light of the circumstances existing at the time Sovereign has the opportunity to make such an election.

     The foregoing discussion is qualified in its entirety by reference to the applicable provisions in the Merger Agreement (a copy of which is set forth as Annex A to this Proxy Statement/Prospectus) relating to the possible increase of the Exchange Ratio as the result of a Termination Event.

     In the event of termination of the Merger Agreement by either Sovereign or Bankers, there will be no liability or obligation on the part of Sovereign or Bankers other than the obligation dealing with confidentiality and other than any liabilities or damages incurred as a result of the willful breach by a party of any of its representations, warranties, covenants or agreements set forth in the Merger Agreement.

MANAGEMENT AND OPERATIONS AFTER THE MERGER

  Directors and Executive Officers

     The Board of Directors and executive officers of Sovereign in office immediately prior to the Effective Date of the Merger will constitute Sovereign's Board of Directors and executive officers after completion of the Merger.

     The Board of Directors and executive officers of Sovereign Bank in office immediately prior to the Effective Date of the Bank Merger will constitute Sovereign Bank's Board of Directors and executive officers after completion of the Bank Merger, except that Joseph P. Gemmell, Chairman, President and Chief Executive Officer of Bankers, will become a director of Sovereign Bank to hold office until the 1998 annual reorganization meeting of the Board of Directors of Sovereign Bank and until his successor is elected and qualified or otherwise in accordance with the Charter and Bylaws of Sovereign Bank. Sovereign has agreed to use its best efforts to cause Mr. Gemmell to be renominated as a director of Sovereign Bank for election at the 1998 and 1999 annual reorganization meetings of the Board of Directors of Sovereign Bank and has agreed to vote its shares of Sovereign Bank in favor of such election at such meetings.

  Consolidation of Operations

     Sovereign expects to achieve certain cost savings and operating synergies as a result of the Merger. These costs savings and operating synergies are anticipated to aggregate approximately 35-40% of Bankers' recurring operating expenses, and are expected to be substantially realized within six months following the Effective Date. Sovereign expects that such cost savings and operating synergies will be realized primarily as the result of the elimination of duplicative administrative and back office functions. Because of the uncertainties inherent in merging two financial institutions, changes in the regulatory environment and changes in economic conditions, no assurances can be given that any particular level of cost savings will be realized, that any such cost savings will be realized over the time period currently anticipated or that such cost savings will not be offset to some degree by increases in other expenses, including expenses relating to integrating the two companies.

     Any such expected cost savings or synergies do not give effect to an expected one-time after-tax charge of approximately $18 to $20 million, relating to Merger expenses, which will be incurred upon completion of the Merger. Such expenses will be incurred principally as a result of an addition to the allowance for possible loan losses which Sovereign has determined will be necessary in connection with a change in strategy related to problem assets, losses on sales of assets, payments to executive officers of Bankers under existing employment contracts containing change in control related obligations, other severance payments and asset writedowns and transaction costs directly related to the Merger.

EMPLOYEE BENEFITS AND SEVERANCE

     Sovereign intends to maintain employee benefits for Bankers and Bankers Savings employees at levels which, in the aggregate, are at least as favorable as such benefits which existed as of March 31, 1997. On and after the Effective Date, so long as such benefits are so maintained, the employee pension and welfare benefit plans of Sovereign and Bankers may, at Sovereign's election, continue to be maintained separately or consolidated. In the event of a consolidation of any or all of such plans, Bankers and Bankers Savings employees shall receive credit for service with Bankers or Bankers Savings under any Sovereign benefit plan or new Sovereign benefit plan in which such employees would be eligible to enroll, for purposes of eligibility and vesting determination.

     Pursuant to the Merger Agreement, to the extent that the employment of any employee of Bankers Savings (other than any officer with an employment agreement or special termination agreement, see "INTERESTS OF CERTAIN PERSONS IN THE MERGER -- Employment Agreement" and "--Special Termination Agreements") is terminated voluntarily or involuntarily within the three-month period following the Merger for any reason other than for cause, such employee will be entitled to a severance payment equal to one week's pay for each full year of service with Bankers Savings; provided, however, that all officers of Bankers Savings will receive no less than 14 weeks' pay.

ACCOUNTING TREATMENT

     The Merger is expected to qualify as a pooling of interests for accounting and financial reporting purposes. Under this method of accounting, the recorded assets and liabilities of Sovereign and Bankers will be carried forward to the combined corporation at their recorded amounts; income of the combined corporation will include income of both Sovereign and Bankers for the entire fiscal year of Sovereign in which the Merger occurs; and the reported income of the separate corporations for prior periods will be combined and restated as income of the combined corporation. Expenses incurred in connection with the Merger will constitute expenses for the accounting periods to which such expenses relate. The receipt of a letter from Sovereign's independent auditors confirming that the Merger will qualify for pooling of interests accounting is a condition to Sovereign's obligation to complete the Merger.

CERTAIN FEDERAL INCOME TAX CONSEQUENCES

     Completion of the Merger is conditioned upon there being delivered to Sovereign and to Bankers an opinion of Stevens & Lee, P.C., counsel to Sovereign, that for federal income tax purposes, under current law, assuming that the Merger and related transactions will take place as described in the Merger Agreement, among other things, the Merger will constitute a reorganization within the meaning of Section 368(a) of the Code, and Sovereign and Bankers will each be a party to the reorganization within the meaning of
Section 368(b) of the Code.

     In that case, in the opinion of Stevens & Lee, P.C., the following would be the material federal income tax consequences of the Merger:

          (i) no gain or loss will be recognized by Sovereign or Bankers in the Merger;

          (ii) no gain or loss will be recognized by holders of shares of Bankers Common Stock upon their receipt of Sovereign Common Stock in exchange for their Bankers Common Stock, except that shareholders who receive cash proceeds for fractional interests in Sovereign Common Stock will recognize gain or loss equal to the difference between such proceeds and the tax basis allocated to their fractional share interests, and such gain or loss will constitute capital gain or loss if their Bankers Common Stock is held as a capital asset at the Effective Date;

          (iii) the tax basis of the shares of Sovereign Common Stock (including fractional share interests) received by the shareholders of Bankers will be the same as the tax basis of their Bankers Common Stock exchanged therefor; and

          (iv) the holding period of the Sovereign Common Stock in the hands of the Bankers shareholders will include the holding period of their Bankers Common Stock exchanged therefor, provided such Bankers Common Stock is held as a capital asset at the Effective Date.

     Under the Merger Agreement, the condition that Stevens & Lee deliver the opinion described above can be waived by Sovereign and Bankers. However, in the event that the delivery of such opinion of counsel is waived, or such opinion would otherwise set forth tax consequences materially different to a shareholder than those described above, Sovereign and Bankers intend to resolicit proxies as required in accordance with the rules and regulations of the Commission.

     THE DISCUSSION SET FORTH ABOVE IS INCLUDED FOR GENERAL INFORMATION ONLY AND IS BASED ON CURRENTLY EXISTING PROVISIONS OF THE CODE, EXISTING AND PROPOSED TREASURY REGULATIONS THEREUNDER, AND CURRENT ADMINISTRATIVE RULINGS AND COURT DECISIONS. ALL OF THE FOREGOING ARE SUBJECT TO CHANGE AND ANY SUCH CHANGE COULD AFFECT THE CONTINUING VALIDITY OF THE DISCUSSION. THE DISCUSSION IS NOT A COMPLETE DESCRIPTION OF ALL THE FEDERAL INCOME TAX CONSEQUENCES OF THE MERGER AND, IN PARTICULAR, DOES NOT ADDRESS TAX CONSIDERATIONS THAT MAY AFFECT THE TREATMENT OF SHAREHOLDERS WHO ACQUIRED THEIR BANKERS COMMON STOCK PURSUANT TO THE EXERCISE OF EMPLOYEE STOCK OPTIONS OR OTHERWISE AS COMPENSATION, OR SHAREHOLDERS WHICH ARE EXEMPT ORGANIZATIONS OR WHO ARE NOT CITIZENS OR RESIDENTS OF THE UNITED STATES. EACH SHAREHOLDER'S INDIVIDUAL CIRCUMSTANCES MAY AFFECT THE TAX CONSEQUENCES OF THE MERGER TO SUCH SHAREHOLDER. IN ADDITION, NO INFORMATION IS PROVIDED HEREIN WITH RESPECT TO THE TAX CONSEQUENCES OF THE MERGER UNDER APPLICABLE STATE, LOCAL, OR FOREIGN LAWS. ACCORDINGLY, EACH BANKERS SHAREHOLDER IS ADVISED TO CONSULT A TAX ADVISOR AS TO THE SPECIFIC TAX CONSEQUENCES OF THE MERGER TO SUCH SHAREHOLDER.

EXPENSES

     Sovereign and Bankers will each pay all costs and expenses incurred by it in connection with the transactions contemplated by the Merger Agreement, including fees and expenses of financial consultants, accountants and legal counsel, except that (i) the cost of printing and mailing this Proxy Statement/Prospectus will be shared equally by Sovereign and Bankers and (ii) if Sovereign requests Bankers to retain a proxy solicitor in connection with the solicitation of Bankers shareholder approval of the Merger Agreement, Sovereign will bear the expense of such proxy solicitor.

RESALE OF SOVEREIGN COMMON STOCK

     The Sovereign Common Stock issued pursuant to the Merger will be freely transferable under the Securities Act except for shares issued to any Bankers shareholder who may be deemed to be an "affiliate" of Bankers or Sovereign for purposes of Rule 145 under the Securities Act. Each director and executive officer of Bankers has entered into an agreement with Sovereign providing that, as an affiliate, he or she will not transfer any Sovereign Common Stock received in the Merger except in compliance with the Securities Act and will make no dispositions of any Sovereign Common Stock or Bankers Common Stock (or any interest therein) during the period commencing 30 days prior to the Effective Date through the date on which financial results covering at least 30 days of combined operations of Sovereign and Bankers after the Merger have been made public (which, under the Merger Agreement, Sovereign has agreed to use reasonable efforts to publish as soon as possible, but no later than 30 days after the end of the first month after the Effective Date in which there are at least 30 days of post-Merger combined operations, combined revenues and net income figures as contemplated by applicable Commission accounting releases, provided that Sovereign may delay publishing such information for such period of time as it, in its good faith reasonable judgment, deems necessary or desirable to achieve a bona fide business purpose). This Proxy Statement/Prospectus does not cover resales of Sovereign Common Stock received by any person who may be deemed an affiliate of Bankers or Sovereign.

NO DISSENTERS' RIGHTS OF APPRAISAL

     Holders of shares of Sovereign Common Stock and holders of shares of Bankers Common Stock will not be entitled to dissenters' rights under the Pennsylvania BCL or the New Jersey BCA in connection with the matters to be acted on at the Meetings. See "COMPARISON OF SHAREHOLDER RIGHTS -- Dissenters' Rights" for a more detailed discussion.

DIVIDEND REINVESTMENT PLAN

     Sovereign currently maintains a Dividend Reinvestment and Stock Purchase Plan. This plan provides shareholders of Sovereign with a simple and convenient method of investing cash dividends, as well as voluntary cash payments, in additional shares of Sovereign Common Stock, without payment of any brokerage commission or service charge. It is anticipated that, after the Effective Date, Sovereign will continue to offer this plan, and shareholders of Bankers who become shareholders of Sovereign will be eligible to participate therein.

                   INTERESTS OF CERTAIN PERSONS IN THE MERGER

     Certain members of Bankers' management, Bankers Savings' management, the Board of Directors of Bankers and the Board of Directors of Bankers Savings may be deemed to have interests in the Merger in addition to their interests, if any, in Bankers Common Stock. The Bankers Board of Directors was aware of these factors and considered them, among other matters, in approving the Merger Agreement and the transactions contemplated thereby.

STOCK OPTIONS

     As of the Bankers Record Date, the directors and executive officers of Bankers beneficially own approximately 2,615,841 shares of Bankers Common Stock, including Management Options to purchase 274,755 shares of Bankers Common Stock. On the Effective Date, each Management Option, whether or not such Management Option is exercisable on the Effective Date, shall cease to be outstanding and shall be converted on the Effective Date into and become an option to acquire that number of shares of Sovereign Common Stock equal to the number of shares of Bankers Common Stock covered by the Management Option multiplied by the Exchange Ratio, at an exercise price equal to the present stated exercise price of such option divided by the Exchange Ratio. Shares issuable upon the exercise of such options to acquire Sovereign Common Stock shall be issuable in accordance with the terms of the respective plans and grant agreements of Bankers under which they were issued.

INDEMNIFICATION; DIRECTORS AND OFFICERS INSURANCE

     Sovereign has agreed in the Merger Agreement that, on or after the Effective Date, Sovereign shall indemnify, defend and hold harmless all prior and then-existing directors and officers of Bankers and Bankers Savings against
(i) all losses, claims, damages, costs, expenses, liabilities or judgments or amounts that are paid in settlement (with the approval of Sovereign, which approval shall not be unreasonably withheld) of or in connection with any claim, action, suit, proceeding or investigation based in whole or in part on or arising in whole or in part out of the fact that such person is or was a director, officer or employee of Bankers or any Bankers subsidiary, whether pertaining to any matter existing or occurring at or prior to the Effective Date and whether asserted or claimed prior to, or at or after, the Effective Date ("Indemnified Liabilities") and (ii) all Indemnified Liabilities based in whole or in part on, or arising in whole or in part out of, or pertaining to the Merger Agreement or the transactions contemplated by the Merger Agreement, to the same extent as such officer, director or employee would be indemnified by Bankers or Bankers Savings as of February 5, 1997, including the right to advancement of expenses; provided, however, that any such officer, director or employee of Bankers or Bankers Savings may not be indemnified by Sovereign and/or Bankers Savings if such indemnification is prohibited by applicable law.

     Sovereign has agreed to maintain Bankers' existing directors' and officers' liability insurance policy, or a policy providing comparable coverage amounts on terms no less favorable, including Sovereign's existing policy if it meets the foregoing standard, covering persons currently covered by such insurance for a period of five years after the Effective Date, subject to certain maximum cost limits.

CONSULTING AGREEMENT

     In connection with the execution of the Merger Agreement, Mr. Gemmell entered into a consulting agreement ("Consulting Agreement") with Sovereign Bank, pursuant to which Mr. Gemmell will provide consulting services for a period of three years beginning on the Effective Date, which services shall include, but are not limited to, assisting Sovereign Bank in the conversion of the Bankers Savings' data processing system, assisting in the conversion of Bankers Savings' branch offices, assisting in the integration of Bankers Savings' employees with those of Sovereign Bank, preserving the franchise of Bankers Savings by promoting Sovereign Bank and its products and services in communities previously served by Bankers Savings, promoting the recognition and acceptance of Sovereign Bank as the successor of Bankers Savings among Bankers Savings' customers and advising Sovereign Bank with respect to the management of the loan and investment portfolios assumed from Bankers Savings. Under the Consulting Agreement, Mr. Gemmell will receive an annual retainer for his services equal to $150,000.

EMPLOYMENT AGREEMENT

     In the Merger Agreement, Sovereign has agreed to honor the employment agreement ("Employment Agreement") between Bankers, Bankers Savings and Mr. Gemmell, effective as of March 23, 1990, and amended effective as of January 22, 1996. The Employment Agreement provides for an initial five year term. Commencing on the third anniversary of the effective date of the Employment Agreement, the Employment Agreement provides for automatic annual extensions so that the remaining term will be three years. For purposes of the Employment Agreement, a "change in control" is generally defined to mean: (i) a change in control of a nature that would be required to be reported in response to Item 1 of the Current Report on Form 8-K or as defined by the Rules and Regulations of the Federal Reserve Board; (ii) the acquisition by a person or group of persons of beneficial ownership of 20% or more of the common stock of Bankers Savings or Bankers during the term of the Employment Agreement; (iii) a tender offer for 20% or more of the voting securities of Bankers or Bankers Savings or an exchange offer, business combination, sale of assets; or (iv) a contested election which results in a change of a majority of the Bankers Board of Directors.

     Upon a change in control of Bankers Savings or Bankers followed by the voluntary or involuntary termination of Mr. Gemmell, he would be entitled to a severance payment equal to the sum of (i) the greater of thirty-six times his highest monthly rate of base salary or the salary payable to him under the remaining term of the Employment Agreement and (ii) the aggregate amount of the bonuses that would have been paid to him during the thirty-six months following his termination. In addition, he would receive an amount equal to the other cash compensation and benefits that he would have received during the remaining term of his Employment Agreement. Payments made under the Employment Agreement in the event of a change in control may constitute an "excess parachute payment" under
Section 280G of the Code for Mr. Gemmell, resulting in the imposition of an excise tax on him. The Employment Agreement provides that Mr. Gemmell will be indemnified for any excise taxes imposed due to such excess parachute payments and any additional income and employment taxes imposed as a result of such indemnification of excise taxes.

     It is anticipated that the Merger will constitute a change in control for purposes of the Employment Agreement. The current annual rate of salary for Mr. Gemmell is $455,000. It is not expected that under current circumstances, payments made to or benefits provided for Mr. Gemmell could result in the imposition of excise taxes under Section 4999 of the Code. If such payments would result in an excise tax, part of the payments and the indemnification payments will not be deductible compensation expenses for Bankers or Bankers Savings. Whether such an excise tax will be due and the amount of any such tax will be determined on the basis of circumstances prevailing on the Effective Date. Assuming a change in control were to occur on June 30, 1997, followed by Mr. Gemmell's termination of employment, he would receive severance payments, including the value of non-cash benefits, having a present value of approximately $2,420,000 under the Employment Agreement.

SPECIAL TERMINATION AGREEMENTS

     In the Merger Agreement, Sovereign has agreed to honor the special termination agreements ("Special Termination Agreements") between Bankers, Bankers Savings and each of Mr. Garfield, Mr. Ghabrial and Ms. Paronich, respectively, each effective as of March 23, 1990. Each Special Termination Agreement provides for an initial three-year term. Commencing on the first anniversary of the effective date of the Special Termination Agreements, the Special Termination Agreements provide for automatic annual extensions so that the remaining term will be three years. The Special Termination Agreements also provide that any time following a change in control, as generally defined above, of Bankers or Bankers Savings, if Bankers, Bankers Savings or their successors were to terminate the executive's employment for any reason other than "cause," as defined in the Special

Termination Agreements, or if the executive were to terminate his or her own employment following the executive's demotion or loss of title, office or significant authority, a reduction in the executive's compensation, or a relocation of the executive's principal place of employment, the executive or, in the event of death, his or her beneficiaries, would be entitled to receive a payment in an amount equal to three times the highest annual base salary paid for the three previous years of his or her employment with Bankers Savings. In addition, Bankers Savings and Bankers would also continue life, health and disability insurance coverage for the lesser of the remaining term of the Special Termination Agreements or until each executive's full-time employment by another employer.

     It is anticipated that the Merger will constitute a change in control for purposes of the Special Termination Agreements. The current annual salary rate for Mr. Garfield, Mr. Ghabrial and Ms. Paronich is $115,000, $101,000 and $89,000, respectively. The Special Termination Agreements provide that, if payments thereunder constitute an "excess parachute payment" under Section 280G of the Code for the executives, the aggregate amount payable under the Special Termination Agreements will be reduced to one dollar below the amount which would subject each executive to the payment of an excise tax. Assuming a change in control were to occur on June 30, 1997, the amounts payable, including the value of non-cash benefits, to Mr. Garfield, Mr. Ghabrial and Ms. Paronich pursuant to their respective Special Termination Agreements would be approximately $360,923, $318,345 and $273,747, respectively.

OUTSIDE DIRECTORS' DEFERRED COMPENSATION PLAN

     The Bankers Savings Outside Directors' Deferred Compensation Plan, as amended and restated March 11, 1996 (the "Deferred Compensation Plan"), was adopted to provide deferred compensation benefits to outside directors of Bankers Savings. Following the date a participant of the Deferred Compensation Plan ceases to be an outside director, such participant will be eligible to receive an annual amount equal to one-half the sum of the average of the last three years' annual retainer fee paid to directors plus the average of the last three years' fee paid for attendance at the regular meetings of the Bankers Savings Board of Directors. In the event of a change in control, as defined in the Deferred Compensation Plan, all directors will be eligible for a benefit under the Deferred Compensation Plan, regardless of their period of service. Additionally, a participant may elect to require Bankers Savings or its successor to purchase an annuity contract from an insurance company to provide such participant's benefit or to receive an immediate lump-sum payment equal to the present value of the sum of such participant's monthly benefit payments.

SOVEREIGN BANK BOARD OF DIRECTORS

     Upon the consummation of the Merger, Mr. Gemmell will be appointed to the Sovereign Bank Board of Directors. As compensation for service on the Sovereign Bank Board of Directors, Mr. Gemmell will receive fees and other compensation, remuneration and benefits equal to the fees, compensation, remuneration and benefits received by other members of the Sovereign Bank Board of Directors. See "THE MERGER -- Management and Operations After the Merger."

                          CERTAIN RELATED TRANSACTIONS

STOCK OPTION AGREEMENT

     General. As a condition to Sovereign entering into the Merger Agreement, Bankers executed and delivered to Sovereign the Stock Option Agreement, dated as of February 5, 1997 (the "Stock Option Agreement"), which permits Sovereign to purchase Bankers Common Stock under certain circumstances. Pursuant to the Stock Option Agreement, Sovereign was granted an option (the "Option") to purchase up to 2,463,258 shares of Bankers Common Stock (representing approximately 19.9% of the issued and outstanding shares of Bankers Common Stock on February 4, 1997). The exercise price per share to purchase Bankers Common Stock under the Stock Option Agreement is equal to the lower of $22.50 or the lowest price per share that a person or group, other than Sovereign or an affiliate of Sovereign, paid or offers to pay for Bankers Common Stock upon the occurrence of one of the specified events that trigger exercise of the Option. The Option may only be exercised, in whole or in part, upon the occurrence of certain events (collectively, "Triggering Events"), which are described below (none of which have occurred to the best of Sovereign's or Bankers' knowledge as of the date of this Proxy Statement/Prospectus).

     Effect of Stock Option Agreement. The Stock Option Agreement, together with (i) Bankers' agreement to not solicit other transactions relating to the acquisition of Bankers by a third party and (ii) the agreement of Bankers' directors and executive officers to vote their shares in favor of the Merger Agreement (see "THE MERGER -- No Solicitation of Transactions"), may have the effect of discouraging persons who might now or prior to the Effective Date be interested in acquiring all of or a significant interest in Bankers from considering or proposing such an acquisition, even if such persons were prepared to pay a higher price per share for Bankers Common Stock than the price per share implicit in the Merger Consideration. Certain attempts to acquire Bankers or an interest in Bankers would cause the Option to become exercisable as described below. Sovereign's exercise of such Option would significantly increase a potential acquiror's cost of acquiring Bankers compared to the cost that would be incurred without the Stock Option Agreement. Such increased cost might discourage a potential acquiror from considering or proposing an acquisition or might result in a potential acquiror proposing to pay a lower per share price to acquire Bankers than it might otherwise have proposed to pay. In addition, the management of Sovereign and Bankers believe that the existence of the Stock Option Agreement is likely to prohibit any acquiror of Bankers from accounting for any acquisition of Bankers using the pooling of interests accounting method. In addition, exercise of the Option would increase the ability of Sovereign to obtain the approval of Bankers' shareholders necessary to complete the Merger and adversely affect the ability of a third party to obtain any necessary approval of such shareholders to complete an alternative transaction.

     Terms of Stock Option Agreement. The following is a brief summary of certain provisions of the Stock Option Agreement, a complete copy of which is included as Annex B to this Proxy Statement/Prospectus. The following summary is qualified in its entirety by reference to the Stock Option Agreement.

     The Option is exercisable only upon the occurrence of a Triggering Event. As used in the Stock Option Agreement, the term "Triggering Event" means the occurrence of any of the following events:

          (a) a person or group, other than Sovereign or an affiliate of Sovereign, acquires beneficial ownership of 10% or more of the then outstanding shares of Bankers Common Stock (excluding any shares eligible to be reported on Schedule 13G of the Commission); or

          (b) a person or group, other than Sovereign or an affiliate of Sovereign, enters into an agreement or letter of intent with Bankers pursuant to which such person or group or any affiliate of such person or group would (i) merge or consolidate, or enter into any similar transaction, with Bankers, (ii) acquire all or substantially all of the assets or liabilities of Bankers or all or substantially all of the assets or liabilities of Bankers Savings or (iii) acquire beneficial ownership of securities representing, or the right to acquire beneficial ownership or to vote securities representing, 10% or more of the then outstanding shares of Bankers Common Stock (excluding any shares eligible to be reported on Schedule 13G of the Commission) or the then outstanding shares of common stock of Bankers Savings, or

          (c) a person or group, other than Sovereign or an affiliate of Sovereign, publicly announces a bona fide proposal (including a written communication that is or becomes the subject of public disclosure) for (i) any merger, consolidation or acquisition of all or substantially all the assets or liabilities of Bankers or all or substantially all the assets or liabilities of Bankers Savings, or any other business combination involving Bankers or Bankers Savings or (ii) a transaction involving the transfer of beneficial ownership of securities representing, or the right to acquire beneficial ownership or to vote securities representing, 10% or more of the then outstanding shares of Bankers Common Stock or the then outstanding shares of common stock of Bankers Savings (collectively, a "Proposal"), and thereafter, if such Proposal has not been Publicly Withdrawn (as defined in the Stock Option Agreement) at least 30 days prior to the meeting of shareholders of Bankers called to vote on the Merger, Bankers' shareholders fail to approve the Merger by the vote required by applicable law at the meeting of shareholders called for such purpose or such meeting has been cancelled; or

          (d) a person or group, other than Sovereign or an affiliate of Sovereign, makes a bona fide Proposal and thereafter, but before such Proposal has been Publicly Withdrawn, Bankers willfully takes any action in a manner which would likely result in the failure of either party to satisfy a material condition to the closing of the Merger or materially reduce the value of the transaction to Sovereign; or

          (e) Bankers breaches, in any material respect, any binding term of the Merger Agreement or the Stock Option Agreement after a Proposal is made and before it is Publicly Withdrawn or Bankers publicly announces an intention to authorize, recommend or accept any such Proposal.

     The Option expires on the earlier of (i) the Effective Date of the Merger or (ii) termination of the Merger Agreement in accordance with its terms, except that if (A) the Merger Agreement is terminated by Sovereign as a result of a breach by Bankers of any representation, warranty, covenant or other obligation of Bankers which results in a Material Adverse Effect with respect to Bankers (and such breach cannot be or shall not have been remedied by Bankers within 30 days after written notice of such breach) or (B) the Closing Date shall not have occurred by November 30, 1997 and such failure to close by November 30, 1997 shall be due to the failure by Bankers to perform or observe its agreements set forth in the Merger Agreement required to be performed or observed by Bankers, then the Stock Option Agreement shall not terminate until one year after the date of termination of the Merger Agreement. The closing of a purchase of shares pursuant to the Stock Option Agreement will be deferred until receipt of all governmental or regulatory approvals (including applicable waiting periods) necessary for Bankers to issue the shares subject to the Option.

     In the event of any change in Bankers Common Stock by reason of stock dividends, split-ups, recapitalizations, combinations, conversions, divisions, exchanges of shares or the like, the number and kind of shares issuable pursuant to the Option will be adjusted appropriately.

     Bankers has granted Sovereign certain registration rights with respect to shares of Bankers Common Stock issuable upon exercise of the Option.

                     INFORMATION WITH RESPECT TO SOVEREIGN

GENERAL

     Financial and other information relating to Sovereign, including information relating to Sovereign's directors and executive officers, is incorporated herein by reference. See "INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE" and "AVAILABLE INFORMATION."

MARKET PRICE OF AND DIVIDENDS ON SOVEREIGN COMMON STOCK AND RELATED SHAREHOLDER MATTERS

     The Sovereign Common Stock is listed on the Nasdaq National Market under the symbol SVRN. As of June 30, 1997, Sovereign had approximately 9,700 shareholders of record. The table below sets forth for the periods indicated the amount of dividends paid per share and the quarterly ranges of high and low sales prices for Sovereign Common Stock as reported by the Nasdaq National Market and does not necessarily reflect mark-ups, mark-downs or commissions.

                                                                                 QUARTERLY
                                                                     ---------------------------------
QUARTER ENDED                                                         DIVIDEND      HIGH        LOW
-------------                                                        -----------  ---------  ---------
September 30, 1997(1)..............................................   $           $          $
June 30, 1997......................................................       .0200       16.00      15.00
March 31, 1997.....................................................       .0200       14.00      10.75
December 31, 1996..................................................       .0175       10.90       8.70
September 30, 1996.................................................       .0175        8.80       7.70
June 30, 1996......................................................       .0175        9.00       8.00
March 31, 1996.....................................................       .0175        8.90       7.40
December 31, 1995..................................................       .0175        8.20       7.40
September 30, 1995.................................................       .0175        8.20       7.20
June 30, 1995......................................................       .0174        7.30       6.10
March 31, 1995.....................................................       .0174        6.90       5.70
December 31, 1994..................................................       .0174        7.20       5.60

------------------
(1) Through July 18, 1997.

     On February 4, 1997, the last business day preceding public announcement of the Merger, the last sale price for Sovereign Common Stock was $11.50 per share. On July 18, 1997, the last sale price for the Sovereign Common Stock was $____ per share. The average weekly trading volume for the Sovereign Common Stock during the quarter ended June 30, 1997 was ________ shares.

     For certain limitations on the ability of Sovereign Bank to pay dividends to Sovereign, see Sovereign's Annual Report on Form 10-K for the year ended December 31, 1996, which is incorporated herein by reference. See "INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE."

                      INFORMATION WITH RESPECT TO BANKERS

GENERAL

     Financial and other information concerning Bankers, including information relating to Bankers' directors and executive officers, is incorporated herein by reference. See "INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE."

MARKET PRICE OF AND DIVIDENDS ON BANKERS COMMON STOCK AND RELATED SHAREHOLDER MATTERS

     The Bankers Common Stock is listed on the Nasdaq National Market under the symbol BKCO. As of March 31, 1997, there were approximately 1,000 shareholders of record. The table below sets forth for the periods indicated the amount of dividends declared per share and the quarterly ranges of high and low closing sales prices as reported on the Nasdaq National Market for the periods indicated. Such prices do not necessarily reflect mark-ups, mark-downs or commissions.

                                                                                 QUARTERLY
                                                                      -----------------------------
QUARTER ENDED                                                          DIVIDEND    HIGH       LOW
-------------                                                         ---------  ---------  -------
September 30, 1997(1)..............................................   $         $        $
June 30, 1997......................................................
March 31, 1997.....................................................      0.16     25.50    20.375
December 31, 1996..................................................      0.16     20.63     18.25
September 30, 1996.................................................      0.16     19.50     17.25
June 30, 1996......................................................      0.16     17.50     16.88
March 31, 1996.....................................................      0.14     17.38     16.38
December 31, 1995..................................................      0.14     18.25     16.25
September 30, 1995.................................................      0.14     18.78     16.25
June 30, 1995......................................................      0.12     17.50     16.13
March 31, 1995.....................................................      0.12     16.38     13.25
December 31, 1994..................................................      0.12     17.00     12.50
September 30, 1994.................................................      0.10     17.75     13.63

------------------
(1) Through July 18, 1997

     On February 4, 1997, the last business day preceding public announcement of the Merger, the last sale price for Bankers Common Stock was $24.25 per share. On July 18, 1997, the last sale price for Bankers Common Stock was $____ per share. The average weekly trading volume for the Bankers Common Stock during the quarter ended March 31, 1997 was approximately 535,000 shares.

     The Merger Agreement permits Bankers to pay a regular quarterly cash dividend not to exceed $.16 per share of Bankers Common Stock outstanding. Bankers agreed in the Merger Agreement to cause, as promptly as practicable, the regular quarterly dividend record dates and payment dates with respect to Bankers Common Stock to be the same as Sovereign's regular quarterly dividend record dates and payment dates with respect to Sovereign Common Stock. The Merger Agreement provides that nothing contained therein shall be construed to permit shareholders of Bankers to receive two dividends either from Bankers or Sovereign in any quarter or to deny or prohibit shareholders of Bankers from receiving one dividend from Bankers or Sovereign in any quarter. Bankers Savings may pay cash dividends sufficient to permit payment of the dividends permitted to be paid by Bankers. No other dividends may be paid by Bankers or Bankers Savings without the prior written consent of Sovereign. See "THE MERGER -- Dividends." Bankers' ability to continue to pay dividends may be dependent upon its receipt of dividends from Bankers Savings. See "REGULATION AND SUPERVISION," set forth in Bankers' Annual Report on Form 10-K for the fiscal year ended December 31, 1996, which is incorporated herein by reference. See "INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE."

                  DESCRIPTION OF SOVEREIGN CAPITAL SECURITIES

     The authorized capital stock of Sovereign consists of 200,000,000 shares of common stock, no par value ("Sovereign Common Stock"), and 7,500,000 shares of authorized preferred stock ("Sovereign Preferred Stock"). As of March 31, 1997, there were 65,764,711 shares of Sovereign Common Stock issued and outstanding, 7,934 shares held by Sovereign as treasury stock and 2,000,000 shares of 6 1/4% Cumulative Convertible Preferred Stock, Series B ($50 liquidation preference) issued and outstanding. There are no other shares of capital stock of Sovereign authorized, issued or outstanding. Sovereign has no options, warrants, or other rights authorized, issued or outstanding, other than as described herein under "Shareholder Rights Plan" and options granted under Sovereign's stock option plans.

COMMON STOCK

     The holders of Sovereign Common Stock are entitled to share ratably in dividends when and if declared by the Sovereign Board of Directors from funds legally available therefor. Declaration and payment of cash dividends by Sovereign depends upon dividend payments by Sovereign Bank, which are Sovereign's primary source of revenue and cash flow. Sovereign is a legal entity separate and distinct from its subsidiaries. Accordingly, the right of Sovereign, and consequently the right of creditors and shareholders of Sovereign, to participate in any distribution of the assets or earnings of any subsidiary is necessarily subject to the prior claims of creditors of the subsidiary, except to the extent that claims of Sovereign in its capacity as a creditor may be recognized.

     Sovereign Bank will not be permitted to pay dividends on its capital stock or repurchase shares of its stock if its shareholders' equity would be reduced below the amount required for the liquidation accounts established in the respective conversions from mutual to stock form of the predecessors of Sovereign Bank or applicable regulatory capital requirements. Current OTS regulations require a holding company's insured institutions to give the OTS 30 days advance notice of any proposed declaration of dividends to the holding company, and the OTS has the authority under its supervisory powers to prohibit the payment of dividends to the holding company.

     The OTS capital distribution rule, which became effective on August 1, 1990, provides for three tiers of savings associations: (i) Tier 1 associations, associations that have capital ("total capital" as calculated under the OTS capital regulations) equal to or greater than their fully phased-in capital requirements (the requirements applicable at December 31, 1994) prior to, and on a pro forma basis after giving effect to, a proposed capital distribution; (ii) Tier 2 associations, associations that have capital equal to or greater than their minimum capital requirements, but less than their fully phased-in capital requirements prior to, and on a pro forma basis after giving effect to, a proposed capital distribution; and (iii) Tier 3 associations, associations that do not meet their minimum capital requirements, either before or after giving effect to a proposed capital distribution. At March 31, 1997, Sovereign Bank is a "Tier 1 association" both historically and on a pro forma basis after giving effect to the Bank Merger. Under the OTS capital distribution rule, a Tier 1 association may make capital distributions of up to the greater of (a) 100% of its net income during a calendar year plus the amount that would reduce by one-half its surplus capital ratio (the percentage by which the association's capital-to-assets ratio exceeds the ratio of its fully phased-in capital requirements to its assets) at the beginning of the calendar year or (b) 75% of its net income over the most recent four-quarter period. A Tier 1 association may make capital distributions in excess of the foregoing limits if the OTS does not object after receiving notice thereof. A Tier 2 association is authorized to make distributions of up to 75% of net income over the most recent four-quarter period if it satisfies its fully phased-in risk-based capital requirement, or up to 50% of such net income if it satisfies its interim (90% of fully phased-in amount) risk-based capital requirement. A Tier 2 association may, through a written approval process, obtain OTS approval to make distributions in excess of these amounts. Tier 3 associations are not authorized to make any capital distributions without prior written OTS approval unless, in the case of an association operating in compliance with an approved capital plan, the capital distribution is consistent with the association's capital plan. The OTS has supervisory authority to prohibit the payment of capital distributions for Tier 1 and Tier 2 associations.

     For certain limitations on the ability of Sovereign Bank to pay dividends to Sovereign, see Sovereign's Annual Report on Form 10-K for the year ended December 31, 1996, which is incorporated herein by reference. See "INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE."

     Prior to the issuance of any Sovereign Preferred Stock which possesses voting rights (see "Preferred Stock" below), the holders of shares of Sovereign Common Stock will possess exclusive voting rights in Sovereign. Each holder of shares of Sovereign Common Stock will be entitled to one vote for each share held on matters upon which shareholders have the right to vote. Sovereign shareholders are not entitled to cumulate votes in the election of directors.

     The Sovereign Board of Directors is divided into three classes, each serving three-year terms, so that approximately one-third of the directors of Sovereign are elected at each annual meeting of shareholders of Sovereign. Classification of the Sovereign Board of Directors has the effect of decreasing the number of directors that could be elected in a single year by any person who seeks to elect its designees to a majority of the seats on the Sovereign Board of Directors and thereby could impede a change in control of Sovereign.

     The holders of Sovereign Common Stock have no preemptive rights to acquire any additional shares of Sovereign. In addition, the Sovereign Common Stock is not subject to redemption.

     Sovereign's Articles of Incorporation authorize the Sovereign Board of Directors to issue authorized shares of Sovereign Common Stock without shareholder approval. Sovereign Common Stock is included for quotation on the Nasdaq National Market. As a result, in order to maintain such inclusion, approval of Sovereign's shareholders is required for the issuance of additional shares of Sovereign Common Stock or securities convertible into Sovereign Common Stock if the issuance of such securities (1) is in connection with the acquisition of a company, is not in connection with a public offering for cash, and the securities issued have or will have voting power equal to or in excess of 20% of the voting power outstanding before such issuance; (2) is in connection with the acquisition of a company in which a director, officer or substantial shareholder of Sovereign has a 5% or greater interest and the issuance of the securities could result in an increase in outstanding common stock or voting power of 5% or more; (3) is in connection with a transaction, other than a public offering, at a price less than the greater of book or market value in which the shares issued will equal 20% or more of the shares of Sovereign Common Stock or 20% or more of the voting power outstanding before issuance; or (4) would result in a change in control of Sovereign. Under Nasdaq National Market rules, shareholder approval is also required for the establishment of a stock option or purchase plan in which stock may be acquired by officers and directors other than pursuant to a broadly-based plan in which other security holders of Sovereign or employees of Sovereign participate. For a discussion of the approval of Sovereign shareholders required for the issuance of the shares of Sovereign Common Stock issuable to Bankers shareholders in the Merger, see "THE MEETING -- Votes Required."

     In the event of liquidation, dissolution or winding-up of Sovereign, whether voluntary or involuntary, holders of Sovereign Common Stock will be entitled to share ratably in any of its assets or funds that are available for distribution to its shareholders after the satisfaction of its liabilities (or after adequate provision is made therefor) and after payment of any liquidation preferences of any outstanding Sovereign Preferred Stock.

PREFERRED STOCK

  General

     Sovereign's Board of Directors is authorized to approve the issuance of Sovereign Preferred Stock, without any required approval of shareholders. The rights, qualifications, limitations and restrictions on each series of Sovereign Preferred Stock issued will be determined by the Sovereign Board of Directors at the time of issuance and may include, among other things, rights to participating dividends, voting and convertibility into shares of Sovereign Common Stock. Shares of Sovereign Preferred Stock may be issued with dividend, redemption, voting, and liquidation rights taking priority over Sovereign Common Stock, and may be convertible into Sovereign Common Stock, as determined by the Sovereign Board of Directors at the time of issuance.

     On May 17, 1995, Sovereign issued 2,000,000 shares of 6 1/4% Cumulative Convertible Preferred Stock, Series B (the "Series B Preferred Stock").

  Description of Series B Preferred Stock

     Ranking. The Series B Preferred Stock will rank prior to Sovereign Common Stock and Series A Junior Participating Preferred Stock, and on a parity with all other Sovereign Preferred Stock (unless such other Sovereign Preferred Stock is expressly made junior to the Series B Preferred Stock), with respect to the payment of dividends and amounts payable upon any voluntary or involuntary liquidation, dissolution or winding up of Sovereign.

     Dividends. Holders of record of shares of Series B Preferred Stock are entitled to receive, when and as declared by the Board of Directors of Sovereign, cash dividends payable quarterly at the rate of 6 1/4% per annum. Dividends on the Series B Preferred Stock, calculated as a percentage of the liquidation preference, are payable quarterly on February 15, May 15, August 15 and November 15 of each year. Dividends will be cumulative from the date of issue of the Series B Preferred Stock. So long as any Series B Preferred Stock is outstanding, Sovereign may not declare any dividends on the Sovereign Common Stock or any other stock ranking as to dividends or distribution of assets junior to the Series B Preferred Stock (the Sovereign Common Stock and any such other stock being herein referred to as "Junior Stock"), or make any payment on account of, or set apart money for, a sinking or other analogous fund for the purchase, redemption or other retirement of any shares of Junior Stock, or make any distribution in respect thereof, whether in cash or property or in obligations or stock of Sovereign, other than Junior Stock, unless (i) full cumulative dividends shall have been paid or declared and set apart for payment upon all outstanding shares of Sovereign Preferred Stock other than Junior Stock and (ii) Sovereign is not in default or in arrears with respect to any sinking or other analogous fund or any call for tenders, obligation or other agreement for the purchase, redemption or other retirement of any shares of Sovereign Preferred Stock other than Junior Stock. If dividends on shares of the Series B Preferred Stock are in arrears, and there shall be outstanding shares of any other series of Sovereign Preferred Stock ranking on a parity as to dividends with the shares of the Series B Preferred Stock, Sovereign, in making any dividend payment on account of such arrears, is required to make payments ratably upon all outstanding shares of the Series B Preferred Stock and shares of such other series of Sovereign Preferred Stock in proportion to the respective amounts of dividends in arrears on such shares of Series B Preferred Stock and shares of such other series of Sovereign Preferred Stock.

     Conversion Rights. Holders of shares of Series B Preferred Stock have the right, at their option, to convert shares of Series B Preferred Stock into shares of Sovereign Common Stock at any time at an initial conversion rate of
5.987 shares of Sovereign Common Stock for each share of Series B Preferred Stock, provided that, if any of the Series B Preferred Stock is called for redemption, the conversion rights pertaining thereto will terminate at the close of business on the date fixed for redemption. The conversion rate is subject to adjustment in certain events, including: (i) the issuance of capital stock as a dividend or distribution on the Sovereign Common Stock; (ii) subdivisions and combinations of the Sovereign Common Stock; (iii) the issuance to all holders of Sovereign Common Stock of certain rights or warrants entitling them to subscribe for or purchase Sovereign Common Stock (or securities convertible into Sovereign Common Stock) within 45 days after the date fixed for the determination of the shareholders entitled to receive such rights or warrants, at less than the current market price per share of the Sovereign Common Stock; and (iv) the distribution to all holders of Sovereign Common Stock of evidences of indebtedness or assets of Sovereign (excluding those referred to above).

     In the case of (i) any reclassification or change of the Sovereign Common Stock, or (ii) a consolidation or merger involving Sovereign, or (iii) a sale or conveyance to another corporation of the property and assets of Sovereign as an entirety or substantially as an entirety, in each case as a result of which holders of Sovereign Common Stock will be entitled to receive stock, securities, other property or assets (including cash) with respect to or in exchange for such Sovereign Common Stock, the holders of the Series B Preferred Stock then outstanding will be entitled thereafter to convert such Series B Preferred Stock into the kind and amount of shares of stock and other securities or property which they would have received upon such reclassification, change, consolidation, merger, combination, sale or conveyance had such Series B Preferred Stock been converted into Sovereign Common Stock immediately prior to such reclassification, change, consolidation, merger, combination, sale or conveyance.

     Liquidation Rights. In the event of any voluntary or involuntary liquidation, dissolution or winding up of Sovereign, the holders of shares of Series B Preferred Stock are entitled to receive out of the assets of Sovereign available for distribution to shareholders, before any distribution of assets is made to holders of Sovereign Common Stock or of any other stock of Sovereign ranking as to such distribution junior to the Series B Preferred Stock, liquidating distributions in the amount of $50 per share plus accrued and unpaid dividends. If upon any voluntary or involuntary liquidation, dissolution or winding up of Sovereign, the amounts payable with respect to the Series B Preferred Stock and any other shares of stock of Sovereign ranking as to any such distribution on a parity with the Series B Preferred Stock are not paid in full, the holders of the Series B Preferred Stock and of such other shares will share ratably in any such distribution of assets of Sovereign in proportion to the full respective preferential amounts to which they are entitled. After payment of the full amount of the liquidating distribution to which they are entitled, the holders of shares of Series B Preferred Stock will not be entitled to any further participation in any distribution of assets by Sovereign. A consolidation or merger of Sovereign with or into any other corporation or corporations or a sale of all or substantially all of the assets of Sovereign will not be deemed to be a liquidation, dissolution or winding up of Sovereign.

     Redemption. The shares of Series B Preferred Stock are not redeemable prior to May 15, 1998. On or after May 15, 1998, at any time or from time to time, each share of Series B Preferred Stock will be redeemable in whole or in part at the option of Sovereign, upon not less than 30 nor more than 60 days' notice, at a redemption price as set forth below plus, in each case, accrued and unpaid dividends to the redemption date.

IF REDEEMED DURING THE                                                          REDEMPTION
TWELVE MONTHS BEGINNING MAY 15,                                                    PRICE
-------------------------------                                                 -----------
1998..........................................................................   $  52.188
1999..........................................................................      51.875
2000..........................................................................      51.563
2001..........................................................................      51.250
2002..........................................................................      50.938
2003..........................................................................      50.625
2004..........................................................................      50.313

and at $50 per share thereafter.

     The Series B Preferred Stock may not be redeemed and Sovereign may not otherwise purchase or acquire any shares of the Series B Preferred Stock unless full cumulative dividends on the Series B Preferred Stock or on any series of Sovereign Preferred Stock ranking on a parity with or senior to the Series B Preferred Stock have been paid or declared and set apart for payment and unless all matured obligations of Sovereign with respect to all sinking funds or purchase funds applicable to any other series of Sovereign Preferred Stock then outstanding have been met.

     Voting Rights. Except as indicated below, or except as expressly required by applicable law, the holders of the Series B Preferred Stock are not entitled to vote.

     If the equivalent of six quarterly dividends payable on any series of Sovereign Preferred Stock are in default (whether or not declared and whether or not consecutive), the holders of record of all outstanding shares of any series of Sovereign Preferred Stock, voting as a single class without regard to series, will be entitled to elect two directors until all dividends in default have been paid or declared and set apart for payment. The affirmative vote or consent of the holders of at least two-thirds of the outstanding shares of Series B Preferred Stock and any other series of Sovereign Preferred Stock, voting as a single class without regard to series, will be required (i) for any amendment to Sovereign's Articles of Incorporation (or any certificate supplemental thereto providing for the capital stock of Sovereign) or Bylaws which will materially and adversely change the preferences, privileges, rights or powers of the Sovereign Preferred Stock, but, in any case in which one or more, but not all, series of Sovereign Preferred Stock would be affected as to their preferences, privileges, rights or powers, only the consent of holders of at least two-thirds of the shares of all such series that would be so affected, voting separately as a class, will be required; or (ii) to issue any class of stock which shall have preference as to dividends or distribution of assets over any outstanding series of Sovereign Preferred Stock.

SHAREHOLDER RIGHTS PLAN

     Sovereign maintains a Shareholder Rights Plan (the "Rights Plan") designed to protect shareholders from attempts to acquire control of Sovereign at an inadequate price. Under the Rights Plan, each outstanding share of Sovereign Common Stock has attached to it one right to purchase one one-hundredth of a share of a series of junior participating preferred stock at an initial exercise price of $40. The rights are not currently exercisable or transferable, and no separate certificates evidencing such rights will be distributed, unless certain events occur.

     The rights become exercisable to purchase shares of the junior participating preferred stock if a person, group or other entity acquires or commences a tender offer or an exchange offer for 9.9% or more of total voting power. The rights can also be exercised if a person or group who has become a beneficial owner of at least 4.9% of Sovereign Common Stock or total voting power is declared by Sovereign's Board of Directors to be an "adverse person," as defined in the Rights Plan.

     After the rights become exercisable, under certain circumstances, the rights (other than rights held by a 9.9% beneficial owner or an "adverse person") will entitle the holders to purchase either Sovereign Common Stock or the common stock of the potential acquiror, in lieu of the junior participating preferred stock, at a substantially reduced price.

     Sovereign is generally entitled to redeem the rights at $.001 per right at any time until the tenth business day following public announcement that a 9.9% position has been acquired. At any time prior to the date the rights have become nonredeemable, the Sovereign Board of Directors can extend the redemption period. Rights are not redeemable following an "adverse person" determination.

SPECIAL CHARTER AND PENNSYLVANIA CORPORATE LAW PROVISIONS

     Sovereign's Articles of Incorporation and Bylaws contain certain provisions which may have the effect of deterring or discouraging, among other things, a nonnegotiated tender or exchange offer for Sovereign stock, a proxy contest for control of Sovereign, the assumption of control of Sovereign by a holder of a large block of Sovereign stock and the removal of Sovereign's management. These provisions: (1) empower the Sovereign Board of Directors, without shareholder approval, to issue Sovereign Preferred Stock the terms of which, including voting power, are set by the Sovereign Board of Directors; (2) divide the Sovereign Board of Directors into three classes serving staggered three-year terms; (3) restrict the ability of shareholders to remove directors; (4) require that shares with at least 80% of total voting power approve mergers and other similar transactions with a person or entity holding stock with more than 5% of Sovereign's voting power, if the transaction is not approved, in advance, by the Sovereign Board of Directors; (5) prohibit shareholders' actions without a meeting; (6) require that shares with at least 80%, or in certain instances a majority, of total voting power approve the repeal or amendment of Sovereign's Articles of Incorporation; (7) require any person who acquires stock of Sovereign with voting power of 25% or more to offer to purchase for cash all remaining shares of Sovereign voting stock at the highest price paid by such person for shares of Sovereign voting stock during the preceding year; (8) eliminate cumulative voting in elections of directors; (9) require an affirmative vote of at least two-thirds of Sovereign's total voting power in order for shareholders to repeal or amend Sovereign's Bylaws; (10) require advance notice of nominations for the election of directors and the presentation of shareholder proposals at meetings of shareholders; and (11) provide that officers, directors, employees, agents and persons who own 5% or more of the voting securities of any other corporation or other entity that owns 66 2/3% or more of Sovereign's outstanding voting stock cannot constitute a majority of the members of Sovereign's Board of Directors.

     The Pennsylvania BCL also contains certain provisions applicable to Sovereign which may have the effect of impeding a change in control of Sovereign. These provisions, among other things: (1) require that, following any acquisition by any person or group of 20% of a public corporation's voting power, the remaining shareholders have the right to receive payment for their shares, in cash, from such person or group in an amount equal to the "fair value" of the shares, including an increment representing a proportion of any value payable for control of the corporation and (2) prohibit for five years, subject to certain exceptions, a "business combination" (which includes a merger or consolidation of the corporation or a sale, lease or exchange of assets) with a shareholder or group of shareholders beneficially owning 20% or more of a public corporation's voting power.

     In 1990, Pennsylvania adopted legislation amending the Pennsylvania BCL. To the extent applicable to Sovereign at the present time, this legislation generally: (1) expands the factors and groups (including shareholders) which the Sovereign Board of Directors can consider in determining whether a certain action is in the best interests of the corporation; (2) provides that the Sovereign Board of Directors need not consider the interests of any particular group as dominant or controlling; (3) provides that Sovereign's directors, in order to satisfy the presumption that they have acted in the best interests of the corporation, need not satisfy any greater obligation or higher burden of proof with respect to actions relating to an acquisition or potential acquisition of control; (4) provides that actions relating to acquisitions of control that are approved by a majority of "disinterested directors" are presumed to satisfy the directors' standard, unless it is proven by clear and convincing evidence that the directors did not assent to such action in good faith after reasonable investigation; and (5) provides that the fiduciary duty of Sovereign's directors is solely to the corporation and may be enforced by the corporation or by a shareholder in a derivative action, but not by a shareholder directly.

     The 1990 amendments to the Pennsylvania BCL explicitly provide that the fiduciary duty of directors shall not be deemed to require directors (1) to redeem any rights under, or to modify or render inapplicable, any shareholder rights plan; (2) to render inapplicable, or make determinations under, provisions of the Pennsylvania BCL relating to control transactions, business combinations, control-share acquisitions or disgorgement by certain controlling shareholders following attempts to acquire control (See "COMPARISON OF SHAREHOLDER RIGHTS -- Antitakeover Provisions"); or (3) to act as the board of directors, a committee of the board or an individual director solely because of the effect such action might have on an acquisition or potential or proposed acquisition of control of the corporation or the consideration that might be offered or paid to shareholders in such an acquisition. One of the effects of the 1990 fiduciary duty statutory provisions may be to make it more difficult for a shareholder to successfully challenge the actions of the Sovereign Board of Directors in a potential change in control context. Pennsylvania case law appears to provide that the fiduciary duty standard under the 1990 amendments to the Pennsylvania BCL grants directors the statutory authority to reject or refuse to consider any potential or proposed acquisition of the corporation.

     Sovereign opted out of coverage by the "disgorgement" and "control-share acquisition" statutes included in the 1990 legislation, pursuant to a Bylaw amendment as permitted by the legislation. To the extent applicable to a Pennsylvania corporation, the "disgorgement" statute generally requires disgorgement by any person or group who or which has acquired or publicly disclosed an intent to acquire 20% or more of a corporation's voting power of any profit realized from the sale of any shares acquired within specified time periods of such acquisition or disclosure if the shares are sold within eighteen months thereafter. The "control share acquisition" statute generally prohibits a person or group who or which exceeds certain stock ownership thresholds (20%, 33 1/3% and 50%) for the first time from voting the "control shares" (i.e., the shares owned in excess of the applicable threshold) unless voting rights are restored by a vote of disinterested shareholders. As a result of Sovereign's opt-out from coverage by these statutes, neither the "disgorgement" nor the "control share acquisition" statute would apply to a nonnegotiated attempt to acquire control of Sovereign, although such an attempt would still be subject to the special charter and other provisions described in the preceding paragraphs. Sovereign can reverse this action, and thereby cause the "disgorgement" and "control share acquisition" statutes to apply to an attempt to acquire control of Sovereign, by means of an amendment to Sovereign's Bylaws, which could be adopted by the Sovereign Board of Directors, without shareholder approval, rescinding the Bylaw provision by which Sovereign originally opted out of coverage by these statutes.

                        COMPARISON OF SHAREHOLDER RIGHTS

     At the Effective Date, shareholders of Bankers will automatically become shareholders of Sovereign, and their rights as shareholders will be determined by the Pennsylvania BCL and by Sovereign's Articles of Incorporation and Bylaws. The following is a summary of material differences between the rights of holders of Sovereign Common Stock and the rights of holders of Bankers Common Stock. These differences arise from various provisions of the Pennsylvania BCL and the New Jersey BCA, the Articles of Incorporation, Bylaws and Rights Plan of Sovereign and the Certificate of Incorporation and Bylaws of Bankers.

     This summary does not purport to be a complete statement of the rights of Bankers shareholders under the applicable New Jersey law, Bankers' Certificate of Incorporation or Bankers' Bylaws or a comprehensive comparison with the rights of Sovereign's shareholders under the applicable Pennsylvania law, Sovereign's Articles of Incorporation and Sovereign's Bylaws, or a complete description of the specific provisions referred to herein. This summary is not meant to be relied upon as an exhaustive list or a detailed description of the provisions discussed and is qualified in its entirety by reference to the New Jersey BCA and the governing corporate instruments of Bankers and to the Pennsylvania BCL and the governing corporate instruments of Sovereign. Copies of such governing corporate instruments of Bankers and Sovereign are available, without charge, to any person, including any beneficial owner to whom this Proxy Statement/Prospectus is delivered, by following the instructions listed under "INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE" and "AVAILABLE INFORMATION."

DIRECTORS

  Removal

     Pursuant to Sovereign's Articles of Incorporation, Sovereign directors may be removed from office without cause by the affirmative vote of a majority of the outstanding voting shares.

     Under Bankers' Certificate of Incorporation, directors may be removed from office only for cause and only by the affirmative vote of the holders of at least 80% of the voting power of all shares of Bankers entitled to vote for the election of directors.

  Nomination

     Shareholders of both Sovereign and Bankers are required to submit to their respective companies, in writing and in advance, any nomination of a candidate for election as a director.

     Sovereign's Bylaws provide that such nominations generally must be submitted not more than 120 days, and not less than 90 days, prior to a scheduled meeting for the election of directors (unless less than 21 days' notice of the meeting is given to shareholders in which case such nominations must be submitted within 7 days following the mailing of the notice to shareholders).

     Bankers' Bylaws provide that its shareholders must submit written nominations not less than 90 days prior to the date that is one year after the date of the proxy statement used in connection with the annual meeting held in the preceding year (except that if no annual meeting was held in the preceding year or if the date of the annual meeting has been delayed by more than 30 calendar days from the date of the preceding year's annual meeting, any stockholder nomination must be made at least 90 days in advance of the annual meeting to which the nominations relate). Bankers' stockholders submitting nominations must also supply information regarding the identity and background of the proposed nominee as further set forth in the Bylaws of Bankers.

  Election of Directors

     Sovereign's Articles of Incorporation and Bylaws provide that its Board of Directors shall be composed of not less than six nor more than 25 directors, the number of which may be determined by the Sovereign Board of Directors. Presently, the Sovereign Board of Directors is composed of eight members. The Sovereign Board of Directors is divided into three classes, each serving three-year terms, so that approximately one-third of the directors are elected at each annual meeting of shareholders. Classification of the Board of Directors has the effect of decreasing the number of directors that could be elected in a single year by any person who seeks to elect its designees to a majority of the seats on the Sovereign Board of Directors and thereby could impede a change in control of Sovereign.

     Bankers' Certificate of Incorporation provides that the Board of Directors shall be composed of eight directors which number may be increased or decreased by resolution of the Bankers Board of Directors. Presently, the Bankers Board of Directors is composed of seven members. The Board of Directors of Bankers is also divided into three classes, each serving three-year terms.

  Cumulative Voting

     Neither Sovereign's nor Bankers' shareholders are permitted to cumulate votes in the election of directors.

  Limited Liability

     As permitted by the Pennsylvania BCL, Sovereign's Bylaws provide that directors of Sovereign are not personally liable to Sovereign, its shareholders or others for any action taken or any failure to take any action unless the director breached or failed to perform the duties of his or her office as set forth under Pennsylvania law and such breach or failure constitutes self-dealing, willful misconduct or recklessness; provided, however, that there is no such elimination of liability arising under any criminal statute or with respect to the payment of taxes pursuant to local, state or federal law.

     As permitted by the New Jersey BCA, Bankers' Certificate of Incorporation provides that directors or officers of Bankers are not personally liable to Bankers or its shareholders for breach of any duty owed to Bankers or its shareholders, unless such breach of duty is based on an act or omission (i) in breach of such person's duty of loyalty to Bankers or its shareholders, (ii) not in good faith or involving a knowing violation of law or (iii) resulting in receipt by such person of an improper personal benefit.

  Indemnification

     The Bylaws of Sovereign and the Certificate of Incorporation of Bankers each provide for indemnification of directors, officers and agents for certain litigation-related liabilities and expenses to the maximum extent provided by Pennsylvania or New Jersey laws, as the case may be.

     Directors, officers, employees and agents of Sovereign are entitled to indemnification in both third party actions and derivative actions unless there is a court finding that the act or failure to act giving rise to the claim for indemnification constitutes willful misconduct or recklessness. There is no requirement of a case-by-case determination that the applicable standard of conduct has been met for a person to be entitled to indemnification.

     Generally, current and former directors, officers, employees and agents of Bankers are entitled to indemnification (i) in third party actions, if the person acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of Bankers and, as to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful and (ii) in derivative or corporate actions, if the person acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of Bankers, provided the person has not been adjudged to be liable to Bankers. Indemnification in both third party actions and derivative or corporate actions can be made only as authorized in a specific case upon a finding that the appropriate standard for indemnification has been met. Such finding must be made by (i) a majority vote of a quorum of disinterested directors, (ii) independent legal counsel in a written opinion, or (iii) by the shareholders if the Bankers' Certificate of Incorporation or Bylaws or a resolution of the Board of Directors or the shareholders so directs.

SHAREHOLDER MEETINGS

     Special meetings of Sovereign shareholders may be called at any time by the Sovereign Board of Directors at a duly called and held meeting of the Sovereign Board of Directors or upon the unanimous written consent of the members of the Sovereign Board of Directors or by the Chairman of the Board or the Chief Executive Officer, but only upon receiving written direction of at least a majority of directors then in office. Sovereign shareholders are not entitled to call a special meeting of shareholders.

     The Bylaws of Bankers provide that special meetings of shareholders may be called only by the Chief Executive Officer, by the Bankers Board of Directors or as provided by New Jersey law. Under New Jersey law, shareholders owning 10% or more of all shares entitled to vote at a meeting can petition the court to order, for good cause shown, a special meeting of shareholders.

     Shareholders of Sovereign are required to submit to Sovereign, in writing and in advance, any matter desired to be placed on the agenda of an annual meeting of shareholders. Such proposal generally must be submitted not more than 150 days and not less than 90 days prior to the meeting (or 7 days if less than 21 days' notice of the annual meeting is given to shareholders).

     Bankers' Bylaws require that its shareholders submit to Bankers written notice of any matter desired to be placed on the agenda of an annual meeting of shareholders not less than 90 days prior to the date that is one year after the date of the proxy statement used in connection with the annual meeting held in the preceding year, except that if no annual meeting was held in the preceding year or if the date of the annual meeting has been changed by more than 30 calendar days from the date of the preceding year's annual meeting, any new business shall be stated in writing and filed with the secretary of Bankers at least 90 days in advance of the annual meeting to which the proposal relates.

ACTION BY SHAREHOLDERS WITHOUT A MEETING

     Sovereign's Bylaws provide that no action required or permitted to be taken at any annual or special meeting of Sovereign shareholders may be taken without a meeting, and the power of Sovereign shareholders to consent in writing to action without a meeting is expressly denied.

     Bankers' Bylaws allow shareholders of Bankers to act without a meeting only if, prior or subsequent to such action, each shareholder who would have been entitled to vote upon such action consents in writing to such action. The New Jersey BCA provides that if the action of shareholders is being taken pursuant to Chapter 10 of the New Jersey BCA (relating to merger, consolidation, acquisition of all capital shares and sale of assets), such action may be taken without a meeting only if all shareholders consent thereto in writing or if all shareholders entitled to vote thereon consent thereto in writing and the corporation notifies all other shareholders of the action consented to, the proposed effective date of such action and any conditions precedent to the action. Such notification must be given at least 20 days in advance of the effective date of such action.

INSPECTION RIGHTS

     The Pennsylvania BCL and Sovereign's Bylaws provide that every shareholder of Sovereign, upon written demand under oath stating the purpose thereof, shall have the right, for any proper purpose, to examine during usual business hours Sovereign's share register, books or records of account and records of the proceedings of the shareholders and directors, and make copies or extracts therefrom.

     The New Jersey BCA provides that any person who shall have been a shareholder of record of a corporation for at least six months immediately preceding his or her demand, or any person holding, or so authorized in writing by the holders of, at least 5% of the outstanding shares of any class or series, upon at least 5 days' written demand, shall have the right, for any proper purpose, to examine during usual business hours the corporation's minutes of the proceedings of shareholders and record of shareholders and to make extracts therefrom; provided, however, that a court may, upon proof by a shareholder of a proper purpose, irrespective of the period of time during which the shareholder shall have been a shareholder of record, and irrespective of the number of shares held by such shareholder, compel the production of the books and records of account, minutes and record of shareholders of the corporation for examination by such shareholder.

SHAREHOLDER RIGHTS PLAN

     Sovereign has adopted a shareholder rights plan pursuant to which holders of Sovereign Common Stock are entitled, under certain circumstances generally involving an accumulation of Sovereign Common Stock, to purchase Sovereign Common Stock or common stock of the potential acquiror at a substantially reduced price. See "DESCRIPTION OF SOVEREIGN CAPITAL SECURITIES -- Shareholder Rights Plan."

     Bankers does not have a shareholder rights plan.

ANTITAKEOVER PROVISIONS

  Sovereign

     Sovereign is subject to some, but not all, of various provisions of the Pennsylvania BCL which are triggered, in general, if any person or group acquires, or discloses an intent to acquire, 20% or more of the voting power of a covered corporation, other than pursuant to a registered firm commitment underwriting or, in certain cases, pursuant to the approving vote of the board of directors. The relevant provisions are contained in Subchapters 25E-H of the Pennsylvania BCL.

     Subchapter 25E of the Pennsylvania BCL (relating to control transactions) provides that if any person or group acquires 20% or more of the voting power of a covered corporation, the remaining shareholders may demand from such person or group the fair value of their shares, including a proportionate amount of any control premium.

     Subchapter 25F of the Pennsylvania BCL (relating to business combinations) delays for five years and imposes conditions upon "business combinations" between an "interested shareholder" and the corporation. The term "business combination" is defined broadly to include various transactions utilizing a corporation's assets for purchase price amortization or refinancing purposes. For this purpose, an "interested shareholder" is defined generally as the beneficial owner of at least 20% of a corporation's voting shares.

     Subchapter 25G of the Pennsylvania BCL (relating to control share acquisitions) prevents a person who has acquired 20% or more of the voting power of a covered corporation from voting such shares unless the "disinterested" shareholders approve such voting rights. Failure to obtain such approval exposes the owner to the risk of a forced sale of the shares to the issuer. Even if shareholder approval is obtained, the corporation is also subject to Subchapters 25I and J of the Pennsylvania BCL. Subchapter 25I provides for a minimum severance payment to certain employees terminated within two years of the approval. Subchapter 25J prohibits the abrogation of certain labor contracts prior to their stated date of expiration.

     Subchapter 25H of the Pennsylvania BCL (relating to disgorgement) applies in the event that (i) any person or group publicly discloses that the person or group may acquire control of the corporation or (ii) a person or group acquires (or publicly discloses an offer or intent to acquire) 20% or more of the voting power of the corporation and, in either case, sells shares within 18 months thereafter. Any profits from sales of equity securities of the corporation by the person or group during the 18-month period belong to the corporation if the securities that were sold were acquired during the 18-month period or within 24 months prior thereto.

     Subchapters 25E-H of the Pennsylvania BCL contain a wide variety of transactional and status exemptions, exclusions and safe harbors. As permitted under the Pennsylvania BCL, Sovereign has opted out of the provisions of Subchapters 25G and H but is subject to the provisions of Subchapters 25E and F. Such action can be reversed under certain circumstances.

     In addition, the fiduciary duty standards applicable to the Board of Directors of Sovereign under the Pennsylvania BCL and certain provisions of Sovereign's Articles of Incorporation and Bylaws may have the effect of deterring or discouraging, among other things, a nonnegotiated tender or exchange offer for Sovereign stock, a proxy contest for control of Sovereign, the assumption of control of Sovereign by a holder of a large block of Sovereign's stock and the removal of Sovereign's management. See "DESCRIPTION OF SOVEREIGN CAPITAL SECURITIES -- Special Charter and Pennsylvania Corporate Law Provisions."

  Bankers

     The New Jersey Shareholders Protection Act ("NJSPA") provides that no corporation organized under the laws of New Jersey with its principal executive offices or significant operations located in New Jersey (a "New Jersey Resident Domestic Corporation") may engage in any "business combination" (as defined in the NJSPA, a "Business Combination") with any interested shareholder (as defined in the NJSPA, an "Interested Shareholder") of that New Jersey Resident Domestic Corporation for a period of five years following that Interested Shareholder's stock acquisition unless that Business Combination is approved by the board of directors of that New Jersey Resident Domestic Corporation prior to that Interested Shareholder's stock acquisition date. The term Business Combination, as defined in the NJSPA, includes, among other things, certain mergers, consolidations, asset transfers, stock issuances, plans of liquidation and recapitalizations. Interested Shareholder, as defined in the NJSPA, includes certain persons holding, directly or indirectly, 10% or more of the voting power of the outstanding voting stock of the New Jersey Resident Domestic Corporation and certain affiliates of the New Jersey Resident Domestic Corporation that, at any time within the five year period immediately prior to the date in question, were the beneficial owners, directly or indirectly, of 10% or more of the voting power of the then outstanding stock of the New Jersey Resident Domestic Corporation.

     Pursuant to the NJSPA, no New Jersey Resident Domestic Corporation may engage, at any time, in any Business Combination with any Interested Stockholder of that New Jersey Resident Domestic Corporation other than: (i) a Business Combination approved by the board of directors of that New Jersey Resident Domestic Corporation prior to that Interested Stockholder's stock acquisition date, (ii) a Business Combination approved by the affirmative vote of the holders of two-thirds of the voting stock not beneficially owned by that Interested Shareholder at a meeting called for such purpose or (iii) a Business Combination where the Interested Shareholder pays a formula price designed to ensure that all holders (other than the Interested Shareholder) of stock of the New Jersey Resident Domestic Corporation receive at least the highest price per share paid by that Interested Shareholder for any shares of capital stock acquired by it. The NJSPA does not apply to certain inadvertent acquisitions, provided the Interested Shareholder divests itself of a sufficient number of shares in accordance with the NJSPA. A New Jersey Resident Domestic Corporation may not opt out of the NJSPA.

     Under the New Jersey BCA, directors of a New Jersey corporation may consider, in discharging their duties to the corporation and in determining what he or she reasonably believes to be in the best interest of the corporation, any of the following (in addition to considering the effects of any action on shareholders): (i) the effects of the action on the corporation's employees, suppliers, creditors and customers, (ii) the effects of the action on the community in which the corporation operates and (iii) the long-term as well as the short-term interests of the corporation and its shareholders, including the possibility that these interests may be best served by the continued independence of the corporation. If, on the basis of the foregoing factors, the board of directors determines that any proposal or offer to acquire the corporation is not in the best interest of the corporation, it may reject such proposal or offer, in which event the board of directors will have no duty to facilitate, remove any obstacles to, or refrain from impeding such proposal or offer.

REQUIRED SHAREHOLDER VOTE

  General

     Subject to the voting rights of any series of Sovereign Preferred Stock then outstanding (see "DESCRIPTION OF SOVEREIGN CAPITAL SECURITIES -- Preferred Stock"), the holders of Sovereign Common Stock possess exclusive voting rights of Sovereign. Each holder of Sovereign Common Stock is entitled to one vote for each share owned of record. For general corporate action of the shareholders of Sovereign, the affirmative vote of a majority of the votes cast at a meeting of shareholders is required for approval (abstentions with respect to any matter are not considered votes "cast" under Pennsylvania law).

     The holders of Bankers Common Stock possess exclusive voting rights of Bankers. Except as provided in the following paragraph, each holder of Bankers Common Stock is entitled to one vote for each share owned of record. For general corporate action of the shareholders of Bankers, the affirmative vote of a majority of the votes cast at a shareholders' meeting is required for approval.

     As provided in the Bankers' Certificate of Incorporation, record holders of Bankers Common Stock who beneficially own in excess of 10% of the outstanding shares of Bankers Common Stock (the "Limit") are not entitled to any vote with respect to the shares held in excess of the Limit. A person or entity is deemed to beneficially own shares owned by an affiliate of, as well as persons acting in concert with, such person or entity. Bankers' Certificate of Incorporation authorizes the Board of Directors (i) to make all determinations necessary to implement and apply the Limit, including determining whether persons or entities are acting in concert and (ii) to demand that any person who is reasonably believed to beneficially own Bankers Common Stock in excess of the Limit supply information to Bankers to enable the Bankers Board of Directors to implement and apply the Limit. The Board of Directors of Bankers is not aware of any person who beneficially owns shares of Bankers Common Stock in excess of the Limit with respect to the matters to be considered at the Bankers Annual Meeting.

  Fundamental Changes

     Sovereign's Articles of Incorporation require that a plan of merger, consolidation, share exchange, division, conversion or asset transfer (in respect of a sale, lease, exchange or other disposition of all, or substantially all, the assets of Sovereign other than in the usual and regular course of business) must be approved by the affirmative vote of shareholders entitled to cast at least a majority of the votes which all shareholders are entitled to cast, except that shareholder approval of any such transaction which is approved in advance by at least 66 2/3% of the members of Sovereign's Board of Directors requires only the affirmative vote of a majority of the votes cast. In the absence of prior approval by Sovereign's Board of Directors, Sovereign's Articles of Incorporation require a vote of shareholders with at least 80% of Sovereign's total voting power to approve any merger, consolidation, share exchange, asset transfer (in respect of a sale, lease, exchange or other disposition of all, or substantially all, the assets of Sovereign) or similar transactions involving a shareholder holding 5% or more of Sovereign's voting power. The Merger has been unanimously approved by Sovereign's Board of Directors.

     Bankers' Certificate of Incorporation requires an 80% vote of shareholders to approve transactions covered by Chapter 10 of the New Jersey BCA (relating to merger, consolidation, acquisition of all capital shares, and sale of assets) or Chapter 12 of the New Jersey BCA (relating to dissolution) unless the action is recommended by a majority of the entire Bankers Board of Directors, in which event the action will require only such affirmative vote as required by law. Under the New Jersey BCA, such matters would, in the case of Bankers, generally require the affirmative vote of a majority of the votes cast at the meeting at which the matter is considered. The Merger has been unanimously approved by Bankers' Board of Directors.

  Amendment of Articles or Certificate of Incorporation

     Sovereign's Articles of Incorporation contain various provisions that require a supermajority vote of shareholders to amend or repeal particular sections of such Articles. Amendment or repeal of the provisions of Sovereign's Articles of Incorporation relating to noncumulative voting, the classification of directors, the approval of fundamental changes, the requirement of holding meetings for shareholder action, the amendment of Sovereign's Bylaws generally, and the consideration of non-economic factors by Sovereign's Board of Directors if evaluating a tender offer, merger, consolidation or similar transaction all require (i) the affirmative vote of 80% of the shares entitled to vote or (ii) the affirmative vote of 80% of the members of Sovereign's Board of Directors and the affirmative vote of shareholders entitled to cast at least a majority of votes which all shareholders are entitled to cast.

     A supermajority vote of the holders of at least 80% of Bankers' total voting power is required to amend or repeal any provisions of Bankers' Certificate of Incorporation unless the amendment is recommended for adoption by a majority of the entire Bankers Board of Directors, in which case such amendment or repeal shall require the affirmative vote of a majority of the votes cast by shareholders entitled to vote generally in the election of directors, voting together as a single class, unless a greater or lesser vote is required by law.

AMENDMENT OF BYLAWS

     The authority to amend or repeal Sovereign's Bylaws is vested in the Sovereign Board of Directors, subject always to the power of the shareholders of Sovereign to change such action by the affirmative vote of shareholders holding at least two-thirds of Sovereign's total voting power (except that any amendment to the indemnification and limitation of director liability provisions set forth in Sovereign's Bylaws shall require the affirmative vote of two-thirds of the entire Sovereign Board of Directors or shareholders holding 80% of the votes that all shareholders are entitled to cast).

     The authority to amend or repeal Bankers' Bylaws is vested in the Bankers Board of Directors and the shareholders. In the case of an amendment or repeal of Bankers' Bylaws by shareholders, however, Bankers' Certificate of Incorporation requires the affirmative vote of at least 80% of Bankers' total voting power unless the amendment or repeal proposed by the shareholders is recommended for adoption by a majority of the entire Bankers Board of Directors, in which case such action requires the affirmative vote of a majority of the votes cast by shareholders entitled to vote generally in the election of directors, voting together as a single class, unless a greater or lesser vote is required by law.

MANDATORY TENDER OFFER PROVISION

     Sovereign's Articles of Incorporation provide that any person or entity acquiring Sovereign capital stock with 25% or more of Sovereign's total voting power is required to offer to purchase, for cash, all shares of Sovereign's voting stock, at a price per share equal to the highest price paid by such person for each respective class of Sovereign's voting stock within the preceding twelve months. Such provision is inapplicable if at least 80% of Sovereign's Board of Directors approves in advance such acquisition of 25% or more of Sovereign's total voting power. The Pennsylvania BCL also provides that following any acquisition by a person or group of more than 20% of a publicly-held corporation's voting stock, the remaining shareholders have the right to receive payment, in cash, for their shares from such person or group of an amount equal to the "fair value" of their shares, including a proportionate amount for any control premium.

     Neither Bankers' Certificate of Incorporation or Bylaws nor the New Jersey BCA provide Bankers' shareholders with similar rights.

DISSENTERS' RIGHTS

     Under the Pennsylvania BCL, a shareholder of a corporation is generally entitled to receive payment of the fair value of such shareholder's shares if such shareholder duly exercises its dissenters' rights with respect to a plan of merger or consolidation, share exchange, asset transfer, division or conversion to which such corporation is a party, unless the shares are (i) listed on a national securities exchange or (ii) held of record by more than 2,000 shareholders. The foregoing market exceptions do not apply, and dissenters' rights generally are available in respect of, (i) shares that are not converted solely into shares of the acquiring, surviving, new or other corporation or solely into such shares and money in lieu of fractional shares, (ii) shares of any preferred or special class unless the shareholders of the class are entitled to vote on the plan and such class vote is required for the adoption of the plan or to effectuate the transaction and (iii) shares which under the plan are treated differently from shares of the same class or series and which are not entitled to vote as a special class under Pennsylvania BCL Section1906(c). The Pennsylvania BCL allows a corporation to provide dissenters' rights notwithstanding the statutory exceptions, but Sovereign's Articles of Incorporation and Bylaws do not require such optional dissenters' rights. Under the Pennsylvania BCL, if a plan of merger or consolidation, share exchange, asset transfer, division or conversion is adopted by the directors only, without any shareholder approvals required, the shareholders have no statutory dissenters' rights in respect of the plan other than optional dissenters' rights, if any. Sovereign's shareholders have no dissenters' rights with respect to the Merger.

     The New Jersey BCA generally provides for dissenters' rights in connection with any merger or consolidation or any sale, lease, exchange or other disposition of all or substantially all of the assets of the corporation not in the usual or ordinary course of business. However, no such right to dissent exists with respect to (i) any class or series of shares that is listed on a national securities exchange or is held of record by not less than 1,000 holders on the record date fixed to determine the shareholders entitled to vote on the transaction, or, generally, (ii) any transaction in connection with which the shareholders of the corporation will receive only (a) cash, (b) securities that, upon consummation of the transaction, will be listed on a national securities exchange or held of record by not less than 1,000 holders, or (c) cash and such securities. A shareholder of a corporation may also dissent from any acquisition of shares owned by such shareholder in connection with the acquisition by another New Jersey corporation, in exchange for its shares, of all the shares of a class or series of securities of such corporation. Any shareholder who perfects dissenters' rights under the New Jersey BCA is entitled to receive the "fair value" of such shares as determined either by agreement between such shareholder and the corporation or by a court of competent jurisdiction. Bankers' shareholders have no dissenters' rights with respect to the Merger.

DIVIDENDS

     Under the Pennsylvania BCL, a corporation may pay dividends unless, after giving effect thereto, (i) the corporation would be unable to pay its debts as they become due in the usual course of its business or (ii) the total assets of the corporation would be less than the sum of its total liabilities plus the amount that would be needed, if the corporation were to be dissolved at the time as of which the distribution is measured, to satisfy the preferential rights upon dissolution of shareholders whose preferential rights are superior to those receiving the distribution.

     Subject to any restrictions contained in a corporation's certificate of incorporation, the New Jersey BCA provides that a corporation may pay dividends unless, after giving effect thereto, (i) the corporation would be unable to pay its debts as they become due in the usual course of its business or (ii) the corporation's total assets would be less than its total liabilities. There are no restrictions included in Bankers' Certificate of Incorporation with respect to the payment of dividends.

VOLUNTARY DISSOLUTION

     Under the Pennsylvania BCL, if Sovereign's Board of Directors recommends that Sovereign be dissolved and directs that the question be submitted to a vote at a meeting of shareholders, Sovereign may be dissolved upon the affirmative vote of a majority of the votes cast by all shareholders entitled to vote thereon and, if any class of shares is entitled to vote thereon as a class, the affirmative vote of a majority of the votes cast in each class vote. Under Sovereign's Articles of Incorporation, if at least 66 2/3% of Sovereign's Board of Directors has not recommended that Sovereign be dissolved, Sovereign may be dissolved only upon the affirmative vote of shareholders entitled to cast at least 80% of the votes which all shareholders are entitled to cast.

     Under the New Jersey BCA and Bankers' Certificate of Incorporation, Bankers may be dissolved upon the affirmative vote of at least 80% of its total voting power or, alternatively, if the Bankers Board of Directors recommends that Bankers be dissolved and directs that the question be submitted to a vote at a meeting of shareholders, Bankers may be dissolved upon the affirmative vote of a majority of the votes cast by the shareholders entitled to vote thereon and, if any class or series of securities of Bankers is entitled to vote thereon as a class, upon the affirmative vote of a majority of the votes cast by each such class. If the dissolution is proposed by, on behalf of or pursuant to any agreement, arrangement or understanding with an Interested Stockholder, the NJSPA will apply. See " -- Antitakeover Provisions" above.

PREEMPTIVE RIGHTS

     Neither the holders of Sovereign Common Stock nor Bankers Common Stock are entitled to preemptive rights.

                                  ADJOURNMENT

     In the event that there are not sufficient votes to constitute a quorum or approve the adoption of the Merger Agreement at the time of one or both of the meetings, such proposal could not be approved unless the meetings were adjourned in order to permit further solicitation of proxies. In order to allow proxies which have been received by Sovereign or Bankers, as the case may be, at the time of the applicable meeting to be voted for such adjournment, if necessary, each of Sovereign and Bankers has submitted the question of adjournment under such circumstances to its shareholders as a separate matter for their consideration.

     If it is necessary to adjourn one or both of the meetings, no notice of the time and place of the adjourned meeting is required to be given to shareholders other than an announcement of such time and place at the meeting.

     THE BOARDS OF DIRECTORS OF EACH OF SOVEREIGN AND BANKERS RECOMMEND THAT SHAREHOLDERS VOTE THEIR PROXIES IN FAVOR OF THE SOVEREIGN ADJOURNMENT PROPOSAL OR THE BANKERS ADJOURNMENT PROPOSAL, AS THE CASE MAY BE, SO THAT THEIR PROXIES MAY BE USED FOR SUCH PURPOSES IN THE EVENT IT BECOMES NECESSARY. PROPERLY EXECUTED PROXIES WILL BE VOTED IN FAVOR OF THE SOVEREIGN ADJOURNMENT PROPOSAL OR THE BANKERS ADJOURNMENT PROPOSAL, AS THE CASE MAY BE, UNLESS OTHERWISE INDICATED THEREON.

                    BANKERS ANNUAL MEETING -- OTHER MATTERS

                            1. ELECTION OF DIRECTORS

GENERAL

     In addition to voting on the approval and adoption of the Merger Agreement and the Bankers Adjournment Proposal, the shareholders of Bankers will also be asked to consider and vote upon the following matters: (i) the election of two directors; (ii) the ratification of the appointment of KPMG Peat Marwick LLP as Bankers' independent auditors for the fiscal year ending December 31, 1997; and
(iii) the transaction of such other business as may properly come before the Bankers Annual Meeting.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS

     The following table sets forth certain information as to those persons believed by management to be beneficial owners of more than 5% of Bankers Common Stock as of April 1, 1997. Persons and groups owning in excess of 5% of Bankers Common Stock outstanding are required to file certain reports regarding such ownership with Bankers and with the Commission, in accordance with Sections 13(d) and 13(g) of the Exchange Act. Other than those persons listed below, Bankers is not aware of any person or group who is the beneficial owner of more than 5% of Bankers Common Stock as of April 1, 1997.

                                                                                                   PERCENT
                                                                                   AMOUNT AND     OWNERSHIP
                                                                                    NATURE OF      COMMON
                                          NAME AND ADDRESS                         BENEFICIAL       STOCK
TITLE OF CLASS                           OF BENEFICIAL OWNER                        OWNERSHIP   OUTSTANDING(1)
------------------                       -------------------                       -----------  ---------------
Common Stock        Bankers Savings                                                1,090,735(2)      8.8%
                    Employee Stock Ownership Plan and Trust
                      (the "ESOP")
                      210 Smith Street
                      Perth Amboy, New Jersey

Common Stock        Joseph P. Gemmell                                                895,085         7.2%
                    Chairman of the Board,
                      President and Chief Executive Officer
                      Bankers Corp.
                      210 Smith Street
                      Perth Amboy, New Jersey

------------------
(1) The percentage ownership has been calculated based upon 12,378,184 shares outstanding as of April 1, 1997, except that the percentage with respect to Mr. Gemmell has been calculated on the basis of such number of shares of Bankers Common Stock outstanding, plus 137,647 shares which Mr. Gemmell has the right to acquire within 60 days after April 1, 1997 by the exercise of stock options.

(2) The entire Bankers Savings Board of Directors, which acts as the trustee for the ESOP (the "ESOP Trustee"), may be deemed to share investment and voting power of the shares of Bankers Common Stock held by the ESOP Trust. Each member of the Bankers Board of Directors disclaims beneficial ownership of the shares of Bankers Common Stock held by the ESOP Trust. Bankers Common Stock purchased by the ESOP is released from a suspense account and allocated to participants annually based on contributions made to the ESOP by Bankers. Shares released from the suspense account are allocated among participants in proportion to their compensation, as defined in the ESOP, for the year the contributions are made, up to the limits permitted under the Code. The ESOP Trustee must vote all allocated shares held in the ESOP in accordance with the instructions of participants. Shares of Bankers Common Stock are allocated to participants under the ESOP as of December 31st of each year. As of December 31, 1996, 1,020,291 shares of Bankers Common Stock in the ESOP had been allocated, but not distributed, to participants. Under the ESOP, unallocated shares will be voted by the ESOP Trustee in a manner calculated to most accurately reflect the voting instructions received from participants regarding the allocated shares so long as such vote is in accordance with the requirements of ERISA.

STOCK OWNERSHIP OF MANAGEMENT

     The following table sets forth information with respect to the shares of Bankers Common Stock beneficially owned by each director of Bankers, by each Named Executive Officer of Bankers identified in the Summary Compensation Table included under "-- Executive Compensation" and all directors and executive officers of Bankers or Bankers Savings as a group as of April 1, 1997. Except as otherwise indicated, each person and each group shown in the table has sole voting and investment power with respect to the shares of Bankers Common Stock indicated.

                                                                                 AMOUNT AND
                                                                                 NATURE OF
                                                                                 BENEFICIAL        PERCENT OWNERSHIP
                                                                                  OWNERSHIP        OF COMMON STOCK
NAME                                                   TITLE(1)                (2)(3)(4)(5)(6)        OUTSTANDING
----                                   --------------------------------------  ---------------     -----------------
Joseph P. Gemmell.....................  Chairman of the Board, President and        895,085               7.2%
                                          Chief Executive Officer
Howard S. Garfield....................  Senior Vice President and                   126,383               1.0%
                                          Chief Financial Officer
Andrew P. Arbes.......................  Director                                    147,657               1.2%
James J. Elek.........................  Director                                    416,241               3.4%
George Gundrum........................  Director                                     43,032                  *
Joseph H. Harrigan....................  Director                                     88,854                  *
Michael J. McMahon....................  Director                                    329,136               2.7%
Ralph Mendez..........................  Director                                    353,388               2.8%
All directors and executive
  officers as a group
  (10 persons)........................                                            2,615,841(7)           20.7%

------------------
* Less than 1% of outstanding Bankers Common Stock.
(1) Titles are for both Bankers and Bankers Savings.
(2) The figures shown include shares with the right to acquire beneficial ownership by the exercise of stock options as follows: Mr. Gemmell, 137,647 shares; Mr. Harrigan, 71,344 shares; Mr. McMahon, 35,344 shares; and all directors and executive officers as a group, 274,099 shares.
(3) The figures shown include shares held in trust pursuant to the ESOP that have been allocated as of December 31, 1996 to individual accounts as follows: Mr. Gemmell, 98,993 shares; Mr. Garfield, 38,022 shares; and all directors and executive officers as a group, 190,221 shares. Such persons have sole voting power but no investment power, except in limited circumstances, as to such shares. The figures shown do not include 88,278 shares held in trust pursuant to the ESOP that have not been allocated to any individual's account and as to which the members of the Board of Directors of Bankers Savings, as the ESOP Trustee, may be deemed to share investment and voting power, and as to which each of the participants identified in the table may be deemed to share voting power, thereby causing each such person to be deemed a beneficial owner of such shares. Each of the members of the Board of Directors of Bankers Savings and each of the ESOP participants included in the table disclaims beneficial ownership of the unallocated stock held by the ESOP Trust.
(4) The figures shown include shares over which individuals share voting and investment power (other than as disclosed in notes 3 and 5) as follows: Mr. McMahon, 34,956 shares; and Mr. Mendez, 4,491 shares.
(5) Includes 194,618 shares held by the Employee Profit Sharing Plan of J.J. Elek Realty over which Mr. Elek has sole voting power.
(6) Excludes 14,320 shares with respect to all executive officers which may be acquired pursuant to options which are not exercisable within 60 days. Includes 274,099 shares subject to options awarded to directors and officers which are presently exercisable.
(7) Percentages with respect to each person or group of persons have been calculated on the basis of 12,378,184 shares outstanding as of April 1, 1997, plus the number of shares of Bankers Common Stock which such person or group of persons has the right to acquire within 60 days after April 1, 1997 by the exercise of stock options.

ELECTION OF DIRECTORS

     Pursuant to the Bylaws of Bankers, the number of directors of Bankers is set at seven. Each of the seven members of the Board of Directors of Bankers also serve as a director of Bankers Savings. Directors are elected for staggered terms of three years each, with a term of office of only one class of directors expiring in each year. Directors serve until their successors are elected and qualified. Under Article 3.13 of the Bylaws of Bankers, no person shall be eligible for election to the Bankers Board of Directors after attaining his or her seventieth birthday. Accordingly, George Gundrum will be retiring from the Bankers Board of Directors effective as of the date of the Bankers Annual Meeting. It is the intention of the Bankers Board of Directors to amend the By-laws to reduce the number of members of the Bankers Board of Directors to six.

     The two nominees proposed for election at the Bankers Annual Meeting are Messrs. Andrew P. Arbes and Joseph H. Harrigan. In the event that any such nominee is unable or declines to serve for any reason, it is intended that proxies will be voted for the election of the remaining nominee and for such other person as shall be designated by the present Bankers Board of Directors. The Bankers Board of Directors has no reason to believe that any of the persons named will be unable or unwilling to serve. Unless authority to vote for the directors is withheld, it is intended that the shares represented by the enclosed Proxy, if signed and returned, will be voted FOR the election of the two nominees.

            THE BANKERS BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE ELECTION OF ALL NOMINEES NAMED IN THIS PROXY STATEMENT/PROSPECTUS

INFORMATION WITH RESPECT TO NOMINEES AND CONTINUING DIRECTORS

     The following table sets forth certain information with respect to each nominee for election as a director and each continuing director whose term does not expire at the Bankers Annual Meeting. No person being nominated as a director is being nominated for election pursuant to any agreement or understanding between any such person and Bankers. For information with respect to the security ownership of directors, see "-- Stock Ownership of Management."

                                                           END OF                   POSITION HELD                  DIRECTOR
NAME                                          AGE(1)        TERM                     WITH BANKERS                  SINCE(2)
----                                         -------       -------                  -------------                 ---------

Nominees for a Three-Year Term
  Expiring in 2000

Andrew P. Arbes                                  66         1997    Director                                          1979

Joseph H. Harrigan                               53         1997    Director                                          1985

CONTINUING DIRECTORS

Joseph P. Gemmell                                61                 Chairman of the Board, President and Chief        1983
                                                            1999    Executive Officer

James J. Elek                                    59         1999    Director                                          1989

George Gundrum                                   72         1997    Director                                          1972

Michael J. McMahon                               53         1998    Director                                          1986

Ralph Mendez                                     60         1998    Director                                          1989

------------------
(1) At April 1, 1997.

(2) Includes service as a director of Bankers Savings prior to the conversion of Bankers Savings from mutual to stock form and the issuance of Bankers Savings' stock to Bankers.

     The principal occupation and business experience of each nominee for election as director and each continuing director is set forth below.

NOMINEES FOR ELECTION AS DIRECTORS

     Andrew P. Arbes is the former President and owner-operator of Clare & Coby's Restaurant in Old Bridge, New Jersey.

     Joseph H. Harrigan serves as President of J.J. Harrigan & Co. Inc., a real estate, insurance and appraisal firm. He is a director of South Amboy Memorial Hospital and serves as chairman of Garden State Hospitalization Plan.

CONTINUING DIRECTORS

     Joseph P. Gemmell has served as President and Chief Executive Officer of Bankers and Bankers Savings since 1983 and Chairman of the Bankers Board of Directors since 1989. His prior banking experience spans some 40 years with thrift and commercial banking organizations. Mr. Gemmell has been the state chairman of the Federal Reserve Bank of New York Thrift Institutions Advisory Panel, Conference of State Bank Supervisors, since 1992. He is a member of the Federal Reserve Bank of New York Thrift Institution Advisory Panel. He is also a member of the board of directors of each of the following: Retirement System Group of New York, Middlesex County College Foundation, Garden State Hospitalization Plan, Blue Badge Association of Middlesex County and Vice Chairman of the Woodbridge Economic Development Corp.

     James J. Elek serves as the President and owner of J.J. Elek Realty Company, an independent real estate firm in Middlesex County, New Jersey.

     George Gundrum is the owner of Gundrum Service Home for Funerals.

     Michael J. McMahon serves as Chairman and Chief Executive Officer of Boynton Brothers & Company, an independent insurance agency. He is also a member of the board of directors of Raritan Bay Medical Center.

     Ralph Mendez serves as President of Mendez Dairy, Inc., the distributor of Ideal Dairy Products in the tri-state area, and is President and Chief Executive Officer of Tropical Cheese Industries, a cheese manufacturing company. Mr. Mendez previously served as a member of the Board of Directors of First Jersey National Bank/Central.

BOARD AND COMMITTEE MEETINGS

     During fiscal 1996, the Bankers Board of Directors met 12 times. The Bankers Board of Directors generally meets quarterly but may have additional special meetings upon request of the Chairman of the Board or a member of the Board. The Audit Committee is comprised solely of outside directors, namely Messrs. Harrigan, Gundrum, McMahon and Mendez. In 1996, the Audit Committee met four times to review the independent auditor's report, regulatory examination reports and internal audit reports. During 1996, no director attended fewer than 99% in the aggregate of the total number of Bankers' Board meetings and the total number of committee meetings on which such director served.

     The Bankers Board of Directors as a whole reviews and selects the nominees to stand for election at the Bankers Annual Meeting of Shareholders. While the Bankers Board of Directors will consider nominees recommended by shareholders, it has not actively solicited recommendations from shareholders for nominees. Nominations by shareholders must comply with certain procedural and informational requirements set forth in Bankers' Bylaws. See "SHAREHOLDER PROPOSALS." The Bankers Board of Directors met one time during the past fiscal year in its capacity as the nominating committee.

DIRECTORS' COMPENSATION

     Fee Arrangements. In 1996, Directors of Bankers who were not employees of Bankers Savings or Bankers received a $12,000 annual retainer fee and a fee of $600 for each meeting of the Bankers Board of Directors attended. The Vice Chairman of the Board received an additional retainer fee of $12,000. In addition, each Committee chairperson received a $3,000 annual retainer fee and members of the Committees received $450 for each meeting attended. Officers of Bankers Savings or Bankers who are Directors did not receive fees for attending meetings.

     Deferred Compensation Plan. Bankers Savings maintains the Bankers Savings Outside Directors' Deferred Compensation Plan (the "Deferred Compensation Plan"). Under the Deferred Compensation Plan, members of the Bankers Board of Directors become participants following the completion of 84 months of service, except that in the event of a change in control, as defined in the Deferred Compensation Plan, all directors will be eligible for a benefit under the Deferred Compensation Plan regardless of their period of service. Following the date a participant ceases to be an outside director, such participant will be eligible to receive an annual amount equal to one-half the sum of the average of the last three years' annual retainer fee paid to directors plus the average of the last three years' fee paid for attendance at the regular meetings of the Bankers Board of Directors. Such amount will be paid in equal monthly installments for a period not to exceed the lesser of the number of months of the participant's service or 180 months. In the event of a change in control, as defined in the Deferred Compensation Plan, a participant may elect to require the company or its successor to purchase an annuity contract from an insurance company to provide such participant's benefit or to receive an immediate lump-sum payment equal to the present value of the sum of such participant's monthly benefit payments. Two former directors received benefits under the Deferred Compensation Plan in 1996, which totaled $16,704.

     Directors' Stock Option Plan. Bankers maintains the 1993 Stock Option Plan for Outside Directors ("Directors' Stock Option Plan"). Under the Directors' Stock Option Plan, each outside director who began service as a member of the Bankers Board of Directors after April 30, 1993 may be granted non-statutory stock options to purchase up to 24,000 shares of Bankers Common Stock (as adjusted to reflect stock splits and dividends). The exercise price of such options will be equal to the fair market value of the Bankers Common Stock on the date of grant. All options granted under the Directors' Stock Option Plan vest at a rate of 20% per year. Each option granted will expire upon the earlier of 10 years following the date of grant, or 30 days following the date on which the Director ceases to serve on the Bankers Board of Directors, except in the event of a Director's death, in which case the option must be exercised within 6 months. No options have been granted under the Directors' Option Plan.

COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

     Under rules established by the Commission, Bankers is required to provide certain data and information with regard to compensation and benefits provided to Bankers' Chief Executive Officer ("CEO") and other executive officers whose salary and bonus were in excess of $100,000 for the most recent fiscal year. The disclosure requirements for the CEO include the use of tables and a report explaining the rationale and considerations that led to the fundamental compensation decisions affecting the executive officers. The Bankers Board of Directors, as a committee of the whole, constitutes the Compensation Committee (the "Committee"). In fulfillment of this requirement, the Committee has prepared the following report for inclusion in this Proxy Statement/Prospectus.

     The Committee finalizes the review process of Bankers' CEO and executive officers early in January of each year and makes the appropriate changes in compensation and/or grants, bonuses or awards predicated on the preceding year's performance. To assure that compensation is adequate to attract and retain competent executives, the Committee determines salary ranges after reviewing several peer group analyses of compensation paid to executives performing similar duties for depository institutions and their holding companies, with particular focus on the level of compensation paid by comparable institutions in Bankers Savings' market. Changes in compensation are predicated on an individual's job performance and his or her contribution to the overall financial performance of Bankers and Bankers Savings. Each officer is required to participate in establishing goals and objectives for the coming year, e.g., loan production, cost containment or reduction, return on investment improvement and market share improvement. At the same time, a critique of the past year's performance is done which provides the basis for any change in compensation. A substantial portion of senior executive compensation is in the form of long-term incentives tied to the performance of Bankers' stock. As an executive's level of responsibility increases, a greater portion of his or her potential total compensation is in the form of stock based incentives rather than salary and employee benefits, causing greater variability in the individual's absolute compensation level from year-to-year.

     The CEO's compensation is largely based on Bankers' overall performance measured in terms of the relative market performance of its stock, which is substantially driven by profitability. During 1996, the FDIC made a one time assessment on Bankers Savings to recapitalize the SAIF -- an event beyond the CEO's control. This had an after tax negative impact on earnings of $1.8 million or $0.14 earnings per share ("EPS"). Net income for 1996 was $24.3 million ($1.90 EPS) compared with $20.0 million ($1.51 EPS) for 1995. Excluding the effect of the one-time FDIC insurance assessment, such increase in net income reflects an improvement for the year 1996 compared to 1995 of 31% in earnings and 35% in EPS. However, the market value of Bankers' stock did not fully reflect such improvements until the operating results were publicly announced early in 1997. Bankers' stock price at year end 1996 was $20.125 per share, compared with $16.25 per share at the end of 1995, reflecting a 24% increase. Stockholders' equity also increased by $5.9 million during 1996 even though there was a $10.4 million charge to capital attributable to the repurchase of shares offset to a lesser degree by the exercise of stock options. Book value per share was $15.58 at December 31, 1996, compared with $14.47 the previous year, reflecting a $1.11 per share increase, even with a 14% increase in dividends declared during the year. In addition, Bankers Savings, with an efficiency ratio of 28.4% for the year ended December 31, 1996, outperformed all but one bank in the nation in its peer group. A good part of such performance is attributable to the superior management of Bankers Savings' general and administrative ("G&A") expenses, which, when eliminating the FDIC assessment, were 92 basis points of Bankers Savings' total assets for 1996. In general, other banks have a G&A ratio more than double that of Bankers Savings.

     In view of Bankers Savings' 1996 performance, the Committee, in January 1997, granted the CEO a $150,000 bonus, 4,000 Incentive Stock Options at an exercise price of $21.75 and increased his salary by 7.0% to $455,000 per annum. The CEO's compensation for 1996, as shown in the Summary Compensation Table below, was based similarly on the 1995 results. Furthermore, the CEO was rewarded for Bankers' performance by way of long-term incentives granted in 1990, namely, Incentive Stock Options and Management Recognition Plan awards as detailed in the Summary Compensation Table below and under "-- Incentive Stock Option Plan and Long-Term Stock Benefit Plan" below.

                             COMPENSATION COMMITTEE


                     Andrew P. Arbes         Joseph H. Harrigan
                     James J. Elek           Michael J. McMahon
                     Joseph P. Gemmell       Ralph Mendez
                     George Gundrum

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     The Committee is responsible for establishing the compensation levels and benefits for executive officers and other officers and employees. Except for the Chairman, who is also the President and CEO, the Board is composed entirely of outside directors, most of whom have a substantial position in Bankers' stock. The Chairman has significant input as to evaluating the performance of the senior executive officers, but does not participate in the evaluation of his own performance and decisions pertaining to his compensation. There are no interlocks, as defined under the rules and regulations of the SEC, between members of the Committee or executive officers of Bankers and corporations with respect to which such persons are affiliated, or otherwise.

                               PERFORMANCE GRAPH

     The graph below compares cumulative total return inclusive of the quarterly reinvestment of dividends of Bankers Corp., Nasdaq Stock Market (US Companies) and the Savings Institutions peer index. Bankers believes that this information demonstrates that the compensation earned by its executive officers compares very favorably to Bankers' stockholder value.

   [In the printed version of this document a graph appears here that depicts the following plot points.]




        CRSP TOTAL RETURNS INDEX FOR:           12/29/89     12/31/90     12/31/92     12/31/94     12/29/95     12/31/96
        -----------------------------          -----------  -----------  -----------  -----------  -----------  -----------
Bankers Corp.................................      100.0       104.8        330.8        412.6        516.8        662.3
Nasdaq Stock Market (US Companies)...........      100.0        84.9        158.7        178.1        251.8        309.7
NYSE/AMEX/NASDAQ Stocks
  (SIC 6030-6039 US + Foreign)...............      100.0        56.8        129.3        181.4        278.9        372.2

        CRSP TOTAL RETURNS INDEX FOR:             3/31/97
        -----------------------------          -----------
Bankers Corp.................................       824.7
Nasdaq Stock Market (US Companies)...........       293.2
NYSE/AMEX/NASDAQ Stocks
  (SIC 6030-6039 US + Foreign)...............       394.3

SAVINGS INSTITUTIONS

     The Performance Graph shall not be deemed incorporated by reference by any general statement in this Proxy Statement/Prospectus or into any filing under the Securities Act or under the Exchange Act, except to the extent Bankers specifically incorporates this information by reference, and shall not otherwise be deemed filed under such Acts.

     THERE CAN BE NO ASSURANCE THAT STOCK PERFORMANCE WILL CONTINUE INTO THE FUTURE WITH THE SAME OR SIMILAR TRENDS DEPICTED IN THE GRAPH ABOVE.

EXECUTIVE COMPENSATION

     Summary Compensation Table. The following table shows, for the fiscal years ended December 31, 1996, December 31, 1995 and December 31, 1994, the cash compensation paid by Bankers Savings, as well as certain other compensation paid or accrued for those years, to the CEO and the highest paid executive officer whose base salary and bonus exceeded $100,000 in 1996 (the "Named Executive Officers") of Bankers. Bankers Corp. has not paid any cash compensation to the Named Executive Officers. No other officers received total compensation in excess of $100,000 in fiscal 1996.

                                                                                    LONG-TERM COMPENSATION
                                                                  -----------------------------------------------------------
                                                                                                              PAYOUTS
                                                                                                       ----------------------
                                                                                       AWARDS                      ALL OTHER
                                       ANNUAL COMPENSATION           OTHER     ----------------------               ANNUAL
                                 -------------------------------    ANNUAL       STOCK    RESTRICTED      LTP       COMPEN-
                                             SALARY      BONUS      COMPEN-     AWARDS     OPTIONS/     PAYOUTS     SATION
NAME AND PRINCIPAL POSITION(1)     YEAR         $          $      SATION(2)($)    ($)       SARS(3)     (4)($)      (4)($)
-------------------------------  ---------  ---------  ---------  -----------  ---------  -----------  ---------  -----------
Joseph P. Gemmell..............     1996    425,000    125,000          --          --          --          --      56,399
  Chairman of the Board,            1995    400,000    125,000          --          --          --          --      66,979
  President and Chief Executive     1994    365,000    150,000          --          --          --          --      56,399
  Officer
Howard S. Garfield II..........     1996    108,000         --          --          --          --          --      41,694
  Senior Vice President             1995    101,000         --          --          --          --          --      41,716
  and Chief Financial Officer       1994     94,000         --          --          --          --          --      33,602

------------------
(1) Titles are for both Bankers and Bankers Savings.

(2) Perquisites for the years ended December 31, 1996, December 31, 1995 and December 31, 1994 did not exceed the lesser of $50,000 or 10% of the total of salary and bonus as reported for the Named Executive Officer.

(3) No options were awarded under the Bankers Corp. 1989 Incentive Stock Option Plan ("Incentive Stock Option Plan") and the Bankers Corp. 1993 Long-Term Incentive Stock Benefit Plan (the "Long-Term Incentive Stock Benefit Plan") for the years ending December 31, 1996, December 31, 1995 and December 31, 1994. For a discussion of the terms of the grants and vesting of options awarded in prior years, see "-- Incentive Stock Option Plan and Long-Term Stock Benefit Plan" below and the corresponding tables.

(4) Includes allocations of shares of Bankers Common Stock with a total market value of $46,428, $60,661 and $52,349 as of December 31, 1996, 1995 and
    1994, respectively, under the ESOP for the account of Mr. Gemmell, and allocations of shares of Bankers Common Stock with a market value of $40,814, $40,836 and $32,795 as of December 31, 1996, 1995 and 1994,
    respectively, under the ESOP for the account of Mr. Garfield. Includes term life insurance paid by Bankers Savings for Mr. Gemmell of $6,318, $6,318 and $4,050 for the years ending December 31, 1996, 1995, and 1994, respectively, and for Mr. Garfield of $880, $880 and $807 for the years ending December 31, 1996, 1995, and 1994, respectively.

EMPLOYMENT AGREEMENT

     Bankers and Bankers Savings entered into the Employment Agreement with Mr. Gemmell, effective as of March 23, 1990, which was subsequently amended effective as of January 22, 1996. Such Employment Agreement is designed to establish Mr. Gemmell's duties and compensation, to assure his continued employment and to assure that Bankers and Bankers Savings will be able to maintain a stable and experienced management base.

     The Employment Agreement provides for an initial five year term. Commencing on the third anniversary of the effective date of the Employment Agreement, the Employment Agreement provides for automatic annual extensions so that the remaining term will be three years, unless either Mr. Gemmell or Bankers gives timely written notice of termination.

     The Employment Agreement provides for an annual base salary of $425,000 to be reviewed and increased annually in an amount not less than the percentage increase in the cost-of-living as measured by the Consumer Price Index for the preceding twelve (12) months. In addition to base salary, the Employment Agreement provides, among other things, for participation in stock and other employee benefit plans and other fringe benefits for executive personnel.

     The Employment Agreement provides for Termination for Cause, as defined in the Employment Agreement, by Bankers Savings and Bankers at any time. In the event that Bankers Savings and Bankers terminate Mr. Gemmell's employment for reasons other than a Termination for Cause, or in the event of Mr. Gemmell's resignation from Bankers Savings and Bankers upon (i) a failure to reappoint him to his current offices, (ii) a material reduction of his functions, duties or responsibilities, or a relocation of his principal place of employment, (iii) a liquidation, dissolution, consolidation or merger in which Bankers Savings or Bankers is not the resulting entity or (iv) a breach of the Employment Agreement by Bankers Savings or Bankers, Mr. Gemmell or, in the event of death, his beneficiary, would be entitled to a severance payment equal to the greater of thirty-six times Mr. Gemmell's highest monthly rate of base salary during the term of the Employment Agreement or the remaining salary payments due under the Employment Agreement, and other benefits that would have been received by Mr. Gemmell during the remaining term of the Employment Agreement. Bankers Savings and Bankers would also continue life, health and disability insurance coverage for the earlier of the remaining unexpired term of the Employment Agreement or until Mr. Gemmell's full-time employment by another employer.

     For a discussion of the payments the executive would be entitled to receive under the Employment Agreement upon a change in control of Bankers Savings or Bankers followed by the voluntary or involuntary termination of the executive, see "INTERESTS OF CERTAIN PERSONS IN THE MERGER -- Employment Agreement."

SPECIAL TERMINATION AGREEMENT

     Bankers and Bankers Savings have entered into the Special Termination Agreement with Mr. Garfield, effective as of March 23, 1990. The Special Termination Agreement provides for an initial three-year term. Commencing on the first anniversary of the effective date of the Special Termination Agreement, the Special Termination Agreement provides for automatic annual extensions so that the remaining term will be three years, unless either the executive or Bankers gives timely written notice of termination. For a discussion of the payments Mr. Garfield would be entitled to under the Special Termination Agreement in the event of a change in control of Bankers or Bankers Savings followed by his voluntary or involuntary termination, see "INTERESTS OF CERTAIN PERSONS IN THE MERGER -- Special Termination Agreements."

INCENTIVE STOCK OPTION PLAN AND LONG-TERM INCENTIVE STOCK BENEFIT PLAN

     Bankers maintains the Incentive Stock Option Plan and the Long-Term Incentive Stock Benefit Plan, which provide for discretionary awards of stock options to officers and key employees as determined by the committee that administers the plan. No options were granted in 1996. The following table provides certain information with respect to the number of shares of Bankers Common Stock represented by outstanding options held by the Named Executive Officers as of December 31, 1996. Also reported are the values for "in-the-money" options which represents positive spread between the exercise price of any such existing stock options and the year-end price of Bankers Common Stock.

              AGGREGATED OPTION/SAR EXERCISES IN LAST FISCAL YEAR
                     AND FISCAL YEAR-END OPTION/SAR VALUES

                                                                    NUMBER OF SECURITIES       VALUE OF UNEXERCISED
                                                                   UNDERLYING UNEXERCISED        IN- THE-MONEY
                                        SHARES         VALUE       OPTIONS/SARS AT FISCAL     OPTIONS/SARS AT FISCAL
                                      ACQUIRED ON   REALIZED ON          YEAR-END (#)            YEAR-END ($)(2)
NAME                                  EXERCISE(#)  EXERCISE($)(1) EXERCISABLE/UNEXERCISABLE  EXERCISABLE/UNEXERCISABLE
----                                  -----------  -------------  -------------------------  -------------------------
Joseph P. Gemmell...................      25,000       325,688            137,647/0                 2,300,770/0

Howard S. Garfield..................      13,983       182,164               0/0                        0/0

------------------
(1) Based upon the difference between the average market price of Bankers Common Stock as reported on the Nasdaq National Market on the date of exercise and the $3.41 exercise price of the options.

(2) Based upon the difference between $20.125, the closing price of Bankers Common Stock as reported on the Nasdaq National Market on December 31, 1996, and the $3.41 exercise price of the options.

RETIREMENT PLAN

     Bankers Savings maintains and funds a tax-qualified non-contributory defined benefit plan for its employees, which is jointly administered by Bankers Savings and RSI Retirement Fund, a full-service pension trust that serves the thrift industry (the "Retirement Plan"). All full-time employees age 21 or older who have completed at least one year of service participate in the plan. The plan provides an annual benefit payable at age 65, equal to 2.0% of the participant's three-year average annual earnings, as defined in the Retirement Plan, multiplied by credited service, reduced by 1 2/3% of the annual primary social security benefit multiplied by years of credited service after January 1, 1977.

                             PENSION PLAN TABLE(1)

  AVERAGE                             YEARS OF CREDITED SERVICE
  ANNUAL       -----------------------------------------------------------------------
 EARNINGS          15              20              25           30            35(2)
-----------    ----------     -----------    -----------    -----------    -----------
   $100,000    $    30,000    $    40,000    $    50,000    $    60,000    $    60,000
    150,000         45,000         60,000         75,000         90,000         90,000
    175,000(4)      52,500         70,000         87,500        105,000        105,000
    200,000(4)      60,000         80,000        100,000        120,000(3)     120,000(3)
    250,000(4)      75,000        100,000        125,000(3)     150,000(3)     150,000(3)
    300,000(4)      90,000        120,000(3)     150,000(3)     180,000(3)     180,000(3)
    350,000(4)     105,000        140,000(3)     175,000(3)     210,000(3)     210,000(3)
    400,000(4)     120,000(3)     160,000(3)     200,000(3)     240,000(3)     240,000(3)
    450,000(4)     135,000(3)     180,000(3)     225,000(3)     270,000(3)     270,000(3)
    500,000(4)     150,000(3)     200,000(3)     250,000(3)     300,000(3)     300,000(3)
    525,000(4)     157,500(3)     210,000(3)     262,500(3)     315,000(3)     315,000(3)

------------------
(1) The annual benefits shown in the table above assume the participant would receive his benefits under the Retirement Plan in the form of a straight life annuity at normal retirement age, without reduction for Social Security benefits. Benefit payments are based on the employee's base salary. See " -- Executive Compensation -- Summary Compensation Table."

(2) Normal retirement benefits are limited to 60% of average annual earnings not to exceed 30 years.

(3) The benefits shown are hypothetical benefits based upon the Retirement Plan's normal retirement benefit formula. The maximum annual benefit permitted under Section 415 of the Code in 1996 is $120,000 and in 1997 is $125,000, or if higher, a member's current accrued benefit as of December 31, 1982 (but not more than $136,425). The $125,000 ceiling will be adjusted to reflect cost of living increases after 1997 in accordance with Section 415 of the Code. Bankers Savings' Supplemental Retirement Plan ("SERP") will provide the difference between the amounts appearing in this table and the maximum amount allowed by the Code.

(4) The benefits shown corresponding to these compensation ranges are hypothetical benefits based upon the Retirement Plan's normal retirement benefit formula. Under Section 401(a)(17) of the Code, a participant's compensation in excess of $150,000 (as adjusted to reflect cost-of-living increases) is disregarded for purposes of determining average annual earnings. The limitation is $160,000 for plan years beginning in 1997. The limitation will be adjusted to reflect cost of living increases after 1997 in accordance with Section 401(a)(17) of the Code. The table reflects amounts payable in conjunction with the SERP.

     As of December 31, 1996, Mr. Gemmell had 23 years and 5 months of credited service and Mr. Garfield had 15 years and 5 months of credited service.

SUPPLEMENTAL RETIREMENT PLAN

     Bankers Savings has adopted the SERP, which provides for a retirement benefit payable to a participant equal to the difference between the annual benefit such participant would have been entitled to under the Retirement Plan if such benefits were computed without giving effect to the limitations on benefits payable imposed by Sections 415 and 401(a)(17) of the Code, and the annual amount payable to the employee under the Retirement Plan. Benefits commence under the SERP on the same date as payments under the Retirement Plan. Benefits under the SERP are paid directly by Bankers Savings. The SERP is unfunded.

     As of December 31, 1996, only Mr. Gemmell is eligible for a benefit under the SERP in an annual amount of $82,061. At age 65, based on actuarial assumptions, Mr. Gemmell would be eligible for an annual benefit of $137,963 under the SERP.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

     From time to time Bankers Savings makes mortgage loans and consumer loans to its executive officers and to members of the immediate families of its executive officers and directors, to the extent consistent with applicable laws and regulations. Such loans are made in the ordinary course of business and on the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with other persons, and do not and will not involve more than the normal risk of collectibility or present other unfavorable features.

COMPLIANCE WITH SECTION 16(A) OF THE SECURITIES EXCHANGE ACT OF 1934

     Section 16(a) of the Exchange Act requires Bankers' directors and certain officers, and persons who own more than ten percent of a registered class of Bankers' equity securities to file reports of ownership and changes in ownership with the Commission and the National Association of Securities Dealers, Inc. Officers, directors and greater than ten percent stockholders are required by Commission regulations to furnish Bankers with copies of all Section 16(a) forms they file.

     Based solely on a review of copies of such reports of ownership furnished to Bankers, or written representations that no forms were necessary, Bankers believes that, during the last fiscal year, all filing requirements applicable to its officers, directors and greater than ten percent shareholders were complied with.

                2. RATIFICATION OF BANKERS' INDEPENDENT AUDITORS

     KPMG Peat Marwick LLP served as Bankers' independent auditors for the fiscal year ended December 31, 1996. The Bankers Board of Directors has reappointed KPMG Peat Marwick LLP to continue as independent auditors for Bankers and Bankers Savings for the fiscal year ending December 31, 1997, subject to ratification of such appointment by the shareholders. Representatives of KPMG Peat Marwick LLP are expected to attend the Bankers Annual Meeting. They will be given an opportunity to make a statement if they desire to do so and will be available to respond to appropriate questions from shareholders present at the Bankers Annual Meeting. UNLESS MARKED TO THE CONTRARY, THE SHARES REPRESENTED BY THE ENCLOSED PROXY WILL BE VOTED FOR RATIFICATION OF THE APPOINTMENT OF KPMG PEAT MARWICK LLP AS THE INDEPENDENT AUDITORS OF BANKERS.

              THE BANKERS BOARD OF DIRECTORS RECOMMENDS A VOTE FOR
            RATIFICATION OF THE APPOINTMENT OF KPMG PEAT MARWICK LLP
                    AS THE INDEPENDENT AUDITORS OF BANKERS.

                                    EXPERTS

     The consolidated financial statements of Sovereign, at December 31, 1996 and for each of the three years in the period ended December 31, 1996, included in Sovereign's Annual Report on Form 10-K for the year ended December 31, 1996, have been audited by Ernst & Young LLP, independent auditors, as set forth in their report thereon included therein and incorporated herein by reference. Such consolidated financial statements are included in reliance upon such reports given upon the authority of such firm as experts in accounting and auditing.

     The supplemental consolidated financial statements of Sovereign at December 31, 1996 and 1995 and for each of the three years in the period ended December 31, 1996 appearing in Sovereign's Current Report on Form 8-K, dated June 17, 1997, and incorporated by reference in this Registration Statement have been audited by Ernst & Young LLP, independent auditors, as set forth in their report thereon incorporated herein by reference, which is based in part on the report of KPMG Peat Marwick LLP, independent auditors. The consolidated financial statements referred to above are incorporated herein by reference in reliance upon such reports given upon the authority of such firms as experts in accounting and auditing.

     The consolidated financial statements of Bankers as of December 31, 1996 and 1995 and for each of the years in the three-year period ended December 31, 1996 and the consolidated financial statements of First State Financial Services, Inc. as of September 30, 1996 and 1995 and for each of the years in the three-year period ended September 30, 1996, have been incorporated by reference herein and in the Registration Statement in reliance upon the report of KPMG Peat Marwick LLP, independent certified public accountants, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.

                                 LEGAL MATTERS

     The validity of the Sovereign Common Stock to be issued in the Merger, certain federal income tax consequences of the Merger, and certain other legal matters relating to the Merger are being passed upon for Sovereign by the law firm of Stevens & Lee, counsel to Sovereign. Joseph E. Lewis, a director of Sovereign Bank, is a principal of the firm of Stevens & Lee. Stevens & Lee and its attorneys own an aggregate of approximately 215,000 shares of Sovereign Common Stock, including shares issuable upon the exercise of options owned by Mr. Lewis.

     Legal matters in connection with the Merger will be passed upon for Bankers by the law firm of Thacher Proffitt & Wood, counsel to Bankers.

                                 OTHER MATTERS

     As of the date of this Proxy Statement/Prospectus, the Boards of Directors of Sovereign and Bankers know of no matters which will be presented for consideration at the Meetings other than as set forth in this Proxy Statement/Prospectus. However, if any other matters shall come before either of the Meetings or any adjournments thereof and be voted upon, the forms of proxy shall be deemed to confer discretionary authority to the individuals named as proxies therein to vote the shares represented by such proxy as to any such matters.

                             SHAREHOLDER PROPOSALS

     Sovereign's 1998 Annual Meeting of Shareholders will be held on or about April 16, 1998. In accordance with the ByLaws of Sovereign, a shareholder who desires to propose a matter for consideration at an annual meeting of shareholders must provide notice thereof in writing, delivered or mailed by first-class United States mail, postage prepaid, to the Secretary of Sovereign, not less than 90 days nor more than 120 days prior to such annual meeting. Any shareholder who desires to submit a proposal to be considered for inclusion in Sovereign's proxy materials relating to its 1998 Annual Meeting of Shareholders must submit such proposal in writing, addressed to Sovereign Bancorp, Inc. at 1130 Berkshire Boulevard, Wyomissing, Pennsylvania 19610 (Attn: Secretary), on or before November 17, 1997.

     The Bylaws of Bankers provide an advance notice procedure for certain business to be brought before an annual meeting. In order for a shareholder to properly bring business before an annual meeting, the shareholder must give written notice to the Secretary of Bankers not less than 90 days prior to the date that is one year after the date of the proxy statement used in connection with the annual meeting held in the preceding year, except that if no annual meeting was held in the preceding year or if the date of the annual meeting has been changed by more than 30 calendar days from the date of the preceding year's annual meeting, any new business shall be stated in writing and filed with the Secretary of Bankers at least 90 days in advance of the annual meeting to which the proposal relates. The notice must include a brief description of the proposal desired to be brought before the annual meeting and the reasons for conducting such business at the annual meeting, the name and address, as they appear on Bankers' books, of the shareholder proposing such business and any other shareholders known by such shareholder to be supporting such proposal, the class and number of shares of Bankers' capital stock that are beneficially owned by the shareholder on the date of such shareholder notice and by any other shareholders known by such shareholder to be supporting such proposal on the date of such shareholder notice and any financial interest of the shareholder in such proposal. In case of the nominations to the Bankers Board of Directors, certain information regarding the nominee must be provided. To be eligible for inclusion in Bankers' proxy materials relating to the 1998 Annual Meeting of Shareholders, if the Merger has not been completed prior to the date such meeting is to be held, a shareholder proposal must be received by the Secretary of Bankers at 210 Smith Street, Perth Amboy, New Jersey 08861, not later than November 29, 1997. Any such proposal will be subject to Rule 14a-8 of the rules and regulations of the Commission.

                                                                         ANNEX A

                               AGREEMENT AND PLAN
                                   OF MERGER
                                    BETWEEN
                            SOVEREIGN BANCORP, INC.
                                      AND
                                 BANKERS CORP.
                                FEBRUARY 5, 1997



                 (All share price information set forth herein
             has been adjusted for Sovereign's 6-for-5 stock split
                          effected on March 14, 1997.)

                                    AGREEMENT

     THIS AGREEMENT AND PLAN OF MERGER, dated as of February 5, 1997, is made by and between SOVEREIGN BANCORP, INC. ("Sovereign"), a Pennsylvania corporation, having its principal place of business in Wyomissing, Pennsylvania, and BANKERS CORP. ("Bankers"), a New Jersey corporation, having its principal place of business in Perth Amboy, New Jersey.

                                   BACKGROUND

     1. Sovereign and Bankers desire for Bankers to merge with and into Sovereign, with Sovereign surviving such merger, in accordance with the applicable laws of the Commonwealth of Pennsylvania and the State of New Jersey, and in accordance with the plan of merger set forth herein.

     2. At or prior to the execution and delivery of this Agreement, (a) certain directors and officers of Bankers and affiliates of Bankers, each have executed in favor of Sovereign, a Letter Agreement dated February 5, 1997, in the form attached hereto as Exhibit 1, and (b) Bankers granted to Sovereign an option to acquire, under certain circumstances, Bankers' common stock (the "Sovereign Option") pursuant to a Stock Option Agreement between Sovereign and Bankers dated February 5, 1997, attached hereto as Exhibit 2.

     3. Sovereign desires to merge Bankers Savings, a New Jersey chartered savings bank and a wholly-owned subsidiary of Bankers ("Bankers Savings"), into and with Sovereign Bank, FSB, a federal savings bank and a wholly-owned subsidiary of Sovereign ("Sovereign Bank"), with Sovereign Bank surviving such merger in accordance with the Bank Plan of Merger in the form attached hereto as
Exhibit 3.

     4. Sovereign and Bankers desire to provide the terms and conditions governing the transactions contemplated herein.

                                    AGREEMENT

     NOW, THEREFORE, in consideration of the premises and of the mutual covenants, agreements, representations and warranties herein contained, the parties hereto, intending to be legally bound, do hereby agree as follows:

                                    ARTICLE I
                                   THE MERGERS

     Section 1.01 Definitions. As used in this Agreement, the following terms shall have the indicated meanings (such meanings to be equally applicable to both the singular and plural forms of the terms defined):

          Affiliate means, with respect to any Person, any Person who directly, or indirectly, through one or more intermediaries, controls, or is controlled by, or is under common control with, such Person and, without limiting the generality of the foregoing, includes any executive officer or director of such Person and any Affiliate of such executive officer or director.

          Agreement means this agreement, and any amendment or supplement hereto, which constitutes a "plan of merger" between Sovereign and Bankers.

          Applicable Exchange Ratio shall have the meaning given to such term in
     Section 1.02(e)(ii)(A).

          Applications means the applications for regulatory approval which are required by the transactions contemplated hereby.

          Articles of Merger means the articles of merger to be executed by Sovereign and Bankers and to be filed in the PDS and the NJSOS, in accordance with the applicable laws of the Commonwealth of Pennsylvania and the State of New Jersey.

          Bank Merger means the merger of Bankers Savings with and into Sovereign Bank, with Sovereign Bank surviving such merger, contemplated by
     Section 1.03 of this Agreement.

          Bank Plan of Merger has the meaning given to that term in Section 1.03 of this Agreement.

          Bankers Common Stock means the common stock of Bankers described in
     Section 2.02(a).

          Bankers Disclosure Schedule means a disclosure schedule delivered by Bankers to Sovereign pursuant to Article II of this Agreement.

          Bankers Financials means (i) the audited consolidated financial statements of Bankers as of December 31, 1995 and for the three years ended December 31, 1995, including the notes thereto, (ii) the unaudited interim consolidated financial statements of Bankers as of each calendar quarter thereafter included in Securities Documents filed by Bankers and (iii) the unaudited preliminary consolidated financial statements of Bankers as of December 31, 1996, and for the twelve-month period then ended, including the preliminary notes thereto.

          Bankers Regulatory Reports means the Annual Reports of Bankers on Form FR Y-6, any Current Report of Bankers on Form FR Y-9C and FR Y-LP filed with the FRB and the NJDB from December 31, 1994 through the Closing Date and the Reports of Condition and Income of Bankers Savings and accompanying schedules for each calendar quarter, beginning with the quarter ended December 31, 1994, through the Closing Date.

          Bankers Subsidiaries means any corporation, 50% or more of the capital stock of which is owned, either directly or indirectly, by Bankers, except any corporation the stock of which is held in the ordinary course of the lending activities of Bankers Savings.

          BCL means the Pennsylvania Business Corporation Law of 1988, as amended.

          BHC Act means the Bank Holding Company Act of 1956, as amended.

          Closing Date means the date determined by Sovereign, in its sole discretion, upon five (5) days prior written notice to Bankers, but in no event later than thirty (30) days after the last condition precedent pursuant to this Agreement has been fulfilled or waived (including the expiration of any applicable waiting period), or such other date as Sovereign and Bankers shall agree.

          Effective Date means the date upon which the Articles of Merger shall be filed in the PDS and the NJSOS, and shall be the same as the Closing Date.

          Environmental Law means any federal, state, local or foreign law, statute, ordinance, rule, regulation, code, license, permit, authorization, approval, consent, order, judgment, decree, injunction or agreement with any Regulatory Authority relating to (i) the protection, preservation or restoration of the environment (including, without limitation, air, water vapor, surface water, groundwater, drinking water supply, surface soil, subsurface soil, plant and animal life or any other natural resource), and/or (ii) the use, storage, recycling, treatment, generation, transportation, processing, handling, labeling, production, release or disposal of any substance presently listed, defined, designated or classified as hazardous, toxic, radioactive or dangerous, or otherwise regulated, whether by type or by quantity, including any material containing any such substance as a component.

          ERISA means the Employee Retirement Income Security Act of 1974, as amended.

          Exchange Act means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated from time to time thereunder.

          FDIA means the Federal Deposit Insurance Act, as amended.

          FDIC means the Federal Deposit Insurance Corporation.

          FRB means the Federal Reserve Board.

          GAAP means generally accepted accounting principles as in effect at the relevant date.

          HOLA means the Home Owners' Loan Act of 1933, as amended.

          IRC means the Internal Revenue Code of 1986, as amended.

          IRS means the Internal Revenue Service.

          Material Adverse Effect shall mean, with respect to Sovereign or Bankers, any adverse effect on its assets, financial condition or results of operations which is material to its assets, financial condition or results of operations on a consolidated basis, except for any material adverse effect caused by (i) any change in the value of the respective investment portfolios of Sovereign or Bankers resulting from a change in interest rates generally or (ii) any change occurring after the date hereof in any federal or state law, rule or regulation or in GAAP, which change affects banking institutions generally, including any changes affecting the Bank Insurance Fund or the Savings Association Insurance Fund.

          Merger means the merger of Bankers with and into Sovereign, with Sovereign surviving such merger, contemplated by this Agreement.

          NJBCA means the New Jersey Business Corporation Act, as amended.

          NJDB means the Department of Banking of the State of New Jersey.

          NJSOS means the Office of the Secretary of State of the State of New Jersey.

          OTS means the Office of Thrift Supervision.

          PDS means the Department of State of the Commonwealth of Pennsylvania.

          Person means any individual, corporation, partnership, joint venture, association, trust or "group" (as that term is defined under the Exchange
     Act).

          Prospectus/Proxy Statement means the prospectus/proxy statement, together with any supplements thereto, to be transmitted to holders of Bankers Common Stock and Sovereign Common Stock in connection with the transactions contemplated by this Agreement.

          Registration Statement means the registration statement on Form S-4, including any pre-effective or post-effective amendments or supplements thereto, as filed with the SEC under the Securities Act with respect to the Sovereign Common Stock and Sovereign Stock Purchase Rights to be issued in connection with the transactions contemplated by this Agreement.

          Regulatory Agreement has the meaning given to that term in Section
     2.11 of this Agreement.

          Regulatory Authority means any banking agency or department of any federal or state government, including without limitation the OTS, the FDIC, the NJDB, the FRB, or the respective staffs thereof.

          Rights means warrants, options, rights, convertible securities and other capital stock equivalents which obligate an entity to issue its securities.

          SEC means the Securities and Exchange Commission.

          Securities Act means the Securities Act of 1933, as amended, and the rules and regulations promulgated from time to time thereunder.

          Securities Documents means all registration statements, schedules, statements, forms, reports, proxy material, and other documents required to be filed under the Securities Laws.

          Securities Laws means the Securities Act and the Exchange Act and the rules and regulations promulgated from time to time thereunder.

          Sovereign Common Stock has the meaning given to that term in Section 3.02(a) of this Agreement.

          Sovereign Disclosure Schedule means a disclosure schedule delivered by Sovereign to Bankers pursuant to Article III of this Agreement.

          Sovereign Financials means (i) the audited consolidated financial statements of Sovereign as of December 31, 1995 and for the three years ended December 31, 1995, including the notes thereto, (ii) the unaudited interim consolidated financial statements of Sovereign as of each calendar quarter thereafter included in Securities Documents filed by Sovereign, and
     (iii) the preliminary unaudited consolidated financial statements of Sovereign as of December 31, 1996 and for the twelve month period then ended, including the preliminary notes thereto.

          Sovereign Market Price means, as of any date, the average of the mean between the closing high bid and low asked prices of a share of Sovereign Common Stock, as reported on the National Association of Securities Dealers Automated Quotation System (Nasdaq) National Market System.

          Sovereign Market Value means, as of any date, the average of the mean between the closing high bid and low asked prices of a share of Sovereign Common Stock, as reported on the National Association of Securities Dealers Automated Quotation System (Nasdaq) National Market System, for the fifteen consecutive trading days commencing sixteen (16) trading days prior to the date of determination.

          Sovereign Option means the option granted to Sovereign to acquire shares of Bankers Common Stock referenced in the recitals to this Agreement.

          Sovereign Regulatory Reports means the Annual Reports of Sovereign on Form H(b)-11, any Current Report of Sovereign on Form H(b)-11 filed with the OTS from December 31, 1994 through the Closing Date and the Thrift Financial Reports of Sovereign and accompanying schedules for each calendar quarter, beginning with the quarter ended December 31, 1994, through the Closing Date.

          Sovereign Rights Agreement means the Rights Agreement dated as of September 19, 1989, as amended September 27, 1995, between Sovereign and Chemical Bank, as rights agent, relating to Sovereign's Series A Junior Participating Preferred Stock.

          Sovereign Stock Purchase Rights means Rights to purchase a unit of Sovereign's Series A Junior Participating Preferred Stock in accordance with the terms of the Sovereign Rights Agreement.

          Sovereign Subsidiaries means any corporation, 50% or more of the capital stock of which is owned, either directly or indirectly, by Sovereign, except any corporation the stock of which is held in the ordinary course of the lending activities of a bank.

          Subsidiary means any corporation, 50% or more of the capital stock of which is owned, either directly or indirectly, by another entity, except any corporation the stock of which is held in the ordinary course of the lending activities of a bank.

     Section 1.02 The Merger.

     (a) Closing. The closing will take place at 10:00 a.m. on the Closing Date at the offices of Stevens & Lee, 111 North Sixth Street, Reading, Pennsylvania, unless another time and place are agreed to by the parties hereto; provided, in any case, that all conditions to closing set forth in Article V have been satisfied or waived at or prior to the Closing Date. On the Closing Date, Bankers and Sovereign shall cause the Articles of Merger to be duly executed and to be filed in the PDS and the NJSOS.

     (b) The Merger. Subject to the terms and conditions of this Agreement, on the Effective Date: Bankers shall merge with and into Sovereign; the separate existence of Bankers shall cease; Sovereign shall be the surviving corporation in the Merger; and all of the property (real, personal and mixed), rights, powers and duties and obligations of Bankers shall be taken and deemed to be transferred to and vested in Sovereign, as the surviving corporation in the Merger, without further act or deed; all debts, liabilities and duties of each of Bankers and Sovereign shall thereafter be the responsibility of Sovereign as the surviving corporation; all in accordance with the applicable laws of the Commonwealth of Pennsylvania and the State of New Jersey.

     (c) Sovereign's Articles of Incorporation and Bylaws. On and after the Effective Date, the articles of incorporation and the bylaws of Sovereign, as in effect immediately prior to the Effective Date, shall automatically be and remain the articles of incorporation and bylaws of Sovereign, as the surviving corporation in the Merger, until thereafter altered, amended or repealed.

     (d) Board of Directors and Officers of Sovereign and Sovereign Bank.

          (i) On the Effective Date, the Board of Directors of Sovereign, as the surviving corporation in the Merger, shall consist of those persons holding such office immediately prior to the Effective Date.

          (ii) On the Effective Date, the officers of Sovereign duly elected and holding office immediately prior to the Effective Date shall be the officers of Sovereign, as the surviving corporation in the Merger, existing on such Effective Date.

          (iii) On the effective date of the Bank Merger, the directors of Sovereign Bank as the surviving institution in the Bank Merger shall consist of (i) those persons holding such office immediately prior to the Effective Date and (ii) Joseph P. Gemmell. Sovereign shall cause Mr. Gemmell to be appointed as a director of Sovereign Bank effective as of the effective date of the Bank Merger. Mr. Gemmell shall be appointed to hold office until the 1998 annual reorganization meeting of the Board of Directors of Sovereign Bank and until his successor is elected and qualified or otherwise in accordance with Sovereign Bank's charter and bylaws. Sovereign agrees to use its best efforts to cause Mr. Gemmell to be renominated as a director of Sovereign Bank for election at the 1998 and 1999 annual reorganization meetings of the Board of Directors of Sovereign Bank and agrees to vote its shares of Sovereign Bank in favor of such election at such meetings.

          (iv) On the effective date of the Bank Merger, the officers of Sovereign Bank duly elected and holding office immediately prior to such effective date shall be the officers of Sovereign Bank, as the surviving corporation in the Bank Merger.

     (e) Conversion of Shares.

          (i) Sovereign Common Stock.

                 (A) Each share of Sovereign Common Stock issued and outstanding immediately prior to the Effective Date shall, on and after the Effective Date, continue to be issued and outstanding as an identical share of Sovereign Common Stock. Shares of Sovereign Common Stock owned by Bankers (other than shares held in trust, managed, custodial or nominee accounts and the like or held by mutual funds for which a subsidiary of Bankers acts as investment advisor, that in any such case are beneficially owned by third parties (any such shares, "trust account shares") and shares acquired in respect of debts previously contracted (any such shares, "DPC shares")) shall become treasury stock of Sovereign.

                 (B) Each share of Sovereign Common Stock issued and held in the treasury of Sovereign as of the Effective Date, if any, shall, on and after the Effective Date, continue to be issued and held in the treasury of Sovereign.

          (ii) Bankers Common Stock.

                 (A) Subject to the provisions of subparagraphs (B), (C) and (D)
            of this Section 1.02(e)(ii), each share of Bankers Common Stock issued and outstanding immediately prior to the Effective Date (other than shares of Bankers Common Stock, if any, then owned by Sovereign or Bankers or any Bankers Subsidiary) shall, on the Effective Date, by reason of the Merger and without any action on the part of the holder thereof, be converted into and become a right to receive:

                      (i) if the Sovereign Market Value determined as of the
                 Effective Date is greater than or equal to $9.17 and less than or equal to $13.75, then that number of shares of fully paid and nonassessable shares of Sovereign Common Stock, and the corresponding percentage of Sovereign Stock Purchase Rights pursuant to the Sovereign Rights Agreement, equal to $25.50 divided by the Sovereign Market Value determined as of the Effective Date;

                      (ii) if the Sovereign Market Value determined as of the
                 Effective Date is less than $9.17, then 2.782 shares of fully paid and nonassessable shares of Sovereign Common Stock, and the corresponding percentage of Sovereign Stock Purchase Rights pursuant to the Sovereign Rights Agreement; or

                      (iii) if the Sovereign Market Value determined as of the
                 Effective Date is greater than $13.75, then 1.854 shares of fully paid and nonassessable shares of Sovereign Common Stock, and the corresponding percentage of Sovereign Stock Purchase Rights pursuant to the Sovereign Rights Agreement (as determined pursuant to any of Sections 1.02(e)(ii)(A)(i), 1.02(e)(ii)(A)(ii) or 1.02(e)(ii)(A)(iii), the "Applicable Exchange Ratio").

                 (B) Each share of Bankers Common Stock (other than trust
            account shares or DPC shares) owned by Sovereign or a Sovereign Subsidiary on the Effective Date, if any, shall be cancelled.

                 (C) Each share of Bankers Common Stock issued and held in the treasury of Bankers or owned by Bankers or any Bankers Subsidiary (other than trust account shares or DPC shares) as of the Effective Date, if any, shall be cancelled, and no cash, stock or other property shall be delivered in exchange therefor.

                 (D) No fraction of a whole share of Sovereign Common Stock and no scrip or certificates therefor shall be issued in connection with the Merger. Any former holder of Bankers Common Stock who would otherwise be entitled to receive a fraction of a share of Sovereign Common Stock shall receive, in lieu thereof, cash in an amount equal to such fraction of a share multiplied by the Sovereign Market Price determined as of the Effective Date.

     (f) Stock Options. Each option to acquire Bankers Common Stock shall be converted into and become an option to acquire that number of shares of Sovereign Common Stock equal to the number of shares of Bankers Common Stock covered by the option multiplied by the Applicable Exchange Ratio and the exercise price for a whole share of Sovereign Common Stock shall be the present stated exercise price of such option divided by the Applicable Exchange Ratio, such shares to be issuable upon exercise of such options in accordance with the terms of the respective plans and grant agreements under which they were issued.

     (g) Surrender and Exchange of Bankers Stock Certificates.

          (i) Exchange of Certificates. Each holder of shares of Bankers Common Stock who surrenders to Sovereign (or its agent) the certificate or certificates representing such shares will be entitled to receive, as soon as practicable after the Effective Date, in exchange therefor a certificate or certificates for the number of whole shares of Sovereign Common Stock into which such holder's shares of Bankers Common Stock have been converted pursuant to the Merger, together with a check for cash in lieu of any fractional share in accordance with Section 1.02(e)(ii)(D) hereof.

          (ii) Rights Evidenced by Certificates. Each certificate for shares of Sovereign Common Stock issued in exchange for certificates for Bankers Common Stock pursuant to Section 1.02(g)(i) hereof will be dated the Effective Date and be entitled to dividends and all other rights and privileges pertaining to such shares of stock from and after the Effective Date. Until surrendered, each certificate theretofore evidencing shares of Bankers Common Stock will, from and after the Effective Date, evidence solely the right to receive certificates for shares of Sovereign Common Stock pursuant to Section 1.02(g)(i) hereof and a check for cash in lieu of any fractional share in accordance with Section 1.02(e)(ii)(D) hereof. If certificates for shares of Bankers Common Stock are exchanged for Sovereign Common Stock at a date following one or more record dates for the payment of dividends or of any other distribution on the shares of Sovereign Common Stock, Sovereign will pay cash in an amount equal to dividends theretofore payable on such Sovereign Common Stock and pay or deliver any other distribution to which holders of shares of Sovereign Common Stock have theretofore become entitled. No interest will accrue or be payable in respect of dividends or cash otherwise payable under this Section 1.02(g) upon surrender of certificates for shares of Bankers Common Stock. Notwithstanding the foregoing, no party hereto will be liable to any holder of Bankers Common Stock for any amount paid in good faith to a public official or agency pursuant to any applicable abandoned property, escheat or similar law. Until such time as certificates for shares of Bankers Common Stock are surrendered by a Bankers shareholder to Sovereign for exchange, Sovereign shall have the right to withhold dividends or any other distributions on the shares of Sovereign Common Stock issuable to such shareholder.

          (iii) Exchange Procedures. Each certificate for shares of Bankers Common Stock delivered for exchange under this Section 1.02(g) must be endorsed in blank by the registered holder thereof or be accompanied by a power of attorney to transfer such shares endorsed in blank by such holder. If more than one certificate is surrendered at one time and in one transmittal package for the same shareholder account, the number of whole shares of Sovereign Common Stock for which certificates will be issued pursuant to this Section 1.02(g) will be computed on the basis of the aggregate number of shares represented by the certificates so surrendered. If shares of Sovereign Common Stock or payments of cash are to be issued or made to a person other than the one in whose name the surrendered certificate is registered, the certificate so surrendered must be properly endorsed in blank, with signature(s) guaranteed, or otherwise in proper form for transfer, and the person to whom certificates for shares of Sovereign Common Stock is to be issued or to whom cash is to be paid shall pay any transfer or other taxes required by reason of such issuance or payment to a person other than the registered holder of the certificate for shares of Bankers Common Stock which are surrendered. As promptly as practicable after the Effective Date, Sovereign shall send or cause to be sent to each shareholder of record of Bankers Common Stock transmittal materials for use in exchanging certificates representing Bankers Common Stock for certificates representing Sovereign Common Stock into which the former have been converted in the Merger. Certificates representing shares of Sovereign Common Stock and checks for cash in lieu of fractional shares shall be mailed to former shareholders of Bankers as soon as reasonably possible but in no event later than fifteen (15) business days following the receipt of certificates representing former shares of Bankers Common Stock (except in the case of share certificates containing a restrictive legend or with respect to which stop transfer instructions pertain) duly endorsed or accompanied by the materials referenced herein and delivered by certified mail, return receipt requested (but in no event earlier than the second business day following the Effective Date).

          (iv) Closing of Stock Transfer Books; Cancellation of Bankers Certificates. Upon the Effective Date, the stock transfer books for Bankers Common Stock will be closed and no further transfers of shares of Bankers Common Stock will thereafter be made or recognized. All certificates for shares of Bankers Common Stock surrendered pursuant to this Section 1.02(g) will be cancelled by Sovereign.

     (h) Intentionally omitted.

     (i) Anti-Dilution Provisions. If, on the Effective Date, (i) the Applicable Exchange Ratio is determined pursuant to either Section 1.02(e)(ii)(A)(ii) or 1.02(e)(ii)(A)(iii), (ii) Sovereign has, at any time after the date hereof and before the Effective Date, (A) issued a dividend in shares of Sovereign Common Stock, (B) combined the outstanding shares of Sovereign Common Stock into a smaller number of shares, (C) subdivided the outstanding shares of Sovereign Common Stock, or (D) reclassified the shares of Sovereign Common Stock, and (iii) the Applicable Exchange Ratio would have been determined under the same section if such dividend, combination, subdivision or reclassification had not occurred (determined by appropriate mathematical adjustment of the actual Applicable Exchange Ratio), then the number of shares of Sovereign Common Stock to be delivered pursuant to Sections 1.02(e)(ii)(A)(ii) or 1.02(e)(ii)(A)(iii) to Bankers shareholders who are entitled to receive shares of Sovereign Common Stock in exchange for shares of Bankers Common Stock shall be adjusted so that each Bankers shareholder shall be entitled to receive such number of shares of Sovereign Common Stock as such shareholder would have been entitled to receive if the Effective Date had occurred prior to the happening of such event. (By way of illustration, if Sovereign shall declare a stock dividend of 7% payable with respect to a record date on or prior to the Effective Date and the conditions set forth above are satisfied, the Applicable Exchange Ratio determined pursuant to Sections 1.02(e)(ii)(A)(ii) or 1.02(e)(ii)(A)(iii) shall be adjusted upward by 7%). If, on the Effective Date, (i) the exchange ratio preliminarily would be determined pursuant to Section 1.02(e)(ii)(A)(i), 1.02(e)(ii)(A)(ii), or 1.02(e)(ii)(A)(iii) (the "Tentative Exchange Ratio"), (ii) Sovereign has, at any time after the date hereof and before the Effective Date, (A) issued a dividend in shares of Sovereign Common Stock, (B) combined the outstanding shares of Sovereign Common Stock into a smaller number of shares, (C) subdivided the outstanding shares of Sovereign Common Stock, or (D) reclassified the shares of Sovereign Common Stock, and (iii) the Tentative Exchange Ratio would have been determined under a different section if such dividend, combination, subdivision, or reclassification had not occurred (determined by appropriate mathematical adjustment of the Sovereign Market Value), then the actual Applicable Exchange Ratio shall be determined by giving effect to such mathematical adjustment and by changing, if relevant, the otherwise determined exchange ratio amount set forth in Section 1.02(e)(ii)(A)(ii) or 1.02(e)(ii)(A)(iii). (By way of illustration, if Sovereign shall declare a two-for-one stock split payable with respect to a record date on or prior to the Effective Date and the Sovereign Market Value determined as of the Effective Date is $6.00, then the Applicable Exchange Ratio shall be determined under Section 1.02(e)(ii)(A)(i) as though such Sovereign Market Value were $12.00. In such event, each Bankers shareholder would receive 4.25 shares of Sovereign Common Stock in exchange for each share of Bankers Common Stock, so that the aggregate market value of the Sovereign Common Stock received would be $25.50.)

     Section 1.03 The Bank Merger. Sovereign and Bankers shall use their best efforts to cause Bankers Savings to merge with and into Sovereign Bank, with Sovereign Bank surviving such merger, as soon as practicable after the Effective Date. Concurrently with, or as soon as practicable after, the execution and delivery of this Agreement, Sovereign shall cause Sovereign Bank, and Bankers shall cause Bankers Savings, to execute and deliver the Bank Plan of Merger attached hereto as Exhibit 3.

                                   ARTICLE II
                    REPRESENTATIONS AND WARRANTIES OF BANKERS

     Bankers hereby represents and warrants to Sovereign that, except as specifically set forth in the Bankers Disclosure Schedule delivered to Sovereign by Bankers on the date hereof:

     Section 2.01 Organization.

     (a) Bankers is a corporation duly organized, validly existing and in good standing under the laws of the State of New Jersey. Bankers is a bank holding company duly registered under the BHC. Bankers has the corporate power and authority to carry on its business and operations as now being conducted and to own and operate the properties and assets now owned and being operated by it. Bankers is not qualified or licensed to do business as a foreign corporation in any other jurisdiction and is not required to be so qualified or licensed as the result of the ownership or leasing of property or the conduct of its business except where the failure to be so qualified or licensed would not have a Material Adverse Effect.

     (b) Bankers Savings is a New Jersey state-chartered savings bank duly organized and validly existing under the laws of the State of New Jersey. Bankers Savings has the corporate power and authority to carry on its business and operations as now being conducted and to own and operate the properties and assets now owned and being operated by it. Neither Bankers Savings nor any other Bankers subsidiary is qualified or licensed to do business as a foreign corporation in any other jurisdiction and neither is required to be so qualified or licensed as the result of the ownership or leasing of property or the conduct of its business except where the failure to be so qualified or licensed would not have a Material Adverse Effect.

     (c) There are no Bankers Subsidiaries other than Bankers Savings and those identified in the Bankers Disclosure Schedule. There are no Bankers Savings Subsidiaries other than those identified in the Bankers Disclosure Schedule.

     (d) The deposits of Bankers Savings are insured by the FDIC to the extent provided in the Federal Deposit Insurance Act.

     (e) The respective minute books of Bankers and Bankers Savings and each other Bankers Subsidiary accurately record, in all material respects, all material corporate actions of their respective shareholders and boards of directors (including committees) through the date of this Agreement.

     (f) Prior to the date of this Agreement, Bankers has delivered to Sovereign true and correct copies of the articles of incorporation and bylaws of Bankers and the charter and bylaws of Bankers Savings as in effect on the date hereof.

     Section 2.02 Capitalization.

     (a) The authorized capital stock of Bankers consists of (a) 20,000,000 shares of common stock, $0.01 par value ("Bankers Common Stock"), of which 12,378,184 shares are outstanding, validly issued, fully paid and nonassessable and free of preemptive rights, and (b) 10,000,000 shares of preferred stock, $0.01 par value, none of which are issued or outstanding. Neither Bankers nor Bankers Savings nor any other Bankers Subsidiary has or is bound by any subscription, option, warrant, call, commitment, agreement, plan or other Right of any character relating to the purchase, sale or issuance or voting of, or right to receive dividends or other distributions on any shares of Bankers Common Stock, Bankers preferred stock or any other security of Bankers or any securities representing the right to vote, purchase or otherwise receive any shares of Bankers Common Stock, Bankers preferred stock or any other security of Bankers, other than shares issuable under the Sovereign Option and as set forth in reasonable detail in the Bankers Disclosure Schedule.

     (b) The authorized capital stock of Bankers Savings consists of (i) 10,000,000 shares of common stock, par value $5.00 per share ("Bankers Savings Common Stock"), of which 500,000 shares are outstanding, validly issued, fully paid, nonassessable, free of preemptive rights and owned by Bankers. Neither Bankers nor any Bankers Subsidiary has or is bound by any subscription, option, warrant, call, commitment, agreement or other Right of any character relating to the purchase, sale or issuance or voting of, or right to receive dividends or other distributions on any shares of the capital stock of any Bankers Subsidiary or any other security of any Bankers Subsidiary or any securities representing the right to vote, purchase or otherwise receive any shares of the capital stock or any other security of any Bankers Subsidiary. Either Bankers or Bankers Savings owns all of the outstanding shares of capital stock of each Bankers Subsidiary free and clear of all liens, security interests, pledges, charges, encumbrances, agreements and restrictions of any kind or nature.

     (c) Except as set forth in the Bankers Disclosure Schedule, neither (i) Bankers, (ii) Bankers Savings nor (iii) any other Bankers Subsidiary, owns any equity interest, directly or indirectly, treasury stock, in any other company or controls any other company, except for equity interests held in the investment portfolios of Bankers Subsidiaries, equity interests held by Bankers Subsidiaries in a fiduciary capacity, and equity interests held in connection with the commercial loan activities of Bankers Subsidiaries. There are no subscriptions, options, warrants, calls, commitments, agreements or other Rights outstanding and held by Bankers or Bankers Savings with respect to any other company's capital stock or the equity of any other person.

     (d) To the best of Bankers' knowledge, no person or "group" (as that term is used in Section 13(d)(3) of the Exchange Act), is the beneficial owner (as defined in Section 13(d) of the Exchange Act) of 5% or more of the outstanding shares of Bankers Common Stock, except as disclosed in the Bankers Disclosure Schedule.

     Section 2.03 Authority; No Violation.

     (a) Bankers has full corporate power and authority to execute and deliver this Agreement and to complete the transactions contemplated hereby. Bankers Savings has full corporate power and authority to execute and deliver the Bank Plan of Merger and to consummate the Bank Merger. The execution and delivery of this Agreement by Bankers and the completion by Bankers of the transactions contemplated hereby have been duly and validly approved by the Board of Directors of Bankers and, except for approval by the shareholders of Bankers as required under the NJBCA, Bankers' articles of incorporation and bylaws and Nasdaq requirements applicable to it, no other corporate proceedings on the part of Bankers are necessary to complete the transactions contemplated hereby. This Agreement has been duly and validly executed and delivered by Bankers and, subject to approval of the shareholders of Bankers as required under the NJBCA, Bankers' articles of incorporation and bylaws and Nasdaq requirements applicable to it and receipt of the required approvals from Regulatory Authorities described in Section 3.04 hereof, constitutes the valid and binding obligation of Bankers, enforceable against Bankers in accordance with its terms, subject to applicable bankruptcy, insolvency and similar laws affecting creditors' rights generally and subject, as to enforceability, to general principles of equity. The Bank Plan of Merger, upon its execution and delivery by Bankers Savings concurrently with the execution and delivery of this Agreement, will constitute the valid and binding obligation of Bankers Savings, enforceable against Bankers Savings in accordance with its terms, subject to applicable conservatorship or receivership provisions of the FDIA, or insolvency and similar laws affecting creditors' rights generally and subject, as to enforceability, to general principles of equity.

     (b)(A) The execution and delivery of this Agreement by Bankers, (B) the execution and delivery of the Bank Plan of Merger by Bankers Savings, (C) subject to receipt of approvals from the Regulatory Authorities referred to in
Section 3.04 hereof and Bankers' and Sovereign's compliance with any conditions contained therein, the completion of the transactions contemplated hereby, and
(D) compliance by Bankers or Bankers Savings with any of the terms or provisions hereof or of the Bank Plan of Merger, will not (i) conflict with or result in a breach of any provision of the articles of incorporation or bylaws of Bankers or any Bankers Subsidiary or the charter and bylaws of Bankers Savings; (ii) violate any statute, code, ordinance, rule, regulation, judgment, order, writ, decree or injunction applicable to Bankers or any Bankers Subsidiary or any of their respective properties or assets; or (iii) except as set forth in the Bankers Disclosure Schedule, violate, conflict with, result in a breach of any provisions of, constitute a default (or an event which, with notice or lapse of time, or both, would constitute a default) under, result in the termination of, accelerate the performance required by, or result in a right of termination or acceleration or the creation of any lien, security interest, charge or other encumbrance upon any of the properties or assets of Bankers or any Bankers Subsidiary under, any of the terms, conditions or provisions of any note, bond, mortgage, indenture, deed of trust, license, lease, agreement, commitment or other instrument or obligation to which Bankers or any Bankers Subsidiary is a party, or by which they or any of their respective properties or assets may be bound or affected, except for such violations, conflicts, breaches or defaults under clause (ii) or (iii) hereof which, either individually or in the aggregate, will not have a Material Adverse Effect on Bankers.

     Section 2.04 Consents. Except for the consents, approvals, filings and registrations from or with the Regulatory Authorities referred to in Section
3.04 hereof and compliance with any conditions contained therein, and the approval of this Agreement by the shareholders of Bankers under the NJBCA, and the approval of the Bank Plan of Merger by Bankers as sole shareholder of Bankers Savings under the FDIA, and by the Bankers Savings Board of Directors, no consents or approvals of, or filings or registrations with, any public body or authority are necessary, and no consents or approvals of any third parties are necessary, or will be, in connection with
(a) the execution and delivery of this Agreement by Bankers or the Bank Plan of Merger by Bankers Savings, and (b) the completion by Bankers of the transactions contemplated hereby or by Bankers Savings of the Bank Merger. Bankers has no reason to believe that (i) any required consents or approvals will not be received or will be received with conditions, limitations or restrictions unacceptable to it or which would adversely impact Bankers' ability to complete the transactions contemplated by this Agreement or that (ii) any public body or authority, the consent or approval of which is not required or any filing with which is not required, will object to the completion of the transactions contemplated by this Agreement. Shareholders of Bankers are not entitled to exercise dissenters' rights in connection with the transactions contemplated by this Agreement under federal or New Jersey law.

     Section 2.05 Financial Statements.

     (a) Bankers has previously delivered, or will deliver, to Sovereign the Bankers Regulatory Reports. The Bankers Regulatory Reports have been, or will be, prepared in all material respects in accordance with applicable regulatory accounting principles and practices throughout the periods covered by such statements, and fairly present, or will fairly present in all material respects, the financial position, results of operations and changes in shareholders' equity of Bankers as of and for the periods ended on the dates thereof, in accordance with applicable regulatory accounting principles applied on a consistent basis.

     (b) Bankers has previously delivered to Sovereign the Bankers Financials. The Bankers Financials have been, or will be, prepared in accordance with generally accepted accounting principles and practices applied on a consistent basis throughout the periods covered by such statements, and fairly present, or will fairly present, the consolidated financial position, results of operations and cash flows of Bankers as of and for the periods ending on the dates thereof, in accordance with generally accepted accounting principles applied on a consistent basis.

     (c) At the date of each balance sheet included in the Bankers Financials or the Bankers Regulatory Reports, neither Bankers nor Bankers Savings (as the case may be) had, or will have any liabilities, obligations or loss contingencies of any nature (whether absolute, accrued, contingent or otherwise) of a type required to be reflected in such Bankers Financials or Bankers Regulatory Reports or in the footnotes thereto which are not fully reflected or reserved against therein or fully disclosed in a footnote thereto, except for liabilities, obligations and loss contingencies which are not material in the aggregate and which are incurred in the ordinary course of business, consistent with past practice and except for liabilities, obligations and loss contingencies which are within the subject matter of a specific representation and warranty herein and subject, in the case of any unaudited statements, to normal, recurring audit adjustments and the absence of footnotes.

     Section 2.06 Taxes.

     (a) Bankers and the Bankers Subsidiaries are members of the same affiliated group within the meaning of IRC Section 1504(a). Bankers has duly filed, and will file, all federal, state and local tax returns required to be filed by or with respect to Bankers and all Bankers Subsidiaries on or prior to the Closing Date (all such returns being accurate and correct in all material respects) and has duly paid or will pay, or made or will make, provisions for the payment of all federal, state and local taxes which have been incurred by or are due or claimed to be due from Bankers and any Bankers Subsidiary by any taxing authority or pursuant to any tax sharing agreement or arrangement (written or oral) on or prior to the Closing Date other than taxes which (i) are not delinquent or (ii) are being contested in good faith.

     (b) No consent pursuant to IRC Section 341(f) has been filed (or will be filed prior to the Closing Date) by or with respect to Bankers or any Bankers Subsidiary.

     Section 2.07 No Material Adverse Effect. Bankers has not suffered any Material Adverse Effect since December 31, 1996.

     Section 2.08 Contracts.

     (a) Except as described in Bankers' proxy statement for its April 26, 1996 annual meeting of shareholders and Annual Reports on Form 10-K for the years ended December 31, 1993, 1994 and 1995, previously delivered to Sovereign, in the footnotes to the audited consolidated financial statements of Bankers as of December 31, 1995, and for the three years ended December 31, 1995, or in the Bankers Disclosure Schedule, neither Bankers nor any Bankers Subsidiary is a party to or subject to: (i) any employment, consulting or severance contract or arrangement with any past or present officer, director or employee of Bankers or any Bankers Subsidiary, except for "at will" arrangements; (ii) any plan, arrangement or contract providing for bonuses, pensions, options, deferred compensation, retirement payments, profit sharing or similar arrangements for or with any past or present officers, directors or employees of Bankers or any Bankers Subsidiary; (iii) any collective bargaining agreement with any labor union relating to employees of Bankers or any Bankers Subsidiary; (iv) any agreement which by its terms limits the payment of dividends by any Bankers Subsidiary; (v) any instrument evidencing or related to indebtedness for borrowed money whether directly or indirectly, by way of purchase money obligation, conditional sale, lease purchase, guaranty or otherwise, in respect of which Bankers or any Bankers Subsidiary is an obligor to any person, which instrument evidences or relates to indebtedness other than deposits, repurchase agreements, bankers acceptances and "treasury tax and loan" accounts established in the ordinary course of business and transactions in "federal funds" or which contains financial covenants or other restrictions (other than those relating to the payment of principal and interest when due) which would be applicable on or after the Closing Date to Sovereign or any Sovereign Subsidiary; or (vi) any contract (other than this Agreement) limiting the freedom of any Bankers Subsidiary to engage in any type of banking or bank-related business permissible under law.

     (b) True and correct copies of agreements, plans, arrangements and instruments referred to in Section 2.08(a) or described in the Bankers proxy statement for its April 26, 1996 annual meeting of shareholders or in a footnote to such audited consolidated financial statements, have been provided to Sovereign on or before the date hereof, are listed on the Bankers Disclosure Schedule and are in full force and effect on the date hereof and neither Bankers nor any Bankers Subsidiary (nor, to the knowledge of Bankers, any other party to any such contract, plan, arrangement or instrument) has breached any provision of, or is in default in any respect under any term of, any such contract, plan, arrangement or instrument which breach has resulted in or will result in a Material Adverse Effect with respect to Bankers. Except as set forth in the Bankers Disclosure Schedule, no party to any material contract, plan, arrangement or instrument will have the right to terminate any or all of the provisions of any such contract, plan, arrangement or instrument as a result of the transactions contemplated by this Agreement. Except as set forth in the Bankers Disclosure Schedule, none of the employees (including officers) of Bankers or any Bankers Subsidiary, possess the right to terminate their employment as a result of the execution of this Agreement. Except as set forth in the Bankers Disclosure Schedule, no plan, employment agreement, termination agreement, or similar agreement or arrangement to which Bankers or any Bankers Subsidiary is a party or under which Bankers or any Bankers Subsidiary may be liable contains provisions which permit an employee or independent contractor to terminate it without cause and continue to accrue future benefits thereunder. Except as set forth in the Bankers Disclosure Schedule, no such agreement, plan or arrangement (x) provides for acceleration in the vesting of benefits or payments due thereunder upon the occurrence of a change in ownership or control of Bankers or any Bankers Subsidiary absent the occurrence of a subsequent event; (y) provides for benefits which may cause the disallowance of a federal income tax deduction under IRC Section 280G; or (z) requires Bankers or any Bankers Subsidiary to provide a benefit in the form of Bankers Common Stock or determined by reference to the value of Bankers Common Stock.

     Section 2.09 Ownership of Property; Insurance Coverage.

     (a) Except as disclosed in the Bankers Disclosure Schedule, Bankers and the Bankers Subsidiaries have, or will have as to property acquired after the date hereof, good and, as to real property, marketable title to all assets and properties owned by Bankers or any Bankers Subsidiary in the conduct of their businesses, whether such assets and properties are real or personal, tangible or intangible, including assets and property reflected in the balance sheets contained in the Bankers Regulatory Reports and in the Bankers Financials or acquired subsequent thereto (except to the extent that such assets and properties have been disposed of for fair value, in the ordinary course of business, since the date of such balance sheets), subject to no encumbrances, liens, mortgages, security interests or pledges, except (i) those items which secure liabilities for borrowed money from a Federal Home Loan Bank, (ii) statutory liens for amounts not yet delinquent or which are being contested in good faith and (iii) items permitted under Article IV. Bankers and the Bankers Subsidiaries, as lessee, have the right under valid and subsisting leases of real and personal properties used by Bankers and its Subsidiaries in the conduct of their businesses to occupy or use all such properties as presently occupied and used by each of them. Except as disclosed in the Bankers Disclosure Schedule, such existing leases and commitments to lease constitute or will constitute operating leases for both tax and financial accounting purposes and the lease expense and minimum rental commitments with respect to such leases and lease commitments are as disclosed in the Notes to the Bankers Financials.

     (b) With respect to all agreements pursuant to which Bankers or any Bankers Subsidiary has purchased securities subject to an agreement to resell, if any, Bankers or such Bankers Subsidiary, as the case may be, has a valid, perfected first lien or security interest in the securities or other collateral securing the repurchase agreement, and the value of such collateral equals or exceeds the amount of the debt secured thereby.

     (c) Bankers and the Bankers Subsidiaries currently maintain insurance considered by Bankers to be reasonable for their respective operations and similar in scope and coverage to that maintained by other businesses similarly engaged. Neither Bankers nor any Bankers Subsidiary has received notice from any insurance carrier that (i) such insurance will be cancelled or that coverage thereunder will be reduced or eliminated, or (ii) premium costs with respect to such policies of insurance will be substantially increased. There are presently no material claims pending under such policies of insurance and no notices have been given by Bankers or Bankers Savings under such policies. All such insurance is valid and enforceable and in full force and effect, and within the last three years Bankers has received each type of insurance coverage for which it has applied and during such periods has not been denied indemnification for any material claims submitted under any of its insurance policies.

     Section 2.10 Legal Proceedings. Except as disclosed in the Bankers Disclosure Schedule, neither Bankers nor any Bankers Subsidiary is a party to any, and there are no pending or, to the best of Bankers' knowledge, threatened legal, administrative, arbitration or other proceedings, claims (whether asserted or unasserted), actions or governmental investigations or inquiries of any nature (i) against Bankers or any Bankers Subsidiary, (ii) to which Bankers or any Bankers Subsidiary's assets are or may be subject, (iii) challenging the validity or propriety of any of the transactions contemplated by this Agreement, or (iv) which could adversely affect the ability of Bankers to perform under this Agreement, except for any proceedings, claims, actions, investigations or inquiries referred to in clauses (i) or (ii) which, if adversely determined, individually or in the aggregate, could not be reasonably expected to have a Material Adverse Effect.

     Section 2.11 Compliance With Applicable Law.

     (a) Bankers and Bankers Subsidiaries hold all licenses, franchises, permits and authorizations necessary for the lawful conduct of their businesses under, and have complied in all material respects with, applicable laws, statutes, orders, rules or regulations of any federal, state or local governmental authority relating to them, other than where such failure to hold or such noncompliance will neither result in a limitation in any material respect on the conduct of their businesses nor otherwise have a Material Adverse Effect.

     (b) Except as disclosed in the Bankers Disclosure Schedule, neither Bankers nor any Bankers Subsidiary has received any notification or communication from any Regulatory Authority (i) asserting that Bankers or any Bankers Subsidiary is not in compliance with any of the statutes, regulations or ordinances which such Regulatory Authority enforces; (ii) threatening to revoke any license, franchise, permit or governmental authorization which is material to Bankers or any Bankers Subsidiary; (iii) requiring or threatening to require Bankers or any Bankers Subsidiary, or indicating that Bankers or any Bankers Subsidiary may be required, to enter into a cease and desist order, agreement or memorandum of understanding or any other agreement restricting or limiting, or purporting to restrict or limit, in any manner the operations of Bankers or any Bankers Subsidiary, including without limitation any restriction on the payment of dividends; or (iv) directing, restricting or limiting, or purporting to direct, restrict or limit, in any manner the operations of Bankers or any Bankers Subsidiary, including without limitation any restriction on the payment of dividends (any such notice, communication, memorandum, agreement or order described in this sentence is hereinafter referred to as a "Regulatory Agreement"). Neither Bankers nor any Bankers Subsidiary has consented to or entered into any Regulatory Agreement, except as heretofore disclosed to Sovereign.

     Section 2.12 ERISA. Bankers has previously delivered to Sovereign true and complete copies of all employee pension benefit plans within the meaning of ERISA Section 3(2), profit sharing plans, stock purchase plans, deferred compensation and supplemental income plans, supplemental executive retirement plans, employment agreements, annual or long term incentive plans, settlement plans, policies and agreements, group insurance plans, and all other employee welfare benefit plans within the meaning of ERISA Section 3(1) (including vacation pay, sick leave, short-term disability, long-term disability, and medical plans) and all other employee benefit plans, policies, agreements and arrangements, all of which are set forth in the Bankers Disclosure Schedule, maintained or contributed to for the benefit of the employees or former employees (including retired employees) and any beneficiaries thereof or directors or former directors of Bankers or any Bankers Subsidiary, together with (i) the most recent actuarial (if any) and financial reports relating to those plans which constitute "qualified plans" under IRC Section 401(a), (ii) the most recent annual reports relating to such plans filed by them, respectively, with any government agency, and (iii) all rulings and determination letters which pertain to any such plans. The pension plan has not incurred, directly or indirectly, within the past six (6) years any liability under Title IV of ERISA (including to the Pension Benefit Guaranty Corporation) or to the IRS except liabilities to the Pension Benefit Guaranty Corporation pursuant to ERISA Section 4007, all of which have been fully paid, nor has any reportable event under ERISA Section 4043(b) occurred with respect to any such pension plan. Neither Bankers, any Bankers Subsidiary nor any other pension plan maintained by Bankers or any Bankers Subsidiary, has incurred, directly or indirectly, within the past six (6) years any liability under Title IV of ERISA (including to the Pension Benefit Guaranty Corporation) or to the IRS with respect to any pension plan qualified under IRC Section 401(a) which liability has resulted in or will result in a Material Adverse Effect with respect to Bankers, except liabilities to the Pension Benefit Guaranty Corporation pursuant to ERISA Section 4007, all of which have been fully paid, nor has any reportable event under ERISA Section 4043 occurred with respect to any such pension plan. With respect to each of such plans that is subject to Title IV of ERISA, the present value of the accrued benefits under such plan, based upon the actuarial assumptions used for funding purposes in the plan's most recent actuarial report did not, as of its latest valuation date, exceed the then current value of the assets of such plan allocable to such accrued benefits. Neither Bankers nor any Bankers Subsidiary has incurred or is subject to any liability under ERISA
Section 4201 for a complete or partial withdrawal from a multi-employer plan. All "employee benefit plans," as defined in ERISA Section 3(3), comply and within the past six (6) years have complied in all material respects with (i) relevant provisions of ERISA and (ii) in the case of plans intended to qualify for favorable income tax treatment, provisions of the IRC relevant to such treatment. No prohibited transaction (which shall mean any transaction prohibited by ERISA Section 406 and not exempt under ERISA Section 408 or any transaction prohibited under IRC Section 4975) has occurred within the past six
(6) years with respect to any employee benefit plan maintained by Bankers or any Bankers Subsidiary which would result in the imposition, directly or indirectly, of an excise tax under IRC 4975 or other penalty under ERISA or the IRC, which, individually or in the aggregate, has resulted in or will result in a Material Adverse Effect with respect to Bankers. Bankers and the Bankers Subsidiaries provide continuation coverage under group health plans for separating employees and "qualified beneficiaries" in accordance with the provisions of IRC Section 4980B(f). Such group health plans are in compliance with Section 1862(b)(1) of the Social Security Act. With respect to the outstanding loan to Bankers' employee stock ownership plan, only one payment remains to be made in an amount not to exceed $300,000 and such payment is due and payable in 1997.

     Section 2.13 Brokers, Finders and Financial Advisors. Except for Bankers' engagement of Alex. Brown & Sons Incorporated ("Alex. Brown") in connection with transactions contemplated by this Agreement, neither Bankers nor any Bankers Subsidiary, nor any of their respective officers, directors, employees or agents, has employed any broker, finder or financial advisor in connection with the transactions contemplated by this Agreement or in connection with any transaction other than the Merger, or, except for its commitments disclosed in Bankers Disclosure Schedule, incurred any liability or commitment for any fees or commissions to any such person in connection with the transactions contemplated by this Agreement or in connection with any transaction other than the Merger, which has not been reflected in the Bankers Financials. The Bankers Disclosure Schedule shall contain as an exhibit the engagement letter between Bankers and Alex. Brown.

     Section 2.14 Environmental Matters. To the knowledge of Bankers, neither Bankers nor any Bankers Subsidiary, nor any properties owned or operated by Bankers or any Bankers Subsidiary has been or is in violation of or liable under any Environmental Law which violation or liability, individually or in the aggregate, resulted in, or will result, in a Material Adverse Effect with respect to Bankers. There are no actions, suits or proceedings, or demands, claims, notices or investigations (including without limitation notices, demand letters or requests for information from any environmental agency) instituted or pending, or to the knowledge of Bankers, threatened, relating to the liability of any property owned or operated by Bankers or any Bankers Subsidiary under any Environmental Law.

     Section 2.15 Loan Portfolio. The allowance for loan losses reflected, and to be reflected, in the Bankers Regulatory Reports, and shown, and to be shown, on the balance sheets contained in the Bankers Financials have been, and will be, established in accordance with the requirements of generally accepted accounting principles and all applicable regulatory criteria.

     Section 2.16 Information to be Supplied. The information to be supplied by Bankers and Bankers Savings for inclusion in the Registration Statement (including the Prospectus/Proxy Statement) will not, at the time the Registration Statement is declared effective pursuant to the Securities Act, contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein not misleading. The information supplied, or to be supplied, by Bankers for inclusion in the Applications will, at the time such documents are filed with any Regulatory Authority, be accurate in all material aspects.

     Section 2.17 Securities Documents. Bankers has delivered to Sovereign copies of its (i) annual reports on SEC Form 10-K for the years ended December 31, 1995, 1994 and 1993, (ii) quarterly reports on SEC Form 10-Q for the quarters ended March 31, 1996, June 31, 1996 and September 30, 1996 and (iii) proxy materials used or for use in connection with its meetings of shareholders held in 1996, 1995 and 1994. Such reports and such proxy materials complied, at the time filed with the SEC, in all material respects, with the Exchange Act and all applicable rules and regulations of the SEC.

     Section 2.18 Related Party Transactions. Except as disclosed (i) in the Bankers Disclosure Schedule, (ii) in the proxy statement for use in connection with Bankers' 1996 annual meeting of shareholders or (iii) in the footnotes to the Bankers Financials, Bankers is not a party to any transaction (including any loan or other credit accommodation) with any Affiliate of Bankers (except a Bankers Subsidiary). Except as disclosed in the Bankers Disclosure Schedule or in Bankers' proxy statement for its April 26, 1996 annual meeting of shareholders, all such transactions (a) were made in the ordinary course of business, (b) were made on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with other Persons, and (c) did not involve more than the normal risk of collectability or present other unfavorable features. Except as set forth on the Bankers Disclosure Schedule, no loan or credit accommodation to any Affiliate of Bankers is presently in default or, during the three year period prior to the date of this Agreement, has been in default or has been restructured, modified or extended. Neither Bankers nor Bankers Savings has been notified that principal and interest with respect to any such loan or other credit accommodation will not be paid when due or that the loan grade classification accorded such loan or credit accommodation by Bankers Savings is inappropriate.

     Section 2.19 Schedule of Termination Benefits.  The Bankers Disclosure
Schedule includes a schedule of the present value as of June 30, 1997 of termination benefits and related payments that would be payable to the individuals identified thereon, excluding any options to acquire Bankers Common Stock granted to such individuals, under any and all employment agreements, special termination agreements, supplemental executive retirement plans, deferred bonus plans, deferred compensation plans, salary continuation plans, or any other pension benefit or welfare benefit plan maintained by Bankers solely for the benefit of officers of Bankers or Bankers Subsidiaries (the "Benefits Schedule"), assuming their employment is terminated as of June 30, 1997 and the Closing Date occurs prior to such termination. No other individuals are entitled to benefits under any such plans. The present value of the termination benefits and related payments specified, including required gross-up payments under
Section 280G of the IRC, on the Benefit Schedule with respect to each named individual (based on a 6% per annum discount factor) is true and correct in all material respects. As of December 31, 1995, amounts payable under any Bankers directors deferred compensation plan was $465,000 and all amounts payable thereunder have been accrued.

     Section 2.20 Loans. Each loan reflected as an asset in the Bankers Financial Statements (i) is evidenced by notes, agreements or other evidences of indebtedness which are true, genuine and correct (ii) to the extent secured, has been secured by valid liens and security interests which have been perfected, and (iii) is the legal, valid and binding obligation of the obligor named therein, enforceable in accordance with its terms, subject to bankruptcy, insolvency, fraudulent conveyance and other laws of general applicability relating to or affecting creditors' rights and to general equity principles, in each case other than loans as to which the failure to satisfy the foregoing standards would not have a Material Adverse Effect on Bankers.

     Section 2.21 Antitakeover Provisions Inapplicable. The provisions of Sections 14A:10A-4 and 14A:10A-5 of the NJBCA do not and will not apply to this Agreement or the transactions contemplated hereby.

     Section 2.22 Quality of Representations. The representations made by Bankers in this Agreement are true, correct and complete in all material respects, and do not omit statements necessary to make them not misleading under all facts and circumstances.

                                   ARTICLE III
                   REPRESENTATIONS AND WARRANTIES OF SOVEREIGN

     Sovereign hereby represents and warrants to Bankers that, except as set forth in the Sovereign Disclosure Schedule delivered by Sovereign to Bankers on or prior to the date hereof:

     Section 3.01 Organization.

     (a) Sovereign is a corporation duly organized, validly existing and in good standing under the laws of the Commonwealth of Pennsylvania. Sovereign is a savings and loan holding company duly registered under the HOLA. Sovereign has the corporate power and authority to carry on its business and operations as now being conducted and to own and operate the properties and assets now owned and being operated by it. Each Sovereign Subsidiary is duly organized, validly existing, and in good standing under the laws of the jurisdiction of its incorporation and each possesses full corporate power and authority to carry on its respective business and to own, lease and operate its properties as presently conducted. Neither Sovereign nor any Sovereign Subsidiary is required by the conduct of its business or the ownership or leasing of its assets to qualify to do business as a foreign corporation in any jurisdiction other than the Commonwealth of Pennsylvania and the states of Delaware and New Jersey, except where the failure to be so qualified would not have a Material Adverse Effect.

     (b) Sovereign Bank is a federal savings bank, duly organized and validly existing under the laws of the United States of America. Sovereign Bank has the corporate power and authority to carry on its business and operations as now being conducted and to own and operate the properties and assets now owned and being operated by it.

     (c) The deposits of Sovereign Bank are insured by the FDIC to the extent provided in the Federal Deposit Insurance Act.

     (d) The respective minute books of Sovereign and Sovereign Bank accurately record in all material respects all material corporate action of their respective shareholders and boards of directors (including committees) through the date of this Agreement.

     (e) Prior to the execution of this Agreement, Sovereign has delivered to Bankers true and correct copies of the articles of incorporation and the bylaws of Sovereign and Sovereign Bank, respectively, as in effect on the date hereof.

     Section 3.02 Capital Structure.

     (a) The authorized capital stock of Sovereign consists of (a) 100,000,000 shares of common stock, no par value ("Sovereign Common Stock"), of which, at the date of this Agreement, no shares were issued and held by Sovereign as treasury stock and 53,096,912 shares are outstanding, validly issued, fully paid and nonassessable, and (b) 7,500,000 shares of preferred stock, no par value, of which, at the date of this Agreement, 2,000,000 shares of 6 1/4% Cumulative, Convertible Preferred Stock, Series B, are outstanding, validly issued, fully paid and nonassessable. No shares of Sovereign Common Stock were issued in violation of any preemptive rights. Sovereign has no Rights authorized, issued or outstanding, other than (i) the Sovereign Stock Purchase Rights, (ii) options to acquire 1,378,672 shares of Sovereign Common Stock authorized under Sovereign's employee benefit plans, stock option plans, non-employee directors compensation plan, employee stock ownership plan, employee stock purchase plan, and dividend reinvestment and stock purchase plan, (iii) the deemed rights to acquire Sovereign Stock possessed by holders of the common stock of First State Financial Services, Inc. under the Agreement and Plan of Merger between Sovereign and First State Financial Services, Inc. dated June 24, 1996, as amended, contingent upon completion of the transactions contemplated thereby and
(iv) shares issuable as a result of the 6-for-5 stock split to be effected by Sovereign on March 14, 1997. As of December 31, 1996, Sovereign had approximately 8,500 shareholders of record.

     (b) To the best of Sovereign's knowledge, except as disclosed in Sovereign's proxy statement dated March 15, 1996, no person or "group" (as that term is used in Section 13(d)(3) of the Exchange Act) is the beneficial owner (as defined in Section 13(d) of the Exchange Act) of 5% or more of the outstanding shares of Sovereign Common Stock.

     (c) Sovereign owns all of the capital stock of Sovereign Bank, free and clear of any lien or encumbrance. Except for the Sovereign Subsidiaries, Sovereign does not possess, directly or indirectly, any material equity interest in any corporation, except for equity interests held in the investment portfolios of Sovereign Subsidiaries, equity interests held by Sovereign Subsidiaries in a fiduciary capacity, and equity interests held in connection with the commercial loan activities of Sovereign Subsidiaries.

     Section 3.03 Authority; No Violation.

     (a) Sovereign has full corporate power and authority to execute and deliver this Agreement and to consummate the transactions contemplated hereby. Sovereign Bank has full corporate power and authority to execute and deliver the Bank Plan of Merger and to consummate the Bank Merger. The execution and delivery of this Agreement by Sovereign and the completion by Sovereign of the transactions contemplated hereby have been duly and validly approved by the Board of Directors of Sovereign and, except for approval of the shareholders of Sovereign under Nasdaq requirements applicable to it, no other corporate proceedings on the part of Sovereign are necessary to complete the transactions contemplated hereby. This Agreement has been duly and validly executed and delivered by Sovereign and, subject to approval by the shareholders of Sovereign under Nasdaq requirements applicable to it and receipt of the required approvals of Regulatory Authorities described in Section 3.04 hereof, constitutes the valid and binding obligation of Sovereign, enforceable against Sovereign in accordance with its terms, subject to applicable bankruptcy, insolvency and similar laws affecting creditors' rights generally and subject, as to enforceability, to general principles of equity. The Bank Plan of Merger, upon its execution and delivery by Sovereign Bank concurrently with the execution and delivery of this Agreement, will constitute the valid and binding obligation of Sovereign Bank, enforceable against Sovereign Bank in accordance with its terms, subject to applicable conservatorship and receivership provisions of the FDIA, or insolvency and similar laws affecting creditors' rights generally and subject, as to enforceability, to general principles of equity.

     (b)(A) The execution and delivery of this Agreement by Sovereign, (B) the execution and delivery of the Bank Plan of Merger by Sovereign Bank, (C) subject to receipt of approvals from the Regulatory Authorities referred to in Section
3.04 hereof and Bankers' and Sovereign's compliance with any conditions contained therein, the consummation of the transactions contemplated hereby, and
(D) compliance by Sovereign or Sovereign Bank with any of the terms or provisions hereof or of the Bank Plan of Merger will not (i) conflict with or result in a breach of any provision of the articles of incorporation or bylaws of Sovereign or any Sovereign Subsidiary or the charter and bylaws of Sovereign Bank; (ii) violate any statute, code, ordinance, rule, regulation, judgment, order, writ, decree or injunction applicable to Sovereign or any Sovereign Subsidiary or any of their respective properties or assets; or (iii) violate, conflict with, result in a breach of any provisions of, constitute a default (or an event which, with notice or lapse of time, or both, would constitute a default), under, result in the termination of, accelerate the performance required by, or result in a right of termination or acceleration or the creation of any lien, security interest, charge or other encumbrance upon any of the properties or assets of Sovereign or Sovereign Bank under, any of the terms, conditions or provisions of any note, bond, mortgage, indenture, deed of trust, license, lease, agreement or other investment or obligation to which Sovereign or Sovereign Bank is a party, or by which they or any of their respective properties or assets may be bound or affected, except for such violations, conflicts, breaches or defaults under clause (ii) or (iii) hereof which, either individually or in the aggregate, will not have a Material Adverse Effect on Sovereign.

     Section 3.04 Consents. Except for consents, approvals, filings and registrations from or with the OTS, the FRB, the FDIC and the NJDB, the SEC, and state "blue sky" authorities, and compliance with any conditions contained therein, and the approval of this Agreement by the shareholders of Sovereign in accordance with Nasdaq requirements applicable to it, and the approval of the Bank Plan of Merger by Sovereign as sole shareholder of Sovereign Bank under the FDIA, and by the Sovereign Bank Board of Directors no consents or approvals of, or filings or registrations with, any public body or authority are necessary, and no consents or approvals of any third parties are necessary, or will be, in connection with (a) the execution and delivery of this Agreement by Sovereign or the Bank Plan of Merger by Sovereign Bank, and (b) the completion by Sovereign of the transactions contemplated hereby or by Sovereign Bank of the Bank Merger. Sovereign has no reason to believe that (i) any required consents or approvals will not be received or will be received with conditions, limitations or restrictions unacceptable to it or which would adversely impact Sovereign's ability to complete the transactions contemplated by this Agreement or that (ii) any public body or authority, the consent or approval of which is not required or any filing with which is not required, will object to the completion of the transactions contemplated by this Agreement.

     Section 3.05 Financial Statements.

     (a) Sovereign has previously delivered, or will deliver, to Bankers the Sovereign Financials. The Sovereign Financials have been, or will be, prepared in accordance with generally accepted accounting principles and practices and fairly present, or will fairly present, the consolidated financial position, results of operations and cash flows of Sovereign as of and for the periods ending on the dates thereof, in accordance with generally accepted accounting principles. Sovereign will make the Sovereign Regulatory Reports available to Bankers for inspection.

     (b) At the date of each balance sheet included in the Sovereign Financials, Sovereign did not have any liabilities, obligations or loss contingencies of any nature (whether absolute, accrued, contingent or otherwise) of a type required to be reflected in such Sovereign Financials or in the footnotes thereto which are not fully reflected or reserved against therein or disclosed in a footnote thereto, except for liabilities, obligations or loss contingencies which are not material in the aggregate and which are incurred in the ordinary course of business, consistent with past practice, and except for liabilities, obligations or loss contingencies which are within the subject matter of a specific representation and warranty herein and subject, in the case of any unaudited statements, to normal recurring audit adjustments and the absence of footnotes.

     Section 3.06 Taxes. Sovereign and the Sovereign Subsidiaries are members of the same affiliated group within the meaning of IRC Section 1504(a). Sovereign has duly filed, and will file, all federal, state and local tax returns required to be filed by or with respect to Sovereign and all Sovereign Subsidiaries on or prior to the Closing Date (all such returns being accurate and correct in all material respects) and has duly paid or will pay, or made or will make, provisions for the payment of all federal, state and local taxes which have been incurred by or are due or claimed to be due from Sovereign and any Sovereign Subsidiary by any taxing authority or pursuant to any tax sharing agreement or arrangement (written or oral) on or prior to the Closing Date other than taxes which (i) are not delinquent or (ii) are being contested in good faith.

     Section 3.07 No Material Adverse Effect. Sovereign has not suffered any Material Adverse Effect since December 31, 1996.

     Section 3.08 Ownership of Property; Insurance Coverage.

     (a) Sovereign and the Sovereign Subsidiaries have good and, as to real property, marketable title to all assets and properties owned by Sovereign or any of its Subsidiaries in the conduct of their businesses, whether such assets and properties are real or personal, tangible or intangible, including assets and property reflected in the balance sheets contained in the Sovereign Financials or acquired subsequent thereto (except to the extent that such assets and properties have been disposed of for fair value, in the ordinary course of business, since the date of such balance sheets), subject to no encumbrances, liens, mortgages, security interests or pledges, except (i) those items that secure liabilities for borrowed money and that are described in the Sovereign Disclosure Schedule or permitted under Article IV hereof, and (ii) statutory liens for amounts not yet delinquent or which are being contested in good faith. Sovereign and the Sovereign Subsidiaries, as lessee, have the right under valid and subsisting leases of real and personal properties used by Sovereign and its Subsidiaries in the conduct of their businesses to occupy and use all such properties as presently occupied and used by each of them.

     (b) Sovereign and the Sovereign Subsidiaries currently maintain insurance in amounts considered by Sovereign to be reasonable for their respective operations, and such insurance is similar in scope and coverage to that maintained by other businesses similarly engaged. Neither Sovereign nor any Sovereign Subsidiary has received notice from any insurance carrier that (i) such insurance will be cancelled or that coverage thereunder will be reduced or eliminated or (ii) premium costs with respect to such insurance will be substantially increased.

     Section 3.09 Legal Proceedings. Neither Sovereign nor any Sovereign Subsidiary is a party to any, and there are no pending or, to the best of Sovereign's knowledge, threatened legal, administrative, arbitration or other proceedings, claims, actions or governmental investigations or inquiries of any nature (i) against Sovereign or any Sovereign Subsidiary, (ii) to which Sovereign's or any Sovereign Subsidiary's assets are or may be subject, (iii) challenging the validity or propriety of any of the transactions contemplated by this Agreement, or (iv) which could adversely affect the ability of Sovereign to perform under this Agreement, except for any proceedings, claims, actions, investigations or inquiries referred to in clauses (i) or (ii) which, individually or in the aggregate, could not be reasonably expected to have a Material Adverse Effect.

     Section 3.10 Compliance With Applicable Law.

     (a) Sovereign and the Sovereign Subsidiaries hold all licenses, franchises, permits and authorizations necessary for the lawful conduct of their businesses under, and have complied in all material respects with, applicable laws, statutes, orders, rules or regulations of any federal, state or local governmental authority relating to them, other than where such failure to hold or such noncompliance will neither result in a limitation in any material respect on the conduct of their businesses nor otherwise have a Material Adverse Effect on the assets, business, financial condition, business prospects or results of operations of Sovereign and its Subsidiaries taken as a whole.

     (b) Neither Sovereign nor any Sovereign Subsidiary has received any notification or communication from any Regulatory Authority (i) asserting that Sovereign or any Sovereign Subsidiary is not in compliance with any of the statutes, regulations or ordinances which such Regulatory Authority enforces;
(ii) threatening to revoke any license, franchise, permit or governmental authorization which is material to Sovereign or any Sovereign Subsidiary; (iii) requiring or threatening to require Sovereign or any Sovereign Subsidiary, or indicating that Sovereign or any Sovereign Subsidiary may be required, to enter into a cease and desist order, agreement or memorandum of understanding or any other agreement restricting or limiting, or purporting to restrict or limit, in any manner the operations of Sovereign or any Sovereign Subsidiary, including without limitation any restriction on the payment of dividends; or (iv) directing, restricting or limiting, or purporting to direct, restrict or limit, in any manner the operations of Sovereign or any Sovereign Subsidiary, including without limitation any restriction on the payment of dividends (any such notice, communication, memorandum, agreement or order described in this sentence is hereinafter referred to as a "Regulatory Agreement"). Neither Sovereign nor any Sovereign Subsidiary has consented to or entered into any Regulatory Agreement, except as heretofore disclosed to Bankers.

     Section 3.11 Information to be Supplied. The information to be supplied by Sovereign for inclusion in the Registration Statement (including the Prospectus/Proxy Statement) will not, at the time the Registration Statement is declared effective pursuant to the Securities Act, contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein not misleading. The information supplied, or to be supplied, by Sovereign for inclusion in the Applications will, at the time such documents are filed with any Regulatory Authority, be accurate in all material aspects.

     Section 3.12 ERISA. Sovereign has previously made available to Bankers true and complete copies of the employee pension benefit plans within the meaning of ERISA Section 3(2), profit sharing plans, stock purchase plans, deferred compensation and supplemental income plans, supplemental executive retirement plans, annual incentive plans, group insurance plans, and all other employee welfare benefit plans within the meaning of ERISA Section 3(1) (including vacation pay, sick leave, short-term disability, long-term disability, and medical plans), and all other employee benefit plans, policies, agreements and arrangements, all of which are set forth on the Sovereign Disclosure Schedule, maintained or contributed to for the benefit of the employees or former employees (including retired employees) and any beneficiaries thereof or directors or former directors of Sovereign or any Sovereign Subsidiary, together with (i) the most recent actuarial (if any) and financial reports relating to those plans which constitute "qualified plans" under IRC Section 401(a), (ii) the most recent annual reports relating to such plans filed by them, respectively, with any government agency, and (iii) all rulings and determination letters which pertain to any such plans. Neither Sovereign nor any Sovereign Subsidiary, and no pension plan maintained by Sovereign or any Sovereign Subsidiary, has incurred, directly or indirectly, within the past six (6) years any liability under Title IV of ERISA (including to the Pension Benefit Guaranty Corporation) or to the IRS with respect to any pension plan qualified under IRC Section 401(a) which liability has resulted in or will result in a Material Adverse Effect with respect to Sovereign, except liabilities to the Pension Benefit Guaranty Corporation pursuant to ERISA
Section 4007, all of which have been fully paid, nor has any reportable event under ERISA Section 4043 occurred with respect to any such pension plan. With respect to each of such plans that is subject to Title IV of ERISA, the present value of the accrued benefits under such plan, based upon the actuarial assumptions used for funding purposes in the plan's most recent actuarial report did not, as of its latest valuation date, exceed the then current value of the assets of such plan allocable to such accrued benefits. Neither Sovereign nor any Sovereign Subsidiary has incurred any liability under ERISA Section 4201 for a complete or partial withdrawal from a multi-employer plan. All "employee benefit plans," as defined in ERISA Section 3(3), comply and in the past six (6) years have complied in all material respects with (i) relevant provisions of ERISA, and (ii) in the case of plans intended to qualify for favorable income tax treatment, provisions of the IRC relevant to such treatment. No prohibited transaction (which shall mean any transaction prohibited by ERISA Section 406 and not exempt under ERISA Section 408 or any transaction prohibited under IRC
Section 4975) has occurred within the past six (6) years with respect to any employee benefit plan maintained by Sovereign or any Sovereign Subsidiary that would result in the imposition, directly or indirectly, of an excise tax under IRC Section 4975 or other penalty under ERISA or the IRC, which individually or in the aggregate, has resulted in or will result in a Material Adverse Effect with respect to Sovereign. Sovereign and the Sovereign Subsidiaries provide continuation coverage under group health plans for separating employees in accordance with the provisions of IRC Section 4980B(f). Such group health plans are in compliance with Section 1862(b)(1) of the Social Security Act.

     Section 3.13 Securities Documents. Sovereign has delivered, or will deliver, to Bankers copies of its (i) annual reports on SEC Form 10-K for the years ended December 31, 1995, 1994, and 1993, (ii) quarterly reports on SEC Form 10-Q for the quarters ended March 31, 1996, June 30, 1996 and September 30, 1996, (iii) current reports on SEC Form 8-K dated February 15, 1996, June 3, 1996, October 31, 1996 and November 26, 1996, and (iv) proxy statement dated March 15, 1996 used in connection with its annual meeting of shareholders held in April 1996. Such reports and such proxy materials complied, at the time filed with the SEC, in all material respects, with the Exchange Act and the applicable rules and regulations of the SEC.

     Section 3.14 Environmental Matters. To the knowledge of Sovereign, neither Sovereign nor any Sovereign Subsidiary, nor any properties owned or operated by Sovereign or any Sovereign Subsidiary has been or is in violation of or liable under any Environmental Law which violation or liability, individually or in the aggregate, resulted in or will result in a Material Adverse Effect with respect to Sovereign. There are no actions, suits or proceedings, or demands, claims, notices or investigations (including without limitation notices, demand letters or requests for information from any environmental agency) instituted or pending, or to the knowledge of Sovereign, threatened, relating to the liability of any property owned or operated by Sovereign or any Sovereign Subsidiary under any Environmental Law.

     Section 3.15 Loan Portfolio. The allowance for loan losses reflected, and to be reflected, in the Sovereign Regulatory Reports, and shown, and to be shown, on the balance sheets contained in the Sovereign Financials have been, and will be, established in accordance with the requirements of generally accepted accounting principles and all applicable regulatory criteria.

     Section 3.16 Brokers and Finders. Neither Sovereign nor any Sovereign Subsidiary, nor any of their respective officers, directors, employees or agents, has employed any broker, finder or financial advisor, or incurred any liability for any fees or commissions to any such person, in connection with the transactions contemplated by this Agreement.

     Section 3.17 Loans. Each loan reflected as an asset in the Sovereign Financial Statements (i) is evidenced by notes, agreements or other evidences of indebtedness which are true, genuine and correct (ii) to the extent secured, has been secured by valid liens and security interests which have been perfected, and (iii) is the legal, valid and binding obligation of the obligor named therein, enforceable in accordance with its terms, subject to bankruptcy, insolvency, fraudulent conveyance and other laws of general applicability relating to or affecting creditors' rights and to general equity principles, in each case other than loans as to which the failure to satisfy the foregoing standards would not have a Material Adverse Effect on Sovereign.

     Section 3.18 Quality of Representations. The representations made by Sovereign in this Agreement are true, correct and complete in all material respects and do not omit statements necessary to make the representations not misleading under the circumstances.

                                   ARTICLE IV
                            COVENANTS OF THE PARTIES

     Section 4.01 Conduct of Bankers' Business.

     (a) From the date of this Agreement to the Closing Date, Bankers and each Bankers Subsidiary will conduct its business and engage in transactions, including extensions of credit, only in the ordinary course and consistent with past practice and policies, except as otherwise required by this Agreement or with the written consent of Sovereign. Bankers will use its reasonable good faith efforts, and will cause Bankers Savings to use its reasonable good faith efforts, to (i) preserve its business organizations intact, (ii) maintain good relationships with employees, and (iii) preserve for itself the good will of customers of Bankers and Bankers Subsidiaries and others with whom business relationships exist. From the date hereof to the Closing Date, except as otherwise consented to or approved by Sovereign in writing or as permitted or required by this Agreement, Bankers will not, and Bankers will not permit any Bankers Subsidiary to:

          (i) amend or change any provision of its certificate or articles of incorporation, charter, or bylaws;

          (ii) change the number of authorized or issued shares of its capital stock or issue or grant any option, warrant, call, commitment, subscription, Right or agreement of any character relating to its authorized or issued capital stock or any securities convertible into shares of such stock, or split, combine or reclassify any shares of capital stock, or declare, set aside or pay any dividend or other distribution in respect of capital stock, or redeem or otherwise acquire any shares of capital stock, except that (A) Bankers may issue shares of Bankers Common Stock upon the valid exercise, subject to the terms of the letter agreement attached hereto as Exhibit 1, of presently outstanding options to acquire Bankers Common Stock under the Bankers Stock Option Plans and (B) Bankers may pay a regular quarterly cash dividend, not to exceed $.16 per share of Bankers Common Stock outstanding. As promptly as practicable following the date of this Agreement, the Board of Directors of Bankers shall cause its regular quarterly dividend record dates and payment dates to be the same as Sovereign's regular quarterly dividend record dates and payment dates for Sovereign Common Stock, and Bankers shall not change its regular dividend payment dates and record dates without prior written consent of Sovereign. Nothing contained in this Section 4.01(ii) or in any other Section of this Agreement shall be construed to permit Bankers shareholders to receive two dividends either from Bankers or from Bankers and Sovereign in any quarter or to deny or prohibit them from receiving one dividend from Bankers or Sovereign in any quarter. Subject to applicable regulatory restrictions, if any, Bankers Savings may pay a cash dividend, in the aggregate, sufficient to fund any dividend by Bankers permitted hereunder;

          (iii) grant any severance or termination pay (other than pursuant to written policies or written agreements of Bankers or Bankers Subsidiaries in effect on the date hereof and provided to Sovereign prior to the date hereof) to, or enter into any new or amend any existing employment agreement with, or increase the compensation of, any employee, officer or director of Bankers or any Bankers Subsidiary, except for routine periodic increases, individually and in the aggregate, in accordance with past practice;

          (iv) merge or consolidate Bankers or any Bankers Subsidiary with any other corporation; sell or lease all or any substantial portion of the assets or business of Bankers or any Bankers Subsidiary; make any acquisition of all or any substantial portion of the business or assets of any other person, firm, association, corporation or business organization other than in connection with the collection of any loan or credit arrangement between any Bankers Subsidiary and any other person; enter into a purchase and assumption transaction with respect to deposits and liabilities; permit the revocation or surrender by any Bankers Subsidiary of its certificate of authority to maintain, or file an application for the relocation of, any existing branch office, or file an application for a certificate of authority to establish a new branch office;

          (v) sell or otherwise dispose of the capital stock of Bankers Savings or sell or otherwise dispose of any asset of Bankers or of any Bankers Subsidiary other than in the ordinary course of business consistent with past practice; subject any asset of Bankers or of any Bankers Subsidiary to a lien, pledge, security interest or other encumbrance (other than in connection with deposits, repurchase agreements, bankers acceptances, "treasury tax and loan" accounts established in the ordinary course of business and transactions in "federal funds" and the satisfaction of legal requirements in the exercise of trust powers) other than in the ordinary course of business consistent with past practice; incur any indebtedness for borrowed money (or guarantee any indebtedness for borrowed money), except in the ordinary course of business consistent with past practice;

          (vi) take any action which would result in any of the representations and warranties of Bankers set forth in this Agreement becoming untrue as of any date after the date hereof or in any of the conditions set forth in
     Article V hereof not being satisfied;

          (vii) change any method, practice or principle of accounting, except as may be required from time to time by GAAP (without regard to any optional early adoption date) or any Regulatory Authority responsible for regulating Bankers or Bankers Savings;

          (viii) waive, release, grant or transfer any rights of value or modify or change in any material respect any existing material agreement to which Bankers or any Bankers Subsidiary is a party, other than in the ordinary course of business, consistent with past practice;

          (ix) implement any pension, retirement, profit sharing, bonus, welfare benefit or similar plan or arrangement that was not in effect on the date of this Agreement, or materially amend any existing plan or arrangement except to the extent such amendments do not result in an increase in cost; provided, however, that Bankers may contribute to the Bankers pension plan an amount not to exceed the minimum amount required under ERISA or the IRC only if (A) such amount is usual and ordinary, consistent with past practice and (B) Bankers obtains an opinion of legal counsel that the full amount of such contribution will be deductible by Bankers for federal tax purposes, and further provided that in no event will Bankers make any contribution to the Bankers pension plan; and provided, further, that Bankers Savings may (C) contribute to its Employee Stock Ownership Plan ("ESOP") an amount sufficient to repay all outstanding loans obtained by the ESOP to finance the purchase of Bankers Common Stock for the ESOP, allocate any Bankers Common Stock released from a suspense account as a result of such repayment among the participants eligible for such allocation and terminate the ESOP (with full vesting of all participants' accounts as required by ERISA) prior to the Closing Date and (D) amend The Retirement Plan of Bankers Savings in RSI Retirement Trust ("Retirement Plan") to provide that participants in the Retirement Plan whose termination of service occurs subsequent to the Closing Date under circumstances entitling them to severance benefits in accordance with the severance policy described in Section 4.11(c) shall be entitled to elect to receive payment of their retirement benefits under the Retirement Plan in the form of an immediate lump sum (determined in accordance with the requirements of the IRC) as of the date of their termination of service;

          (x) purchase any security for its investment portfolio not rated "A" or higher by either Standard & Poor's Corporation or Moody's Investor Services, Inc.;

          (xi) make any new loan or other credit facility commitment (including without limitation, lines of credit and letters of credit) to any borrower or group of affiliated borrowers in excess of $1,000,000 in the aggregate, or increase, compromise, extend, renew or modify any existing loan or commitment outstanding in excess of $1,000,000, except for any commitment disclosed on the Bankers Disclosure Schedule; provided that Sovereign will not unreasonably withhold its consent with respect to any request by Bankers for permission to increase, compromise, extend, renew or modify any loan subject to this provision;

          (xii) except as set forth on the Bankers Disclosure Schedule, enter into, renew, extend or modify any other transaction with any Affiliate;

          (xiii) enter into any interest rate swap or similar commitment, agreement or arrangement;

          (xiv) except for the execution of this Agreement, take any action that would give rise to a right of payment to any individual under any employment agreement;

          (xv) intentionally and knowingly take any action that would preclude satisfaction of the condition to closing contained in Section 5.02(k) relating to financial accounting treatment of the Merger; or

          (xvi) agree to do any of the foregoing.

     For purposes of this Section 4.01, it shall not be considered in the ordinary course of business for Bankers or any Bankers Subsidiary to do any of the following: (i) make any capital expenditure of $100,000 or more not disclosed on Bankers Disclosure Schedule 4.01, without the prior written consent of Sovereign; (ii) make any sale, assignment, transfer, pledge, hypothecation or other disposition of any assets having a book or market value, whichever is greater, in the aggregate in excess of $1,000,000, other than pledges of assets to secure government deposits, to exercise trust powers, sales of assets received in satisfaction of debts previously contracted in the normal course of business, issuance of loans, or transactions in the investment securities portfolio by Bankers or a Bankers Subsidiary or repurchase agreements made, in each case, in the ordinary course of business; or (iii) undertake or enter any lease, contract or other commitment for its account, other than in the normal course of providing credit to customers as part of its banking business, involving a payment by Bankers or any Bankers Subsidiary of more than $100,000 annually, or containing a material financial commitment and extending beyond 12 months from the date hereof.

     Section 4.02 Access; Confidentiality.

     (a) From the date of this Agreement through the Closing Date, Bankers or Sovereign, as the case may be, shall afford to, and shall cause each Bankers Subsidiary or Sovereign Subsidiary to afford to, the other party and its authorized agents and representatives, complete access to their respective properties, assets, books and records and personnel, at reasonable hours and after reasonable notice; and the officers of Bankers and Sovereign will furnish any person making such investigation on behalf of the other party with such financial and operating data and other information with respect to the businesses, properties, assets, books and records and personnel as the person making such investigation shall from time to time reasonably request.

     (b) Bankers and Sovereign each agree to conduct such investigation and discussions hereunder in a manner so as not to interfere unreasonably with normal operations and customer and employee relationships of the other party.

     (c) In addition to the access permitted by subparagraph (a) above, from the date of this Agreement through the Closing Date, Bankers shall permit employees of Sovereign reasonable access to and participation in matters relating to problem loans, loan restructurings and loan work-outs of Bankers and the Bankers Subsidiaries, provided that nothing contained in this subparagraph shall be construed to grant Sovereign or any Sovereign employee any final decision-making authority with respect to such matters. Sovereign shall have the right, however, at Sovereign's expense, to cause Bankers or any Bankers Subsidiary to obtain an appraisal by an independent third party experienced in such matters, and mutually satisfactory to Sovereign and Bankers, of the assets or property securing any loan made by Bankers or any Bankers Subsidiary.

     (d) If the transactions contemplated by this Agreement shall not be consummated, Bankers and Sovereign will each destroy or return all documents and records obtained from the other party or its representatives, during the course of its investigation and will cause all information with respect to the other party obtained pursuant to this Agreement or preliminarily thereto to be kept confidential, except to the extent such information becomes public through no fault of the party to whom the information was provided or any of its representatives or agents and except to the extent disclosure of any such information is legally required. Bankers and Sovereign shall each give prompt notice to the other party of any contemplated disclosure where such disclosure is so legally required.

     Section 4.03 Regulatory Matters and Consents.

     (a) Sovereign and Bankers will prepare all Applications and make all filings for, and use their best efforts to obtain as promptly as practicable after the date hereof, all necessary permits, consents, approvals, waivers and authorizations of all Regulatory Authorities necessary or advisable to consummate the transactions contemplated by this Agreement.

     (b) Bankers will furnish Sovereign with all information concerning Bankers and Bankers Subsidiaries as may be necessary or advisable in connection with any Application or filing made by or on behalf of Sovereign to any Regulatory Authority in connection with the transactions contemplated by this Agreement.

     (c) Sovereign will promptly furnish Bankers with copies of all material written communications to, or received by Sovereign or any Sovereign Subsidiary from, any Regulatory Authority in respect of the transactions contemplated hereby, except information which is filed by Sovereign which is designated as confidential or contains an earnings projection.

     (d) Sovereign will furnish Bankers with (i) copies of all Applications prior to filing with any Regulatory Authority and provide Bankers a reasonable opportunity to suggest changes to such Applications, which suggested changes Sovereign may, in its reasonable discretion accept or reject, (ii) copies of all Applications filed by Sovereign and (iii) copies of all documents filed by Sovereign under the Securities Exchange Act of 1934, as amended.

     (e) Bankers will cooperate with Sovereign in the foregoing matters and will furnish Sovereign with all information concerning Bankers and Bankers Subsidiaries as may be necessary or advisable in connection with any Application or filing (including the Registration Statement and any report filed with the SEC) made by or on behalf of Sovereign to any Regulatory Authority in connection with the transactions contemplated by this Agreement, and such information will be accurate and complete in all material respects. In connection therewith, Bankers will provide certificates and other documents reasonably requested by Sovereign.

     Section 4.04 Taking of Necessary Action.

     (a) Sovereign and Bankers shall each use its best efforts in good faith, and each of them shall cause its Subsidiaries to use their best efforts in good faith, to (i) furnish such information as may be required in connection with the preparation of the documents referred to in Section 4.03 of this Agreement, and
(ii) take or cause to be taken all action necessary or desirable on its part using its best efforts so as to permit completion of the Merger and the Bank Merger including, without limitation, (A) obtaining the consent or approval of each individual, partnership, corporation, association or other business or professional entity whose consent or approval is required or desirable for consummation of the transactions contemplated hereby (including assignment of leases without any change in terms), provided that neither Bankers nor any Bankers Subsidiary shall agree to make any payments or modifications to agreements in connection therewith without the prior written consent of Sovereign, and (B) requesting the delivery of appropriate opinions, consents and letters from its counsel and independent auditors. No party hereto shall take, or cause, or to the best of its ability permit to be taken, any action that would substantially impair the prospects of completing the Merger and the Bank Merger pursuant to this Agreement and the Bank Plan of Merger; provided that nothing herein contained shall preclude Sovereign or Bankers or from exercising its rights under this Agreement or the Option Agreement.

     (b) Bankers and Sovereign shall promptly prepare a Prospectus/Proxy Statement to be mailed to their respective shareholders in connection with the meetings of their respective shareholders and transactions contemplated hereby, and to be filed by Sovereign with the SEC in the Registration Statement, which Prospectus/Proxy statement shall conform to all applicable legal requirements. Sovereign shall, as promptly as practicable following the preparation thereof, file the Registration Statement with the SEC and Bankers and Sovereign shall use all reasonable efforts to have the Registration Statement declared effective under the Securities Act as promptly as practicable after such filing. Sovereign will advise Bankers, promptly after Sovereign receives notice thereof, of the time when the Registration Statement has become effective or any supplement or amendment has been filed, of the issuance of any stop order or the suspension of the qualification of the shares of capital stock issuable pursuant to the Registration Statement, or the initiation or threat of any proceeding for any such purpose, or of any request by the SEC for the amendment or supplement of the Registration Statement or for additional information. Sovereign shall use its best efforts to obtain, prior to the effective date of the Registration Statement, all necessary state securities laws or "Blue Sky" permits and approvals required to carry out the transactions contemplated by this Agreement. Sovereign will provide Bankers with as many copies of such Registration Statement and all amendments thereto promptly upon the filing thereof as Bankers may reasonably request.

     Section 4.05 Certain Agreements.

     (a) In the event of any threatened or actual claim, action, suit, proceeding or investigation, whether civil, criminal or administrative, in which any person who is now, or has been at any time prior to the date of this Agreement, or who becomes prior to the Effective Date, a director or officer or employee of Bankers or any of its Subsidiaries (the "Indemnified Parties") is, or is threatened to be, made a party to a suit based in whole or in part on, or arising in whole or in part out of, or pertaining to (i) the fact that he is or was a director, officer or employee of Bankers, any of the Bankers' Subsidiaries or any of their respective predecessors or (ii) this Agreement or any of the transactions contemplated hereby, whether in any case asserted or arising before or after the Effective Date, the parties hereto agree to cooperate and use their best efforts to defend against and respond thereto to the extent permitted by the NJBCA and the Articles of Incorporation and By-Laws of Bankers. On or after the Effective Date, Sovereign shall indemnify, defend and hold harmless all prior and then-existing directors and officers of Bankers and Bankers Savings, against (i) all losses, claims, damages, costs, expenses, liabilities or judgments or amounts that are paid in settlement (with the approval of Sovereign which approval shall not be unreasonably withheld) of or in connection with any claim, action, suit, proceeding or investigation based in whole or in part on or arising in whole or in part out of the fact that such person is or was a director, officer or employee of Bankers or any Bankers Subsidiary, whether pertaining to any matter existing or occurring at or prior to the Effective Date and whether asserted or claimed prior to, or at or after, the Effective Date ("Indemnified Liabilities") and (ii) all Indemnified Liabilities based in whole or in part on, or arising in whole or in part out of, or pertaining to this Agreement or the transactions contemplated hereby, to the same extent as such officer, director or employee may be indemnified by Bankers or Bankers Savings as of the date hereof including the right to advancement of expenses, provided, however, that any such officer, director or employee of Bankers or Bankers Savings may not be indemnified by Sovereign and/or Sovereign Bank if such indemnification is prohibited by applicable law.

     (b) Sovereign shall maintain Bankers' existing directors' and officers' liability insurance policy (or a policy providing comparable coverage amounts on terms generally no less favorable, including Sovereign's existing policy if it meets the foregoing standard) covering persons who are currently covered by such insurance for a period of five years after the Effective Date; provided, however, that in no event shall Sovereign be obligated to expend, in order to maintain or provide insurance coverage pursuant to this Section 4.05(b), any amount per annum in excess of 150% of the amount of the annual premiums paid as of the date hereof by Bankers for such insurance (the "Maximum Amount"). If the amount of the annual premiums necessary to maintain or procure such insurance coverage exceeds the Maximum Amount, Sovereign shall use all reasonable efforts to maintain the most advantageous policies of directors' and officers' insurance obtainable for an annual premium equal to the Maximum Amount. In the event that Sovereign acts as its own insurer for all of its directors and officers with respect to matters typically covered by a directors' and officers' liability insurance policy, Sovereign's obligations under this Section 4.05(b) may be satisfied by such self insurance, so long as its senior debt ratings by Standard & Poor's Corporation and Moody's Investors Services, Inc. are not lower than such ratings as of the date hereof.

     (c) Sovereign agrees to honor and Sovereign agrees to cause Sovereign Bank to honor all terms and conditions of all existing employment contracts and special termination agreements disclosed in the Bankers Disclosure Schedule. Sovereign further agrees to honor (i) the "pay-to-stay" bonus provisions of certain confidentiality agreements in an amount not to exceed $160,000 in the aggregate, and (ii) the Non-Executive Severance Plan, in accordance with the terms of the relevant agreement or plan document as summarized in Section 4.11(c). With respect to individuals with the title of Vice President or higher who are not otherwise covered by an employment contract or a special termination agreement, the aggregate amount of payments under the Non-Executive Severance Plan will not exceed $175,000.

     Section 4.06 No Other Bids and Related Matters. So long as this Agreement remains in Effect, Bankers shall not, nor shall it permit any Bankers Subsidiary or any other Affiliate of Bankers or any officer, director or employee of any of them, or any investment banker, attorney, accountant or other representative retained by Bankers, any Bankers Subsidiary or any other Bankers Affiliate to, directly or indirectly, solicit, encourage, initiate or engage in discussions or negotiations with, or respond to requests for information, inquiries, or other communications from, any person other than Sovereign concerning the fact of, or the terms and conditions of, this Agreement, or concerning any acquisition of Bankers, any Bankers Subsidiary, or any assets or business thereof (except that Bankers' officers may respond to inquiries from analysts, Regulatory Authorities and holders of Bankers Common Stock in the ordinary course of business). Bankers shall notify Sovereign immediately if (i) any such discussions or negotiations are sought to be initiated with Bankers by any person other than Sovereign, or
(ii) if any such requests for information, inquiries, proposals or communications are received from any person other than Sovereign, or analysts, Regulatory Authorities and holders of Bankers Common Stock in the ordinary course of business.

     Section 4.07 Duty to Advise; Duty to Update Bankers' Disclosure
Schedule. Bankers shall promptly advise Sovereign of any change or event having a Material Adverse Effect on it or on any Bankers Subsidiary or which it believes would or would be reasonably likely to cause or constitute a material breach of any of its representations, warranties or covenants set forth herein. Bankers shall update Bankers' Disclosure Schedule as promptly as practicable after the occurrence of an event or fact which, if such event or fact had occurred prior to the date of this Agreement, would have been disclosed in the Bankers Disclosure Schedule. The delivery of such updated Schedule shall not relieve Bankers from any breach or violation of this Agreement and shall not have any effect for the purposes of determining the satisfaction of the condition set forth in Sections 5.02(c) hereof.

     Section 4.08 Conduct of Sovereign's Business. From the date of this Agreement to the Closing Date, Sovereign will use its best efforts to (x) preserve its business organizations intact, (y) maintain good relationships with employees, and (z) preserve for itself the goodwill of customers of Sovereign and Sovereign Subsidiaries and others with whom business relationships exist.

     Section 4.09 Board and Committee Minutes. Bankers shall provide to Sovereign, within 30 days after any meeting of the Board of Directors of Bankers or any Bankers Subsidiary, or any committee thereof, or any senior management committee, a copy of the minutes of such meeting, except that with respect to any meeting held within 30 days of the Closing Date, such minutes shall be provided to Sovereign prior to the Closing Date.

     Section 4.10 Undertakings by Sovereign and Bankers.

     (a) From and after the date of this Agreement, Bankers shall:

          (i) Voting by Directors. Recommend to all members of Bankers' Board of Directors to vote all shares of Bankers' Common Stock beneficially owned by each such director in favor of this Agreement;

          (ii) Phase I Environmental Audit. Permit Sovereign, if Sovereign elects to do so, at its own expense, to cause a "phase I environmental audit" to be performed at any physical location owned or occupied by Bankers or any Bankers Subsidiary on the date hereof;

          (iii) Approval of Bank Plan of Merger. Approve the Bank Plan of Merger as sole shareholder of Bankers Savings and obtain the approval of, and cause the execution and delivery of, the Bank Plan of Merger by Bankers Savings;

          (iv) Proxy Solicitor. If Sovereign requests and agrees to bear the expense thereof, retain a proxy solicitor in connection with the solicitation of Bankers shareholder approval of this Agreement;

          (v) Timely Review. If requested by Sovereign at Sovereign's sole expense, cause its independent certified public accountants to perform a review of its unaudited consolidated financial statements as of the end of any calendar quarter, in accordance with Statement of Auditing Standards No. 36, and to issue their report on such financial statements as soon as is practicable thereafter;

          (vi) Outside Service Bureau Contracts. If requested to do so by Sovereign, use its best efforts to obtain an extension of any contract with an outside service bureau or other vendor of services to Bankers or any Bankers Subsidiary, on terms and conditions mutually acceptable to Bankers and Sovereign;

          (vii) Committee Meetings. Permit a representative of Sovereign, who is reasonably acceptable to Bankers, to attend all committee meetings of Bankers and Bankers Savings management including, without limitation, any loan or asset/liability committee. Bankers shall respond reasonably and in good faith to any request of Sovereign to permit a representative of Sovereign, who is reasonably acceptable to Bankers, to attend any meeting of Bankers' Board of Directors or the Executive Committee thereof;

          (viii) List of Nonperforming Assets.  Provide Sovereign, within ten
     (10) days of the end of each calendar month, a written list of nonperforming assets (as defined in Section 5.02(q)) as of the end of such month; and

          (ix) Reserves and Merger-Related Costs. On or before the Effective Date, establish such additional accruals and reserves as may be necessary to conform the accounting reserve practices and methods (including credit loss practices and methods) of Bankers to those of Sovereign (as such practices and methods are to be applied to Bankers from and after the Closing Date) and Sovereign's plans with respect to the conduct of the business of Bankers following the Merger and otherwise to reflect Merger-related expenses and costs incurred by Bankers, provided, however, that Bankers shall not be required to take such action (A) more than thirty days prior to the Effective Date; and (B) unless Sovereign agrees in writing that all conditions to closing set forth in Section 5.02 have been satisfied or waived (except for the expiration of any applicable waiting periods); prior to the delivery by Sovereign of the writing referred to in the preceding clause, Bankers shall provide Sovereign a written statement, certified without personal liability by the chief executive officer of Bankers and dated the date of such writing, that the representation made in
     Section 2.15 hereof is true as of such date or, alternatively, setting forth in detail the circumstances that prevent such representation from being true as of such date; and no accrual or reserve made by Bankers or any Bankers Subsidiary pursuant to this subsection, or any litigation or regulatory proceeding arising out of any such accrual or reserve, shall constitute or be deemed to be a breach or violation of any representation, warranty, covenant, condition or other provision of this Agreement or to constitute a termination event within the meaning of Section 6.01(d) hereof.

     (b) From and after the date of this Agreement, Sovereign and Bankers shall each:

          (i) Shareholders Meetings. Submit this Agreement to its shareholders for approval at a meeting to be held as soon as practicable, and use their respective best efforts to cause their Boards of Directors to unanimously recommend approval of this Agreement to their respective shareholders;

          (ii) Filings and Approvals. Cooperate with the other in the preparation and filing, as soon as practicable, of (A) the Applications,
     (B) the Registration Statement and related filings under state securities laws covering the Sovereign Common Stock and related Sovereign Stock Purchase Rights to be issued pursuant to the Merger, (C) all other documents necessary to obtain any other approvals and consents required to effect the completion of the Merger and the Bank Merger, and (D) all other documents contemplated by this Agreement;

          (iii) Identification of Bankers' Affiliates. Cooperate with the other and use its best efforts to identify those persons who may be deemed to be Affiliates of Bankers;

          (iv) Public Announcements. Cooperate and cause its respective officers, directors, employees and agents to cooperate in good faith, consistent with their respective legal obligations, in the preparation and distribution of, and agree upon the form and substance of, any press release related to this Agreement and the transactions contemplated hereby, and any other public disclosures related thereto, including without limitation communications to Bankers shareholders, Bankers' internal announcements and customer disclosures, but nothing contained herein shall prohibit either party from making any disclosure which its counsel deems necessary;

          (v) Maintenance of Insurance. Maintain, and cause their respective Subsidiaries to maintain, insurance in such amounts as are reasonable to cover such risks as are customary in relation to the character and location of its properties and the nature of its business;

          (vi) Maintenance of Books and Records. Maintain, and cause their respective Subsidiaries to maintain, books of account and records in accordance with generally accepted accounting principles applied on a basis consistent with those principles used in preparing the financial statements heretofore delivered;

          (vii) Delivery of Securities Documents. Deliver to the other, copies of all Securities Documents simultaneously with the filing thereof;

          (viii) Taxes. File all federal, state, and local tax returns required to be filed by them or their respective Subsidiaries on or before the date such returns are due (including any extensions) and pay all taxes shown to be due on such returns on or before the date such payment is due; or

     Section 4.11 Employee Benefits and Termination Benefits.

     (a) Employee Benefits. On and after the Effective Date, the employee pension and welfare benefit plans of Sovereign and Bankers may, at Sovereign's election and subject to the requirements of the IRC, continue to be maintained separately or consolidated, provided, however, that Bankers employees shall receive benefits at least as favorable, in the aggregate, as the benefits to which they were entitled on December 31, 1996. In the event of a consolidation of any or all of such plans or in the event of termination of the Bankers benefit plans, Bankers and Bankers Savings employees shall receive credit for service with Bankers or Bankers Savings under any Sovereign benefit plan, or new Sovereign benefit plan in which such employees would be eligible to enroll for purposes of eligibility and vesting determination. In the event of any termination of or consolidation of any Bankers or Bankers Savings health plan with any Sovereign health plan, all employees of Bankers or Bankers Savings and all retired employees at Bankers and Bankers Savings who were eligible for continued coverage under the terminated plan shall have immediate coverage under any successor health plan without the necessity of satisfying a waiting period for coverage of any pre-existing condition. Except as provided in Section 4.11(c) below, in the event of a termination or consolidation of any Bankers or Bankers Savings health plan, terminated Bankers or Bankers Savings employees will have the right to continue coverage under group health plans of Sovereign and/or the Sovereign subsidiaries in accordance with the IRC Section 4980B(f).

     (b) Termination Benefits. Bankers shall cause to be delivered to Sovereign concurrently with the execution of this Agreement with respect to each individual named on the Benefits Schedule included in the Bankers Disclosure Schedule, the written acknowledgment of each such individual in the form attached hereto as Exhibit 4 pursuant to which each such individual agrees and acknowledges that the dollar amount set forth opposite such individual's name on such Benefits Schedule is the entire amount that would be due to such individual under any employment agreement, special termination agreement, supplemental executive retirement plan, deferred bonus plan, deferred compensation plan, salary continuation plan, or any other benefit or welfare plan maintained by Bankers solely for the benefit of officers of Bankers or Bankers Subsidiaries assuming a termination of such individual's employment on June 30, 1997, subsequent to the Closing Date. Bankers and Sovereign acknowledge and agree that the amounts shown on the Benefits Schedule and the letter of acknowledgement for each officer named herein reflect a good faith estimate of the amounts that will be payable to such individuals under the circumstances described and may be subject to adjustment upon an actual termination of employment in order to reflect increases in such individuals' compensation and benefit plans consistent with past practices for routine periodic increases.

     (c) Severance Policy. Sovereign Bank will follow the Banker Savings severance policy as to any employee of Bankers Savings whose employment is terminated in connection with the Merger either because such employee's position is eliminated or such employee is not offered comparable employment (i.e., not offered employment for a position of generally similar job description or responsibilities or in a location within 50 miles from Bankers' headquarters, within three (3) months of the Effective Date (excluding any employee who has an existing employment or special termination agreement or whose employment is terminated for non-performance or other cause)). Payment under such policy shall be equal to one week's pay for each year of service, but no less than 14 weeks' pay for officers with the rank of vice president or above and no less than four weeks' pay for non-officers. Part-time employees' payments shall be determined based on an average week's pay based on their annual compensation for the most recent full year. An employee entitled to payment under the foregoing severance policy shall also be eligible for continued participation in the health insurance plan maintained by Bankers Savings or Sovereign that such employee would have been eligible for if such employee's employment had not been terminated, or similar health insurance coverage to be provided by Sovereign, at the same level of coverage and employee co-payment requirements as applicable to such employee immediately prior to such termination. Such health insurance coverage shall continue for (i) one month in the case of an employee with less than six years of service, (ii) two months in the case of an employee with at least (6) six, but not more than 10, years of service, (iii) three months in the case of an employee with at least 11, but not more than 15, years of service and
(iv) four months in the case of an employee with 16 or more years of service. The benefits provided to terminated Bankers and Bankers Savings employees under this subsection are the only severance benefits payable by Bankers or Bankers Savings under any plan or policy and shall be in lieu of any termination benefits to which such employees would otherwise be entitled under Sovereign's or Sovereign Bank's severance policies or programs then in effect.

     (d) Intention Regarding Future Employment. It is the intent of Sovereign Bank in connection with reviewing applicants for employment positions to give any Bankers Savings employee who is terminated within three (3) months of the Effective Date the same consideration as is afforded Sovereign Bank employees for such positions in accordance with existing formal or informal polices for a period of three (3) months from such date of termination.

     Section 4.12 Duty to Advise; Duty to Update Sovereign's Disclosure Schedule. Sovereign shall promptly advise Bankers of any change or event having a Material Adverse Effect on it or on any Sovereign Subsidiary or which it believes would or would be reasonably likely to cause or constitute a material breach of any of its representations, warranties or covenants set forth herein. Sovereign shall update Sovereign's Disclosure Schedule as promptly as practicable after the occurrence of an event or fact which, if such event or fact had occurred prior to the date of this Agreement, would have been disclosed in the Sovereign Disclosure Schedule. The delivery of such updated Schedule shall not relieve Sovereign from any breach or violation of this Agreement and shall not have any effect for the purposes of determining the satisfaction of the condition set forth in Section 5.01(c) hereof.

     Section 4.13 Affiliate Letter. No later than five days after the date of this Agreement, Bankers shall cause to be delivered to Sovereign the Letter Agreement attached hereto as Exhibit 1, executed by each director and officer set forth thereon.

     Section 4.14 Publication of Combined Financial Results. Sovereign shall use reasonable efforts to publish as soon as possible, but no later than 30 days after the end of the first month after the Effective Date in which there are at least 30 days of post-Merger combined operations (which month may be the month in which the Effective Date occurs), combined revenues and net income figures as contemplated by and in accordance with the terms of SEC Accounting Series Release No. 135, provided, however, that Sovereign may delay publishing such information for such period of times as it, in its good faith reasonable judgment, deems necessary or desirable to achieve a bona fide corporate purpose.

                                    ARTICLE V
                                   CONDITIONS

     Section 5.01 Conditions to Bankers' Obligations under this Agreement. The obligations of Bankers hereunder shall be subject to satisfaction at or prior to the Closing Date of each of the following conditions, unless waived by Bankers pursuant to Section 7.03 hereof:

     (a) Corporate Proceedings. All action required to be taken by, or on the part of, Sovereign and Sovereign Bank to authorize the execution, delivery and performance of this Agreement and the Bank Plan of Merger, respectively, and the consummation of the transactions contemplated by this Agreement and the Bank Plan of Merger, shall have been duly and validly taken by Sovereign and Sovereign Bank; and Bankers shall have received certified copies of the resolutions evidencing such authorizations;

     (b) Covenants. The obligations and covenants of Sovereign required by this Agreement to be performed by Sovereign at or prior to the Closing Date shall have been duly performed and complied with in all respects, except where the failure to perform or comply with any obligation or covenant would not, either individually or in the aggregate, result in a Material Adverse Effect with respect to Sovereign;

     (c) Representations and Warranties. The representations and warranties of Sovereign set forth in this Agreement shall be true and correct, as of the date of this Agreement, and as of the Closing Date as though made on and as of the Closing Date, except as to any representation or warranty (i) which specifically relates to an earlier date or (ii) where the breach of the representation or warranty would not, either individually or in the aggregate, constitute a Material Adverse Effect with respect to Sovereign;

     (d) Approvals of Regulatory Authorities. Sovereign shall have received all required approvals of Regulatory Authorities of the Merger, and delivered copies thereof to Bankers; and all notice and waiting periods required thereunder shall have expired or been terminated;

     (e) No Injunction. There shall not be in effect any order, decree or injunction of a court or agency of competent jurisdiction which enjoins or prohibits consummation of the transactions contemplated hereby;

     (f) No Material Adverse Effect. Since December 31, 1996, there shall not have occurred any Material Adverse Effect with respect to Sovereign;

     (g) Officer's Certificate. Sovereign shall have delivered to Bankers a certificate, dated the Closing Date and signed, without personal liability, by its chairman or president, to the effect that the conditions set forth in subsections (a) through (e) of this Section 5.01 have been satisfied, to the best knowledge of the officer executing the same;

     (h) Opinion of Sovereign's Counsel. Bankers shall have received an opinion of Stevens & Lee, counsel to Sovereign, dated the Closing Date, in form and substance reasonably satisfactory to Bankers and its counsel to the effect set forth on Exhibit 5 attached hereto;

     (i) Registration Statement. The Registration Statement shall be effective under the Securities Act and no proceedings shall be pending or threatened by the SEC to suspend the effectiveness of the Registration Statement; and all required approvals by state securities or "blue sky" authorities with respect to the transactions contemplated by this Agreement, shall have been obtained;

     (j) Tax Opinion. Bankers shall have received an opinion of Stevens & Lee, substantially to the effect set forth on Exhibit 6 attached hereto;

     (k) Approval of Bankers' Shareholders. This Agreement shall have been approved by the shareholders of Bankers by such vote as is required under Bankers' articles of incorporation and bylaws or under Nasdaq requirements applicable to it; and

     (l) Investment Banking Opinion. Bankers shall have received an oral opinion from Alex. Brown on or before the date of this Agreement and updated in writing as of a date within five (5) days of mailing the Prospectus/Proxy Statement, to the effect that the consideration to be received by shareholders of Bankers pursuant to this Agreement is fair, from a financial point of view, to such shareholders.

     Section 5.02 Conditions to Sovereign's Obligations under this Agreement. The obligations of Sovereign hereunder shall be subject to satisfaction at or prior to the Closing Date of each of the following conditions, unless waived by Sovereign pursuant to Section 7.03 hereof:

     (a) Corporate Proceedings. All action required to be taken by, or on the part of, Bankers and Bankers Savings to authorize the execution, delivery and performance of this Agreement and the Bank Plan of Merger, respectively, and the consummation of the transactions contemplated by this Agreement and the Bank Plan of Merger, shall have been duly and validly taken by Bankers and Bankers Savings; and Sovereign shall have received certified copies of the resolutions evidencing such authorizations;

     (b) Covenants. The obligations and covenants of Bankers, required by this Agreement to be performed by it at or prior to the Closing Date shall have been duly performed and complied with in all respects, except where the failure to perform or comply with any obligation or covenant would not, either individually or in the aggregate, result in a Material Adverse Effect with respect to Bankers;

     (c) Representations and Warranties. The representations and warranties of Bankers set forth in this Agreement shall be true and correct as of the date of this Agreement, and as of the Closing Date as though made on and as of the Closing Date, except as to any representation or warranty (i) which specifically relates to an earlier date or (ii) where the breach of the representation or warranty would not, either individually or in the aggregate, result in a Material Adverse Effect with respect to Bankers;

     (d) Approvals of Regulatory Authorities. Sovereign shall have received all required approvals of Regulatory Authorities for the Merger, without the imposition of any term or condition that would have a Material Adverse Effect on Sovereign upon completion of the Merger; and all notice and waiting periods required thereunder shall have expired or been terminated;

     (e) No Injunction. There shall not be in effect any order, decree or injunction of a court or agency of competent jurisdiction which enjoins or prohibits consummation of the transactions contemplated hereby;

     (f) No Material Adverse Effect. Since December 31, 1996, there shall not have occurred any Material Adverse Effect with respect to Bankers;

     (g) Officer's Certificate. Bankers shall have delivered to Sovereign a certificate, dated the Closing Date and signed, without personal liability, by its chairman of the board or president, to the effect that the conditions set forth in subsections (a) through (e) of this Section 5.02 have been satisfied, to the best knowledge of the officer executing the same;

     (h) Opinions of Bankers' Counsel. Sovereign shall have received an opinion of Thacher Proffitt & Wood, counsel to Bankers, dated the Closing Date, in form and substance reasonably satisfactory to Sovereign and its counsel to the effect set forth on Exhibit 7 attached hereto;

     (i) Registration Statement. The Registration Statement shall be effective under the Securities Act and no proceedings shall be pending or threatened by the SEC to suspend the effectiveness of the Registration Statement; and all required approvals by state securities or "blue sky" authorities with respect to the transactions contemplated by this Agreement, shall have been obtained;

     (j) Tax Opinion. Sovereign shall have received an opinion of Stevens & Lee, its counsel, substantially to the effect set forth on Exhibit 6 attached hereto;

     (k) Pooling Letter. Sovereign shall have received an opinion from Ernst & Young to the effect that the Merger will be treated as a "pooling of interests" for financial accounting purposes;

     (l) Phase I Environmental Audit Results. The results of any "phase I environmental audit" conducted pursuant to Section 4.11(a)(ii) with respect to owned or occupied bank premises shall be reasonably satisfactory to Sovereign; provided, however, that (i) any such environmental audit must be initiated within 45 days of the date of this Agreement, (ii) Sovereign must elect to terminate this Agreement or waive its right to terminate the Agreement under this Section 5.02(l) within 15 days of receiving the results of such environmental audit and (iii) Sovereign may not terminate this Agreement under this Section 5.02(l) unless the results of such audits result in a Material Adverse Effect;

     (m) Liquidation Account. Neither the Merger or consummation of the Bank Plan of Merger shall require Sovereign, Bankers or any Subsidiary of either to distribute to depositors the liquidation account established by Bankers Savings in connection with its conversion from mutual to stock form;

     (n) Pension Plans. With respect to each pension plan subject to Title IV of ERISA, (i) the present value of the accrued benefits under such plan shall not, as of the Closing Date, exceed the then current value of the assets of such plan allocable to such accrued benefits and (ii) no amounts shall be contributed by Bankers or any Bankers Subsidiary to any such pension plan in the one year period preceding the Closing Date;

     (o) Approval of Sovereign's Shareholders. This Agreement shall have been approved by the shareholders of Sovereign by such vote as is required under Sovereign's articles of incorporation and bylaws or under Nasdaq requirements applicable to it; and

     (p) Investment Banking Opinion. Sovereign shall have received an oral opinion from Ryan, Beck & Co., Inc. on or before the date of this Agreement and updated in writing as of a date within five (5) days of mailing the Prospectus/Proxy Statement to the effect that the Merger is fair to Sovereign.


                                   ARTICLE VI
                        TERMINATION, WAIVER AND AMENDMENT

     Section 6.01 Termination. This Agreement may be terminated on or at any time prior to the Closing Date:

     (a) By the mutual written consent of the parties hereto;

     (b) By Sovereign or Bankers:

          (i) if there shall have been any breach of any representation, warranty, covenant or other obligation of Sovereign which results in a Material Adverse Effect with respect to Sovereign, on the one hand, or of Bankers which results in a Material Adverse Effect with respect to Bankers, on the other hand, and such breach cannot be, or shall not have been, remedied within 30 days after receipt by such other party of notice in writing specifying the nature of such breach and requesting that it be remedied;

          (ii) if the Closing Date shall not have occurred on or before November 30, 1997, unless the failure of such occurrence shall be due to the failure of the party seeking to terminate this Agreement to perform or observe its agreements set forth in this Agreement required to be performed or observed by such party on or before the Closing Date; or

          (iii) if either party has been informed in writing by a Regulatory Authority whose approval or consent has been requested that such approval or consent is unlikely to be granted, unless the failure of such occurrence shall be due to the failure of the party seeking to terminate this Agreement to perform or observe its agreements set forth herein required to be performed or observed by such party on or before the Closing Date; or

     (c) By Bankers, on the Closing Date if both of the following conditions are satisfied:

          (1) the Sovereign Market Value as of the close of business on the Determination Date shall be less than $8.59; and

          (2) (i) the quotient obtained by dividing the Sovereign Market Value as of the close of business on the Determination Date by $11.46 (such number being referred to herein as the "Sovereign Ratio") shall be less than (ii) the quotient obtained by dividing the Index Price on the Determination Date by the Index Price on the Starting Date and subtracting
     0.15 from the quotient in this clause (2)(ii).

subject, however, to the following: If Bankers shall elect to terminate this Agreement pursuant to this Section 6.01(c), it shall give written notice thereof to Sovereign on the Closing Date; but provided further, that Sovereign shall have the option to elect to increase the Exchange Ratio to equal the quotient obtained by dividing $23.90 by the Sovereign Market Value determined as of the close of business on the Determination Date, whereupon no termination shall have occurred pursuant to this Section 6.01(c) and this Agreement shall remain in effect in accordance with its terms (except as the Exchange Ratio shall have been so modified), and any references in this Agreement to "Exchange Ratio" or "Applicable Exchange Ratio" shall thereafter be deemed to refer to the Exchange Ratio as adjusted pursuant to this Section 6.01(c).

     For purposes of this Section 6.01(c), the following terms shall have the meanings indicated.

     "Determination Date" shall mean the date immediately preceding the Closing Date.

     "Index Group" shall mean the fifteen thrift holding companies listed below, the common stocks of all of which shall be publicly traded and as to which there shall not have been, since the Starting Date and before the Determination Date, any public announcement of a proposal for such company to be acquired or for such company to acquire another company or companies in transactions with a value exceeding 25% of the acquiror's market capitalization. In the event that any such company or companies are removed from the Index Group, the weights (which have been determined based upon the number of shares of outstanding common stock) redistributed proportionately for purposes of determining the Index Price. The fifteen thrift holding companies and the weights attributed to them are as follows:


THRIFT HOLDING COMPANIES                                        % WEIGHTING
------------------------                                        -----------
GreenPoint Financial Corp....................................         8.56%
Charter One Financial........................................         8.37%
Dime Bancorp, Inc............................................        18.88%
TCF Financial Corp...........................................         6.26%
Glendale Federal Bank, FSB...................................         8.98%
Washington Federal, Inc......................................         7.77%
First Financial Corp.........................................         6.63%
Long Island Bancorp, Inc.....................................         4.41%
Bank United Corp.............................................         5.69%
Astoria Financial Corporation................................         3.87%
Peoples Heritage Finl Group..................................         5.09%
Coast Savings Financial......................................         3.35%
Commercial Federal Corporation...............................         3.87%
Collective Bancorp, Inc......................................         3.68%
Downey Financial Corp........................................         4.59%
     Total...................................................       100.00%
                                                                 ---------
                                                                 ---------

     "Index Price" on a given date shall mean the weighted average (weighted in accordance with the factors listed above) of the closing sales prices of the companies composing the Index Group (reported as provided with respect to the Sovereign Market Value).

     "Starting Date" shall mean February 4, 1997.

If any company belonging to the Index Group or Sovereign declares or effects a stock dividend, reclassification, recapitalization, split-up, combination, exchange of shares, or similar transaction between the Starting Date and the Determination Date, the prices for the common stock of such company or Sovereign shall be appropriately adjusted for the purposes of applying this Section 6.01(c).

     Section 6.02 Effect of Termination. If this Agreement is terminated pursuant to Section 6.01 hereof, this Agreement shall forthwith become void (other than Section 4.02(d), Section 4.10(b)(iii) and Section 7.01 hereof, which shall remain in full force and effect), and there shall be no further liability on the part of Sovereign or Bankers to the other, except for any liability arising out of any uncured willful breach of any covenant or other agreement contained in this Agreement or any fraudulent breach of a representation or warranty.

                                   ARTICLE VII
                                  MISCELLANEOUS

     Section 7.01 Expenses. Except for the cost of printing and mailing the Proxy Statement/Prospectus which shall be shared equally, each party hereto shall bear and pay all costs and expenses incurred by it in connection with the transactions contemplated hereby, including fees and expenses of its own financial consultants, accountants and counsel.

     Section 7.02 Non-Survival of Representations and Warranties. All representations, warranties and, except to the extent specifically provided otherwise herein, agreements and covenants, other than those covenants set forth in Sections 1.02(d)(i) and (iii), 1.02(g), 4.05, and 4.11(a) and (c) which will survive the Merger, shall terminate on the Closing Date; provided, however, that the covenants contained in Sections 4.11(a) and (c) shall survive the Merger only for a period of one (1) year.

     Section 7.03 Amendment, Extension and Waiver. Subject to applicable law, at any time prior to the consummation of the transactions contemplated by this Agreement, the parties may (a) amend this Agreement, (b) extend the time for the performance of any of the obligations or other acts of either party hereto, (c) waive any inaccuracies in the representations and warranties contained herein or in any document delivered pursuant hereto, or (d) waive compliance with any of the agreements or conditions contained in Articles IV and V hereof or otherwise. This Agreement may not be amended except by an instrument in writing authorized by the respective Boards of Directors and signed, by duly authorized officers, on behalf of the parties hereto. Any agreement on the part of a party hereto to any extension or waiver shall be valid only if set forth in an instrument in writing signed by a duly authorized officer on behalf of such party, but such waiver or failure to insist on strict compliance with such obligation, covenant, agreement or condition shall not operate as a waiver of, or estoppel with respect to, any subsequent or other failure.

     Section 7.04 Entire Agreement. This Agreement, including the documents and other writings referred to herein or delivered pursuant hereto, contains the entire agreement and understanding of the parties with respect to its subject matter. This Agreement supersedes all prior arrangements and understandings between the parties, both written or oral with respect to its subject matter. This Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective successors; provided, however, that nothing in this Agreement, expressed or implied, is intended to confer upon any party, other than the parties hereto and their respective successors, any rights, remedies, obligations or liabilities other than pursuant to Sections 1.02(d)(i) and (iii), 1.02(g), 4.05, and 4.11(a) and (c) with respect to indemnification, employee benefits and certain other matters, and provided, further, that any such rights, remedies, obligations or liabilities conferred pursuant to Sections 4.11(a) and
(c) shall terminate and expire one (1) year from the Effective Date.

     Section 7.05 No Assignment. Neither party hereto may assign any of its rights or obligations hereunder to any other person, without the prior written consent of the other party hereto.

     Section 7.06 Notices. All notices or other communications hereunder shall be in writing and shall be deemed given if delivered personally, mailed by prepaid registered or certified mail (return receipt requested), or sent by telecopy, addressed as follows:


(a)        If to Sovereign, to:
           Sovereign Bancorp, Inc.
           1130 Berkshire Boulevard
           Wyomissing, Pennsylvania 19610

           Attention: Jay S. Sidhu, President and Chief
           Executive Officer
           Telecopy No.: (610) 320-8448

           with a copy to:
           Stevens & Lee
           111 North Sixth Street
           Reading, Pennsylvania 19601

           Attention: Joseph M. Harenza, Esquire and
                       David W. Swartz, Esquire
                       Telecopy No.: (610) 376-5610

(b)        If to Bankers, to:
           Bankers Corp.
           210 Smith Street
           Perth Amboy, New Jersey 08861

           Attention: Joseph P. Gemmell
                       Chairman, President and Chief
                       Executive Officer
                       Telecopy No.: (908) 324-7813

           with copies to:
           Thacher Proffitt & Wood
           Two World Trade Center
           New York, New York 10048
           Attention: Omer S.J. Williams, Esquire
           Telecopy No.: (212) 432-7152


     Section 7.07 Captions. The captions contained in this Agreement are for reference purposes only and are not part of this Agreement.

     Section 7.08 Counterparts. This Agreement may be executed in any number of counterparts, and each such counterpart shall be deemed to be an original instrument, but all such counterparts together shall constitute but one agreement.

     Section 7.09 Severability. If any provision of this Agreement or the application thereof to any person or circumstance shall be invalid or unenforceable to any extent, the remainder of this Agreement and the application of such provisions to other persons or circumstances shall not be affected thereby and shall be enforced to the greatest extent permitted by law.

     Section 7.10 Governing Law. This Agreement shall be governed by and construed in accordance with the domestic internal law (including the law of conflicts of law) of the Commonwealth of Pennsylvania.

     IN WITNESS WHEREOF, the parties have caused this Agreement to be executed by their duly authorized officers as of the day and year first above written.


                                          SOVEREIGN BANCORP, INC.

                                          By: /s/ JAY S. SIDHU
                                              ----------------------------------
                                              Jay S. Sidhu
                                              President and Chief Executive
                                              Officer

                                          BANKERS CORP.

                                          By: /s/ JOSEPH P. GEMMELL
                                              ----------------------------------
                                              Joseph P. Gemmell,
                                              Chairman, President and
                                              Chief Executive Officer

                                                                       EXHIBIT 1

                                          February 5, 1997

Sovereign Bancorp, Inc.
1130 Berkshire Boulevard
Wyomissing, Pennsylvania 19610

Ladies and Gentlemen:

     Sovereign Bancorp, Inc. ("Sovereign") and Bankers Corp. ("Bankers") desire to enter into an agreement dated February 5, 1997 ("Agreement"), pursuant to which, subject to the terms and conditions set forth therein, (a) Bankers will merge with and into Sovereign with Sovereign surviving the Merger, and (b) shareholders of Bankers will receive common stock of Sovereign in exchange for common stock of Bankers outstanding on the closing date (the foregoing, collectively, referred to herein as the "Merger").

     Sovereign has required, as a condition to its execution and delivery to Bankers of the Agreement, that the undersigned, being directors, executive officers and major shareholders of Bankers, execute and deliver to Sovereign this Letter Agreement.

     Each of the undersigned, in order to induce Sovereign to execute and deliver to Bankers the Agreement, hereby irrevocably:

          (a) Agrees to be present (in person or by proxy) at all meetings of shareholders of Bankers called to vote for approval of the Merger so that all shares of common stock of Bankers then owned by the undersigned will be counted for the purpose of determining the presence of a quorum at such meetings and to vote all such shares (i) in favor of approval and adoption of the Agreement and the transactions contemplated thereby (including any amendments or modifications of the terms thereof approved by the Board of Directors of Bankers), and (ii) against approval or adoption of any other merger, business combination, recapitalization, partial liquidation or similar transaction involving Bankers;

          (b) Agrees not to vote or execute any written consent to rescind or amend in any manner any prior vote or written consent, as a shareholder of Bankers, to approve or adopt the Agreement;

          (c) Agrees to use reasonable best efforts to cause the Merger to be consummated;

          (d) Agrees not to sell, transfer or otherwise dispose of any common stock of Bankers on or prior to the record date for the meeting of Bankers shareholders to vote on the Merger;

          (e) Except as permitted by Section 4.06 of the Agreement, agrees not to solicit, initiate or engage in any negotiations or discussions with any party other than Sovereign with respect to any offer, sale, transfer or other disposition of, any shares of common stock of Bankers now or hereafter owned by the undersigned;

          (f) Agrees not to offer, sell, transfer or otherwise dispose of any shares of common stock of Sovereign received in the Merger, except (i) at such time as a registration statement under the Securities Act of 1933, as amended ("Securities Act") covering sales of such Sovereign common stock is effective and a prospectus is made available under the Securities Act, (ii) within the limits, and in accordance with the applicable provisions of, Rule 145(d) under the Securities Act, or (iii) in a transaction which, in the opinion of counsel satisfactory to Sovereign or as described in a "no-action" or interpretive letter from the staff of the Securities and Exchange Commission ("SEC"), is not required to be registered under the Securities Act; and acknowledges and agrees that Sovereign is under no obligation to register the sale, transfer or other disposition of Sovereign common stock by the undersigned or on behalf of the undersigned, or to take any other action necessary to make an exemption from registration available;

          (g) Notwithstanding the foregoing, agrees not to sell, or in any other way reduce the risk of the undersigned relative to, any shares of common stock of Bankers or of common stock of Sovereign, during the period commencing thirty days prior to the effective date of the Merger and ending on the date on which financial results covering at least thirty days of post-Merger combined operations of Sovereign and Bankers have been published within the meaning of Section 201.01 of the SEC's Codification of Financial Reporting Policies;

          (h) Agrees that Sovereign shall not be bound by any attempted sale of any shares of Sovereign common stock, and Sovereign's transfer agent shall be given an appropriate stop transfer order and shall not be required to register any such attempted sale, unless the sale has been effected in compliance with the terms of this Letter Agreement; and further agrees that the certificate representing shares of Sovereign common stock owned by the undersigned may be endorsed with a restrictive legend consistent with the terms of this Letter Agreement;

          (i) Acknowledges and agrees that the provisions of subparagraphs (f),
     (g) and (h) hereof also apply to shares of Sovereign common stock received in the Merger (or any shares of Bankers common stock or of Sovereign common stock, whether or not received in the Merger, for the period referred to in subparagraph (g) above) owned by (i) his or her spouse, (ii) any of his or her relatives or relatives of his or her spouse occupying his or her home,
     (iii) any trust or estate in which he or she, his or her spouse, or any such relative owns at least a 10% beneficial interest or of which any of them serves as trustee, executor or in any similar capacity, and (iv) any corporation or other organization in which the undersigned, any affiliate of the undersigned, his or her spouse, or any such relative owns at least 10% of any class of equity securities or of the equity interest;

          (j) Represents that the undersigned has no plan or intention to sell, exchange, or otherwise dispose of any shares of common stock of Sovereign to be received in the Merger prior to expiration of the time period referred to in subparagraph (g) hereof; and

          (k) Represents that the undersigned has the capacity to enter into this Letter Agreement and that it is a valid and binding obligation enforceable against the undersigned in accordance with its terms, subject to bankruptcy, insolvency and other laws affecting creditors' rights and general equitable principles.

     The obligations set forth herein shall terminate concurrently with any termination of the Agreement.

                            ------------------------

     This Letter Agreement may be executed in two or more counterparts, each of which shall be deemed to constitute an original, but all of which together shall constitute one and the same Letter Agreement.

                            ------------------------

     This Letter Agreement shall terminate concurrently with any termination of the Agreement in accordance with its terms.

                            ------------------------

     The undersigned intend to be legally bound hereby.

                                          Sincerely,

                                                                       EXHIBIT 2

                             STOCK OPTION AGREEMENT

                                  [SEE ANNEX B]

                                                                       EXHIBIT 3

                               BANK PLAN OF MERGER

     THIS BANK PLAN OF MERGER ("Plan of Merger") dated February 5, 1997, is by and between SOVEREIGN BANK, a Federal Savings Bank ("Sovereign Bank"), and BANKERS SAVINGS ("Bankers Savings").

                                   BACKGROUND

     1. Sovereign Bank is a federal savings bank and a wholly-owned subsidiary of Sovereign Bancorp, Inc., a Pennsylvania corporation ("Sovereign"). The authorized capital stock of Sovereign Bank consists of 1,000 shares of common stock, par value $1.00 per share ("Sovereign Bank Common Stock"), of which at the date hereof 1,000 shares are issued and outstanding.

     2. Bankers Savings is a New Jersey state-chartered savings bank and a wholly-owned subsidiary of Bankers Corp., a New Jersey corporation ("Bankers"). The authorized capital stock of Bankers Savings consists of 10,000,000 shares of common stock, par value $5.00 per share ("Bankers Savings Common Stock"), of which at the date hereof 500,000 shares are issued and outstanding.

     3. The respective Boards of Directors of Sovereign Bank and Bankers Savings deem the Merger of Bankers Savings with and into Sovereign Bank, pursuant to the terms and conditions set forth or referred to herein, to be desirable and in the best interests of the respective corporations and their respective shareholders.

     4. The respective Boards of Directors of Sovereign Bank and Bankers Savings have adopted resolutions approving this Plan of Merger. The respective Boards of Directors of Sovereign and Bankers have adopted resolutions approving an Agreement dated February __, 1997 (the "Agreement") between Sovereign and Bankers, pursuant to which this Plan of Merger is being executed by Sovereign Bank and Bankers Savings.

                                    AGREEMENT

     In consideration of the premises and of the mutual covenants and agreements herein contained, and in accordance with the applicable laws and regulations of the United States of America, the Commonwealth of Pennsylvania, and the State of New Jersey Sovereign Bank and Bankers Savings, intending to be legally bound hereby, agree:

                                    ARTICLE I
                                     MERGER

     Subject to the terms and conditions of this Plan of Merger and in accordance with the applicable laws and regulations of the United States of America, the Commonwealth of Pennsylvania, and the State of New Jersey on the Effective Date (as that term is defined in Article V hereof): Bankers Savings shall merge with and into Sovereign Bank; the separate existence of Bankers Savings shall cease; and Sovereign Bank shall be the surviving corporation (such transaction referred to herein as the "Merger" and Sovereign Bank, as the surviving corporation in the Merger, referred to herein as the "Surviving Bank"). Sovereign Bank will have its home office at 1130 Berkshire Boulevard, Wyomissing, Pennsylvania 19610 and its branch offices at the locations listed on Exhibit "A."

                                   ARTICLE II
                               CHARTER AND BYLAWS

     On and after the Effective Date, the Charter and Bylaws of Sovereign Bank, as in effect immediately prior to the Effective Date, shall automatically be and remain the Charter and Bylaws of the Surviving Bank, until altered, amended or repealed.

                                   ARTICLE III
                         BOARD OF DIRECTORS AND OFFICERS

     3.1 Board of Directors. On and after the Effective Date, the directors of the Surviving Bank shall consist of the directors of Sovereign Bank duly elected and holding office immediately prior to the Effective Date and Joseph P. Gemmell. The names and residence addresses of the directors are:


                 NAME                                         RESIDENCE ADDRESS*
                 ----                                         ------------------
Joseph P. Gemmell......................

Brian Hard.............................

Stewart B. Kean........................

Joseph E. Lewis........................

Howard D. Mackey.......................

Richard E. Mohn........................

Rhoda S. Oberholtzer...................

Patrick J. Petrone.....................

Michael J. Quigley, III................

Daniel K. Rothermel....................

Elizabeth B. Rothermel.................

Robert A. Sadler.......................

Jay S. Sidhu...........................

Cameron C. Troilo......................

G. Arthur Weaver.......................

Dr. Paul B. Wieand.....................

Theodore Ziaylek, Jr...................


------------------
* Intentionally omitted.

     3.2 Officers. On and after the Effective Date, the officers of the Surviving Bank shall consist of the officers of Sovereign Bank duly elected and holding office immediately prior to the Effective Date. The names and titles of the officers are:

                 NAME                               TITLE
                 ----                               -----
Jay S. Sidhu.....................    President and Chief Executive Officer

Karl D. Gerhart..................    Treasurer and Chief Financial Officer

Lawrence M. Thompson, Jr.........    Secretary and Chief Administrative Officer

Dana J. Albera...................    Assistant Secretary


                                   ARTICLE IV
                              CONVERSION OF SHARES

     4.1 Stock of Sovereign Bank. Each share of Sovereign Bank Common Stock issued and outstanding immediately prior to the Effective Date shall, on and after the Effective Date, continue to be issued and outstanding as a share of common stock of the Surviving Bank.

     4.2 Stock of Bankers Savings. Each share of Bankers Savings Common Stock issued and outstanding immediately prior to the Effective Date, and each share of Bankers Savings Common Stock issued and held in the treasury of Bankers as of the Effective Date, if any, shall, on the Effective Date, be cancelled, and no cash, stock or other property shall be delivered in exchange therefor.

                                    ARTICLE V
                          EFFECTIVE DATE OF THE MERGER

     The Merger shall be effective on the date on which all filings with government agencies, as may be required under applicable laws and regulations for the Merger to become effective, are made and accepted by the applicable agencies (the "Effective Date").

                                   ARTICLE VI
                              EFFECT OF THE MERGER

     6.1 Separate Existence. On the Effective Date: the separate existence of Bankers Savings shall cease; and all of the property (real, personal and mixed), rights, powers, duties and obligations of Bankers Savings shall be taken and deemed to be transferred to and vested in the Surviving Bank, without further act or deed, as provided by applicable laws and regulations.

     6.2 Savings Accounts. After the Effective Date, Sovereign Bank will continue to issue savings accounts on the same basis as immediately prior to the Effective Date.

     6.3 Liquidation Account. After the Effective Date, Sovereign Bank will continue to maintain the Sovereign Bank liquidation account for the benefit of eligible account holders on the same basis as immediately prior to the Effective Date, and Bankers Savings' liquidation account for the benefit of eligible account holders shall automatically be deemed assumed by Sovereign Bank, as of the Effective Date, on the same basis as it existed immediately prior to the Effective Date.

                                   ARTICLE VII
                              CONDITIONS PRECEDENT

     The obligations of Sovereign Bank and Bankers Savings to effect the Merger shall be subject to satisfaction, unless duly waived by the party permitted to do so, of the conditions precedent set forth in the Agreement.

                                  ARTICLE VIII
                                   TERMINATION

     This Plan of Merger shall terminate upon any termination of the Agreement in accordance with its terms; provided, however, that any such termination of this Plan of Merger shall not relieve any party hereto from liability on account of a breach by such party of any of the terms hereof or thereof.

                                   ARTICLE IX
                                    AMENDMENT

     Subject to applicable law, this Plan of Merger may be amended, by action of the respective Boards of Directors of the parties hereto, at any time prior to consummation of the Merger, but only by an instrument in writing signed by duly authorized officers on behalf of the parties hereto.

                                   ARTICLE X
                                 MISCELLANEOUS

     10.1 Extensions; Waivers. Each party, by a written instrument signed by a duly authorized officer, may extend the time for the performance of any of the obligations or other acts of the other party hereto and may waive compliance with any of the covenants, or performance of any of the obligations, of the other party contained in this Plan of Merger.

     10.2 Notices. Any notice or other communication required or permitted under this Plan of Merger shall be given, and shall be effective, in accordance with the provisions of Section 7.06 of the Agreement.

     10.3 Captions. The headings of the several Articles and Sections herein are inserted for convenience of reference only and are not intended to be part of, or to affect the meaning or interpretation of, this Plan of Merger.

     10.4 Counterparts. For the convenience of the parties hereto, this Plan of Merger may be executed in several counterparts, each of which shall be deemed the original, but all of which together shall constitute one and the same instrument.

     10.5 Governing Law. This Plan of Merger shall be governed by and construed in accordance with the laws of the United States of America and, in the absence of controlling Federal law, in accordance with the laws of the Commonwealth of Pennsylvania.

     IN WITNESS WHEREOF, Sovereign Bank and Bankers Savings have caused this Bank Plan of Merger to be executed by their duly authorized officers and their corporate seals to be hereunto affixed on the date first written above.

                                        SOVEREIGN BANK,
                                        a Federal Savings Bank

                                        By: /s/ JAY S. SIDHU
                                            ----------------------------------
                                            Jay S. Sidhu, President



                                        BANKERS SAVINGS

                                        By: /s/ JOSEPH P. GEMMELL
                                            ----------------------------------
                                            Joseph P. Gemmell,
                                            Chairman of the Board, President and
                                            Chief Executive Officer

                                  EXHIBIT "A"
                                TO PLAN OF MERGER
                                 SOVEREIGN BANK
                                BRANCH LOCATIONS
                            [INTENTIONALLY OMITTED.]

                                                                       EXHIBIT 4

                         FORM OF AGREEMENT RE: BENEFITS

                                          February 5, 1997

Sovereign Bancorp, Inc.
1130 Berkshire Boulevard
Wyomissing, Pennsylvania 19610

Gentlemen:

     I, the undersigned, hereby acknowledge and agree that an amount not to exceed $______ is the maximum amount that I would be entitled to receive from Bankers, any Bankers subsidiary or any of their respective successors or assigns pursuant to any employment agreement, special termination agreement, supplemental executive retirement plan, deferred compensation plan, salary continuation plan, or any other benefit or welfare plan assuming that my employment with Bankers or any Bankers subsidiary (or any of their respective successors or assigns) is terminated for any reason, whether voluntarily or involuntarily, on June 30, 1997, and following the Closing Date of the transaction described in the Agreement and Plan of Merger dated as of February 5, 1997 between Sovereign Bancorp, Inc. and Bankers Corp. (the "Agreement"). All capitalized terms used herein but not defined herein shall have the meanings given to them in the Agreement. The amount shown above represents the total of all amounts available for payment in an immediate lump sum upon termination and the present value, as of June 30, 1997 (based on a 6% per annum discount factor) of all payments to be made on a date or dates subsequent to the date of termination.

     This letter is subject to the acknowledgement and agreement of Sovereign Bancorp, Inc., as evidenced below, that the amount shown above reflects a good faith estimate of the amounts that will be payable to me in the event of my termination of employment on or after the Closing Date, as defined in the Agreement, and may be subject to adjustment upon an actual termination of my employment to reflect increases in my compensation and benefits due to the passage of time or in accordance with the terms of Bankers' employee benefit plans and past practices for routine increases.

                                          Sincerely,

Acknowledged and Agreed to:

SOVEREIGN BANK, INC.

By
  ------------------------------------

Title
      --------------------------------

                                                                       EXHIBIT 5

                     FORM OF OPINION OF COUNSEL TO SOVEREIGN

     Bankers shall have received from counsel to Sovereign, an opinion, dated as of the Closing Date, substantially to the effect that, subject to normal exceptions and qualifications:

          (a) Sovereign and Sovereign Bank have full corporate power to carry out the transactions contemplated in the Agreement and the Plan of Merger, respectively. The execution and delivery of the Agreement and the Plan of Merger and the consummation of the transactions contemplated thereunder have been duly and validly authorized by all necessary corporate action on the part of Sovereign and Sovereign Bank, and the Agreement and the Plan constitute valid and legally binding obligations of Sovereign and Sovereign Bank, respectively, except as may be limited by bankruptcy, insolvency, reorganization, moratorium, receivership, conservatorship, and other laws affecting creditors' rights generally and institutions the deposits of which are insured by the FDIC, and as may be limited by the exercise of judicial discretion in applying principles of equity. Subject to satisfaction of the conditions set forth in the Agreement, neither the transactions contemplated in the Agreement or the Plan, nor compliance by Sovereign and Sovereign Bank with any of the respective provisions thereof, will (i) conflict with or result in a breach or default under (A) the articles of incorporation or bylaws of Sovereign or the charter or bylaws of Sovereign Bank, or, (B) to the knowledge of such counsel, any note, bond, mortgage, indenture, license, agreement or other material instrument or obligation to which Sovereign or Sovereign Bank is a party; or (ii) based on certificates of officers and without independent verification, to the knowledge of such counsel, result in the creation or imposition of any material lien or encumbrance upon the property of Sovereign or Sovereign Bank, except such material lien, instrument or obligation that has been disclosed pursuant to the Agreement or the Plan; or (iii) violate in any material respect any order, writ, injunction or decree known to such counsel, or any federal or Pennsylvania statute, rule or regulation applicable to Sovereign or Sovereign Bank.

          (b) Sovereign Bank is a validly existing federally-chartered savings bank organized and in good standing under the laws of the United States of America. The deposits of Sovereign Bank are insured to the maximum extent provided by law by the Federal Deposit Insurance Corporation.

          (c) There is, to the knowledge of such counsel, no legal, administrative, arbitration or governmental proceeding or investigation pending or threatened to which Sovereign or Sovereign Bank is a party which would, if determined adversely to Sovereign or Sovereign Bank, have a material adverse effect on the financial condition or results of operation of Sovereign and Sovereign Bank taken as a whole, or which presents a claim to restrain or prohibit the transactions contemplated by the Agreement and the Plan, respectively.

          (d) No consent, approval, authorization or order of any federal or state court or federal or state governmental agency or body is required for the consummation by Sovereign or Sovereign Bank of the transactions contemplated by the Agreement and the Plan, except for such consents, approvals, authorizations or orders as have been obtained.

          (e) Upon the filing and effectiveness of the Articles of Merger with the PDS, the Articles of Merger with the NJSOS, and Articles of Combination with the OTS [and the NJDOB] in accordance with the Agreement and the Plan, the mergers of Sovereign and Bankers and of Sovereign Bank and Bankers Savings contemplated by the Agreement and the Plan, respectively, will have been effected in compliance with all applicable federal and Pennsylvania laws and regulations in all material respects.

          (f) The shares of Sovereign Common Stock to be issued in connection with the merger of Bankers and Sovereign contemplated by the Agreement have been duly authorized and will, when issued in accordance with the terms of the Agreement, be validly issued, fully paid and nonassessable, free and clear of any mortgage, pledge, lien, encumbrance or claim (legal or equitable).

          (g) On the sole basis of such counsel's participation in conferences with officers and employees of Sovereign in connection with the Proxy Statement/Prospectus, and without other independent investigation or inquiry, such counsel has no reason to believe that the Proxy Statement/Prospectus, including any amendments or supplements thereto (except for the financial information, financial schedules and other financial or statistical data contained therein and except for any information supplied by Bankers or Bankers Savings for inclusion therein, as to which counsel need express no belief), as of the date of mailing thereof, contained any untrue statement of a material fact with respect to Sovereign or omitted to state any material fact with respect to Sovereign necessary to make any statement therein with respect to Sovereign, in light of the circumstances under which it was made, not misleading. Counsel may state in delivering such opinion, that such counsel has not independently verified and does not assume the responsibility for the accuracy, completeness or fairness of any information or statements contained in the Proxy Statement/Prospectus, except with respect to identified statements of law or regulations or legal conclusions relating to Sovereign or the transactions contemplated in the Agreement and the Plan.

                                                                       EXHIBIT 6

                      FORM OF TAX OPINION OF STEVENS & LEE

     Sovereign and Bankers shall have received an opinion of Stevens & Lee substantially to the effect that, under the provisions of the IRC:

          1. Provided the merger qualifies as a statutory merger under applicable law, the transfer by Bankers of all of its assets to Sovereign in exchange for Sovereign Common Stock (including fractional share interests) and the assumption by Sovereign of all of Bankers' liabilities will constitute a reorganization within the meaning of Section 368(a)(1)(A) of the IRC.

          2. Bankers and Sovereign will each be "a party to a reorganization" within the meaning of Section 368(b) of the IRC.

          3. Neither Bankers nor Sovereign will recognize any gain or loss upon the transfer of Bankers' assets to Sovereign in exchange solely for Sovereign Common Stock (including fractional share interests) and the assumption by Sovereign of the liabilities of Bankers.

          4. The basis of the Bankers assets in the hands of Sovereign will be the same as the basis of such assets in the hands of Bankers immediately prior to the merger.

          5. The holding period of the assets of Bankers to be received by Sovereign will include the period during which the assets were held by Bankers.

          6. No gain or loss will be recognized by the shareholders of Bankers on the receipt of Sovereign Common Stock (including fractional share interests) solely in exchange for their shares of Bankers Common Stock.

          7. The basis of the Sovereign Common Stock (including fractional share interests) to be received by the Bankers shareholders in the merger will be the same as the basis of the Bankers Common Stock surrendered in exchange therefor.

          8. The holding period of the Sovereign Common Stock (including fractional share interests) to be received by the Bankers shareholders in the merger will include the period during which the Bankers shareholders held their Bankers Common Stock, provided the shares of Bankers Common Stock are held as a capital asset on the Effective Date.

          9. The payment of cash in lieu of fractional share interests of Sovereign Common Stock will be treated as if the fractional share interests were distributed as part of the merger and then redeemed by Sovereign. Such cash payments will be treated as having been received as distribution in full payment in exchange for the fractional share interests redeemed, as provided in Section 302(a) of the IRC.

          10. The Sovereign Stock Purchase Rights transferred with the shares of Sovereign Common Stock will not constitute "other property" within the meaning of Section 356(a)(1)(B) of the IRC.

          11. As provided in Section 381(c)(2) of the IRC and related Treasury regulations, Sovereign will succeed to and take into account the earnings and profits, or deficit in earnings and profits, of Bankers as of the Effective Date. Any deficit in the earnings and profits of Sovereign or Bankers will be used only to offset the earnings and profits accumulated after the merger.

          12. Pursuant to Section 381(a) of the IRC and related Treasury regulations, Sovereign will succeed to and take into account the items of Bankers described in Section 381(c) of the IRC. Such items will be taken into account by Sovereign subject to the conditions and limitations of Sections 381, 382, 383, and 384 of the IRC and the Treasury regulations thereunder.

          13. Provided the Bank Merger constitutes a statutory merger under applicable law, the Bank Merger will constitute a reorganization within the meaning of Section 368(a)(1)(A) of the IRC.

          14. Bankers Savings and Sovereign Bank will each be "a party to a reorganization" within the meaning of Section 368(b) of the IRC.

          15. Neither Bankers Savings nor Sovereign Bank will recognize any gain or loss upon the transfer of Bankers Savings' assets to Sovereign Bank in constructive exchange solely for Sovereign Bank common stock and the assumption by Sovereign Bank of the liabilities of Bankers Savings.

          16. The basis of the Bankers Savings assets in the hands of Sovereign Bank will be the same as the basis of such assets in the hands of Bankers Savings immediately prior to the Bank Merger.

          17. The holding period of the Bankers Savings assets in the hands of Sovereign Bank will include the period during which such assets were held by Bankers Savings.

          18. No gain or loss will be recognized by Sovereign, as the shareholder of Bankers Savings, upon the constructive receipt of shares of Sovereign Bank common stock in exchange for the Bankers Savings common stock surrendered in exchange therefor in the Bank Merger.

          19. The basis of the Sovereign Bank common stock to be held by Sovereign after the Bank Merger will equal the basis of such stock immediately before the Bank Merger, increased by the basis of the Bankers Savings common stock surrendered in the constructive exchange.

          20. As provided in Section 381(c)(2) of the IRC and related Treasury regulations, Sovereign Bank will succeed to and take into account the earnings and profits, or deficit in earnings and profits, of Bankers Savings as of the effective date of the Bank Merger. Any deficit in the earnings and profits of Sovereign Bank or Bankers Savings will be used only to offset the earnings and profits accumulated after the Bank Merger.

          21. Pursuant to Section 381(a) of the IRC and related Treasury regulations, Sovereign Bank will succeed to and take into account the items of Bankers Savings described in Section 381(c) of the IRC. Such items will be taken into account by Sovereign Bank subject to the conditions and limitations of Sections 381, 382, 383, and 384 of the IRC and the Treasury regulations thereunder.

                                                                       EXHIBIT 7

                     FORM OF OPINION OF COUNSEL TO BANKERS

     Sovereign shall have received from counsel to Bankers, an opinion, dated as of the Closing Date, substantially to the effect that, subject to normal exceptions and qualifications:

          (a) Bankers and Bankers Savings have full corporate power to carry out the transactions contemplated in the Agreement and the Plan of Merger, respectively. The execution and delivery of the Agreement and the Plan of Merger and the consummation of the transactions contemplated thereunder have been duly and validly authorized by all necessary corporate action on the part of Bankers and Bankers Savings, and the Agreement and the Plan constitute a valid and legally binding obligation, in accordance with their respective terms, of Bankers and Bankers Savings, respectively, except as may be limited by bankruptcy, insolvency, reorganization, moratorium, receivership, conservatorship, and other laws affecting creditors' rights generally and institutions the deposits of which are insured by the FDIC, and as may be limited by the exercise of judicial discretion in applying principles of equity. Subject to satisfaction of the conditions set forth in the Agreement, neither the transactions contemplated in the Agreement and the Plan, nor compliance by Bankers and Bankers Savings with any of the respective provisions thereof, will (i) conflict with or result in a breach or default under (A) the certificate of incorporation or bylaws of Bankers or the charter or bylaws of Bankers Savings, or (B) based on certificates of officers and without independent verification, to the knowledge of such counsel, any note, bond, mortgage, indenture, license, agreement or other instrument or obligation to which Bankers or Bankers Savings is a party; or
     (ii) to the knowledge of such counsel, result in the creation or imposition of any material lien, instrument or encumbrance upon the property of Bankers or Bankers Savings, except such material lien, instrument or obligation that has been disclosed to Sovereign pursuant to the Agreement and the Plan, or (iii) violate in any material respect any order, writ, injunction, or decree known to such counsel, or any statute, rule or regulation applicable to Bankers or Bankers Savings.

          (b) Bankers Savings is a validly existing state-chartered bank organized and in good standing under the laws of the State of New Jersey. The deposits of Bankers Savings are insured to the maximum extent provided by law by the Federal Deposit Insurance Corporation.

          (c) There is, to the knowledge of such counsel, no legal, administrative, arbitration or governmental proceeding or investigation pending or threatened to which Bankers or Bankers Savings is a party which would, if determined adversely to Bankers or Bankers Savings, have a material adverse effect on the business, properties, results of operations, or condition, financial or otherwise, of Bankers or Bankers Savings taken as a whole or which presents a claim to restrain or prohibit the transactions contemplated by the Agreement and the Plan, respectively.

          (d) No consent, approval, authorization, or order of any federal or state court or federal or state governmental agency or body, or of any third party, is required for the consummation by Bankers or Bankers Savings of the transactions contemplated by the Agreement and the Plan, except for such consents, approvals, authorizations or orders as have been obtained.

          (e) On the sole basis of such counsel's participation in conferences with officers and employees of Bankers in connection with the preparation of the Prospectus/Proxy Statement and without other independent investigation or inquiry, such counsel has no reason to believe that the Prospectus/Proxy Statement, including any amendments or supplements thereto (except for the financial information, financial statements, financial schedules and other financial or statistical data contained therein and except for any information supplied by Sovereign for inclusion therein, as to which counsel need express no belief), as of the date of mailing thereof and as of the date of the meeting of shareholders of Bankers to approve the merger, contained any untrue statement of a material fact or omitted to state a material fact necessary to make any statement therein, in light of the circumstances under which it was made, not misleading. Counsel may state in delivering such opinion, that such counsel has not independently verified and does not assume any responsibility for the accuracy, completeness or fairness of any information or statements contained in the Prospectus/Proxy Statement, except with respect to identified statements of law or regulations or legal conclusions relating to Bankers or Bankers Savings or the transactions contemplated in the Agreement and the Plan.

                                                                         ANNEX B

                             STOCK OPTION AGREEMENT

     THIS STOCK OPTION AGREEMENT ("Stock Option Agreement") dated February 5, 1997, is by and between SOVEREIGN BANCORP, INC., a Pennsylvania corporation ("Sovereign") and BANKERS CORP. a New Jersey corporation ("Bankers").

                                   BACKGROUND

     1. Sovereign and Bankers desire to enter into a Agreement and Plan of Merger, dated February 5, 1997 (the "Agreement"), providing, among other things, for the acquisition by Sovereign of Bankers through the merger of Bankers with and into Sovereign, with Sovereign surviving the merger (the "Merger").

     2. As a condition to Sovereign to enter into the Plan, Bankers is granting to Sovereign an option to purchase up to that number of shares of common stock of Bankers as shall equal 19.9% of shares of common stock of Bankers issued and outstanding immediately prior to such purchase, on the terms and conditions hereinafter set forth.

                                   AGREEMENT

     In consideration of the foregoing and the mutual covenants and agreements set forth herein, Sovereign and Bankers, intending to be legally bound hereby, agree:

     1. Grant of Option. Bankers hereby grants to Sovereign, on the terms and conditions set forth herein, the option to purchase (the "Option") up to 2,463,258 shares (as adjusted as set forth herein, the "Option Shares") of common stock, par value $.01 per share (the "Common Stock"), of Bankers at a price per share (as adjusted as set forth herein, the "Option Price") equal to the lower of (i) $22.50 or (ii) the lowest price per share that a person or a group, other than Sovereign or an affiliate of Sovereign, paid or offers to pay after the date hereof for Common Stock in a transaction constituting a Triggering Event under Section 2 hereof.

     2. Exercise of Option. Provided that (i) Sovereign shall not be in breach of the agreements or covenants contained in this Agreement or the Plan, and (ii) no preliminary or permanent injunction or other order against the delivery of shares covered by the Option issued by any court of competent jurisdiction in the United States shall be in effect, upon or after the occurrence of a Triggering Event (as such term is hereinafter defined) and until termination of this Stock Option Agreement in accordance with the provisions of Section 21, Sovereign may exercise the Option, in whole or in part, at any time or one or more times, from time to time. As used herein, the term "Triggering Event" means the occurrence of any of the following events:

          (a) a person or group (as such terms are defined in the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and the rules and regulations thereunder), other than Sovereign or an affiliate of Sovereign, acquires beneficial ownership (within the meaning of Rule 13d-3 under the Exchange Act) of 10% or more of the then outstanding shares of Common Stock (excluding any shares eligible to be reported on Schedule 13G of the Securities and Exchange Commission);

          (b) a person or group, other than Sovereign or an affiliate of Sovereign, enters into an agreement or letter of intent with Bankers pursuant to which such person or group or any affiliate of such person or group would (i) merge or consolidate, or enter into any similar transaction, with Bankers, (ii) acquire all or substantially all of the assets or liabilities of Bankers or all or substantially all of the assets or liabilities of Bankers Savings the wholly-owned subsidiary of Bankers ("Bankers Savings"), or (iii) acquire beneficial ownership of securities representing, or the right to acquire beneficial ownership or to vote securities representing, 10% or more of the then outstanding shares of Common Stock (excluding any shares eligible to be reported on Schedule 13G of the Securities and Exchange Commission) or the then outstanding shares of common stock of Bankers Savings, or

          (c) a person or group, other than Sovereign or an affiliate of Sovereign, publicly announces a bona fide proposal (including a written communication that is or becomes the subject of public disclosure) for (i) any merger, consolidation or acquisition of all or substantially all the assets or liabilities of Bankers or all or substantially all the assets or liabilities of Bankers Savings, or any other business combination involving Bankers or Bankers Savings, or (ii) a transaction involving the transfer of beneficial ownership of securities representing, or the right to acquire beneficial ownership or to vote securities representing, 10% or more of the then outstanding shares of Common Stock or the then outstanding shares of common stock of Bankers Savings (collectively, a "Proposal"), and thereafter, if such Proposal has not been Publicly Withdrawn (as such term is hereinafter defined) at least 30 days prior to the meeting of shareholders of Bankers called to vote on the Merger, Bankers' shareholders fail to approve the Merger by the vote required by applicable law at the meeting of shareholders called for such purpose or such meeting has been cancelled; or

          (d) a person or group, other than Sovereign or an affiliate of Sovereign, makes a bona fide Proposal and thereafter, but before such Proposal has been Publicly Withdrawn, Bankers willfully takes any action in a manner which would likely result in the failure of either party to satisfy a material condition to the closing of the Merger or materially reduce the value of the transaction to Sovereign; or

          (e) Bankers breaches, in any material respect, any binding term of the Agreement with respect to the Merger, or this Stock Option Agreement after a Proposal is made and before it is Publicly Withdrawn or publicly announces an intention to authorize, recommend or accept any such Proposal;

provided, however, that any purchase of shares upon exercise of the Option shall be subject to compliance with applicable law.

     If more than one of the transactions giving rise to a Triggering Event under this Section is undertaken or effected, then all such transactions shall give rise only to one Triggering Event, which Triggering Event shall be deemed continuing for all purposes hereunder until all such transactions are abandoned.

     "Publicly Withdrawn" for purposes of this Section 2 shall mean an unconditional bona fide withdrawal of the Proposal coupled with a public announcement of no further interest in pursuing such Proposal or in acquiring any controlling influence over Bankers or in soliciting or inducing any other person (other than Sovereign or an affiliate of Sovereign) to do so.

     Notwithstanding the foregoing, the obligation of Bankers to issue Option Shares upon exercise of the Option shall be deferred (but shall not terminate)
(i) until the receipt of all required governmental or regulatory approvals or consents necessary for Bankers to issue the Option Shares, or Sovereign to exercise the Option, or until the expiration or termination of any waiting period required by law, or (ii) so long as any injunction or other order, decree or ruling issued by any federal or state court of competent jurisdiction is in effect which prohibits the sale or delivery of the Option Shares, and, in each case, notwithstanding any provision to the contrary set forth herein, the Option shall not expire or otherwise terminate.

     Bankers shall notify Sovereign promptly in writing of the occurrence of any Triggering Event known to it, it being understood that the giving of such notice by Bankers shall not be a condition to the right of Sovereign to exercise the Option. Bankers will not take any action which would have the effect of preventing or disabling Bankers from delivering the Option Shares to Sovereign upon exercise of the Option or otherwise performing its obligations under this Stock Option Agreement. In the event Sovereign wishes to exercise the Option, Sovereign shall send a written notice to Bankers (the date of which is hereinafter referred to as the "Notice Date") specifying the total number of Option Shares it wishes to purchase and a place and date between two and ten business days inclusive from the Notice Date for the closing of such a purchase (a "Closing"); provided, however, that a Closing shall not occur prior to two days after the later of receipt of any necessary regulatory approvals or the expiration of any legally required notice or waiting period, if any.

     3. Payment and Delivery of Certificates. At any Closing hereunder, (a) Sovereign will make payment to Bankers of the aggregate price for the Option Shares so purchased by wire transfer of immediately available funds to an account designated by Bankers, (b) Bankers will deliver to Sovereign a stock certificate or certificates representing the number of Option Shares so purchased, registered in the name of Sovereign or its designee, in such denominations as were specified by Sovereign in its notice of exercise, and (c) Sovereign will pay any transfer or other taxes required by reason of the issuance of the Option Shares so purchased.

     A legend will be placed on each stock certificate evidencing Option Shares issued pursuant to this Stock Option Agreement, which legend will read substantially as follows:

          "The shares of stock evidenced by this certificate have not been the subject of a registration statement filed under the Securities Act of 1933, as amended (the "Act"), and declared effective by the Securities and Exchange Commission. These shares may not be sold, transferred or otherwise disposed of prior to such time unless Bankers Corp. receives an opinion of counsel stating that an exemption from the registration provisions of the Act is available for such transfer."

     4. Registration Rights. Upon or after the occurrence of a Triggering Event and upon receipt of a written request from Sovereign, Bankers shall prepare and file as soon as practicable a registration statement under the Securities Act of 1933, as amended, with the Securities and Exchange Commission covering the Option and such number of Option Shares as Sovereign shall specify in its request, and Bankers shall use its best efforts to cause such registration statement to be declared effective in order to permit the sale or other disposition of the Option and the Option Shares, provided that Sovereign shall in no event have the right to have more than one such registration statement become effective, and provided further that Bankers shall not be required to prepare and file any such registration statement in connection with any proposed sale with respect to which counsel to Bankers delivers to Bankers and to Sovereign its opinion to the effect that no such filing is required under applicable laws and regulations with respect to such sale or disposition; provided, however, that Bankers may delay any registration of Option Shares above for a period not exceeding 90 days provided Bankers shall in good faith determine that any such registration would adversely affect an offering or contemplated offering of other securities by Bankers. Sovereign shall provide all information reasonably requested by Bankers for inclusion in any registration statement to be filed hereunder. In connection with such filing, Bankers shall use its best efforts to cause to be delivered to Sovereign such certificates, opinions, accountant's letters and other documents as Sovereign shall reasonably request and as are customarily provided in connection with registration of securities under the Securities Act of 1933, as amended. Bankers shall provide to Sovereign such number of copies of the preliminary prospectus and final prospectus and any amendments and supplements thereto as Sovereign may reasonably request. All reasonable expenses incurred by Bankers in complying with the provisions of this Section 4, including, without limitation, all registration and filing fees, reasonable printing expenses, reasonable fees and disbursements of counsel for Bankers and blue sky fees and expenses, shall be paid by Bankers. Underwriting discounts and commissions to brokers and dealers relating to the Option Shares, fees and disbursements of counsel to Sovereign and any other expenses incurred by Sovereign in connection with such filing shall be borne by Sovereign. In connection with such filing, Bankers shall indemnify and hold harmless Sovereign against any losses, claims, damages or liabilities, joint or several, to which Sovereign may become subject, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in any preliminary or final registration statement or any amendment or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading; and Bankers will reimburse Sovereign for any legal or other expense reasonably incurred by Sovereign in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that Bankers will not be liable in any case to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in such preliminary or final registration statement or such amendment or supplement thereto in reliance upon and in conformity with written information furnished by or on behalf of Sovereign specifically for use in the preparation thereof. Sovereign will indemnify and hold harmless Bankers to the same extent as set forth in the immediately preceding sentence but only with reference to written information furnished by or on behalf of Sovereign for use in the preparation of such preliminary or final registration statement or such amendment or supplement thereto; and Sovereign will reimburse Bankers for any legal or other expense reasonably incurred by Bankers in connection with investigating or defending any such loss, claim, damage, liability or action.

     5. Adjustment Upon Changes in Capitalization. In the event of any change in the Common Stock by reason of stock dividends, split-ups, recapitalizations, combinations, conversions, divisions, exchanges of shares or the like, then the number and kind of Option Shares and the Option Price shall be appropriately adjusted.

     6. Filings and Consents. Each of Sovereign and Bankers will use its best efforts to make all filings with, and to obtain consents of, all third parties and governmental authorities necessary to the consummation of the transactions contemplated by this Stock Option Agreement. Within 10 days from the date hereof, Sovereign shall file a report of beneficial ownership on Form 13D with the Securities and Exchange Commission under the Exchange Act which discloses the rights of Sovereign hereunder.

     7. Representations and Warranties of Bankers. Bankers hereby represents and warrants to Sovereign as follows:

          (a) Due Authorization. Bankers has full corporate power and authority to execute, deliver and perform this Stock Option Agreement and all corporate action necessary for execution, delivery and performance of this Stock Option Agreement has been duly taken by Bankers. This Stock Option Agreement constitutes a legal, valid and binding obligation of Bankers, enforceable against Bankers in accordance with its terms (except as may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer and similar laws of general applicability relating to or affecting creditors' rights or by general equity principles).

          (b) Authorized Shares. Bankers has taken all necessary corporate action to authorize and reserve for issuance all shares of Common Stock that may be issued pursuant to any exercise of the Option.

     8. Representations and Warranties of Sovereign. Sovereign hereby represents and warrants to Bankers that Sovereign has full corporate power and authority to execute, deliver and perform this Stock Option Agreement and all corporate action necessary for execution, delivery and performance of this Stock Option Agreement has been duly taken by Sovereign. This Stock Option Agreement constitutes a legal, valid and binding obligation of Sovereign, enforceable against Sovereign in accordance with its terms (except as may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer and similar laws of general applicability relating to or affecting creditors' rights or by general equity principles).

     9. Specific Performance. The parties hereto acknowledge that damages would be an inadequate remedy for a breach of this Stock Option Agreement and that the obligations of the parties hereto shall be specifically enforceable.

     10. Entire Agreement. This Stock Option Agreement and the Agreement constitute the entire agreement between the parties with respect to the subject matter hereof and supersede all other prior agreements and understandings, both written and oral, among the parties or any of them with respect to the subject matter hereof.

     11. Assignment or Transfer. Sovereign may not sell, assign or otherwise transfer its rights and obligations hereunder, in whole or in part, to any person or group of persons other than to a subsidiary of Sovereign. Sovereign represents that it is acquiring the Option for Sovereign's own account and not with a view to, or for sale in connection with, any distribution of the Option or the Option Shares.

Sovereign is aware that neither the Option nor the Option Shares is the subject of a registration statement filed with, and declared effective by, the Securities and Exchange Commission pursuant to Section 5 of the Securities Act of 1933, as amended, but instead each is being offered in reliance upon the exemption from the registration requirement provided by Section 4(2) thereof and the representations and warranties made by Sovereign in connection therewith.

     12. Amendment of Stock Option Agreement. By mutual consent of the parties hereto, this Stock Option Agreement may be amended in writing at any time, for the purpose of facilitating performance hereunder or to comply with any applicable regulation of any governmental authority or any applicable order of any court or for any other purpose.

     13. Validity. The invalidity or unenforceability of any provision of this Stock Option Agreement shall not affect the validity or enforceability of any other provisions of this Stock Option Agreement, which shall remain in full force and effect.

     14. Notices. All notices, requests, consents and other communications required or permitted hereunder shall be in writing and shall be deemed to have been duly given when delivered personally, by telegram or telecopy, or by registered or certified mail (postage prepaid, return receipt requested) to the respective parties as follows:

                 (i) If to Sovereign, to:
                     Sovereign Bancorp, Inc.
                     1130 Berkshire Boulevard
                     Wyomissing, Pennsylvania 19610

                     Attention: Jay S. Sidhu, President and Chief
                     Executive Officer

                     Telecopy No.: (610) 320-8448

                     with a copy to:

                     Stevens & Lee
                     111 North Sixth Street
                     P.O. Box 679
                     Reading, Pennsylvania 19603

                     Attention: Joseph M. Harenza, Esquire and
                     David W. Swartz, Esquire

                     Telecopy No.: (610) 376-5610

                (ii) If to Bankers, to:

                     Bankers Corp.
                     210 Smith Street
                     Perth Amboy, New Jersey 08861

                     Attention: Joseph P. Gemmell
                     Chairman of the Board, President and Chief
                     Executive Officer

                     Telecopy No.: (908) 324-7813

                     with copies to:

                     Thacher Proffitt & Wood
                     Two World Trade Center
                     New York, New York 10048

                     Attention: Omer S.J. Williams, Esquire

                     Telecopy No.: (212) 432-7152

or to such other address as the person to whom notice is to be given may have previously furnished to the others in writing in the manner set forth above (provided that notice of any change of address shall be effective only upon receipt thereof).

     15. Governing Law. This Stock Option Agreement shall be governed by and construed in accordance with the domestic internal law (but not the law of conflicts of law) of the Commonwealth of Pennsylvania.

     16. Captions. The captions in this Stock Option Agreement are inserted for convenience and reference purposes, and shall not limit or otherwise affect any of the terms or provisions hereof.

     17. Waivers and Extensions. The parties hereto may, by mutual consent, extend the time for performance of any of the obligations or acts of either party hereto. Each party may waive (i) compliance with any of the covenants of the other party contained in this Stock Option Agreement and/or (ii) the other party's performance of any of its obligations set forth in this Stock Option Agreement.

     18. Parties in Interest. This Stock Option Agreement shall be binding upon and inure solely to the benefit of each party hereto, and, nothing in this Stock Option Agreement, express or implied, is intended to confer upon any other person any rights or remedies of any nature whatsoever under or by reason of this Stock Option Agreement.

     19. Counterparts. This Stock Option Agreement may be executed in two or more counterparts, each of which shall be deemed to be an original, but all of which shall constitute one and the same agreement.

     20. Expenses. Subject to the terms of the Plan and except as otherwise provided herein, all costs and expenses incurred by the parties hereto in connection with the transactions contemplated by this Stock Option Agreement or the Option shall be paid by the party incurring such cost or expense.

     21. Termination. This Stock Option Agreement shall terminate and be of no further force or effect upon the earliest to occur of (A) the Effective Time or
(B) termination of the Agreement in accordance with the terms thereof, except that if the Agreement is terminated by Sovereign pursuant to Section 6.01(b)(i) of the Agreement or pursuant to Section 6.01(b)(ii) of the Agreement (provided the failure of the occurrence of the event specified in Section 6.01(b)(ii) of the Agreement shall be due to the failure of Bankers to perform or observe its agreements set forth in the Agreement required to be performed or observed by Bankers prior to the Closing Date (as defined in the Agreement)), this Stock Option Agreement shall not terminate until one year after the date of termination of the Agreement.

     IN WITNESS WHEREOF, each of the parties hereto, pursuant to resolutions adopted by its Board of Directors, has caused this Stock Option Agreement to be executed by its duly authorized officer and has caused its corporate seal to be affixed hereunto and to be duly attested, all as of the day and year first above written.

                                          SOVEREIGN BANCORP, INC.

                                          By: /s/ JAY S. SIDHU
                                              ----------------------------------
                                              Jay S. Sidhu
                                              President and Chief Executive
                                              Officer

                                          BANKERS CORP.

                                          By: /s/ JOSEPH P. GEMMELL
                                              ----------------------------------
                                              Joseph P. Gemmell,
                                              Chairman, President and
                                              Chief Executive Officer

[LOGO]

--------------------------------------------------------------------------------
EXCELLENCE IN INVESTMENT BANKING                                  80 MAIN STREET
                                                           WEST ORANGE, NJ 07052
                                                             TEL: (201) 325-3000
CORPORATE FINANCE DEPARTMENT                                 FAX: (201) 325-7201

                                                                  ANNEX C

                          OPINION OF RYAN, BECK & CO.

                                  July 18, 1997

       The Board of Directors
       Sovereign Bancorp, Inc.
       1130 Berkshire Boulevard
       Wyomissing, Pennsylvania 19610

       Members of the Board:

            Sovereign Bancorp ("Sovereign") and Bankers Corporation ("Bankers") have entered into an Agreement and Plan of Merger dated February 5, 1997 (the "Agreement"). Pursuant to the Agreement, among other things, Bankers shall merge with and into Sovereign (the "Merger"), and each share of Bankers' issued and outstanding common stock will be converted into and become the right to receive $25.50 divided by the market value determined as of the effective date (the "Exchange Ratio"), provided that Sovereign's market value remains between $9.17 and $13.75 (as adjusted to reflect Sovereign's 6-for-5 stock split effected on March 14, 1997 (the "Stock Split"). If Sovereign's market value determined as of the effective date is less than $9.17, then Bankers' shareholders shall receive 2.782 shares of Sovereign stock (adjusted for the Stock Split). If Sovereign's market value determined as of the effective date is greater than $13.75, then Bankers' shareholders shall receive 1.854 shares of Sovereign stock (adjusted for the Stock Split). You have requested our opinion as to whether the Exchange Ratio in the Merger is fair, from a financial point of view, to the holders of Sovereign Common Stock. We have assumed that the Merger will be accounted for as a pooling of interests transaction by Sovereign.

            Ryan, Beck & Co., as a customary part of its investment banking business, is engaged in the valuation of banking and savings institutions and their securities in connection with mergers and acquisitions. In conducting our investigation and analysis of this transaction, we have met separately with members of senior management of Sovereign and Bankers to discuss their respective operations, historical financial statements, strategic plans and future prospects. We have reviewed and analyzed material prepared in connection with the Merger, including but not limited to the following: (i) the Merger Agreement and related documents;
       (ii) drafts of the Proxy Statement/Prospectus prepared in connection with the Merger; (iii) Sovereign's Annual Reports to Shareholders and Annual Reports on Form 10-K for the years ended December 31, 1996, 1995, and 1994, and Sovereign's Quarterly Reports on Form 10-Q for the periods ended March 31, 1997, September 30, 1996, June 30, 1996, and March 31, 1996; (iv)
       Bankers' Annual Reports to Shareholders and Annual Reports on Form 10-K for the years ended December 31, 1996, 1995, and 1994, and Bankers' Quarterly Reports on Form 10-Q for the periods ended March 31, 1997, September 30, 1996, June 30, 1996 and March 31, 1996; (v) certain operating and financial information provided to us by the managements of Sovereign and Bankers relating to their business and prospects; (vi) the potential pro forma impact of the Merger on Sovereign's financial condition, operating results and per share figures; (vii) the historical stock prices and trading volume of Sovereign's Common Stock; (viii) the historical stock prices and trading volume of Bankers' Common Stock; (ix) the publicly available financial data of thrift organizations which Ryan, Beck deemed generally comparable to Sovereign; (x) the publicly available financial data of


                      Bala Cynwyd, PA/West Palm Beach, FL
       thrift organizations which Ryan, Beck deemed generally comparable to Bankers; and (xi) the terms of recent acquisitions of thrift organizations which Ryan, Beck deemed generally comparable to Bankers. We also conducted or reviewed such other studies, analyses, inquiries and examinations as we deemed appropriate. Ryan, Beck as part of its review of the Merger, also analyzed Sovereign's ability to consummate the Merger.

            While we have taken care in our investigation and analyses, we have relied upon and assumed the accuracy, completeness and fairness of the financial and other information provided to us by the respective institutions or which was publicly available and have not assumed any responsibility for independently verifying such information. We have also relied upon the managements of Sovereign and Bankers as to the reasonableness and achievability of the financial and operating forecasts and projections (and the assumptions and bases therefor) provided to us and in certain instances we have made certain adjustments to such financial and operating forecasts which in our judgment were appropriate under the circumstances. In addition, we have assumed with your consent that such forecasts and projections reflect the best currently available estimates and judgments of the respective managements. We are not experts in the evaluation of allowances for loan losses. Therefore, we have not assumed any responsibility for making an independent valuation of the adequacy of the allowances for loan losses set forth in the balance sheets of Sovereign and Bankers at March 31, 1997, and we assumed such allowances were adequate and comply fully with applicable law, regulatory policy and sound banking practice as of the date of such financial statements. We also assumed that the Merger in all respects is, and will be consummated in compliance with all laws and regulations applicable to Sovereign and Bankers. We have not made or obtained any independent evaluations or appraisals of the assets and liabilities of either Sovereign or Bankers or their respective subsidiaries, nor have we reviewed any individual loan files of Sovereign, Bankers or their respective subsidiaries.

            In conducting our analysis and arriving at our opinion as expressed herein, we have considered such financial and other factors as we have deemed appropriate in the circumstances. In rendering our opinion, we have assumed that in the course of obtaining the necessary regulatory approvals for the Merger, no conditions will be imposed that will have a material adverse effect on the contemplated benefits of the Merger to Sovereign. Our opinion is necessarily based on economic, market and other conditions and projections as they exist and can be evaluated on the date hereof. Ryan, Beck did not express any opinion as to the price or range of prices at which Sovereign Common Stock might trade subsequent to the Merger.

            We have been retained by the Board of Directors of Sovereign as an independent contractor to act as financial advisor to Sovereign with respect to the Merger and will receive a fee for our services. We have, in the past, provided financial advisory services to Bankers and have received fees for the rendering of such services. In addition, we may actively trade debt and/or equity securities of Sovereign and Bankers and its respective affiliates for our own account and the account of our customers, and we therefore may from time to time hold a long or short position in such securities.

            Our opinion is directed to the Board of Directors of Sovereign and does not constitute a recommendation to any shareholder of Sovereign as to how such shareholder should vote at any shareholder meeting held in connection with the Merger.

            Based upon and subject to the foregoing it is our opinion as investment bankers that the Exchange Ratio in the Merger as provided and described in the Merger Agreement is fair to the holders of Sovereign Common Stock from a financial point of view.

                                       Very truly yours,

                                       /s/ RYAN, BECK & CO. INC.
                                       ------------------------------
                                       Ryan, Beck & Co., Inc.

                                                                         ANNEX D

                   OPINION OF ALEX. BROWN & SONS INCORPORATED

                                  July 18, 1997

The Board of Directors of Bankers Corp.
210 Smith Street
Perth Amboy, New Jersey 08861

Gentlemen:

     You have requested our opinion as to the fairness, from a financial point of view, of the consideration to be received by shareholders of Bankers Corp. ("Bankers" or the "Company") from Sovereign Bancorp, Inc. ("Sovereign") pursuant to the Agreement and Plan of Merger, dated as of February 5, 1997, between Sovereign Bancorp, Inc. and Bankers Corp. (the "Agreement"). Pursuant to the Agreement, each share of Common Stock, par value $0.01 per share, of Bankers ("Bankers Common Stock") shall be converted into and exchangeable for that number of shares of Common Stock of Sovereign, no par value ("Sovereign Common Stock"), determined by dividing $25.50 by the Sovereign Market Value (as defined in the Agreement), subject to certain adjustments (the "Exchange Ratio"). We have assumed, with your consent, that the transaction described above (the "Merger") will qualify for pooling-of-interests accounting treatment and as a tax-free transaction for federal income tax purposes.

     Alex. Brown & Sons Incorporated ("Alex. Brown"), as a customary part of its investment banking business, is engaged in the valuation of businesses and their securities in connection with mergers and acquisitions, negotiated underwritings, private placements and valuations for estate, corporate and other purposes. We have acted as financial advisor to the Board of Directors of the Company in connection with the transactions described above and will receive a fee for our services, a significant portion of which is contingent upon the consummation of the transaction contemplated by the Agreement. Alex. Brown regularly publishes research reports regarding the financial services industry and the businesses and securities of publicly owned companies in that industry.

     In connection with this opinion, we have reviewed certain publicly available financial information concerning the Company and Sovereign and certain internal financial analyses and other information furnished to us by the Company and Sovereign. We have also held discussions with members of the senior management of the Company and Sovereign regarding the business and prospects of the Company and Sovereign, respectively. In addition, we have (i) reviewed the reported price and trading activity for Bankers Common Stock and Sovereign Common Stock, (ii) compared certain financial and stock market information for the Company and Sovereign, respectively, with similar information for selected financial institutions whose securities are publicly traded, (iii) reviewed the Agreement and compared the financial terms of the Agreement with those of certain recent business combinations of other savings banks and commercial banks which we deemed comparable in whole or in part and (iv) performed such other studies and analyses and considered such other factors as we deemed appropriate.

     We have not independently verified the information described above and for the purposes of this opinion have assumed the accuracy, completeness and fairness thereof. With respect to information relating to the prospects of the Company and Sovereign, we have assumed that such information reflects the best currently available estimates and judgments of the managements of the Company and Sovereign, respectively, as to the likely future financial performance of their respective companies. In addition, we have not made an independent evaluation or appraisal of the assets or liabilities of the

Company or Sovereign, nor have we been furnished with any such evaluation or appraisal. We are not expressing our opinion as to the value of Sovereign Common Stock when issued pursuant to the Merger or the prices at which Sovereign Common Stock will trade subsequent to such issuance. Our opinion is based on market, economic and other conditions as they exist and can be evaluated as of the date of this letter.

     Our advisory services and the opinion expressed herein were prepared for the use of the Board of Directors of Bankers and do not constitute a recommendation to any stockholder as to how such stockholder should vote. We hereby consent to the inclusion of this opinion in its entirety as an exhibit to any proxy or registration statement distributed in connection with the Merger.

     Based upon and subject to the foregoing, it is our opinion that, as of the date of this letter, the consideration to be received by the holders of Bankers Common Stock is fair from a financial point of view.

                                          Very truly yours,

                                          /s/ ALEX. BROWN & SONS INCORPORATED
                                          -----------------------------------
                                          Alex. Brown & Sons Incorporated

                                    PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 20. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

     Pennsylvania law provides that a Pennsylvania corporation may indemnify directors, officers, employees and agents of the corporation against liabilities they may incur in such capacities for any action taken or any failure to act, whether or not the corporation would have the power to indemnify the person under any provision of law, unless such action or failure to act is determined by a court to have constituted recklessness or willful misconduct. Pennsylvania law also permits the adoption of a bylaw amendment, approved by shareholders, providing for the elimination of a director's liability for monetary damages for any action taken or any failure to take any action unless (1) the director has breached or failed to perform the duties of his office and (2) the breach or failure to perform constitutes self-dealing, willful misconduct or recklessness.

     The bylaws of Sovereign provide for (1) indemnification of directors, officers, employees and agents of the registrant and its subsidiaries and (2) the elimination of a director's liability for monetary damages, to the fullest extent permitted by Pennsylvania law.

     Directors and officers are also insured against certain liabilities for their actions, as such, by an insurance policy obtained by Sovereign.

ITEM 21. EXHIBITS AND FINANCIAL STATEMENT SCHEDULES.

(A) EXHIBITS:

2.1     Agreement and Plan of Merger dated February 5, 1997, between Sovereign Bancorp, Inc. and Bankers Corp.
        (included as Annex A to the Proxy Statement/Prospectus). Schedules are omitted; Sovereign Bancorp, Inc.
        agrees to furnish copies of such schedules to the Commission upon request.
2.2     Stock Option Agreement dated as of February 5, 1997, between Sovereign Bancorp, Inc. and Bankers Corp.
        (included as Annex B to the Proxy Statement/Prospectus).
3.1     Articles of Incorporation, as amended, of Sovereign Bancorp, Inc. (Incorporated by reference to Exhibit 3.1 of Sovereign's Annual Report on Form 10-K for the year ended December 31, 1995.)
3.2     Bylaws of Sovereign Bancorp, Inc. (Incorporated by reference to Exhibit 3.2 of Sovereign's Annual Report on
        Form 10-K for the year ended December 31, 1993.)
4.      Sovereign Bancorp, Inc. has outstanding long-term debt that does not exceed 10% of the total assets of
        Sovereign Bancorp, Inc. and its consolidated subsidiaries; therefore, copies of the constituent instruments defining the rights of the holders of such debt are not included as exhibits to this Registration
        Statement. Sovereign Bancorp, Inc. agrees to furnish copies of such instruments to the Commission upon request.
5.      Opinion of Stevens & Lee re: Validity.
8.      Form of opinion of Stevens & Lee re: Tax Matters.
10.1    Sovereign Bancorp, Inc. Stock Option Plan, as amended and restated. (Incorporated by reference to Exhibit
        10.1 to Sovereign's Annual Report on Form 10-K for the fiscal year ended December 31, 1994.)
10.2    Sovereign Bancorp, Inc. 1993 Stock Option Plan. (Incorporated by reference to Exhibit 10.21 to Sovereign's
        Annual Report on Form 10-K for the year ended December 31, 1992.)
10.3    Sovereign Bancorp, Inc. Employee Stock Purchase Plan. (Incorporated by reference to Exhibit 4.1 to
        Sovereign's Registration Statement No. 33-44108 on Form S-8.)
10.4    Agreement dated as of March 1, 1997, between Sovereign Bancorp, Inc., Sovereign Bank, and Jay S. Sidhu.
        (Incorporated by reference to Exhibit 99.1 of Sovereign's Quarterly Report on Form 10-Q for the fiscal quarter ended March 31, 1997.)

10.5    Agreement dated as of September 15, 1992, between Sovereign Bank, a Federal Savings Bank, and Karl D.
        Gerhart. (Incorporated by Reference to Exhibit 10.4 of Sovereign's Annual Report on Form 10-K for the
        fiscal year ended December 31, 1992.)
10.6    Agreement dated as of September 15, 1992, between Sovereign Bank, a Federal Savings Bank, and Lawrence M.
        Thompson, Jr. (Incorporated by reference to Exhibit 10.5 of Sovereign's Annual Report on Form 10-K for the
        fiscal year ended December 31, 1992.)
10.7    Penn Savings Bank Senior Officer Incentive Plan. (Incorporated by reference to Exhibit 10.6 to Sovereign's
        Annual Report on Form 10-K for the fiscal year ended December 31, 1994.)
10.8    Rights agreement dated September 19, 1989, between Sovereign Bancorp, Inc. and Harris Trust Company of New
        York. (Incorporated by reference to Exhibit 4.3 to Sovereign's Registration Statement No. 33-89586 on Form
        S-8.)
10.9    Sovereign Bancorp, Inc. Non-Employee Director Incentive Compensation Plan. (Incorporated by reference to
        Exhibit 10.12 to Sovereign's Registration Statement No. 33-43195 on Form S-1.)
10.10   Indemnification Agreement dated December 21, 1993, between Sovereign Bank and Jay S. Sidhu. (Incorporated herein by reference to Exhibit 10.25 to Sovereign's Annual Report on Form 10-K for the year ended December
        31, 1993.)
23.1    Consent of Ernst & Young LLP.
23.2    Consents of KPMG Peat Marwick LLP.
23.3    Consent of Stevens & Lee (contained in Exhibit 5).
23.4    Consent of Stevens & Lee re: Tax Opinion.
23.5    Consent of Ryan, Beck & Co., Inc.
23.6    Consent of Alex. Brown & Sons Incorporated (included as Annex D to Proxy Statement/Prospectus).
24.1    Powers of Attorney of Directors and Officers (included on signature page hereof).
99.1    Opinion of Ryan, Beck & Co., Inc. (included as Annex C to Proxy Statement/Prospectus).
99.2    Opinion of Alex. Brown & Sons Incorporated (included as Annex D to Proxy Statement/Prospectus).
99.3    Form of Proxy for the Special Meeting of Shareholders of Sovereign Bancorp, Inc.
99.4    Form of Proxy for the Annual Meeting of Shareholders of Bankers Corp.

(B) FINANCIAL STATEMENT SCHEDULES.

None required.

ITEM 22. UNDERTAKINGS.

     (a) The undersigned registrant hereby undertakes:

          (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

             (i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

             (ii) To reflect in the prospectus any fact or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement;

             (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

          (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (b) The undersigned registrant hereby undertakes to deliver or cause to be delivered with the prospectus, to each person to whom the prospectus is sent or given, the latest annual report to security holders that is incorporated by reference in the prospectus and furnished pursuant to and meeting the requirements of Rule 14a-3 or Rule 14c-3 under the Securities Exchange Act of 1934; and, where interim financial information required to be presented by
Article 3 of Regulation S-X are not set forth in the prospectus, to deliver, or cause to be delivered to each person to whom the prospectus is sent or given, the latest quarterly report that is specifically incorporated by reference in the prospectus to provide such interim financial information.

          (c) (1) The undersigned registrant hereby undertakes as follows: that prior to any public reoffering of the securities registered hereunder through use of a prospectus which is a part of this registration statement, by any person or party who is deemed to be an underwriter within the meaning of Rule 145(c), the issuer undertakes that such reoffering prospectus will contain the information called for by the applicable registration form with respect to reofferings by persons who may be deemed underwriters, in addition to the information called for by the other Items of the applicable form.

          (2) The registrant undertakes that every prospectus (i) that is filed pursuant to paragraph (1) immediately preceding, or (ii) that purports to meet the requirements of section 10(a)(3) of the Act and is used in connection with an offering of securities subject to Rule 415, will be filed as a part of an amendment to the registration statement and will not be used until such amendment is effective, and that, for purposes of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (d) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the bylaws of the registrant, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

     (e) The undersigned registrant hereby undertakes to respond to requests for information that is incorporated by reference into the prospectus pursuant to Items 4, 10(b), 11, or 13 of this Form, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of the registration statement through the date of responding to the request.

     (f) The undersigned registrant hereby undertakes to supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in the registration statement when it became effective.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the Borough of Wyomissing, Commonwealth of Pennsylvania, on July 10, 1997.

                                          SOVEREIGN BANCORP, INC.
                                          (Registrant)

                                          By: /s/ Jay S. Sidhu
                                             -----------------------------------
                                             Jay S. Sidhu,
                                             President and Chief
                                             Executive Officer

     KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Jay S. Sidhu, Karl D. Gerhart and David W. Swartz, and each of them, his true and lawful attorney-in-fact, as agent with full power of substitution and resubstitution for him and in his name, place and stead, in any and all capacity, to sign any or all amendments to this Registration Statement and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto such attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully and to all intents and purposes as they might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

             SIGNATURE                                   TITLE                                  DATE
             ---------                                   -----                                  ----

/s/ RICHARD E. MOHN                          Chairman and Director                           July 10, 1997
------------------------------------
    Richard E. Mohn

/s/ JAY S. SIDHU                             Director, President and Chief Executive         July 10, 1997
------------------------------------         Officer (Principal Executive Officer)
    Jay S. Sidhu

/s/ FRED D. HAFER                            Director                                        July 10, 1997
------------------------------------
    Fred D. Hafer

/s/ RHODA S. OBERHOLTZER                     Director                                        July 10, 1997
------------------------------------
    Rhoda S. Oberholtzer

/s/ PATRICK J. PETRONE                       Director                                        July 10, 1997
------------------------------------
    Patrick J. Petrone

/s/ DANIEL K. ROTHERMEL                      Director                                        July 10, 1997
------------------------------------
    Daniel K. Rothermel

/s/ CAMERON C. TROILO                        Director                                        July 10, 1997
------------------------------------
    Cameron C. Troilo

/s/ G. ARTHUR WEAVER                         Director                                        July 10, 1997
------------------------------------
    G. Arthur Weaver

/s/ KARL D. GERHART                          Chief Financial Officer                         July 10, 1997
------------------------------------
    Karl D. Gerhart

/s/ MARK R. MCCOLLOM                         Chief Accounting Officer                        July 10, 1997
------------------------------------
   Mark R. McCollom

                                 EXHIBIT INDEX

NUMBER                                   DESCRIPTION
------                                   -----------

5.             Opinion of Stevens & Lee re: validity.

8.             Form of opinion of Stevens & Lee re: tax matters.

23.1           Consent of Ernst & Young LLP.

23.2           Consents of KPMG Peat Marwick LLP.

23.3           Consent of Stevens & Lee (contained in Exhibit 5).

23.4           Consent of Stevens & Lee re: tax opinion.

23.5           Consent of Ryan, Beck & Co., Inc.

99.3           Form of Proxy for the Special Meeting of Shareholders of Sovereign Bancorp, Inc.

99.4           Form of Proxy for the Special Meeting of Shareholders of Bankers Corp.

----------------